Exhibit 10.35

Execution Copy

THIRD AMENDMENT

THIRD AMENDMENT, dated as of February 25, 2022 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of December 31, 2020 (as amended by the First Amendment, dated as of April 15, 2021, the Second Amendment, dated July 2, 2021 and as further amended, supplemented or modified from time to time prior to the date hereof, the "Credit Agreement"; and the Credit Agreement as amended by this Amendment, the "Amended Credit Agreement"), among SunOpta Inc. (the "Company"), SunOpta Foods Inc., each of the other Borrowers and Guarantors party thereto, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Administrative Agent, as an Issuing Bank and as the Swingline Lender, Bank of America, N.A, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Term Loan Administrative Agent.

RECITALS

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth in Exhibit A hereto; and

WHEREAS, the Lenders, the Issuing Banks, the Administrative Agent and the Term Loan Administrative Agent hereby agree to this Amendment (including the Exhibits hereto), subject to the terms and conditions set forth in Article IV and relying upon the representations and warranties herein set forth in Article III.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINED TERMS

Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

ARTICLE II
AMENDMENT

Effective as of the Third Amendment Effective Date (as defined below):

(a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto;

(b) Schedule 1.01D to the Amended Credit Agreement shall be in the form attached as Exhibit B hereto.

(c) Exhibit A-1 to the Amended Credit Agreement shall be in the form attached as Exhibit C hereto.

(d) Exhibit A-2 to the Amended Credit Agreement shall be in the form attached as Exhibit D hereto.

(e) Exhibit D to the Amended Credit Agreement shall be in the form attached as Exhibit E hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES; NO DEFAULTS

Each Credit Party makes the following representations and warranties:

(a) no Default or Event of Default exists pursuant to the Credit Agreement as of the Third Amendment Effective Date, and immediately after giving effect to this Amendment; and

(b) each of the representations and warranties made by any Credit Party set forth in Section 7 of the Credit Agreement, and in any Credit Document, are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Third Amendment Effective Date (after giving effect to this Amendment) with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which event such representations and warranties were true in all material respects as of such earlier date (without duplication of any materiality standard set forth in any such representation or warranty).

ARTICLE IV
CONDITIONS

This Amendment shall become effective on the date (such date, the "Third Amendment Effective Date") that the following conditions have been satisfied:

(a) Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by (i) the Administrative Agent and the Term Loan Administrative Agent, (ii) the Credit Parties, (iii) each Revolving Lender and each Delayed Draw Term Lender (collectively, the "Consenting Lenders"), (iv) the Swingline Lender and (v) the Issuing Banks.

(b) Expenses.  The Company (or its designee) shall have paid, or caused to be paid, all reasonable documented out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the fees and expenses of Cahill Gordon & Reindel LLP as counsel to the Administrative Agent and Norton Rose Fulbright LLP, as Canadian counsel to the Administrative Agent) for which invoices have been presented to the Company at least two business days prior to the Third Amendment Effective Date.

(c) Fees.  The Company (or its designee) shall have paid, or caused to be paid to the Administrative Agent, the fees separately agreed between the Company and Bank of America, N.A. in the fee letter dated February 15, 2022.

(d) Absence of Default or Event of Default. No Default or Event of Default shall exist pursuant to the Credit Agreement as of the Third Amendment Effective Date and immediately after giving effect to this Amendment.

(e) Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Section 7 of the Credit Agreement, and in any Credit Document, shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Third Amendment Effective Date (after giving effect to this Amendment) with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which event such representations and warranties shall be true in all material respects as of such earlier date (without duplication of any materiality standard set forth in any such representation or warranty).

(f) Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed on behalf of the Company (and not in any individual capacity) by a Responsible Officer of the Company, certifying on behalf of the Company that the conditions set forth in clauses (d) and (e) of this Article IV have been satisfied.

(g) Good Standings.  The Administrative Agent shall have received good-standing certificates (or similar instrument, if applicable) and bring-down telegrams or facsimiles, with respect to entities incorporated or formed under the Requirements of Law of any jurisdiction for the Company and the Credit Parties which the Administrative Agent reasonably may have requested, certified by proper governmental authorities.

(h) Borrowing Base Certificate. The Company shall have delivered to the Administrative Agent a Borrowing Base Certificate that reflects the Tranche A Borrowing Base and the Tranche B Borrowing Base (each as defined in the Amended Credit Agreement) after giving effect to this Amendment for the month ended January 1,2022, substantially in the form of Exhibit D under Exhibit E hereto.

ARTICLE V
MISCELLANEOUS

(a) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts (including by facsimile or other electronic transmission (i.e., a "pdf" or "tif"), each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute one and the same instrument.  This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a "Communication"), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The parties hereto agree that any Electronic Signature on or associated with any Communication shall be valid and binding on the parties hereto to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the parties hereto enforceable against such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Borrowers, the other Credit Parties, the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party hereto may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of the such Person's business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Borrowers, the other Credit Parties, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, "Electronic Record" and "Electronic Signature" shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(b) Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(i) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(ii) EACH PARTY TO THIS AMENDMENT CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY TO THIS AMENDMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY TO THIS AMENDMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.03 OF THE CREDIT AGREEMENT.  A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENT OF LAW.

(iii) EACH OF THE PARTIES TO THIS AMENDMENT  HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Headings.  The headings of the several Articles and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

(d) Effect of this Amendment.

(i) Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Credit Document, (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document and (iii) each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

(ii) Each of the Credit Parties hereby consents to this Amendment and confirms and reaffirms (i) that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its Guarantees of the Obligations, (iii) its pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Security Documents and (iv) such Guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Creditors.

(iii) This Amendment shall constitute a Credit Document for purposes of the Amended Credit Agreement. On and after the Third Amendment Effective Date, each reference in any Credit Document to "the Credit Agreement" shall mean and be a reference to the Amended Credit Agreement and each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import shall mean and be a reference to the Amended Credit Agreement. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or of any other Credit Documents as in effect prior to the Third Amendment Effective Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SUNOPTA INC., as Canadian Parent Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA FOODS INC., as U.S. Parent Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA GRAINS AND FOODS INC., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

CITRUSOURCE, LLC, as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA COMPANIES INC., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA GLOBAL ORGANIC INGREDIENTS INC., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

[Signature Page to Third Amendment]

SUNOPTA INVESTMENTS LTD., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNRISE HOLDINGS (DELAWARE), INC., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNRISE GROWERS, INC., as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

FARM CAPITAL INCORPORATED, as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

PACIFIC RIDGE FARMS, LLC, as a Borrower

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA FINANCING 2017 LLC, as a Guarantor

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

[Signature Page to Third Amendment]

SUNOPTA HOLDINGS LLC, as a Guarantor

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

SUNOPTA FINANCING CANADA ULC, as a Guarantor

By: /s/ Scott Huckins
 Name: Scott Huckins
 Title: Chief Financial Officer

[Signature Page to Third Amendment]

BANK OF AMERICA N.A., as Administrative Agent, Swingline Lender, Issuing Bank, a Tranche A Revolving Lender and a Tranche B Revolving Lender

By: /s/ Monirah J. Masud
 Name: Monirah J. Masud
 Title: Senior Vice President

BANK OF AMERICA N.A., as a Delayed Draw Term Lender

[Signature Page to Third Amendment]

By: /s/ Monirah J. Masud
 Name: Monirah J. Masud
 Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Term Loan Administrative Agent

By: /s/ Farhan Lodhi
 Name: Farhan Lodhi
 Title: Authorized Officer

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A., as a Tranche A Revolving Lender, Tranche B Revolving Lender and a Delayed Draw Term Loan Lender

By: /s/ Farhan Lodhi
           Name: Farhan Lodhi
           Title: Authorized Officer

[Signature Page to Third Amendment]

WELL FARGO BANK, N.A., as a Tranche A Revolving Lender, Tranche B Revolving Lender and a Delayed Draw Term Loan Lender

By: /s/ Raymond Eghobamien
          Name: Raymond Eghobamien

          Title: Vice President

[Signature Page to Third Amendment]

BANK OF MONTREAL, as a Tranche A Revolving Lender, Tranche B Revolving Lender and a Delayed Draw Term Loan Lender

By: /s/ Anthony Lam
          Name: Anthony Lam
          Title: Director, Asset Based Lending

By: /s/ Sahil Khullar
          Name: Sahil Khullar
          Title: Director, Asset Based Lending

[Signature Page to Third Amendment]

Rabobank Canada, as a Tranche A Revolving Lender, Tranche B Revolving Lender and a Delayed Draw Term Loan Lender

By: /s/ Kimberley Fobert
          Name: Kimberley Fobert
          Title: Managing Director

By: /s/ Sandra Seaton Barnes
          Name: Sandra Seaton Barnes
          Title: Executive Director

[Signature Page to Third Amendment]

EXHIBIT A

Amended Credit Agreement

(See Attached)

Exhibit A to Third Amendment

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 31, 2020,

~~and~~

as amended by the First Amendment, dated as of April 15, 2021,

~~and~~

as amended by the Second Amendment, dated as of July 2, 2021

and

as amended by the Third Amendment, dated as of February 25, 2022 among

SUNOPTA INC.,
as Company and Canadian Parent Borrower,

SUNOPTA FOODS INC.,

as U.S. Parent Borrower

Certain of the Company's subsidiaries from time to time party hereto as Borrowers and Guarantors,

VARIOUS LENDERS,

BANK OF AMERICA, N.A.,
as ADMINISTRATIVE AGENT, COLLATERAL AGENT and ISSUING BANK,

JPMORGAN CHASE BANK, N.A., as TERM LOAN ADMINISTRATIVE AGENT

_______________________________________

JPMORGAN CHASE BANK, N.A.

as SYNDICATION AGENT and DOCUMENTATION AGENT,

BANK OF AMERICA, N.A.

and
JPMORGAN CHASE BANK, N.A.,
as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS	2

1.01. Defined Terms	2
1.02. Terms Generally	~~88~~93
1.03. Uniform Commercial Code and PPSA	~~89~~94
1.04. Exchange Rates; Currency Equivalent	~~89~~94
1.05. Interpretation (Quebec)	~~90~~95
1.06. Currency Fluctuations	~~90~~95
1.07. [Reserved].	~~91~~96
1.08. Additional Alternative Currencies	~~91~~96
1.09. Change of Currency	~~92~~97
1.10. Letter of Credit Amounts	~~92~~98
1.11. Accounting Terms	~~92~~98
1.12. Pro Forma and Other Calculations	~~93~~98
1.13. Divisions.	~~95~~101
1.14. Certain Calculations and Tests	~~95~~101

SECTION 2 AMOUNT AND TERMS OF CREDIT	~~96~~102

2.01. Commitments	~~96~~102
2.02. Loans	~~97~~102
2.03. Borrowing Procedure	~~99~~105
2.04. Evidence of Debt; Repayment of Loans	~~100~~107
2.05. Fees	~~102~~108
2.06. Interest on Loans	~~103~~109
2.07. Termination and Reduction of Commitments	~~104~~111
2.08. Interest Elections	~~106~~113
2.09. Optional and Mandatory Prepayments of Loans	~~107~~114
2.10. Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~110~~117
2.11. Defaulting Lenders	~~111~~118
2.12. Swingline Loans	~~113~~121
2.13. Letters of Credit	~~115~~122
2.14. Settlement Amongst Lenders	~~121~~129
2.15. Revolving Commitment Increase	~~122~~129
2.16. Borrower Representative	~~125~~129
2.17. Overadvances	~~125~~133
2.18. Protective Advances	~~126~~133
2.19. Extensions of Loans and Commitments	~~126~~134
2.20. [Reserved].	~~129~~136
2.21. Subsidiary Borrowers	~~129~~136
2.22. Reserves	~~130~~137

-ii-

SECTION 3 YIELD PROTECTION, ILLEGALITY AND REPLACEMENT OF LENDERS	~~131~~138

3.01. Increased Costs, Illegality, et	~~131~~138
3.02. Compensation	~~133~~140
3.03. Change of Lending Office	~~133~~140
3.04. Replacement of Lenders	~~133~~141
3.05. Inability to Determine Rates	~~134~~141

SECTION 4 TAXES	~~138~~144

4.01. Net Payments	~~138~~144
4.02. VAT	~~140~~147

SECTION 5 CONDITIONS PRECEDENT TO SECOND RESTATEMENT EFFECTIVE DATE	~~141~~148

5.01. Second Restatement Effective Date.	~~141~~148

SECTION 6 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	~~141~~148

6.01. Notice of Borrowing	~~141~~148
6.02. Availability	~~142~~148
6.03. No Default	~~142~~148
6.04. Representations and Warranties	~~142~~148
6.05. First Delayed Draw Term Loan Advance	~~142~~148

SECTION 7 REPRESENTATIONS AND WARRANTIES	~~142~~149

7.01. Organizational Status	~~142~~149
7.02. Power and Authority	~~142~~149
7.03. No Violation	~~143~~149
7.04. Approvals	~~143~~150
7.05. Financial Statements; Financial Condition	~~143~~150
7.06. Litigation	~~144~~150
7.07. True and Complete Disclosure	~~144~~150
7.08. Use of Proceeds; Margin Regulations	~~144~~151
7.09. Tax Returns and Payments	~~144~~151
7.10. ERISA	~~145~~151
7.11. The Security Documents	~~145~~152
7.12. Title to Real Estate	~~146~~152
7.13. Subsidiaries	~~146~~152
7.14. Compliance with Statutes; Sanctions; Patriot Act; Anti-Corruption Laws	~~146~~153
7.15. Investment Company Act	~~146~~153
7.16. Environmental Matters	~~146~~153
7.17. Labor Relations	~~147~~154
7.18. Intellectual Property	~~147~~154
7.19. Borrowing Base Certificate	~~147~~154
7.20. Canadian Pension Plans	~~147~~154

-ii-

7.21. Cash Management Provisions.	~~147~~154

SECTION 8 AFFIRMATIVE COVENANTS	~~148~~154

8.01. Information Covenants	~~148~~154
8.02. Books, Records and Inspections	~~151~~158
8.03. Maintenance of Property; Insurance	~~152~~159
8.04. Existence; Franchises	~~153~~160
8.05. Compliance with Statutes, etc	~~154~~161
8.06. Compliance with Environmental Laws	~~154~~161
8.07. ERISA	~~154~~161
8.08. Payment of Taxes	~~154~~161
8.09. Use of Proceeds	~~155~~161
8.10. Additional Security; Further Assurances; etc	~~155~~162
8.11. Designation of Unrestricted Subsidiaries	~~156~~163
8.12. Collateral Monitoring and Reporting	~~157~~164

SECTION 9 NEGATIVE COVENANTS	~~160~~167

9.01. Liens	~~160~~167
9.02. Asset Sales	~~165~~172
9.03. Restricted Payments and Restricted Junior Debt Prepayments	~~166~~173
9.04. Indebtedness	~~170~~176
9.05. Investments	~~174~~181
9.06. Transactions with Affiliates	~~178~~185
9.07. Modifications of Debt Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	~~180~~187
9.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	~~180~~187
9.09. Business; Fiscal Year	~~182~~189
9.10. Negative Pledges	~~182~~189
9.11. Merger, Consolidation or Sale of All or Substantially All Assets	~~184~~191
9.12. Financial Covenants	~~186~~193
9.13. Canadian Pension Plans	~~187~~194

SECTION 10 EVENTS OF DEFAULT	~~187~~194

10.01. Payments	~~187~~194
10.02. Representations, etc	~~187~~194
10.03. Covenants	~~187~~195
10.04. Default Under Other Agreements	~~188~~195
10.05. Bankruptcy, etc	~~188~~195
10.06. ERISA	~~188~~196
10.07. Credit Documents	~~189~~196
10.08. Guarantees	~~189~~196
10.09. Judgments	~~189~~196
10.10. Change of Control	~~189~~197
10.11. Application of Funds	~~190~~197

-iii-

10.12. Certain Remedies	~~191~~198

SECTION 11 THE ADMINISTRATIVE AGENT	~~192~~199

11.01. Appointment and Authorization	~~192~~199
11.02. Delegation of Duties	~~193~~200
11.03. Liability of Agents	~~193~~200
11.04. Reliance by the Agents	~~193~~201
11.05. Notice of Default	~~194~~201
11.06. Credit Decision; Disclosure of Information by the Agents	~~194~~202
11.07. Indemnification of the Agents	~~195~~202
11.08. Administrative Agent and Collateral Agent in Its Individual Capacity	~~195~~203
11.09. Successor Administrative Agent	~~195~~203
11.10. Administrative Agent May File Proofs of Claim	~~196~~204
11.11. Collateral and Guarantee Matters	~~197~~204
11.12. Bank Product Providers	~~197~~204
11.13. The Collateral Agent	~~197~~205
11.14. Withholding Taxes	~~197~~205
11.15. Quebec Representative	~~198~~205
11.16. Appointment of Collateral Agent as security trustee for UK Security Agreements	~~198~~206

SECTION 12 MISCELLANEOUS	~~201~~209

12.01. Payment of Expenses, etc	~~201~~209
12.02. Right of Setoff	~~203~~210
12.03. Notices	~~203~~211
12.04. Benefit of Agreement; Assignments; Participations, etc	~~203~~211
12.05. No Waiver; Remedies Cumulative	~~205~~213
12.06. [Reserved]	~~206~~213
12.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~206~~213
12.08. Counterparts	~~206~~214
12.09. Headings Descriptive	~~206~~214
12.10. Amendment or Waiver; etc	~~206~~214
12.11. Survival	~~210~~218
12.12. Domicile of Loans	~~210~~218
12.13. Release of Collateral or Guarantors; Subordination of Liens	~~210~~218
12.14. Confidentiality	~~212~~219
12.15. USA PATRIOT ACT Notice and Beneficial Ownership Regulation	~~213~~220
12.16. Waiver of Sovereign Immunity	~~213~~220
12.17. Canadian Anti-Money Laundering Legislation	~~213~~221
12.18. Absence of Fiduciary Relationship	~~214~~221
12.19. Electronic Signatures	~~214~~221
12.20. Judgment Currency	~~214~~222
12.21. [Reserved].	~~215~~222
12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~215~~222
12.23. Certain ERISA Matters.	~~215~~223

-iv-

12.24. Acknowledgement Regarding Any Supported QFCs	~~216~~224

SECTION 13 CREDIT PARTY GUARANTEE	~~217~~225

13.01. The Guarantee	~~217~~225
13.02. Bankruptcy	~~218~~225
13.03. Nature of Liability	~~218~~225
13.04. Independent Obligation	~~218~~226
13.05. Authorization	~~218~~226
13.06. Reliance	~~219~~227
13.07. Subordination	~~219~~227
13.08. Waiver	~~220~~227
13.09. Maximum Liability	~~220~~228
13.10. Payments	~~220~~228
13.11. [Reserved]	~~220~~228
13.12. Information	~~221~~228
13.13. Severability	~~221~~228
13.14. Canadian Severability	~~221~~229

SCHEDULE 1.01A Unrestricted Subsidiaries

SCHEDULE 1.01B Existing Letters of Credit

SCHEDULE 1.01C Immaterial Subsidiaries

SCHEDULE 1.01D[1] Canadian and U.S. Fixed Asset Amount Depreciation Schedule

SCHEDULE 1.01E Consolidated EBITDA

SCHEDULE 2.01(a)~~[1]~~ Revolving Commitments

SCHEDULE 2.01(b) Delayed Draw Term Loan Commitments

SCHEDULE 5.15 Second Restatement Effective Date Mortgaged Property

SCHEDULE 7.13 Subsidiaries

SCHEDULE 8.12(d) Deposit Accounts

SCHEDULE 9.01(viii) Existing Liens

SCHEDULE 9.04(iv) Existing Indebtedness

SCHEDULE 9.05(viii) Existing Investments

SCHEDULE 12.03 Notices

EXHIBIT A-1  Form of Notice of Borrowing

EXHIBIT A-2  Form of Notice of Conversion/Continuation

EXHIBIT B-1  Form of Tranche A Revolving Note

EXHIBIT B-2 Form of Swingline Note

EXHIBIT B-3 Form of Delayed Draw Term Loan Note

EXHIBIT B-4  Form of Tranche B Revolving Note

EXHIBIT C  Form of U.S. Tax Compliance Certificate

EXHIBIT D  Form of Borrowing Base Certificate

EXHIBIT E Form of Joinder Agreement

EXHIBIT F  Form of Solvency Certificate

______________________________

[1] Schedules (other than Schedule 1.01D) and Exhibits (other than Exhibits A-1, A-2 and D) are not being amended.

~~[1] Schedules (other than Schedule 2.01(a)) and Exhibits (other than Exhibits B-1, B-4 and D) are not being amended.~~

-v-

EXHIBIT G Form of Compliance Certificate

EXHIBIT H  Form of Assignment and Assumption Agreement

EXHIBIT I Form of Assignment Notice

EXHIBIT J Form of Borrower Designation Request and Assumption Agreement

EXHIBIT K Form of Borrower Designation Notice

EXHIBIT L Form of Subordinated Intercompany Note

EXHIBIT M Form of ABL/Fixed Asset Intercreditor Agreement

EXHIBIT N Form of Secured Reserved Hedge Notice

EXHIBIT O First Lien/Second Lien Intercreditor Agreement

-vi-

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 2020 (as amended by the First Amendment, dated as of April 15, 2021, the Second Amendment, dated July 2, 2021 and the Third Amendment, dated as of February 25, 2022), among SUNOPTA INC. (the "Company" or "Canadian Parent Borrower"; as hereinafter further defined), SUNOPTA FOODS INC. (the "U.S. Parent Borrower"; as hereinafter further defined) and each of the other Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) party hereto from time to time, the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"; as hereinafter further defined), and as an Issuing Bank and the Swingline Lender, JPMORGAN CHASE BANK, N.A., as Term Loan Administrative Agent (in such capacity, the "Term Loan Administrative Agent"; as hereinafter further defined), and BANK OF AMERICA, N.A, as Collateral Agent (in such capacity, the "Collateral Agent"; as hereinafter further defined).  All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Credit Parties, the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lenders party thereto and the Issuing Banks and certain other parties entered into that certain Credit Agreement originally dated as of February 11, 2016 (as amended, supplemented or otherwise modified prior to the First Restatement Effective Date, the "Original Credit Agreement");

WHEREAS, pursuant to the First Restatement Agreement, dated as of January 28, 2020, the Lenders (as defined in the Original Credit Agreement) consented to the amendment and restatement of the Original Credit Agreement as set forth therein;

WHEREAS, neither the First Restatement Agreement nor the Second Restatement Agreement constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or evidence a repayment of any of such obligations and liabilities and this Agreement evidences the obligations of the Borrowers outstanding thereunder;

WHEREAS, as of the Second Restatement Effective Date, the Company and its Subsidiaries have consummated the sale of the Dutch Parent Borrower (as defined in the First Restatement Agreement) and, in connection therewith, the Borrowers have requested that the Dutch Subfacility (as defined in the First Restatement Agreement) and the related mechanics (together, the "Dutch Mechanics") be removed from this Agreement, that the Guarantees of all Dutch Credit Parties (as defined in the First Restatement Agreement) be released, and that all Dutch Security Documents (as defined in the First Restatement Agreement) and any Liens created thereby be released (collectively, the "Dutch Release"); and

WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of (i) Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $250,000,000 (the "Revolving Facility"), consisting of (x) a Tranche A Subfacility (the "Tranche A Subfacility"), in an aggregate principal amount of $250,000,000 less the aggregate principal amount of Tranche B Revolving Loans outstanding under the Tranche B Subfacility (as defined below) from time to time and (y) a Tranche B Subfacility (the "Tranche B Subfacility") in an aggregate principal amount of $20,000,000 and (ii) Delayed Draw Term Loans in an aggregate principal amount equal to $75,000,000 (the "Delayed Draw Term Loan Facility" and, together with the Revolving Facility, each a "Facility" and, collectively the "Facilities"), to be available on or prior to the Delayed Draw Term Loan Commitment Termination Date, (b) the Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate Stated Amount at any time outstanding not to exceed $65,000,000 under the Tranche A Subfacility and (c) the Borrowers have requested the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000 under the Tranche A Subfacility.

NOW THEREFORE, the parties hereto agree as follows:

Section 1 Definitions and Accounting Terms.

1.01. Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

"ABL/Fixed Asset Intercreditor Agreement" shall mean an intercreditor agreement substantially in the form of Exhibit M among (x) the Collateral Agent and (y) one or more representatives of the holders of one or more classes of Crossing Lien Indebtedness, with any immaterial changes and material changes thereto in light of the prevailing market conditions, which material and immaterial changes shall be reasonably acceptable to the Administrative Agent and which material changes shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent's and/or Collateral Agent's entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent's and/or Collateral Agent's execution thereof or any other form of customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Fixed Asset Priority Collateral securing such Indebtedness shall rank senior in priority to the Liens on such Collateral securing the Obligations and that the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on such Collateral securing the Obligations.

"ABL Priority Collateral" shall mean, (x) prior to a Crossing Lien Event, all Collateral and (y) after a Crossing Lien Event, all present and future right, title and interest of the Credit Parties in the following types of Collateral, whether now owned or hereafter acquired, existing or arising and wherever located:  (i) Accounts Receivable (other than to the extent constituting identifiable proceeds of Fixed Asset Priority Collateral), Chattel Paper and Credit Card Receivables; (ii) Deposit Accounts (and all balances, cash, checks and other negotiable instruments, funds and other evidences of payment held therein), Securities Accounts (and all balances, cash, checks, securities, securities entitlements, financial assets and instruments (whether negotiable or otherwise), funds and other evidences of payment held therein), and Commodities Accounts, other than a Deposit Account, Securities Account or Commodities Account containing exclusively identifiable proceeds of Fixed Asset Priority Collateral; (iii) all Inventory; (iv) until such time as a Crossing Lien Borrowing Base Removal Election is made, all U.S. Equipment, U.S. Real Estate, Canadian Equipment and Canadian Real Estate; (v) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property (other than Equity Interests in Subsidiaries), Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Fixed Asset Priority Collateral only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that the foregoing shall not include any Intellectual Property; (vi) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vii) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

"Account Debtor" shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

"Account Debtor Approved Countries" shall mean the United States, Canada, the Netherlands, Germany, France, Italy, Belgium, Luxembourg, Denmark, Ireland, United Kingdom, Spain, Portugal, Austria, Finland, Sweden, Switzerland, Norway, Hong Kong, Singapore, Australia, New Zealand and Japan (and solely as it relates to Eligible Costco Foreign Accounts, and only during the period commencing on the Third Amendment Effective Date and ending on March 31, 2023, Mexico).

"Accounts" shall mean all "accounts," as such term is defined in the UCC (or, with respect to any Canadian Credit Party, as defined in the PPSA), in any such case in which any Person now or hereafter has rights, including all rights to payment for goods sold or leased or for services rendered.

"Accounts Receivable" shall mean~~s~~ (i) all Accounts, and (ii) all other rights to payment of money or funds, whether or not earned by performance, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) owed by a credit card issuer or by a credit card processor resulting from purchases by customers using credit or debit cards issued by such issuer in connection with the transactions described in clauses (a) and (b) above, whether such rights to payment constitute Payment Intangibles, Letter-of-Credit Rights or any other classification of property, or are evidenced in whole or in part by Instruments, Chattel Paper, General Intangibles (including, if applicable, "intangibles" as defined in the PPSA) or Documents.

"ACH" shall mean automated clearing house transfers.

"Acquired Canadian No Appraisal Inventory" shall have the meaning provided in the definition of "Eligible Inventory."

"Acquired Canadian No Field Examination Account" shall have the meaning provided in the definition of "Eligible Account."

"Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) the Equity Interests of any Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of the Company (or shall be merged, consolidated or amalgamated with and/or into the Company or a Restricted Subsidiary of the Company).

"Acquired U.S. No  ~~Field Examination Account~~Appraisal Inventory" shall have the meaning provided in the definition of "Eligible ~~Account~~Inventory."

"Acquired U.S. No  ~~Appraisal Inventory~~Field Examination Account" shall have the meaning provided in the definition of "Eligible ~~Inventory~~Account."

"Additional Account Security Actions" shall mean (i) with respect to any Accounts originated by any Borrower that are owed from Account Debtors located in the United Kingdom, such originating Borrower shall have duly authorized, executed and delivered an Assignment of Receivables governed by English law and covering all receivables owed by Account Debtors located in the United Kingdom (or, if, on or prior to the date of such Additional Account Security Action, the Administrative Agent reasonably determines that, as a result of a change in any law that occurs after the Second Restatement Effective Date or for any other reason, the execution and delivery of such Assignment of Receivables, when taken together with the actions required by the Collateral and Guarantee Requirement, would not be sufficient to provide a valid and enforceable first priority (and perfected or equivalent) security interest in such Accounts, such originating Borrower shall have duly authorized, executed and delivered such documentation, and taken such other collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent, when taken together with the actions required by the Collateral and Guarantee Requirement, to provide a valid and enforceable first priority (and perfected or equivalent) security interest in all Accounts originated by such Borrower that are owed from Account Debtors located in the United Kingdom (including any filings, notifications, registrations or other documentation deemed reasonably necessary by the Administrative Agent)), (ii) with respect to any Accounts originated by any Borrower that are owed from Account Debtors located in Germany, such originating Borrower shall have duly authorized, executed and delivered a Security Assignment of Receivables governed by German law covering all receivables owed by Account Debtors located in Germany (or, if on or prior to the date of such Additional Account Security Action, the Administrative Agent reasonably determines that, as a result of a change in any law that occurs after the Second Restatement Effective Date or for any other reason, the execution and delivery of such Security Assignment of Receivables, when taken together with the actions required by the Collateral and Guarantee Requirement, would not be sufficient to provide a valid and enforceable first priority (and perfected or equivalent) security interest in such Accounts, such originating Borrower shall have duly authorized, executed and delivered such documentation, and taken such other collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent, when taken together with the actions required by the Collateral and Guarantee Requirement, to provide a valid and enforceable first priority (and perfected or equivalent) security interest in all Accounts originated by such Borrower that are owed from Account Debtors located in Germany (including any filings, notifications, registrations or other documentation deemed reasonably necessary by the Administrative Agent)), (iii) with respect to any Accounts originated by any Borrower that are owed from Account Debtors located in France, such originating Borrower shall have duly authorized, executed and delivered a Pledge Over Receivables governed by French law, covering all receivables owed by Account Debtors located in France (or, if on or prior to the date of such Additional Account Security Action, the Administrative Agent reasonably determines that, as a result of a change in any law that occurs after the Second Restatement Effective Date or for any other reason, the execution and delivery of such Pledge Over Receivables, when taken together with the actions required by the Collateral and Guarantee Requirement, would not be sufficient to provide a valid and enforceable first priority (and perfected or equivalent) security interest in such Accounts, such originating Borrower  shall have duly authorized, executed and delivered such documentation, and taken such other collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent, when taken together with the actions required by the Collateral and Guarantee Requirement, to provide a valid and enforceable first priority (and perfected or equivalent) security interest in all Accounts originated by such Borrower that are owed from Account Debtors located in France (including any filings, notifications, registrations or other documentation deemed reasonably necessary by the Administrative Agent)) and (iv) with respect to any Accounts originated by any Borrower that are owed from Account Debtors located in any Account Debtor Approved Country (other than the United States, Canada, the United Kingdom, Germany or France), such originating Borrower shall have duly authorized, executed and delivered such documentation, and taken such other collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent, when taken together with the actions required by the Collateral and Guarantee Requirement,  to provide a valid and enforceable first priority (and perfected or equivalent) security interest in all Accounts originated by such Borrower that are owed from Account Debtors located in such jurisdiction (including any filings, notifications, registrations or other documentation deemed reasonably necessary by the Administrative Agent); provided that no Credit Party shall be required to cause its legal counsel to delivery an opinion with respect to any document executed and delivered in connection with any Additional Account Security Action at the time of execution and delivery of such document or at any time thereafter.

"Additional Lenders" shall have the meaning provided in Section 2.15(b).

"Additional Mortgage" shall have the meaning provided in Section 8.10(f).

~~"Adjustment" shall have the meaning provided in Section 3.05(d)(ii).~~

"Adjustment Date" shall mean the first day of each of April, July, October and January, as applicable.

"Administrative Agent" shall mean the Administrative Agent (unless specific reference is made to the Term Loan Administrative Agent) and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09. For the avoidance of doubt, in each instance in this Agreement or any other Credit Document that provides for the Administrative Agent to exercise its discretion (including the establishment or modification of Reserves or the exercise of Permitted Discretion) or provides for the Administrative Agent to provide any consent, determination or other judgment with regard to any action or inaction under this Agreement or any other Credit Document, the referenced, "Administrative Agent" shall mean the Administrative Agent.

"Affected Financial Institution" shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" of any specified Person shall mean, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Company or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

"Affiliate Transaction" shall have the meaning provided in Section 9.06.

"Agent-Related Persons" shall mean the Administrative Agent, the Collateral Agent, their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, the Collateral Agent and their respective Affiliates.

"Agents" shall mean the Administrative Agent and the Collateral Agent.

"Agreed Currency" shall mean Dollars or any Alternative Currency, as applicable.

"Agreement" shall mean this Credit Agreement.

"Agreement Currency" shall have the meaning provided in Section 12.20.

"Alternative Currency" shall mean Canadian Dollars, Euros, Pounds Sterling, Swiss Francs and any other currency (other than Dollars) that is approved in accordance with Section 1.08; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

"Alternative Currency Daily Rate" shall mean, for any day, with respect to any Credit Extension:

(a) denominated in Pounds Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;

(b) denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and

(c) denominated in any other Alternative Currency (other than Canadian Dollars) (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.08;

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

"Alternative Currency Daily Rate Loan" shall mean a Loan that bears interest at a rate based on the definition of "Alternative Currency Daily Rate."  All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

"Alternative Currency Equivalent" shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

"Alternative Currency Loan" shall mean an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

"Alternative Currency Term Rate" shall mean, for any Interest Period, with respect to any Credit Extension:

(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate ("EURIBOR"), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; or

(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate, but not including, for the avoidance of doubt, Credit Extensions denominated in Canadian Dollars), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.08;

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

"Alternative Currency Term Rate Loan" shall mean a Loan that bears interest at a rate based on the definition of "Alternative Currency Term Rate."  All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

"AML Legislation" shall have the meaning provided in Section 12.17.

"Amort Cap" shall have the meaning provided in the definition of the term "Amortization Reserve".

"Amortization Reserve" shall mean any Reserve established or modified by the Administrative Agent in its Permitted Discretion in accordance with the provisions of Section 2.22 in the event that any instrument of Indebtedness Incurred and then outstanding at any Credit Party has an amortization schedule that requires annual principal payments exceeding 5.0% of the total principal amount of such Indebtedness (the "Amort Cap") prior to the date that is 91 days after the Tranche A Maturity Date, (it being understood that such Reserve shall be established with respect to amortization payments in excess of the Amort Cap against the assets included in the Borrowing Base on the date that is 91 days prior to each scheduled date of such Indebtedness amortization payments).

"Anti-Terrorism Laws" shall mean any Requirement of Law relating to terrorism or money laundering, including the PATRIOT Act, the Criminal Code R.S.C. 1985, c. c-46, as amended, AML Legislation, the United Nations Act, R.S.C. 1985 c. u-2, as amended, Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Qaida and Taliban Regulations promulgated under the United Nations Act, the PCMLTFA and the Canadian Sanction Laws.

"Applicable Authority" shall mean (a) with respect to Term SOFR, CME or any Governmental Authority having jurisdiction over the Administrative Agent or CME and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate in each case acting in such capacity.

"Applicable Margin" shall mean (a) with respect to Tranche A Revolving Loans, the per annum percentage set forth below, as determined by the Average Availability as of the most recent Adjustment Date:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans	~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans, B/A Equivalent Loans and European Base Rate Loans
I	> 67%	0.50%	1.50%
II	> 33% < 67%	0.75%	1.75%
III	< 33%	1.00%	2.00%

and (b) with respect to Delayed Draw Term Loans, the per annum percentage set forth below, as determined by the Average Availability as of the most recent Adjustment Date:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans	~~Eurocurrency Rate~~Term SOFR Loans
I	> 67%	1.25%	2.25%
II	> 33% < 67%	1.50%	2.50%
III	< 33%	1.75%	2.75%

Until completion of the fiscal quarter ending March 31, 2021, the Applicable Margin shall be determined as if Level III were applicable.  Thereafter, the Applicable Margin shall be subject to increase or decrease on each Adjustment Date based on Average Availability, as determined by the Administrative Agent's system of record, and each such increase or decrease in the Applicable Margin shall be effective on the Adjustment Date occurring immediately after the last day of the fiscal quarter most recently ended.  If (i) the Borrowers fail to deliver any Borrowing Base Certificate on or before the date required for delivery thereof or (ii) any Event of Default is continuing, then the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered or from the date such Event of Default occurred, as applicable, until two Business Days after the date of delivery of such Borrowing Base Certificate or when such Event of Default is no longer continuing. Notwithstanding the foregoing, from and after ~~the date that is one year after the Second Restatement Effective Date~~January 1, 2023, if the Consolidated Total Leverage Ratio for the Test Period immediately preceding each Adjustment Date is less than or equal to 4.00 to 1.00, the Applicable Margin for any Tranche A Revolving Loans as of such Adjustment Date shall be decreased by 0.25%.  Notwithstanding the foregoing, the Applicable Margin for any U.S. Base Rate Loans or ~~Eurocurrency~~Term SOFR Loans which is a Tranche B Revolving Loan shall be the Applicable Margin for Tranche A Revolving Loans as determined in this definition plus 1.00%.

"Applicant Borrower" shall have the meaning provided in Section 2.21(a).

"Appraisal" shall mean an appraisal, prepared on a basis reasonably satisfactory to the Administrative Agent and the Tranche A Revolving Lenders; provided that any such Lenders shall be deemed satisfied with such appraisals if no objection is made within ten (10) Business Days of delivery to such Lender), setting forth (i) the Net Orderly Liquidation Value percentage of any Inventory, (ii) the Net Orderly Liquidation Value percentage of any Equipment (in the case of determinations of the Canadian Equipment Component and the U.S. Equipment Component), or (iii) the Fair Market Value of any Real Property (in the case of determinations of the Canadian Real Estate Component, the U.S. Real Estate Component and the Delayed Draw Term Loan Advance Amount for any Delayed Draw Real Property Tranche) (as the case may be), which appraisal shall be prepared in accordance with this Agreement by an appraiser selected by the Administrative Agent in its reasonable discretion.

"Approved Fund" shall mean any Person (other than a natural Person) engaged in making and holding revolving commitments of the type and under credit facilities similar to the credit facilities contemplated by this Agreement (including in one or more of the jurisdictions of organization of the Borrowers) in its ordinary course of business and consistent with its past practices that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Aseptic Facility" shall mean the aseptic facility in Dallas, Texas that was disclosed to the Administrative Agent prior to the Second Restatement Effective Date.

"Asset Sale" shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale-Leaseback Transaction), of property or assets of the Company or any of the Restricted Subsidiaries  and including any disposition of property or assets in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws) (each referred to in this definition as a "disposition") or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than any issuance or sale of Preferred Stock of Restricted Subsidiaries not prohibited by Section 9.04 hereof), whether in a single transaction or a series of related transactions, in each case other than:

(i) any disposition of Investment Cash Equivalents or Investment Grade Securities or surplus, damaged, obsolete or worn-out assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole) or any disposition of inventory, services, accounts receivable, notes receivable or goods (or other assets) in the ordinary course of business or any disposition of Collateral or the discount or forgiveness of accounts receivable or the conversion of accounts receivable to notes receivable in the ordinary course of business in connection with the collection or compromise thereof, but in any event excluding Eligible Fee-Owned Real Estate and Eligible Equipment (to the extent any such Real Property or Equipment is at such time included in the Borrowing Base as Eligible Fee-Owned Real Estate and Eligible Equipment);

(ii) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 9.11 hereof or any disposition that constitutes a Change of Control pursuant to this Agreement;

(iii) the making of any Restricted Payment that is permitted to be made, and is made, under Section 9.03 hereof, including the making of any Permitted Investments;

(iv) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than (x) solely for purposes of Section 2.09(b)(iv), $1,000,000 and (y) otherwise, $10,000,000;

(v) any disposition of property or assets (including by way of liquidation or dissolution) or issuance or sale of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company, provided that, with respect to any disposition of property or assets or issuance or sale of securities by a Credit Party to a Restricted Subsidiary of the Company that is not a Credit Party (1) the portion (if any) of any such sale, disposition or contribution of property made for less than Fair Market Value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary that must be permitted by Section 9.05;

(vi) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(vii) foreclosures, condemnation, casualty, expropriation, forced disposition or any similar action with respect to assets or the granting of Liens not prohibited by this Agreement;

(viii) any financing transaction with respect to property (other than Real Property or Equipment that is at such time included in the Borrowing Base as Eligible Fee-Owned Real Estate and Eligible Equipment) built or acquired by the Company or any Restricted Subsidiary after the Second Restatement Effective Date, including Sale-Leaseback Transactions;

(ix) the sale, transfer or other disposition or unwinding of any Hedging Obligations;

(x) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(xi) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 9.04 hereof;

(xii) the granting of any option or other right to purchase, lease or otherwise acquire delinquent accounts receivable in the ordinary course of business;

(xiii) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(xiv) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(xv) the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice;

(xvi) the granting of Liens not prohibited by Section 9.01 hereof;

(xvii) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xviii) the issuance of directors' qualifying shares and shares issued to foreign nationals as required by applicable Requirement of Law; and

(xix) transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event; provided that any Investment Cash Equivalents received by the Company or any of the Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be net cash proceeds of an Asset Sale, and such net cash proceeds shall be applied in accordance with Section 9.02 hereof.

"Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) or such other form as shall be reasonably acceptable to the Administrative Agent.

"Availability Conditions" shall mean and be deemed satisfied only if:

(a) the Dollar Equivalent of each Lender's Tranche A Revolving Exposure does not exceed such Lender's Tranche A Revolving Commitment;

(b) each Lender's Tranche B Revolving Exposure does not exceed such Lender's Tranche B Revolving Commitment (for the avoidance of doubt, the Tranche B Revolving Loans shall only be made on the First Amendment Effective Date, subject to the satisfaction of the conditions set forth in Article IV of the First Amendment and no Tranche B Revolving Loans shall be made after the First Amendment Effective Date);

(c) the aggregate Canadian Exposure does not exceed the Canadian Sublimit;

(d) the aggregate Tranche A Revolving Exposure does not exceed the Tranche A Borrowing Base then in effect; and

(e) the aggregate Tranche B Revolving Exposure does not exceed the Tranche B Borrowing Base then in effect.

"Available Equity Amount Basket" shall mean, at any time (the "Available Equity Amount Reference Time"), a cumulative amount equal to (without duplication in the case of clauses (a) through (c) below) (a) the net cash proceeds received from any new public or private issuances of Equity Interests of the Company or any Restricted Subsidiary (in each case, other than Disqualified Stock) to the extent such proceeds are contributed to the Company or such Restricted Subsidiary as Qualified Equity Interests within the 30 days immediately preceding the Available Equity Amount Reference Time, plus (b) the amount of all capital contributions to the Company or any Restricted Subsidiary made in Investment Cash Equivalents (other than Disqualified Stock) and made within the 30 days immediately preceding the Available Equity Amount Reference Time, plus (c) the net cash proceeds received by the Company or any Restricted Subsidiary from Indebtedness and Disqualified Stock issuances that have been incurred after the Second Restatement Effective Date and which have been exchanged or converted into Qualified Equity Interests within the 30 days immediately preceding the Available Equity Amount Reference Time, minus (d) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount Basket calculated above to be used at the applicable Available Equity Amount Reference Time, of:

(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the Available Equity Amount Basket after the Second Restatement Effective Date and prior to the Available Equity Amount Reference Time; and

(ii) the aggregate amount of any Restricted Payments and Restricted Junior Debt Prepayments made by the Borrower using the Available Equity Amount Basket after the Second Restatement Effective Date and prior to the Available Equity Amount Reference Time.

"Available Equity Amount Reference Time" shall have the meaning provided in the definition of the term "Available Equity Amount Basket. "

"Average Availability" shall mean, at any Adjustment Date, the average daily Total Excess Availability for the fiscal quarter period immediately preceding such Adjustment Date.

"B/A Equivalent Loan" shall mean a Tranche A Revolving Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian B/A Rate.

"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investments firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"BANA" shall mean Bank of America, N.A. and its permitted successors and permitted assigns.

"Bank of Canada Overnight Rate" shall mean the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

"Bank Product" shall mean any of the following products, services or facilities extended to any Borrower or any of Company's Restricted Subsidiaries:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) Supply Chain Financings and (e) other banking products or services as may be requested by any Borrower, other than Letters of Credit.

"Bank Product Debt" shall mean Indebtedness and other obligations (including Hedging Obligations, Cash Management Obligations and Secured Supply Chain Financing Obligations) of a Borrower or any of Company's Restricted Subsidiaries relating to Bank Products.

"Bankruptcy Code" shall have the meaning provided in Section 10.05.

"Base Rate Loans" shall mean U.S. Base Rate Loans and/or European Base Rate Loans, as the context may require.

"Beneficial Ownership Certification" shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" shall mean 31 C.F.R. § 1010.230.

"Benefit Plan" shall mean~~s~~ any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan. "

"Benefited Lender" shall have the meaning provided in Section 2.10(c).

"BHC Act Affiliate" shall have the meaning provided in Section 12.24(b).

"BIA" shall mean the Bankruptcy and Insolvency Act (Canada), as amended.

"Board of Directors" shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

"Borrower Designation Notice" shall have the meaning provided in Section 2.21(a).

"Borrower Designation Request and Assumption Agreement" shall have the meaning provided in Section 2.21(a).

"Borrowers" shall mean the Canadian Borrowers and the U.S. Borrowers, as the context requires.

"Borrowing" shall mean the borrowing of the same Type, Class or Tranche of Revolving Loan or Delayed Draw Term Loans, as the case may be, by the Borrowers from all the Lenders having Commitments in respect of such Class on a given date (or resulting from a conversion or conversions on such date), having in the case of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans, the same Interest Period and in the case of B/A Equivalent Loans, the same Contract Period; provided that U.S. Base Rate Loans or European Base Rate Loans incurred pursuant to Section 3.01(b) shall be considered part of the related Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, as applicable.

"Borrowing Base" shall mean (a) with respect to the Tranche A Revolving Commitment, the Tranche A Borrowing Base, (b) with respect to the Tranche B Revolving Commitment, the Tranche B Borrowing Base and (c) the sum of the Tranche A Borrowing Base and the Tranche B Borrowing Base, as the context may require.

"Borrowing Base Cash Equivalents" shall mean:

(a) Dollars, Canadian Dollars, Euro, Pounds Sterling or yen;

(b) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or Canada any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(c) certificates of deposit, time deposits and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d) investments in fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above; and

(e) commercial paper (i) maturing not more than 270 days after the date of purchase and (ii) issued by a corporation (other than a Credit Party or any Affiliate of a Credit Party) with a rating, at the time as of which any determination thereof is to be made, of "P-1" or higher by Moody's or "A-1" or higher by S&P (or equivalent rating in the case of Borrowing Base Cash Equivalents held by a Foreign Subsidiary of the Company).

"Borrowing Base Certificate" shall mean a certificate of a Responsible Officer of the Company in substantially in the form of Exhibit D or such other form as shall be reasonably acceptable to the Administrative Agent.

"Borrowing Base Reallocation Notice" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base. "

"Borrowing Minimum" shall mean (a) in the case of a Borrowing of Revolving Loans denominated in Dollars, $1,000,000 (or less as may be agreed by the Administrative Agent and the Company), (b) in the case of a Borrowing of Revolving Loans denominated in Canadian Dollars, C$1,000,000 (or less as may be agreed by the Administrative Agent and the Company), (c) in the case of a Borrowing of Revolving Loans denominated in Euro, €1,000,000, (d) in the case of a Borrowing of Revolving Loans denominated in Pounds Sterling, £1,000,000, (e) in the case of a Borrowing of Revolving Loans denominated in Swiss Francs, 1,000,000 Fr., (f) in the case of a Borrowing of Revolving Loans denominated in any other Alternative Currency, such amount as may be agreed by the Administrative Agent and the Company and (g) in the case of a Borrowing of Delayed Draw Term Loans, $5,000,000 (or less as may be agreed by the Administrative Agent and the Company).

"Borrowing Multiple" shall mean (a) in the case of a Borrowing denominated in Dollars, $500,000, (b) in the case of a Borrowing denominated in Canadian Dollars, C$500,000, (c) in the case of a Borrowing denominated in Euro, €500,000, (d) in the case of a Borrowing denominated in Pounds Sterling, £500,000, (e) in the case of a Borrowing denominated in Swiss Francs, 500,000 Fr. and (f) in the case of a Borrowing denominated in any other Alternative Currency, such amount as may be agreed by the Administrative Agent and the Company.

"Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) ~~and~~through (~~iii~~v) below, any day except Saturday, Sunday and any day which shall be in New York City, Chicago, Toronto, Ontario, Canada a legal holiday or a day on which banking institutions are authorized or required by Requirement of Law or other government action to close, (ii) ~~with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York or London interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Rate Loans denominated in Euros, any day which is a Business Day described in clause (i) and (ii) above and which is also a TARGET Day.~~if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, a Business Day that is also a TARGET Day, (iii) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (x) Pounds Sterling, a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom or (y) Swiss Francs, a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland, (iv) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Pounds Sterling or Swiss Francs, any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and (v) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro, Pounds Sterling or Swiss Francs in respect of an Alternative Currency Loan denominated in a currency other than Euro, Pounds Sterling or Swiss Francs, or any other dealings in any currency other than Euro, Pounds Sterling or Swiss Francs to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

"Canadian B/A Rate"  shall mean, for any day, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers' acceptances having an identical or comparable term as the proposed B/A Equivalent Loan displayed and identified as such on the Refinitiv Screen Canadian Dollar Offered Rate (CDOR) Page (or any display substituted therefor)  as at approximately 10:00 a.m. Local Time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Local Time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Local Time on such day at which two or more Canadian chartered banks listed on Schedule 1 of the Bank Act (Canada), as selected by the Administrative Agent is then offering to purchase Canadian Dollar bankers' acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term); and if the Canadian B/A Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

"Canadian Blocked Persons" shall have the meaning provided in the definition of the term "Eligible Account Debtor".

"Canadian Borrower" shall mean the Canadian Parent Borrower and each Canadian Subsidiary of the Company that executes a counterpart hereto and to any other applicable Credit Document to become a Borrower, whether on the Second Restatement Effective Date or after the Second Restatement Effective Date in accordance with Section 2.21.

"Canadian Collateral" shall mean all the "Collateral" (or equivalent term) as defined in each Canadian Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by any Canadian Credit Parties pursuant to any Canadian Security Document.

"Canadian Collection Accounts" shall have the meaning provided in Section 8.12(c)(iii).

"Canadian Credit Party" shall mean the Canadian Borrowers and each Canadian Subsidiary Guarantor.

"Canadian Dilution Reserve" shall mean, at any date, (i) (x) the amount (stated in percentage terms) by which the consolidated Dilution Ratio of Eligible Canadian Accounts exceeds (A) five percent (5%), or (B) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, two and a half percent (2.5%), in each case  multiplied by (y) the Eligible Canadian Accounts (other than Eligible Investment Grade Accounts) on such date; and (ii) (x) the amount (stated in percentage terms) by which the consolidated Dilution Ratio of Eligible Canadian Accounts exceeds two and a half percent (2.5%) multiplied by (y) the Eligible Investment Grade Accounts of Canadian Borrowers on such date.

"Canadian Dollars" and "C$" shall mean the lawful currency of Canada.

"Canadian Dominion Account" shall have the meaning provided in Section 8.12(c)(i).

"Canadian Employee Benefits Legislation" shall mean the Pension Benefits Act (Ontario) and any regulations promulgated thereunder, and any Canadian federal, provincial or local counterparts or equivalents.

"Canadian Equipment" shall mean Equipment owned by the Canadian Borrowers.

"Canadian Equipment Component" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"Canadian Exposure" shall mean the aggregate principal amount at such time of all outstanding Loans to Canadian Borrowers denominated in Canadian Dollars.

"Canadian Fixed Asset Amount" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"Canadian Parent Borrower" shall have the meaning provided in the preamble hereto and shall include, any successor thereto permitted under Section 9.11.

"Canadian Pension Plan" shall mean each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by the Company or another Canadian Credit Party for its or any of its current or previous Affiliates' Canadian employees or former employees and includes for greater certainty "target benefit" and "multi-employer pension plans" as defined in the Pension Benefits Act (Ontario) and all Ontario Pension Plans but shall not include the Canada Pension Plan (CPP) as maintained by the government of Canada or the Quebec Pension Plan (QPP) as maintained by the government of Quebec or similar plan maintained by any other province in Canada.

"Canadian Priority Payables" shall mean, at any time, with respect to the Borrowing Base:

(a) the amount due on or prior to the date as of which the Borrowing Base is to be determined and remaining unpaid at the time of determination by any Canadian Borrower (or any other Person for which any Canadian Borrower has joint and several liability), for which each Canadian Borrower has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable Requirement of Law, in respect of (i) pension fund obligations including wind-up deficiencies on any wind-up or termination of any Ontario Pension Plan and employee and employer pension plan contributions (including "normal cost," "special payments" and any other payments in respect of any funding deficiency or shortfall), (ii) employment insurance, (iii) goods and services taxes, sales taxes, employee income taxes, excise tax and other taxes payable or to be remitted or withheld, (iv) workers' compensation, (v) wages, salaries, commission or compensation, including vacation pay, and (vi) other like charges and demands; in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or equal in priority with one or more of the Liens granted pursuant to the Security Documents (a "Priority Lien"); and

(b) the aggregate amount due on or prior to the date as of which the Borrowing Base is to be determined and remaining unpaid at the time of determination of any other liabilities of the Borrowers (or any other Person for which the Borrowers have joint and several liability) (i) in respect of which a trust has been or may be imposed on Collateral of any Borrower to provide for payment or (ii) which are secured by a security interest, hypothecation, prior claim, pledge, charge, right, or claim or other Lien on any Collateral of any Borrower, in each case pursuant to any applicable Requirement of Law and which trust, security interest, hypothecation, prior claim, pledge, charge, right, claim or other Lien ranks or is capable of ranking in priority to or equal in priority with one or more of the Liens granted in the Security Documents.

"Canadian Priority Payables Reserve" shall mean, on any date of determination for the Borrowing Base, a reserve established from time to time by the Administrative Agent in its Permitted Discretion in an amount up to, but not in excess of, the amount of Canadian Priority Payables set forth on the most recent Borrowing Base Certificate (as the same may be reduced or increased by the next succeeding Borrowing Base Certificate) delivered to the Administrative Agent pursuant to Section 8.12(a).

"Canadian Real Estate" shall mean Real Property owned by the Canadian Borrowers.

"Canadian Real Estate Component" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"Canadian Restricted Subsidiary" shall mean any Canadian Subsidiary that is a Restricted Subsidiary.

"Canadian Sanction Laws" shall mean the Special Economic Measures Act of Canada and similar Requirements of Law of Canada in respect to sanctioned persons.

"Canadian Security Agreements" shall mean, each of (i) the Canadian Security Agreement dated as of the Original Closing Date, by and between the Collateral Agent and each of the Canadian Credit Parties and (ii) the Deed of Hypothec governed by the laws of the province of Quebec, dated on or after the Original Closing Date, by and between the Collateral Agent and Tradin Organics USA LLC.

"Canadian Security Documents" shall mean each Canadian Security Agreement and, after the execution and delivery thereof, each Mortgage executed and delivered by any Canadian Credit Party with respect to any Real Property of such Canadian Credit Party and each other document executed and delivered by any Canadian Credit Party pursuant to which a Lien is granted (or purported to be granted) in favor of  the Collateral Agent to secure the Obligations, and each document, if any, executed and delivered by any Canadian Credit Party pursuant to the Additional Account Security Actions.

"Canadian Sublimit" shall mean C$10,000,000.

"Canadian Subsidiary" shall mean any Subsidiary of the Company organized now or hereinafter under the laws of Canada or a province or territory thereof.

"Canadian Subsidiary Guarantor" shall mean each Canadian Restricted Subsidiary (other than the Canadian Borrowers) in existence on the Second Restatement Effective Date (other than any Excluded Subsidiary), as well as each Canadian Restricted Subsidiary established, created or acquired after the Second Restatement Effective Date which becomes a party to this Agreement as a Guarantor in accordance with the Collateral and Guarantee Requirement.

"Capital Expenditures" shall mean, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and its Restricted Subsidiaries, (b) all Capitalized Software Expenditures and Capitalized Research and Development Costs during such period and (c) all fixed asset additions financed through Financing Lease Obligations incurred by the Company and its Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period; provided that the term "Capital Expenditures" shall not include, without duplication:

(i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Casualty Event,

(ii) the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii) the purchase of property, plant or equipment to the extent financed with the proceeds of Asset Sales or other dispositions outside the ordinary course of business,

(iv) rental expenses of the Company and its Restricted Subsidiaries under Non-Financing Leases for real or personal property (including in connection with Sale-Leaseback Transactions),

(v) expenditures that are accounted for as capital expenditures by the Company or any Restricted Subsidiary and that actually are paid for, or reimbursed, by a Person other than the Company or any Restricted Subsidiary and for which neither the Company nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Company or any Restricted Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute "Capital Expenditures" in the applicable period),

(vi) the book value of any asset owned by the Company or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(vii) any expenditures made as payments of the consideration for a Permitted Acquisition (or Investments similar to those made for a Permitted Acquisition) and any amounts recorded pursuant to purchase accounting required under GAAP pertaining to Permitted Acquisitions (or Investments similar to those made for a Permitted Acquisition),

(viii) any capitalized interest expense and internal costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Company and its Restricted Subsidiaries or capitalized as Capitalized Software Expenditures and Capitalized Research and Development Costs for such period, or

(ix) any non-cash compensation or other non-cash costs reflected as additions to property, plant and equipment, Capitalized Software Expenditures and Capitalized Research and Development Costs in the consolidated balance sheet of the Company and its Restricted Subsidiaries.

"Capital Stock" shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"Capitalized Research and Development Costs" shall mean, for any period, all research and development costs that are, or are required to be, in accordance with GAAP, reflected as capitalized costs on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

"Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and the Restricted Subsidiaries.

"Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

"Cash Collateralize" shall mean to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks and/or the Swingline Lender (as applicable) and the Lenders under the Tranche A Subfacility, cash as collateral for the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), in each case under the Tranche A Subfacility, in accordance with Section 2.13(j).

"Cash Dominion Period" shall mean (a) each period beginning on a date when Total Excess Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $15,000,000, in either case for five consecutive Business Days, and ending on such date as Total Excess Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $15,000,000 for a period of 30 consecutive calendar days or (b) upon the occurrence of an Event of Default, the period that such Event of Default shall be continuing.

"Cash Management Agreement" shall mean any agreement entered into from time to time by the Company or any of the Company's Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

"Cash Management Bank" shall mean any Lender, any Agent or any Affiliate of the foregoing at the time it provides any Cash Management Services or any Person that shall have become a Lender, an Agent or an Affiliate of a Lender or an Agent at any time after it has provided any Cash Management Services (including if such Cash Management Services were provided on the Original Closing Date, the Original Closing Date, if such Cash Management Services were provided on the First Restatement Effective Date, the First Restatement Effective Date and if such Cash Management Services were provided on the Second Restatement Effective Date, the Second Restatement Effective Date).

"Cash Management Obligations" shall mean obligations owed by the Company or any Restricted Subsidiary to any Cash Management Bank in respect of Cash Management Services.

"Cash Management Services" shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft ACH fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

"Casualty Event" shall mean any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

"CCAA" shall mean the Companies' Creditors Arrangement Act (Canada), as amended.

~~"CDOR" shall have the meaning provided in clause (iii) of the definition of the term "Eurocurrency Rate".~~

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

"CFC" shall mean a "controlled foreign corporation" within the meaning of Section 957 of the Code that is a direct or indirect Subsidiary of the U.S. Parent Borrower.

"Change of Control" shall mean the occurrence of any of the following after the Second Restatement Effective Date:

(a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Credit Party;

(b) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company; or

(c) the Company ceasing to own 100% of the total voting power of the Voting Stock of the U.S. Parent Borrower.

Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

"Class" (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan, Protective Advances or Commitment with respect to the Revolving Facility (and/or, whether such Lender has (x) a Loan, Protective Advances or Commitment with respect to the Tranche A Subfacility or (y) a Loan or Commitment with respect to the Tranche B Subfacility) or the Delayed Draw Term Loan Facility, as applicable, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments (and/or, whether such Revolving Commitments are Tranche A Revolving Commitments or Tranche B Revolving Commitments), Extended Revolving Commitments or Delayed Draw Term Loan Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the Revolving Facility (and/or, whether such Loans, or the Loans comprising such Borrowing, are under the Tranche A Subfacility or the Tranche B Subfacility), Loans under the Delayed Draw Term Loan Facility, Extended Revolving Loans or Protective Advances.

"CME" shall mean CME Group Benchmark Administration Limited.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" shall mean (i) the "Collateral" as defined in the Security Agreements, (ii) all the "Collateral" or "Pledged Assets" (or similar term) as defined in any other Security Documents, (iii) Mortgaged Property and (iv) any other assets pledged or in which a Lien is granted (or purported to be granted), in each case, pursuant to any Security Document or is required to be granted in accordance with the Collateral and Guarantee Requirement.

"Collateral Access Agreement" shall mean any landlord waiver, bailee letter or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Collateral Agent and any third party (including any landlord, bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord for any Real Property of any Borrower where any Collateral is located.

"Collateral Agent" shall mean BANA, as collateral agent, and shall include any permitted successors and permitted assigns.

"Collateral and Guarantee Requirement" shall mean, at any time, the requirement that:

(a) the Collateral Agent shall have received each Security Document required to be delivered pursuant to Section 5.09 or 8.10 of the Original Credit Agreement (after giving effect to the Dutch Release) or, after the Second Restatement Effective Date, pursuant to Section 8.10 at such time required by such section to be delivered in each case, duly executed by each Credit Party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the "Guarantees") by (i) each Wholly-Owned Restricted Subsidiary of the Company that is a Domestic Subsidiary or a Canadian Subsidiary (other than in any such case, any such Subsidiary that is (x) a Borrower or (y) an Excluded Subsidiary) and (ii) each Borrower (provided that no Borrower shall provide a Guarantee with respect to its own Obligations);

(c) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreements by a security interest in (i) all Equity Interests of the Borrowers (other than Equity Interests of the Company and any non-Voting Stock of the U.S. Parent Borrower that is not held directly by a Credit Party) and (ii) all Equity Interests (other than Excluded Assets) held directly by any Borrower or any Subsidiary Guarantor in any Subsidiary (and, in each case, the Collateral Agent shall (subject to the terms of a ABL/Fixed Asset Intercreditor Agreement, if applicable) have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable, or the certificates, instruments and stock powers that are held by the Fixed Asset Priority Collateral Agent as agent and bailee for the benefit of the Collateral Agent pursuant to the terms of the ABL/Fixed Asset Intercreditor Agreement);

(d) except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in, and pledges on, substantially all tangible and intangible assets of the Borrowers and each Subsidiary Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, Intellectual Property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the relevant Security Documents required by the Collateral and Guarantee Requirement and any such security interests in the Collateral shall be subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, as applicable, to the extent applicable; provided that security interests in Real Property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 9.01;

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 8.10 duly executed and delivered by the record owner of such property and (ii) such other Related Real Estate Documents with respect to each Material Real Property required to be delivered pursuant to Section 8.03 and Section 8.10; provided that, for Real Property that is designated as located in a Special Flood Hazard Area, if after use of commercially reasonable efforts, the applicable Credit Party is unable to obtain evidence of flood insurance that is reasonably acceptable to the Administrative Agent or the Revolving Lenders required to be delivered pursuant to Section 8.03(b) and Section 8.10, then no Mortgage or Related Real Estate Documents shall be required to be delivered with respect to such Real Property for which the evidence of flood insurance was not acceptable to  the Administrative Agent or the Revolving Lenders; and

(g) (i) except with respect to intercompany Indebtedness, if any, if Indebtedness for borrowed money in a principal amount in excess of $5,000,000 (individually) is owing to any Credit Party and such Indebtedness is evidenced by a promissory note, the Collateral Agent shall (subject to the terms of a ABL/Fixed Asset Intercreditor Agreement, if applicable) have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Indebtedness, all Indebtedness of the Company and each of its Restricted Subsidiaries that is owing to any Credit Party (or Person required to become a Credit Party) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall (subject to the terms of a ABL/Fixed Asset Intercreditor Agreement, if applicable) have received such Subordinated Intercompany Note duly executed by the Company, each such Restricted Subsidiary and each such other Credit Party, together with undated instruments of transfer with respect thereto endorsed in blank;

The foregoing definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Company agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Secured Creditors therefrom.

The Administrative Agent and the Collateral Agent may grant extensions of time for the provision or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets  where the Administrative Agent reasonably determines, in consultation with the Company, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary (but without limiting any requirement to take any Additional Account Security Action set forth in the definition of the term "Eligible Accounts" solely for the purpose of determining the eligibility of Accounts originated by any Credit Party that are owed from Account Debtors located in any Account Debtor Approved Country (other than the United States or Canada) for inclusion in the Borrowing Base), (a) with respect to leases of Real Property entered into by any Credit Party, such Credit Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases (including requirements to deliver landlord lien waivers, estoppels and collateral access letters without limiting the provisions set forth in the definition of the term "Eligible Inventory"), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent, the Collateral Agent and the Company, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets:  (i) any fee-owned Real Property that is not a Material Real Property and any leasehold interests in Real Property, (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and the PPSA, other than the proceeds and products thereof the assignment of which is expressly deemed effective under the UCC or the PPSA notwithstanding such prohibition, (iii) motor vehicles, aircraft, aircraft engines and other assets and personal property subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC or PPSA financing statement, (iv) letter of credit rights (except to the extent perfection can be accomplished through the filing of UCC-1, PPSA or RDPRM financing statements), (v) commercial tort claims with an individual value of less than $5,000,000, (vi) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority) after giving effect to the applicable anti-assignment clauses of the UCC and the PPSA, other than the proceeds and products thereof the assignment of which is expressly deemed effective under the UCC or the PPSA notwithstanding such prohibition, (vii) any "margin stock" and Equity Interests of any Person (other than any direct Wholly-Owned Restricted Subsidiary of any Borrower or any Subsidiary Guarantor) to the extent, and for so long as, the pledge of such Equity Interests would be prohibited by the terms of any applicable joint venture agreement or shareholders' agreement applicable to such Person, after giving effect to the applicable anti-assignment clauses of the UCC, PPSA and other applicable Requirements of Law, (viii) Equity Interests of any Unrestricted Subsidiary and Equity Interests of Coöperatie SunOpta U.A., (ix) any Equity Interests of any CFC or FSHCO directly owned by any U.S. Credit Party that are voting Capital Stock of such CFC or FSHCO in excess of 65% of the outstanding Equity Interests that are voting Capital Stock of such CFC or FSHCO (including for the avoidance of doubt, any instrument treated as Capital Stock for U.S. federal income tax purposes), (x) assets and personal property to the extent a security interest in such assets or personal property would result in material adverse tax consequences as reasonably determined by the Company in consultation with the Administrative Agent and notified in writing by the Company to the Administrative Agent, (xi) any intent-to-use trademark application prior to the filing of a "Statement of Use" with respect thereto, (xii) any Contractual Requirement, license or permit to which a Credit Party or any of their property (including personal property) is subject, and any property subject to a purchase money security interest, capital lease, Financing Lease Obligation or similar arrangement with any Person if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations constitutes a breach of, a violation of, or a default under, or invalidation of, or creates a right of termination in favor of any party (other than any Borrower or Guarantor) to, such Contractual Requirement, license, permit, purchase money arrangement, capital lease, Financing Lease Obligation or similar arrangement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or the PPSA), (xiii) any Deposit Accounts described in clause (i) or (ii) of the definition of the term "Excluded Account" and (xiv) any property or assets acquired after the Original Closing Date (including any property acquired through any acquisition, consolidation, amalgamation or merger of a Person, but excluding any assets or property included in the Borrowing Base), if at the time of such acquisition, the granting of a security interest therein or a pledge thereof is prohibited by any Contractual Requirement to the extent and for so long as such Contractual Requirement prohibits such security interest or pledge (the assets excluded pursuant to this clause (c) and pursuant to the second preceding paragraph of this definition, collectively, the "Excluded Assets"; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets), (d) control agreements shall not be required with respect to any Deposit Accounts, securities accounts, futures accounts or commodities accounts except to the extent set forth in Section 8.12, (e) share certificates of Immaterial Subsidiaries shall not be required to be delivered, (f) [reserved], (g) promissory notes evidencing Indebtedness for borrowed money in a principal amount less than or equal to $5,000,000 (individually) owing to any Credit Party shall not be required to be delivered and (h) no actions shall be required to be taken outside the United States and Canada to (i) create a security interest in assets titled or located outside of the United States and Canada or (ii) perfect or make enforceable any security interest in any such assets.

"Collection Accounts" shall mean, collectively, the U.S. Collection Accounts and the Canadian Collection Accounts.

"Commitment" shall mean, with respect to any Lender, such Lender's Revolving Commitment, LC Commitment, Swingline Commitment, Delayed Draw Term Loan Commitment or any Extended Revolving Commitment.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Communications" shall have the meaning provided in Section 12.19.

"Company" shall have the meaning provided in the preamble hereto and shall include, if applicable, any Successor Company.

"Compliance Certificate" shall mean a certificate of the Responsible Officer of the Company substantially in the form of Exhibit G hereto or such other form as may be reasonably satisfactory to the Administrative Agent.

"Conforming Changes" shall mean, with respect to the use, administration of or any conventions associated with SOFR, SONIA, SARON or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of "U.S. Base Rate", "European Base Rate", "Alternative Currency Daily Rate", "Alternative Currency Term Rate", "B/A Equivalent", "Daily Simple SOFR", "SOFR", "Term SOFR", "SONIA", "SARON", "Interest Period" and "Contract Period" (and, in each case, the definitions in any component thereof), timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and "U.S. Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

"Consolidated Cash Interest Expense" shall mean "Consolidated Interest Expense," but calculated excluding (i) any non-cash interest or deferred financing costs, (ii) any amortization or write-down of deferred financing fees, debt issuance costs including original issue discount, discounted liabilities, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees, (iv) penalties and interest related to Taxes, but including any cash costs otherwise excluded by the definition thereof and (v) any capitalized interest or payment in kind interest.

"Consolidated Depreciation and Amortization Expense" shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of intangible assets, deferred financing costs and fees, debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated EBITDA" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than clause (m) below) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of the term "Consolidated Net Income"; plus

(b) Indenture Fixed Charges of such Person for such period (including (w) net losses on Hedging Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations, (x) bank fees and other financing fees, (y) costs of surety bonds in connection with financing activities and (z) amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(v) through (1)(z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any (i) restructuring charges, accruals or reserves, retention charges (including charges or expenses in respect of incentive plans), (ii) start-up or initial costs for any project or new production line, division or new line of business, (iii) other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, (iv) integration and facilities opening costs, (v) any one-time costs incurred in connection with acquisitions and Investments and (vi) costs related to the closure and/or consolidation of facilities; provided that the aggregate amount added pursuant to this clause (d) (other than charges, accruals, reserves, costs, expenses or other amounts related to the transactions and events described on Schedule 1.01E hereto, which charges, accruals, reserves, costs, expenses or other amounts shall not be subject to such 20.0% cap), when taken together with the aggregate amounts added pursuant to clause (m) below, for any Test Period shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period prior to giving effect to any adjustments pursuant to this clause (d) and clause (m) below; plus

(e) any other non-cash charges (including (i) any write-offs or write-downs, (ii) losses on sales, disposals or abandonment of, or any improvement charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities and (iii) all losses from investments) (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Company may elect not to add back such non-cash charge in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock); plus

(h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i) any net loss from disposed, abandoned or discontinued operations; plus

(j) any (i) salary, benefit and other direct savings resulting from workforce reductions by such Person implemented or reasonably expected to be implemented within the 12 months following such period, (ii) severance or relocation costs or expenses of such Person during such period and (iii) costs and expenses incurred after the Second Restatement Effective Date related to employment of terminated employees incurred by such Person during such period; plus

(k) any proceeds from business interruption, casualty or liability insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(l) to the extent actually reimbursed (and not otherwise included in arriving at Consolidated Net Income), expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or merger involving the Company or any of its Subsidiaries; plus

(m) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken (in the good faith determination of the Company) and which are expected to be realized within 12 months of the date thereof in connection with the Transactions, future acquisitions and cost saving, restructuring and other similar initiatives (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized during such period from such actions); provided that such cost savings are reasonably identifiable and factually supportable; provided that the aggregate amount added back pursuant to this clause (m) (other than cost savings, synergies or other amounts related to the transactions and events described on Schedule 1.01E hereto, which such cost savings, synergies or other amounts shall not be subject to such 20.0% cap), when taken together with the aggregate amounts added pursuant to clause (d) above, for any Test Period shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period prior to giving effect to any adjustments pursuant to this clause (m) and clause (d) above;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; plus

(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period; plus

(c) any net income from disposed or discontinued operations.

"Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the Test Period most recently completed on or prior to such date of determination minus the sum of (i) the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries during such Test Period (other than Capital Expenditures to the extent financed with net cash proceeds received by the Company or any of its Restricted Subsidiaries from issuances of Equity Interests, net cash proceeds received by the Company or any of its Restricted Subsidiaries from dispositions or Casualty Events, or net cash proceeds received by the Company or any of its Restricted Subsidiaries from the incurrence of long-term Indebtedness, in each case, received during such Test Period, but including Capital Expenditures to the extent financed with proceeds of Loans) plus (ii) the amount of all cash payments made during such Test Period made by Company and its Restricted Subsidiaries in respect of income taxes (net of cash income tax refunds received during such Test Period) (excluding such cash payments related to asset sales not in the ordinary course of business) to (b) Consolidated Fixed Charges for such Test Period.

"Consolidated Fixed Charges" shall mean, as of any date of determination, the sum determined on a consolidated basis of (a) Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for the Test Period most recently completed on or prior to such date of determination plus (b) the scheduled principal payments made during such Test Period on all Indebtedness for borrowed money and Financing Lease Obligations of the Company and its Restricted Subsidiaries (other than payments by the Company or any of its Restricted Subsidiaries to the Company or to any other Restricted Subsidiary) due and payable in cash during such Test Period plus (c) the aggregate amount of all regularly scheduled Restricted Payments paid in cash by the Company with respect to its Equity Interests during such Test Period and (except solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio in connection with Section 9.12) all other Restricted Payments made in cash during such period in reliance on Section 9.03(b)(ix), Section 9.03(b)(x) to the extent such Restricted Payments are made in reliance of clause (c) of the definition of the "Available Equity Amount Basket" or Section 9.03(b)(xi).

"Consolidated Interest Expense" shall mean, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense in respect of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest charges (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Agreements with respect to Indebtedness, and excluding (v) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (w) penalties and interest relating to taxes, (x) any "additional interest" or "liquidated damages" with respect to other securities for failure to timely comply with registration rights obligations, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and discounted liabilities and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.

"Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating thereto and including relating to any multi-year strategic initiatives), including, without limitation, expenses incurred in connection with the Transactions, any expenses relating to severance, relocation costs, integration costs, transition costs, preopening, opening, consolidation and closing costs for facilities, one-time compensation costs, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, costs incurred in connection with acquisitions, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, restructuring and duplicative running costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by the Company shall be excluded;

(4) the Net Income for such period of any Person that is an Unrestricted Subsidiary or any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in Investment Cash Equivalents (or to the extent converted into Investment Cash Equivalents) to the Company or a Restricted Subsidiary thereof in respect of such period and the net losses of any such Person shall only be included to the extent funded with cash from the Company or any Restricted Subsidiary;

(5) effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other noncash charges in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(6) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(7) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profit interests or other rights or equity or equity-based incentive programs ("equity incentives") shall be excluded and any cash charges associated with the equity incentives or other long-term incentive compensation plans, rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Company, shall be excluded;

(9) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, asset sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to any Indebtedness and other securities and the syndication and incurrence of any debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long term indebtedness), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement) and including, in each case, any such transaction consummated on or prior to the Second Restatement Effective Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(10) accruals and reserves that are established or adjusted twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(11) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(12) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation, shall be excluded;

(13) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of FASB Accounting Standards Codification 815 shall be excluded;

(14) any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other monetary assets and liabilities and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items, shall be excluded;

(15) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guaranty, or any comparable regulation, shall be excluded;

(16) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, shall be excluded; and

(17) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

"Consolidated Secured Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) all outstanding Indebtedness of the Company and the Restricted Subsidiaries that is secured by a Lien on any assets of the Company and the Restricted Subsidiaries as of the last day of the Test Period most recently completed on or prior to such date of determination minus up to $25,000,000 of all Investment Cash Equivalents (in each case, (i) free and clear of all Liens, other than Permitted Liens, and (ii) that are held in a Deposit Account maintained with a Lender in the United States or Canada over which the Collateral Agent holds a perfected first-priority security interest) included on the consolidated balance sheet of the Company as of the last day of such Test Period to (b) Consolidated EBITDA of the Company and the Restricted Subsidiaries for such Test Period.

"Consolidated Total Assets" shall mean, as at any date of determination, the total assets of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as of the last day of the Test Period most recently completed on or prior to such date of determination.

"Consolidated Total Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) all outstanding Indebtedness of the Company and the Restricted Subsidiaries as of the last day of the Test Period most recently completed on or prior to such date of determination minus up to $25,000,000 of all Investment Cash Equivalents (in each case, (i) free and clear of all Liens, other than Permitted Liens, and (ii) that are held in a Deposit Account maintained with a Lender in the United States or Canada over which the Collateral Agent holds a perfected first-priority security interest) included on the consolidated balance sheet of the Company as of the last day of such Test Period to (b) Consolidated EBITDA of the Company and the Restricted Subsidiaries for such Test Period.

"Contingent Obligation" shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Contract Period" shall mean the term of any B/A Equivalent Loan which shall be of one, two~~,~~ or three ~~or six~~ months, as selected by the applicable Canadian Borrower in accordance with Section 2.03 or Section 2.08, (i) initially, commencing on the date of such B/A Equivalent Loan and (ii) thereafter, commencing on the day on which the immediately preceding Contract Period expires; provided that (a) if a Contract Period would otherwise expire on a day that is not a Business Day, such Contract Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Contract Period shall expire on the immediately preceding Business Day; (b) any Contract Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Contract Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Contract Period with respect to any portion of a B/A Equivalent Loan shall extend beyond the Tranche A Maturity Date.

"Contractual Obligation" shall mean an obligation under any Contractual Requirement.

"Contractual Requirement" shall have the meaning provided in Section 7.03.

"Corrective Extension Amendment" shall have the meaning provided in Section 2.19(e).

"Cost" shall mean, with respect to any Inventory or Equipment, the cost of purchase of such Inventory or Equipment determined according to accounting policies used in the preparation of the Company's Section 8.01 Financials and valued on a first in, first out basis.

"Costco Foreign Accounts" shall mean Accounts owing from Costco Wholesale Corporation or any of its Wholly-Owned Restricted Subsidiaries in the United Kingdom, Mexico and Japan.

"Covered Entity" shall have the meaning provided in Section 12.24(b).

"Covered Party" shall have the meaning provided in Section 12.24(a).

"Credit Documents" shall mean this Agreement, the First Amendment, the Second Amendment, the Third Amendment and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, any intercreditor agreement contemplated by this Agreement (including the ABL/Fixed Asset Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement, if applicable), each Incremental Revolving Commitment Agreement and the Second Restatement Agreement.

"Credit Event" shall mean the making of any Loan, including any Swingline Loan.

"Credit Extension" shall mean, as the context may require, (i) a Credit Event or (ii) a LC Credit Extension; provided that "Credit Extensions" shall not include conversions and continuations of outstanding Loans.

"Creditor Parties" shall have the meaning provided in Section 11.17.

"Credit Parties" shall mean the U.S. Credit Parties and the Canadian Credit Parties, as the context requires.

"Credit Party Guarantee" shall mean the guarantee of each Credit Party pursuant to Section 13.

"Crossing Lien Borrowing Base Removal Election" shall mean a notice given in writing by the Company to the Administrative Agent on or after any Crossing Lien Event of the Company, electing to remove the U.S. Real Estate, U.S. Equipment, Canadian Real Estate and Canadian Equipment from the calculation of the Borrowing Base and cause such Collateral to be Fixed Asset Priority Collateral and not ABL Priority Collateral.

"Crossing Lien Event" shall mean, in connection with the first Incurrence of any Indebtedness secured by Liens permitted by Sections 9.01(vi), (ix), (xv) or (xxxi) ( "Crossing Lien Indebtedness"), the delivery to the Administrative Agent, (i) no later than three Business Day's prior to such event, of prior written notice stating that it wishes to initiate a Crossing Lien Event and (ii) on the date of such Incurrence, a certificate of a Responsible Officer of the Company certifying that the conditions in clauses (i) through (iv) of the definition of "Crossing Lien Event Conditions" have been satisfied.

"Crossing Lien Event Conditions" shall mean (i) the Delayed Draw Term Loan Termination Date shall have occurred, (ii) no Event of Default shall have occurred or be continuing under this Agreement as of the date of Incurrence of such Crossing Lien Indebtedness, (iii) no Overadvance exists or is created as of the date of Incurrence of such Crossing Lien Indebtedness, and (iv) the ABL/Fixed Asset Intercreditor Agreement shall have been executed and delivered by the Collateral Agent, the Credit Parties and the representative of the Crossing Lien Indebtedness.

"Crossing Lien Indebtedness" shall have the meaning provided in the definition of "Crossing Lien Event".

"Daily Simple SOFR" shall mean, for any day, a per annum rate equal to the secured overnight financing rate published on such date by the Federal Reserve Bank of New York (or a successor administrator), as administrator of the benchmark, on its website (or any successor source satisfactory to the Administrative Agent (in consultation with the Borrower)).

"Debt Conditions" shall have the meaning provided in Section 9.04(ii).

"Debt Maturity Reserve" shall mean a Reserve with respect to, if not refinanced to a maturity date or otherwise modified or amended such that the payment thereof is required no earlier than at least 91 days after the Maturity Date, the aggregate principal amount of Indebtedness incurred pursuant to Sections 9.04(ii) and (iii) with an aggregate principal amount outstanding in excess of $20,000,000 and that remains outstanding as of the date that is 91 days prior to the stated maturity thereof.  The Debt Maturity Reserve shall become effective no earlier than on the 91st day prior to the date of the applicable payment in respect of any such Indebtedness incurred pursuant to Sections 9.04(ii) and (iii) with an aggregate principal amount outstanding in excess of $20,000,000.  The Debt Maturity Reserve shall be established automatically and, for the avoidance of doubt, not subject to waiver by the Administrative Agent in the exercise of its Permitted Discretion, on the date that is 91 days prior to the stated maturity of any such Indebtedness incurred pursuant to Sections 9.04(ii) and (iii) with an aggregate principal amount outstanding in excess of $20,000,000.  The Debt Maturity Reserve shall be reduced by the amount of any subsequent payment of principal in respect of any such Indebtedness incurred pursuant to Sections 9.04(ii) and (iii) with an aggregate principal amount outstanding in excess of $20,000,000 that occurs after the date of the imposition of such Reserve and the Debt Maturity Reserve shall be immediately eliminated if any subsequent to the date of imposition of such Reserve, any such applicable payment is refinanced or otherwise modified or amended such that the payment thereof is required no earlier than at least 91 days after the Maturity Date.

"Debtor Relief Laws" shall mean the Bankruptcy Code of the United States, BIA, CCAA and WURA and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

"Default Right" shall have the meaning provided in Section 12.24(b).

"Defaulting Lender" shall mean any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified the Administrative Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by the Administrative Agent or any Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent and Company that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an insolvency proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial, federal or foreign regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an Equity Interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

"Delayed Draw Equipment Tranche" shall mean each Borrowing of Delayed Draw Term Loans on any Delayed Draw Term Loan Advance Date made to finance a Delayed Draw Financed Capital Expenditure consisting of, or relating to, Eligible Capex Equipment.

"Delayed Draw Equipment Tranche Documentation" shall mean a summary of invoices  in connection with any Eligible Capex Equipment and, if reasonably requested by the Administrative Agent, copies of such invoices, acquisition agreement or other purchase documents relating to such Eligible Capex Equipment, invoice registers, status reports and other related documents and information as the Administrative Agent may reasonably request and in a manner reasonably satisfactory to the Administrative Agent, in connection with any Eligible Capex Equipment.

"Delayed Draw Financed Capital Expenditure" shall have the meaning provided in Section 7.08(a).

"Delayed Draw Maturity Date" shall mean December 31, 2025.

"Delayed Draw Real Property Tranche" shall mean each Borrowing of Delayed Draw Term Loans on any Delayed Draw Term Loan Advance Date made to finance a Delayed Draw Financed Capital Expenditure consisting of, or relating to, Eligible Capex Real Property.

"Delayed Draw Real Property Tranche Documentation" shall mean (1) Appraisals with respect to the relevant Eligible Capex Real Property prepared on a basis reasonably satisfactory to the Administrative Agent and any other Lender whose consent is required hereunder, (2) counterparts of a Mortgage with respect to each Eligible Capex Real Property duly executed and delivered by the record owner of such Eligible Capex Real Property, (3) such other Related Real Estate Documents with respect to each Eligible Capex Real Property in form and substance reasonably satisfactory to the Administrative Agent and  any other Lender whose consent is required hereunder and (4) Phase I environmental assessments in accordance with the ASTM E1527-13 standard and in form and substance reasonably satisfactory to the Administrative Agent. Such Appraisals, Mortgages, Related Real Estate Documents and environmental assessments shall be at the Company's sole cost and expense. All reports of appraisers, life-of-loan flood hazard determinations and all environmental assessments must be provided directly to the Administrative Agent who shall be entitled to rely thereon.

"Delayed Draw Term Lender" shall mean a Lender with a Delayed Draw Term Loan Commitment or that holds a Delayed Draw Term Loan.

"Delayed Draw Term Loan" shall mean an advance made to the U.S. Parent Borrower pursuant to Section 2.01(b) under the Delayed Draw Term Loan Facility.

"Delayed Draw Term Loan Advance Amount" shall mean, (i) with respect to each Borrowing of Delayed Draw Term Loans constituting a Delayed Draw Equipment Tranche, the Cost of Eligible Capex Equipment constituting, or applicable to, such Delayed Draw Financed Capital Expenditure, multiplied by 80%; provided that, the aggregate principal amount of Delayed Draw Term Loans incurred to finance Equipment that is, at such time, the subject of Progress Payments shall not exceed $37,500,000 in the aggregate at any such time (it being understood that once Progress Payments with respect to any such Equipment are complete and such Equipment constitutes Eligible Capex Equipment, such Delayed Draw Term Loans shall no longer count against such $37,500,00 cap), or (ii) with respect to each Borrowing of Delayed Draw Term Loans constituting a Delayed Draw Real Property Tranche, the appraised Fair Market Value of the Eligible Capex Real Property constituting, or applicable to, such Delayed Draw Financed Capital Expenditure multiplied by 75%.

"Delayed Draw Term Loan Advance Date" shall mean the date, if any, that any Delayed Draw Term Loan is advanced.

"Delayed Draw Term Loan Commitment" shall mean, with respect to each Delayed Draw Term Lender, the commitment, if any, of such Delayed Draw Term Lender to make Delayed Draw Term Loans hereunder up to the amount set forth and opposite such Delayed Draw Term Lender's name on Schedule 2.01(b) under the caption "Delayed Draw Term Loan Commitment" or in the Assignment and Assumption Agreement pursuant to which such Delayed Draw Term Lender assumed its Delayed Draw Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 or (b) reduced or increased from time to time pursuant to assignments by or to such Delayed Draw Term Lender pursuant to Section 12.04.  The aggregate amount of the Delayed Draw Term Lenders' Delayed Draw Term Loan Commitments on the Second Restatement Effective Date is $75,000,000.

"Delayed Draw Term Loan Commitment Termination Date" shall mean the earliest of (i) June 30, 2022, (ii) the date on which all Delayed Draw Term Loan Commitments have been drawn as Delayed Draw Term Loans hereunder, (iii) the date on which the Delayed Draw Term Loan Commitments are terminated pursuant to Section 2.07(b), (iii) the date on which the Tranche A Revolving Commitments are terminated pursuant to Section 2.07(b) and (iv) the date on which all amounts outstanding under this Agreement have been declared, or have automatically become, due and payable (whether by acceleration or otherwise).

"Delayed Draw Term Loan Facility" shall have the meaning provided in the recitals hereto.

"Delayed Draw Term Loan Note" shall mean each note substantially in the form of Exhibit B-3 hereto.

"Delayed Draw Term Loan Termination Date" shall mean the earliest to occur of (i) solely if there are no Delayed Draw Term Loans outstanding, the Delayed Draw Term Loan Commitment Termination Date, (ii) the Delayed Draw Maturity Date and (iii) the date on which the Delayed Draw Term Loan Commitments have been terminated and all Delayed Draw Term Loans and any accrued and unpaid interest and fees hereunder (if any) and any other amounts outstanding and due and payable in respect of the Delayed Draw Term Loan Facility, other than Contingent Obligations, shall have been paid in full.

"Delayed Draw Unused Line Fee" shall have the meaning provided in Section 2.05(a).

"Deposit Account Control Agreement" shall mean a Deposit Account blocked control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for a Borrower or any other Credit Party, in each case as required by, and in accordance with the terms of, Section 8.12 and in form and substance reasonably satisfactory to the Administrative Agent.

"Designated Jurisdiction" shall mean any country or territory to the extent that such country or territory itself is the subject of comprehensive country- or territory-wide Sanctions.

"Designated Non-Cash Consideration" shall mean the Fair Market Value, as set forth in an officer's certificate of a Responsible Officer, of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale, less the amount of Investment Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration; provided that such disposition is in compliance with Section 9.02.

"Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all bad debt write-downs, discounts, credits, returns, rebates, and other dilutive items.

"Dilution Ratio" shall mean, at any date, as to the Accounts owned by any Person, the amount (expressed as a percentage) that is the result of dividing (a) the Dollar Equivalent of the applicable Dilution Factors for the twelve most recently ended fiscal months with respect to such Person's Accounts, by (b) the Dollar Equivalent of such Person's total gross sales with respect to their Accounts for the twelve most recently ended fiscal months.

"Dilution Reserve" shall mean the Canadian Dilution Reserve and the U.S. Dilution Reserve.

"Disqualified Stock" shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the Latest Maturity Date or the date the Obligations are paid in full; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant of the Company, any of its Subsidiaries, or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an "affiliate" by the board of directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders' agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.  For the avoidance of doubt, the PIPE Securities shall not constitute Disqualified Stock hereunder.

"Disqualifying Event" shall have the meaning provided in the definition of "Eligible Currency".

"Distribution Conditions" shall mean, with respect to any Restricted Payment or Restricted Junior Debt Prepayment, the following:

(i) as of the date of any such Restricted Payment or Restricted Junior Debt Prepayment, and after giving effect thereto, no Event of Default shall have occurred and be continuing,

(ii) as of the date of any such Restricted Payment, and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such Restricted Payment occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 15.0% of the Line Cap and (y) $22,500,000,

(iii) as of the date of any such Restricted Junior Debt Prepayment, and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such Restricted Junior Debt Prepayment occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 15.0% of the Line Cap and (y) $22,500,000,

(iv) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis for such Restricted Payment shall be no less than 1.0 to 1.0; provided that this clause (iv) shall not apply if, as of the date of any such Restricted Payment, and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such Restricted Payment occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 20.0% of the Line Cap and (y) $30,000,000,

(v) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis for such Restricted Junior Debt Prepayment  shall be no less than 1.0 to 1.0; provided that this clause (v) shall not apply if, as of the date of any such Restricted Junior Debt Prepayment, and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such Restricted Junior Debt Prepayment occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 20.0% of the Line Cap and (y) $30,000,000, and

(vi) for any Restricted Payment and/or Restricted Junior Debt Prepayment exceeding $25,000,000 in the aggregate, the Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying as to compliance with the preceding clauses  (other than with respect to the portion of any 30 consecutive day period prior to the date of such Restricted Payment and/or Restricted Junior Debt Prepayment that has not occurred as of the date such certificate is delivered) and demonstrating (in reasonable detail) the calculations required thereby, in form and substance reasonably satisfactory to the Administrative Agent, not less than two (2) Business Days prior to the date of such Restricted Payment and/or Restricted Junior Debt Prepayment (or such shorter period as may be agreed upon in writing by the Administrative Agent).

"Documentation Agent" shall mean JPMorgan Chase Bank, N.A., in its capacity as documentation agent.

"Dodd-Frank and Basel III" shall have the meaning provided in Section 3.01(d).

"Dollar Equivalent" shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined at such time on the basis of the Spot Rate for the purchase of Dollars with such currency at such time.

"Domestic Restricted Subsidiary" shall mean any Domestic Subsidiary that is a Restricted Subsidiary.

"Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of the United States, any state thereof or the District of Columbia.

"Dominion Accounts" shall have the meaning provided in Section 8.12(c)(i).

"Dutch Mechanics" shall have the meaning provided in the recitals hereto.

"Dutch Release" shall have the meaning provided in the recitals hereto.

"EEA Financial Institution" shall mean (i) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (ii) any Person established in an EEA Member Country that is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" shall mean any Governmental Authority of any EEA Member Country having responsibility for the resolution of any EEA Financial Institution.

"Electronic Copy" shall have the meaning provided in Section 12.19.

"Electronic Platform" shall have the meaning provided in the definition of the term "Spot Rate".

"Eligible Account" shall mean, at any time, an Account created by a Borrower in the ordinary course of its business, that arise out of its sale of goods (other than promotional products not held for sale) or rendition of services:

(a) that is subject to a perfected (or the equivalent) first priority Lien, in accordance with the Collateral and Guarantee Requirement only, in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents; provided that, notwithstanding anything to the contrary in this clause (a), from and after the Third Amendment Effective Date until March 31, 2023, up to $2,000,000 of Costco Foreign Accounts shall constitute "Eligible Accounts" so long as such Accounts would meet all of the criteria of "Eligible Accounts" set forth in clauses (b) through (q) below (collectively, the "Eligible Costco Foreign Accounts");

(b) that is not subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, and (ii) a Lien (if any) permitted by Section 9.01 which Permitted Lien shall rank junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(c) that (i) is evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent (or in a form required by any Account Debtor so long as such form is reasonably satisfactory to the Administrative Agent), and which has been sent to the Account Debtor (which may include electronic transmission) and (ii) does not represent a progress billing, sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

(d) the Account Debtor of which is an Eligible Account Debtor and is not an Affiliate of any Borrower;

(e) that is not owing from an Account Debtor that is (i) an agency, department or instrumentality of the federal government of the United States or any government of any state thereof (any such Account, a "U.S. Government Account"), (ii) an agency, department or instrumentality of the federal government of Canada or the government of any province, territory or subdivision thereof, or (iii) to the extent applicable and subject to Requirement of Law having similar effect to the Assignment of Claims Act of 1940 or the Financial Administration Act (Canada), an agency, department or instrumentality of the government of any country other than the United States or Canada unless (A) the applicable Borrower shall have satisfied the requirements of  (x) the Assignment of Claims Act of 1940 in the case of Accounts owing from any agency, department or instrumentality of the federal government of the United States, (y) the Financial Administration Act (Canada) in the case of Accounts owing from an agency, department or instrumentality of the federal government of Canada or (z) if applicable, any similar state,  provincial, territorial, or subdivision legislation or any similar foreign legislation, in the case of Accounts owing from any other applicable government agency, department or instrumentality; and, in each such case, the Administrative Agent is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such Account Debtor; provided that, notwithstanding the foregoing in this clause (e), solely for purposes of calculating the Borrowing Base, up to $10,000,000 of U.S. Government Accounts shall constitute "Eligible Accounts" so long as such U.S. Government Accounts would meet all the other criteria of "Eligible Accounts" (other than as required by this proviso to clause (e));

(f) that is not subject to any late payment for longer than 60 days according to its original terms of sale or 90 days after the date of the original invoice therefor; provided that, notwithstanding anything to the contrary in this clause (f), Accounts owing from any Account Debtor having a corporate credit rating of at least BBB- by S&P or Baa3 by Moody's that are not subject to any late payment for longer than 90 days according to its original terms of sale or more than 120 days from the date of the original invoice therefor shall constitute "Eligible Accounts" so long as such Accounts would meet the criteria of "Eligible Accounts" other than as required by this proviso to this clause (f);

(g) that is not the obligation of an Account Debtor (other than an individual) of which 50% or more of the Dollar Equivalent amount of all Accounts owing by such Account Debtor are, based on the most recent Borrowing Base Certificate, ineligible under the criteria set forth in clause (f) above;

(h) that is not subject to any deduction, offset, counterclaim, defense or dispute (other than (i) sales discounts given in the ordinary course of the applicable Borrower's business and reflected in the amount of such Account as set forth in the invoice or other supporting material therefor or (ii) an offset or counterclaim of a nature specifically addressed in the determination of the Borrowing Base); provided, however, that if an Account satisfies all of the requirements of an Eligible Account other than this clause (h), such Account shall be an Eligible Account, but only to the extent of the amount of such Account that exceeds any such deduction, offset, counterclaim, defense or dispute or other conditions; provided that, if the Administrative Agent in its Permitted Discretion has established an appropriate Reserve and determines to include such Account as an Eligible Account or such Account Debtor has entered into an agreement reasonably acceptable to the Administrative Agent to waive such rights, such Account shall be included as an Eligible Account.

(i) that is denominated and payable only in Dollars, Canadian Dollars, Euros, Pounds Sterling or Swiss Francs;

(j) such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(k) that, together with the contract evidencing such Account, does not contravene in any material respect any Requirement of Law applicable thereto (including, without limitation, Requirement of Law relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in a manner that would affect the enforceability of such Account and with respect to which none of the Borrowers or the Account Debtor is in violation of any such Requirement of Law in any material respect in a manner that would affect the enforceability of such Account;

(l) that arises under a contract which restricts in a legally enforceable manner the ability of the Administrative Agent, Collateral Agent or Lenders to exercise their rights under the Credit Documents, including, without limitation, their right to review the related invoice or the payment terms of such contract;

(m) in the case of an Account originated by a Canadian Borrower, the Account Debtor of which has a billing address in Canada and that was not issued for an amount in excess of the Fair Market Value of the merchandise or services provided by the Canadian Borrower to which the Account relates;

(n) that, when aggregated with all other Accounts of the same Account Debtor, is not in excess of (x) solely in the case of Accounts owing by an Account Debtor that has a corporate family rating that is an Investment Grade Rating or an equivalent rating, 30.0% or (y) in the case of all other Accounts, 15.0%, in each case, of all Eligible Accounts (but, in each case, the portion of the Accounts not in excess of such applicable concentration limit shall not be deemed ineligible due to this clause (n));

(o) that, during any Cash Dominion Period, and solely with respect to Account Debtors in Account Debtor Approved Countries other than (x) the United States and Canada and (y) such other Account Debtor Approved Countries in which the Additional Account Security Actions have been satisfied with respect thereto,  does not, when taken together with the Accounts originated by applicable Borrowers owed by Account Debtors in all such jurisdictions, comprise more than 33% of all Eligible Accounts included in the Borrowing Base (it being understood the portion of such Accounts not in excess of such limit shall not be deemed ineligible due to this clause (o));

(p) that Accounts are not subject to, or included or expected to be included, as part of an accounts receivable factoring program or supply chain financing program; and

(q) (i) the Account Debtor obligated upon such Account has not notified any Borrower or the Administrative Agent that it has suspended business, or made a general assignment for the benefit of creditors or has failed to pay its debts generally as they come due, and (ii) no petition is filed by or against the Account Debtor obligated upon such Account under any Debtor Relief Law.

With respect to any Accounts eligible for inclusion in the Borrowing Base (as reasonably determined by the Company in consultation with the Administrative Agent) that are acquired by a U.S. Borrower or Canadian Borrower, as applicable, (other than from another Borrower, but including any Accounts of any Person that has become a Borrower) after the Second Restatement Effective Date in a Permitted Acquisition or similar Investment, such acquired Accounts may be included in the Tranche A Borrowing Base, subject to the advance rates set forth in clauses (a)(II) and (b)(II) of the definition of "Tranche A Borrowing Base" for up to 90 days after the acquisition thereof without the Administrative Agent having completed a Field Examination with respect thereto, so long as (i) all acquired Accounts included in the Tranche A Borrowing Base during such period of 90 days after the acquisition thereof for which a Field Examination with respect thereto has not been completed by the Administrative Agent (each, an "Acquired U.S. No Field Examination Account" or "Acquired Canadian No Field Examination Account", as applicable) does not represent more than 35.0% of the Tranche A Borrowing Base (when taken together with any Inventory included in the Tranche A Borrowing Base, pursuant to clause (i) of the last paragraph of the definition of the term "Eligible Inventory") and (ii) the Collateral and Guarantee Requirement shall be satisfied with respect to the applicable Borrower or Guarantor or such Acquired U.S. No Field Examination Accounts or Acquired Canadian No Field Examination Accounts.  With respect to any Accounts of the type eligible for inclusion in the Borrowing Base that are acquired by a Borrower (other than from another Borrower, but including any Accounts of any Person that has become a Borrower) after the Second Restatement Effective Date in a Permitted Acquisition or similar Investment and not otherwise included in the Tranche A Borrowing Base by virtue of the provisions of the preceding sentence, such acquired Accounts shall be included in the Tranche A Borrowing Base and Tranche B Borrowing Base only after completion of a Field Examination with respect thereto by the Administrative Agent, unless the Administrative Agent shall have determined in its discretion that no such due diligence investigation with regard to such Accounts is required.

"Eligible Account Debtor" shall mean an Account Debtor that:

 (i) has a billing address in an Account Debtor Approved Country;

 (ii) is not a Person with respect to which the European Union, the United States, Canada or any other Account Debtor Approved Country shall have imposed Sanctions;

 (iii) is not a Person (A) that is listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (B) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (C) with which a Lender or a Borrower  is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, AML Legislation or PCMLTFA, (D) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order, or (E) that is named as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or any similar lists published in the European Union, Canada (that include "designated persons", "politically exposed foreign person" or "terrorist group" as described in Anti-Terrorism Laws of Canada, collectively, "Canadian Blocked Persons") or any other Account Debtor Approved Country; and

 (iv) is not a Person (A) whose property or interest in property is otherwise blocked or subject to blocking pursuant to Section 1 of the Executive Order or any other Anti-Terrorism Law, or (B) that engages in any dealings or transactions prohibited by Section 2 of the Executive Order or any other Anti-Terrorism Law, AML Legislation or PCMLTFA.

"Eligible Assignee" shall mean a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by the Company which shall be deemed given if no objection is made within fifteen Business Days after written notice of the proposed assignment is received by the Company from the Administrative Agent), the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank (which approval shall not be unreasonably withheld or delayed); or (c) during an Event of Default by the Company or any other Borrower under Section 10.01 or 10.05, any Person acceptable to the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank in (which approval shall not be unreasonably withheld or delayed).

"Eligible Canadian Accounts" shall mean the Eligible Accounts owned by the Canadian Borrowers.

"Eligible Canadian Equipment" shall mean the Eligible Equipment owned by the Canadian Borrowers.

"Eligible Canadian Inventory" shall mean the Eligible Inventory owned by the Canadian Borrowers.

"Eligible Canadian Real Estate" shall mean the Eligible Fee-Owned Real Estate owned by the Canadian Borrowers.

"Eligible Canadian Supplies and Packaging Inventory" shall mean Eligible Supplies and Packaging Inventory owned by the Canadian Borrowers.

"Eligible Capex Equipment" shall mean Capital Expenditures consisting of the acquisition, development, construction, installation, repair, restoration, replacement, relocation, renewal, upgrade, expansion or improvement of, or investment in, or addition or accession to, Equipment in respect of or relating to the Aseptic Facility or any other facilities, locations or properties of the Company or any other Credit Party, including the Costs of related control systems and installation (solely to the extent such Cost of installation is embedded in (and not separately identifiable) the same invoice as the Cost with respect to the applicable Equipment).  Without limiting the foregoing, Eligible Capex Equipment shall exclude Equipment:

(a) that is not subject to a perfected (or equivalent) first priority Lien, in accordance with the Collateral and Guarantee Requirement only, in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) that is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents and (ii) a Lien (if any) permitted by Section 9.01 which Permitted Lien shall rank junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(c)  that is not in good working condition and is obsolete, damaged or defective and is serviced or maintained in accordance with industry standards;

(d) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title (including any retention of title right) to such Equipment, other than in respect of the interest of any carrier of Equipment in transit or (ii) be indicated on any purchase order or invoice with respect to such Equipment as having or purporting to have an interest therein;

(e) that is subject to any arrangement that restricts any Borrower's or the Administrative Agent's right to dispose of such Equipment unless Administrative Agent has received a lien waiver reasonably satisfactory to the Administrative Agent;

(f) that is not located in the United States;

(g) that (i) is located in any location leased by an applicable Borrower unless the Administrative Agent has given its prior written consent thereto or unless the lessor has delivered to the Administrative Agent a Collateral Access Agreement (but, in any event, no more than one Collateral Access Agreement per location) or such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may deem reasonably necessary in the jurisdiction of such Equipment's location; or (ii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor (other than any such mortgage or other security interest that constitutes a Permitted Lien), or is located in any third-party warehouse or other storage facility or is in the possession of a bailee unless such mortgagee, warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement (but, in any event, no more than one Collateral Access Agreement per location) or such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may reasonably deem necessary in the jurisdiction of such Equipment's location;

(h) that constitutes "fixtures" unless located on Real Property owned by a Borrower and on which a mortgage (or similar security interest) has been given in favor of the Collateral Agent for the benefit of the Secured Creditors;

(i) that is not covered by casualty insurance as and to the extent required by the terms of this Agreement;

(j) maintenance with respect to existing Equipment of the Company or any other Credit Party;

(k) that has been acquired from an entity subject to Sanctions or any specially designated nationals list maintained by OFAC; and

(l) that is not in the possession of the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, until and including ~~June 30~~March 31, ~~2022~~2023, any Equipment that is the subject of Progress Payments and that, upon satisfaction of all required Progress Payments in connection therewith, would qualify as Eligible Capex Equipment, shall qualify as "Eligible Capex Equipment" during the period it is subject to Progress Payments.

"Eligible Capex Real Property" shall mean Capital Expenditures consisting of the acquisition, development, construction, installation, repair, restoration, replacement, relocation, renewal, upgrade, expansion or improvement of, or investment in, or addition or accession to, Real Property in respect of or relating to the Aseptic Facility or any other facilities, locations or properties of the Company or any other Credit Party. No Real Property shall be Eligible Capex Real Property unless it (i) is owned by a  Borrower in fee title in the United States, (ii) is at all times subject to the Collateral Agent's duly perfected, first-priority security interest (subject only to Liens permitted by Section 9.01) pursuant to Mortgages and other Related Real Estate Documents in form and substance reasonably satisfactory to the Administrative Agent and  any other Lender whose consent is required hereunder and not subject to any other Lien except a Permitted Lien, and (iii) conforms in all material respects to the representations and warranties relating to such Real Property set forth in this Agreement and the Security Documents.

"Eligible Costco Foreign Accounts" shall have the meaning provided in the definition of "Eligible Account."

"Eligible Currency" shall mean any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the Issuing Banks, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the Issuing Banks, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Third Amendment Effective Date, after the Third Amendment Effective Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Banks (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the Issuing Bank, as applicable, or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a "Disqualifying Event"), then the Administrative Agent shall promptly notify the Lenders and the U.S. Parent Borrower, and such country's currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

"Eligible Equipment" shall mean, at any time, the Equipment of the Borrowers, but excluding any Equipment:

(a) that is not subject to a perfected (or equivalent) first priority Lien, in accordance with the Collateral and Guarantee Requirement only, in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) that is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents and (ii) a Lien (if any) permitted by Section 9.01 which Permitted Lien shall rank junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(c) that is determined, based on the applicable Borrowers' historical practices and procedures, in each case, which are reasonably acceptable to the Administrative Agent (it being understood that the Borrowers' historical practices and procedures, as of the Second Restatement Effective Date, are reasonably acceptable to the Administrative Agent), to be obsolete, damaged or defective or is not in good order and repair and used or useable in the ordinary course of the applicable Borrower's business;

(d) that does not conform in any material respect to all applicable standards imposed by any Governmental Authority, including the Fair Labor Standards Act of 1938 and the Employment Standards Act (Ontario) that would affect the ability of the Collateral Agent to sell such Equipment;

(e) in which any Person other than such Borrower or any other applicable Borrower shall (i) have any direct or indirect ownership, interest or title (including any retention of title right) to such Equipment, other than in respect of the interest of any carrier of Equipment in transit or (ii) be indicated on any purchase order or invoice with respect to such Equipment as having or purporting to have an interest therein;

(f) that is not located in the United States or Canada;

(g) that (i) is located in any location leased by an applicable Borrower unless the Administrative Agent has given its prior written consent thereto or unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may deem reasonably necessary in the jurisdiction of such Equipment's location or (B) a Rent Reserve with respect to such location has been established by the Administrative Agent in its Permitted Discretion; or (ii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor (other than any such mortgage or other security interest that constitutes a Permitted Lien), or is located in any third party warehouse or other storage facility or is in the possession of a bailee unless (A) such mortgagee, warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement or such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may reasonably deem necessary in the jurisdiction of such Equipment's location or (B) a Rent Reserve with respect to such location has been established by the Administrative Agent in its Permitted Discretion;

(h) which is located at an outside repair facility (unless payables in respect thereof are reserved);

(i) that constitutes "fixtures" unless located on Real Property owned by Borrower and on which a mortgage (or similar security interest) has been given in favor of the Collateral Agent for the benefit of the Secured Creditors;

(j) for which reclamation rights have been called in by the seller;

(j) that is not covered by casualty insurance as and to the extent required by the terms of this Agreement; and

(k) that is otherwise designated by the Company as "ineligible" by written notice to the Administrative Agent or in any Borrowing Base Certificate delivered to the Administrative Agent.

"Eligible Fee-Owned Real Estate" shall mean Real Property that (i) is owned by a U.S. Borrower or a Canadian Borrower in fee title in the United States or Canada, (ii) is at all times subject to the Collateral Agent's duly perfected, first-priority security interest (subject only to Liens permitted by Section 9.01) pursuant to Mortgages and other Related Real Estate Documents in form and substance reasonably satisfactory to the Administrative Agent and any other Lender whose consent is required hereunder  and not subject to any other Lien except a Permitted Lien, (iii) conforms in all material respects to the representations and warranties relating to such Real Property set forth in this Agreement and the Security Documents, (iv) solely with respect to Real Property owned by a U.S. Borrower or a Canadian Borrower on the Second Restatement Effective Date, as set forth on Schedule 5.15 (it being agreed that (x) the Real Property set forth on Schedule 5.15 shall be deemed to have been appraised by a third-party appraiser reasonably satisfactory to the Administrative Agent not more than three months prior to the Second Restatement Effective Date and (y) the Appraisals with respect to the Real Property set forth on Schedule 5.15 shall be deemed to have been prepared on a basis reasonably satisfactory to the Administrative Agent and any other Lender whose consent is required hereunder) and (v) solely with respect to Real Property owned by any U.S. Borrower or Canadian Borrower that is not set forth on Schedule 5.15, (x) has been appraised by a third-party appraiser reasonably satisfactory to the Administrative Agent and (y) for which the Appraisals with respect thereto shall have been prepared on a basis reasonably satisfactory to the Administrative Agent and any other Lender whose consent is required hereunder; provided that, Eligible Fee-Owned Real Estate shall exclude any Real Property that is otherwise designated by the Company as "ineligible" by written notice to the Administrative Agent or in any Borrowing Base Certificate delivered to the Administrative Agent.

"Eligible Insured and Letter of Credit Backed Account" shall mean an Account created by a Borrower in the ordinary course of its business, that is either (i) fully insured (to the extent provided for therein) by credit insurance reasonably satisfactory to the Administrative Agent or (ii) secured by a letter of credit reasonably acceptable to the Administrative Agent which, upon the request of the Administrative Agent during a Cash Dominion Period, has been assigned to the Collateral Agent in a manner reasonably satisfactory to the Administrative Agent, and otherwise qualifies as an "Eligible Account" hereunder, but for the failure of the Account Debtor to be located in an Account Debtor Approved Country.

"Eligible In-Transit Inventory" shall mean Inventory owned by a Borrower that would meet all of the criteria of "Eligible Inventory" if it were not in transit from any location to a location of such Borrower within the Inventory Approved Countries (such Inventory, "In-Transit Inventory"). Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless (a) except as otherwise agreed by the Administrative Agent, such Inventory is either (i) subject to a negotiable document of title and such document of title shows the Administrative Agent (or, with the consent of the Administrative Agent, the applicable Credit Party) as consignee, and the Administrative Agent has control over such document of title which evidences ownership of the subject Inventory (including by the delivery of customs broker agreements in a form and substance reasonably acceptable to the Administrative Agent) or (ii) for Inventory in transit to a location within the United States or Canada only, subject to a non-negotiable document of title, and such document of title shows the Administrative Agent  as consignee, which document is in possession of the Administrative Agent or such other Person (including any Borrower) as the Administrative Agent shall approve; (b) such Inventory is insured in accordance with the provisions of this Agreement and the other Credit Documents, including, if applicable, marine cargo insurance; (c) such Inventory has been identified to the applicable sales contract and title has passed to the applicable Borrower; (d) such Inventory is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory or with respect to which any Borrower is in default of any obligations; (e) such Inventory is subject to customary purchase orders and other sale documentation consistent with such Borrower's ordinary course of dealing; and (f) such Inventory is shipped by a common carrier that is not affiliated with the vendor and has not been acquired from a Person (i) that is listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (ii) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with which a Lender or a Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, AML Legislation or PCMLTFA, (iv) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order, (v) that is a Canadian Blocked Persons or (vi) that is named as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or any similar lists published in the European Union; provided that, notwithstanding the foregoing in this definition, solely after all Obligations in respect of the Tranche B Subfacility have been irrevocably paid in full, up to $25,000,000 of In-Transit Inventory shall constitute "Eligible In-Transit Inventory" so long as (A) the Total Excess Availability on any single day (calculated without giving effect to the incurrence of any Borrowings made in reliance on Eligible In-Transit Inventory pursuant to this proviso), and on each day during the immediately preceding 30 consecutive day period, shall have been not less than 12.5% of the Line Cap, (B) such In-Transit Inventory would meet all of the criteria of "Eligible In-Transit Inventory" set forth in clauses (b) through (f) above and (C) all fees and other amounts payable to the vendor of such In-Transit Inventory have been paid in full; it being understood that the Administrative Agent, in its Permitted Discretion, shall have the ability to establish Reserves for (x) fees payable to freight carriers, freight forwarders, customs brokers, shipping companies or other Persons in possession of such In-Transit Inventory, (y) port and customs fees and (y) any other fees, charges or amounts payable to any Person in connection with the transportation and delivery of In-Transit Inventory (collectively, the "In-Transit Reserves").  The aggregate Eligible In-Transit Inventory shall not exceed $25,000,000 at any time.  The Administrative Agent, in its Permitted Discretion, shall have the ability to establish Reserves for landing costs if such Eligible In-Transit Inventory is coming from a jurisdiction outside the Inventory Approved Countries.

"Eligible Inventory" shall mean, at any time, Eligible In-Transit Inventory and Inventory of the Borrowers, but excluding any Inventory:

(a) that is not subject to a perfected (or the equivalent) first priority Lien (in accordance with the Collateral and Guarantee Requirement) in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) that is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, and (ii) a Lien (if any) permitted by Section 9.01 which Permitted Lien shall rank junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(c) that is determined, based on the applicable Borrowers' historical practices and procedures, in each case, which are reasonably acceptable to the Administrative Agent (it being understood that the Borrowers' historical practices and procedures, as of the Second Restatement Effective Date, are reasonably satisfactory to the Administrative Agent), to be slow moving, obsolete, unmerchantable, damaged, "seconds", defective, used, unfit for sale, or unacceptable due to age, type, category or quantity;

(d) that does not conform in any material respect to all applicable standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale, including the Fair Labor Standards Act of 1938 and the Employment Standards Act (Ontario), which non-conformity would affect the ability of the applicable Borrowers to sell such Inventory;

(e) in which any Person other than such Borrower or any other applicable Borrower shall (i) have any direct or indirect ownership, interest or title (including any retention of title right) to such Inventory, other than in respect of the interest of any carrier of Inventory in transit or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) except with respect to Eligible In-Transit Inventory, that is not located in an Inventory Approved Country, or is in transit (other than between locations in or between Inventory Approved Countries, controlled by the applicable Borrowers, to the extent included in current perpetual Inventory reports of any such Borrower);

(g) except with respect to Eligible In-Transit Inventory, that, unless in transit between locations in or between Inventory Approved Countries, controlled by the applicable Borrowers, and included in current perpetual Inventory reports of any such Borrower, (i) is located in any location leased by an applicable Borrower unless the Administrative Agent has given its prior written consent thereto or unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may deem reasonably necessary in the jurisdiction of such Inventory's location or (B) a Rent Reserve with respect to such location has been established by the Administrative Agent in its Permitted Discretion; (ii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor (other than any such mortgage or other security interest that constitutes a Permitted Lien),  or is located in any third party warehouse or other storage facility or is in the possession of a bailee unless (A) such mortgagee, warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require in its Permitted Discretion or the Administrative Agent or its counsel may deem reasonably necessary in the jurisdiction of such Inventory's location or (B) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion; or (iii) is located in any location where the aggregate Eligible Inventory is less than $100,000;

(h) except with respect to Eligible In-Transit Inventory consigned to the Administrative Agent (or another Person permitted by the terms of the definition of "Eligible In-Transit Inventory" with the Administrative Agent's consent), that is the subject of a consignment;

(i) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Company or any of its Subsidiaries has received notice of a dispute in respect of any such agreement;

(j) that is not reflected in a current Inventory report of such Borrower;

(k) for which reclamation rights have been called in by the seller;

(l) that consists of samples, promotional materials, labels, packaging materials or similar supplies used in a Borrower's business (in each case, other than Eligible Supplies and Packaging Inventory);

(m) that is not covered by casualty insurance as and to the extent required by the terms of this Agreement;

(n) that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(o) in which any portion of the Cost of such Inventory is attributable to intercompany profit between any such Borrower and any of its Affiliates (but only to the extent of such portion); or

(p) that has been sold but not yet delivered, or as to which a Borrower has accepted a deposit.

With respect to any Inventory eligible for inclusion in the Borrowing Base (as reasonably determined by the Company in consultation with the Administrative Agent) that are acquired by a U.S. Borrower or Canadian Borrower, as applicable (other than from another Borrower, but including any Inventory of any Person that has become a Borrower) after the Second Restatement Effective Date in a Permitted Acquisition or similar Investment, such acquired Inventory may be included in the Tranche A Borrowing Base subject to the advance rates set forth in clauses (c)(II) and (d)(II) of the definition of "Tranche A Borrowing Base" for up to 90 days after the acquisition thereof without the Administrative Agent having completed a Field Examination and Appraisal with respect thereto, so long as (i) all acquired Inventory  included in the Tranche A Borrowing Base during such period of up to 90 days after the acquisition thereof for which a Field Examination and Appraisal with respect thereto has not been completed by the Administrative Agent (any such Inventory, "Acquired U.S. No Appraisal Inventory" or "Acquired Canadian No Appraisal Inventory", as applicable) does not represent more than 35.0% of the Tranche A Borrowing Base (when taken together with any Accounts included in the Tranche A Borrowing Base pursuant to clause (i) of the last paragraph of the definition of the term "Eligible Accounts"), (ii) the Collateral and Guarantee Requirement shall have been satisfied with respect to the applicable Borrower or Guarantor and (iii) the Collateral and Guarantee Requirement shall have been satisfied with respect to such Inventory.  With respect to any Inventory of the type eligible for inclusion in the Borrowing Base that are acquired by a Borrower (other than from another Borrower, but including any Inventory of any Person that has become a Borrower) after the Second Restatement Effective Date in a Permitted Acquisition or similar Investment and not otherwise included in the Tranche A Borrowing Base by virtue of the provisions of the preceding sentence, such acquired Inventory (which shall, for the avoidance of doubt, include Eligible Supplies and Packaging Inventory from and after the Third Amendment Effective Date) shall be included in the Tranche A Borrowing Base and Tranche B Borrowing Base only after completion of a Field Examination and Appraisal with respect thereto by the Administrative Agent, unless the Administrative Agent shall have determined in its discretion that no such due diligence investigation with respect to such Inventory is required. For the avoidance of doubt, any Inventory of the type eligible for inclusion in the Borrowing Base that is acquired by the U.S. Borrowers pursuant to the Triumph Acquisition (the "Triumph Eligible Inventory") shall (i) from the period commencing on the First Amendment Effective Date and ending on the date of delivery of the Field Examination with respect to the Triumph Eligible Inventory, constitute Acquired U.S. No Appraisal Inventory and be included in the Tranche A Borrowing Base pursuant to clause (d)(II) thereunder, subject to the 40% advance rate set forth thereunder and (ii) thereafter, be included in the Tranche A Borrowing Base and Tranche B Borrowing Base pursuant to clauses (d)(I) and (d) (respectively), and be subject to the applicable advance rates set forth under such clauses, without the requirement to complete an Appraisal with respect to such Triumph Eligible Inventory so long as the Net Orderly Liquidation Value used to calculate such Triumph Eligible Inventory pursuant to clauses (d)(I)(ii) and (d) under the definitions of Tranche A Borrowing Base and Tranche B Borrowing Base (respectively) is the Net Orderly Liquidation Value used for Eligible U.S. Inventory pursuant to the most recent Appraisal.

"Eligible Investment Grade Accounts" shall mean Eligible Accounts owing by an Account Debtor that has a corporate family rating that is an Investment Grade Rating or an equivalent rating.

"Eligible Supplies and Packaging Inventory" shall mean Eligible Inventory of the Borrowers constituting corrugated boxes, laminate cartons and bags, liners, polybags, totes, pouches, closures, lids, cases, fiber, film, tubs, shipping supplies, pallets, and other miscellaneous packaging stock.

"Eligible U.S. Accounts" shall mean the Eligible Accounts owned by the U.S. Borrowers.

"Eligible U.S. Equipment" shall mean the Eligible Equipment owned by the U.S. Borrowers.

"Eligible U.S. Inventory" shall mean the Eligible Inventory owned by the U.S. Borrowers.

"Eligible U.S. Real Estate" shall mean the Eligible Fee-Owned Real Estate owned by the U.S. Borrowers.

"Eligible U.S. Supplies and Packaging Inventory" shall mean Eligible Supplies and Packaging Inventory owned by the U.S. Borrowers.

"Environment" shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata, sediments and natural resources such as wetlands, flora and fauna.

"Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims and/or notices of noncompliance or violation, relating to any Environmental Law or, any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) by governmental or regulatory authorities for enforcement investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health or the Environment due to any Release or threat of Release of any Hazardous Materials.

"Environmental Law" shall mean any applicable federal, state, provincial, foreign, municipal, local or foreign Requirement of Law, which, for the avoidance of doubt, shall include any ordinance, code and rule of common law, including CERCLA and any other judicial or administrative order, consent decree or judgment relating to pollution or protection of the Environment, occupational safety or of human health as affected by exposure to Hazardous Materials, including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

"Environmental Liability" shall mean any liability, loss, damage, claims and expense arising under or relating to any Environmental Law including those arising from or relating to:  (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equipment" shall mean the U.S. Equipment and Canadian Equipment.

"Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA as in effect at the date of this Agreement and any successor Section thereof.

"ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with any Credit Party would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

"ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan or Multiemployer Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Sections 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to a Plan, (c) the incurrence by the Company, a Restricted Subsidiary, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Company, a Restricted Subsidiary, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the receipt by the Company, a Restricted Subsidiary, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (e) a determination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA, (f) the occurrence of any non-exempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Company or any Restricted Subsidiary could reasonably be expected to have liability, (g) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (h) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (i) a determination that any Plan is in "at-risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) or (j) the receipt by the Company, a Restricted Subsidiary or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, in endangered or critical status under Section 305 of ERISA.

"EU Bail-In Legislation Schedule" shall mean~~s~~ the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"EURIBOR" shall have the meaning provided in clause (~~ii~~a) of the definition of the term "~~Eurocurrency~~Alternative Currency Term Rate".

"Euro" and "€" mean the single currency of the Participating Member States.

~~"Eurocurrency Rate" shall mean with respect to any Credit Extension:~~

 ~~(i) denominated in a LIBOR Quoted Currency, the rate per annum (rounded up to the nearest 1/100th of 1%) equal to the London Interbank Offered Rate ("LIBOR") or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., Local Time, two Business Days prior to the commencement of any Interest Period (or, in the case of any Credit Extension denominated in Pounds Sterling, approximately 11:00 a.m., Local Time, on the first day of any Interest Period), for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~

 ~~(ii) denominated in Euros, the rate per annum (rounded up to the nearest 1/100th of 1%), determined by the Administrative Agent at or about 11:00 a.m. (Brussels, Belgium time) two Business Days prior to an Interest Period, in each case for a term equivalent to such Interest Period, equal to the Euro Interbank Offered Rate ("EURIBOR"), or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the applicable; Administrative Agent from time to time);~~

 ~~(iii) denominated in Canadian Dollars, the rate per annum (rounded up to the nearest 1/100th of 1%) equal to the Canadian Dollar Offered Rate ("CDOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Local Time) on the Rate Determination Date with a term equivalent to such Interest Period; and~~

 ~~(iv) denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08(a);~~

~~provided that, to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

~~"Eurocurrency Rate Loan" shall mean Loans that bears interest at a rate based on clause (i) of the definition of the term "Eurocurrency Rate."  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.~~

"European Base Rate" shall mean, (i) with respect to Euros, ~~Pounds Sterling, Swiss Francs and Dollars, funded outside the United States, the Eurocurrency~~the Alternative Currency Term Rate for a one-month period on such date and (ii) with respect to Pounds Sterling and Swiss Francs, the Alternative Currency Daily Rate, in each case, plus 1.00%~~,~~; provided that in no event shall the European Base Rate be less than 1.00%, provided, further, to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.  Any change in such rate shall take effect at the opening of business on the day of such change.

"European Base Rate Loan" shall mean Loans denominated in Euros, Pounds Sterling, Swiss Francs and any additional Alternative Currenc~~ies~~y provided in accordance with Section 1.08 that bear interest based on the European Base Rate.

"Event of Default" shall have the meaning provided in Section 10.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Excluded Account" shall mean a Deposit Account (i) which is used for the purposes of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, bonuses, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, (iv) the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $2,500,000 in the aggregate for all such Deposit Accounts or (v) containing solely the proceeds of borrowings or issuances of Indebtedness, including Borrowings of Loans hereunder.

"Excluded Assets" shall have the meaning provided in the definition of the term "Collateral and Guarantee Requirement."

"Excluded Subsidiary" shall mean (a) each Immaterial Subsidiary, (b) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 8.10 (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary), (c) each Subsidiary (i) that is prohibited by any applicable Requirement of Law or Contractual Requirement (with respect to any such Contractual Requirement, only to the extent existing on the Original Closing Date or on the date such Person becomes a Subsidiary of the Company and not entered into in contemplation thereof) from guaranteeing the Obligations (and for so long as such restriction or any replacement or renewal thereof is in effect), (ii) that would require consent, approval, license or authorization to provide a Guarantee of the Obligations from a Governmental Authority (unless such consent, approval, license or authorization has been received) or for which the provision of such Guarantee would result in material adverse tax consequences to the Company or one or more of its Subsidiaries (as reasonably determined by the Company in consultation with the Administrative Agent) or (iii) that is a CFC (or a Subsidiary of a CFC) or FSHCO, (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations would be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) each Unrestricted Subsidiary, (f) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with secured Indebtedness permitted to be incurred pursuant to Section 9.04, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such secured Indebtedness, in each case, to the extent that, and for so long as, the documentation relating to such secured Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder and (g) any special purpose entity (including any not-for-profit entity).

"Excluded Swap Obligation" shall mean, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor's failure to constitute an "eligible contract participant," as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor's Swap Obligations by other Credit Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a "financial entity," as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an "Excluded Swap Obligation" of such Guarantor as specified in any agreement between the relevant Credit Parties and counterparties to such Swap Obligations.  If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap Contract for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

"Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) income Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of net income Taxes by a jurisdiction (or any political subdivision thereof) as a result of (i) such recipient being organized or having its principal office or applicable lending office in such jurisdiction  or (ii) any other present or former connection between such recipient and such jurisdiction (other than a connection arising from the Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 3.04), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Tax pursuant to Section 4.01, (d) any Tax that is attributable to such recipient's failure to comply with Section 4.01(b) or Section 4.01(c) (in each case, subject to Section 4.01(d)), (e) any withholding Taxes imposed under FATCA, (f) U.S. federal backup withholding Taxes imposed pursuant to Code Section 3406, (g) solely with respect to the Revolving Facility, any Canadian Taxes imposed as a result of such recipient not dealing at arm's length (within the meaning of the ITA) with a Canadian Credit Party and (h) solely with respect to the Revolving Facility, any Canadian Taxes imposed as a result of such recipient being a "specified shareholder" (within the meaning of subsection 18(5) of the ITA) of a Canadian Credit Party or not dealing at arm's length with such a specified shareholder of a Canadian Credit Party.

"Executive Order" shall mean Executive Order No. 13224 on Terrorist Financing effective September 24, 2001.

"Existing Indebtedness" shall have the meaning provided in Section 9.04(iv).

"Existing Letters of Credit" shall mean those Letters of Credit set forth on Schedule 1.01B.

"Existing Revolving Class" shall have the meaning provided in Section 2.19(a).

"Existing Revolving Commitments" shall have the meaning provided in Section 2.19(a).

"Existing Revolving Loans" shall have the meaning provided in Section 2.19(a).

"Extended Revolving Commitments" shall have the meaning provided in Section 2.19(a).

"Extended Revolving Loans" shall have the meaning provided in Section 2.19(a).

"Extending Lender" shall have the meaning provided in Section 2.19(b).

"Extension Amendment" shall have the meaning provided in Section 2.19(c).

"Extension Date" shall have the meaning provided in Section 2.19(d).

"Extension Election" shall have the meaning provided in Section 2.19(b).

"Extension Request" shall have the meaning provided in Section 2.19(a).

"Facility" shall have the meaning provided in the recitals hereto.

"Fair Market Value" shall mean, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

"FATCA" shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

"FCCR Test Amount" shall have the meaning provided in the definition of the term "Financial Covenant Triggering Event".

"FCPA" shall have the meaning provided in Section 7.14(c).

"Federal Funds Rate" shall mean (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Administrative Agent on the applicable day on such transactions, as determined by the Administrative Agent; provided if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

"Fees" shall mean all amounts payable pursuant to or referred to in Section 2.05.

"Field Examination" shall mean field audits and examinations prepared on a basis reasonably satisfactory to the Administrative Agent, setting forth the value of Accounts and Inventory, which audits and examinations shall be prepared in accordance with this Agreement by an examiner selected by the Administrative Agent in its reasonable discretion.

"FILO Reserve Shortfall" shall mean the amount by which the outstanding principal amount of Tranche B Revolving Loans exceed the Tranche B Borrowing Base.

"Finance Party" shall have the meaning provided in Section 4.02(a).

"Financial Covenant Triggering Event" shall mean, at any time, that Total Excess Availability is less than the greater of (a) $15,000,000 and (b) 10.0% of the Line Cap, as of such date (such greater of amount, the "FCCR Test Amount").  Upon the occurrence of any Financial Covenant Triggering Event, such Financial Covenant Triggering Event shall be deemed to be continuing notwithstanding that Total Excess Availability may thereafter exceed the FCCR Test Amount unless and until Total Excess Availability exceeds such FCCR Test Amount for thirty (30) consecutive days, in which event a Financial Covenant Triggering Event shall no longer be deemed to be continuing.

"Financing Lease Obligation" shall mean, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP.  At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

"First Amendment" shall mean the First Amendment to the Second Amended and Restated Credit Agreement dated as of April 15, 2021, among the Borrowers, Administrative Agent, the Term Loan Administrative Agent, the Lenders, the Issuing Banks and the Swingline Lender.

"First Amendment Effective Date" shall mean the date upon which the conditions set forth in Article IV of the First Amendment are satisfied, which date is April 15, 2021.

"First Lien/Second Lien Intercreditor Agreement" shall mean an intercreditor agreement substantially in the form of Exhibit O among (x) the Collateral Agent and (y) one or more representatives of the holders of one or more classes of Junior Debt, with any immaterial changes and material changes thereto in light of the prevailing market conditions, which material and immaterial changes shall be reasonably acceptable to the Administrative Agent and which material changes shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent's and/or Collateral Agent's entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent's and/or Collateral Agent's execution thereof or any other form of customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company.

"First Restatement Agreement" shall mean the Restatement Agreement, dated as of January 28, 2020, by and among the Credit Parties, the Administrative Agent, the Collateral Agent and Lenders, Issuing Banks and Swingline Lenders party thereto.

"First Restatement Effective Date" shall mean January 28, 2020.

"Fixed Amounts" shall have the meaning provided in Section 1.12(h).

"Fixed Asset Priority Collateral" shall mean, after a Crossing Lien Event, all present and future right, title and interest of the Credit Parties in the following types of Collateral, whether now owned or hereafter acquired, existing or arising and wherever located: (i) Equipment and Fixtures (other than Canadian Equipment and U.S. Equipment prior to the time that a Crossing Lien Borrowing Base Removal Election is made); (ii) Real Property (other than Canadian Real Estate and U.S. Real Estate prior to the time that a Crossing Lien Borrowing Base Removal Election is made); (iii) Intellectual Property; (iv) Equity Interests in all direct and indirect Subsidiaries of the Company; (v) all other assets of any Credit Party, whether real, personal or mixed not constituting ABL Priority Collateral; (vi) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Instruments, Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or primarily relates to Fixed Asset Priority Collateral shall constitute Fixed Asset Priority Collateral; (vii) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (viii) all Proceeds and products of any or all of the foregoing in whatever form received, including claims against third parties.

"Fixed Asset Reappraisal Event" shall have the meaning provided in Section 8.02(d).

"Flood Insurance Laws" shall mean, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

"Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Company or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Company or such Restricted Subsidiaries residing outside the United States or Canada, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Canadian Employee Benefits Legislation.

"Foreign Subsidiaries" shall mean each Subsidiary of the Company that is not a Domestic Subsidiary.

"Fronting Exposure" shall mean a Defaulting Lender's Pro Rata Percentage under the Tranche A Subfacility of LC Exposure or Swingline Exposure, as applicable, except to the extent allocated to other Lenders under Section 2.11.

"Fronting Fee" shall have the meaning provided in Section 2.05(c).

"FSHCO" shall mean any Subsidiary that is a direct or indirect Subsidiary of the U.S. Parent Borrower and has no material assets other than the Capital Stock (including, for the avoidance of doubt, any instrument treated as Capital Stock for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

"GAAP" shall mean (i) generally accepted accounting principles in the United States of America which are in effect from time to time or (ii) if elected by the Company by written notice to the Administrative Agent in connection with the delivery of financial statements and information, the accounting standards and interpretations ("IFRS") adopted by the International Accounting Standard Board, as in effect from time to time on or after the date on which the Company is making such election; provided, that (a) any such election once made shall be irrevocable and (b) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall be computed in conformity with IFRS.

"Governmental Authority" shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guaranteed Creditors" shall mean the Secured Creditors.

"Guaranteed Party" shall mean with respect to any Credit Party, any other Credit Party.

"Guarantees" shall have the meaning provided in clause (b) of the definition of the term "Collateral and Guarantee Requirement" and, for the avoidance of doubt, shall include the Credit Party Guarantee and any additional guarantee entered into pursuant to Section 8.10.

"Guarantor" shall mean each Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

"Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of the terms "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance which is regulated, or which would reasonably be expected to give rise to liability under any Environmental Law.

"Hedge Reserve" shall mean the aggregate amount of reserves established or modified by the Administrative Agent from time to time in its Permitted Discretion and in accordance with the provisions of Section 2.22 in respect of Secured Reserved Hedges.

"Hedging Agreement" shall mean any agreement with respect to any Swap Contract.

"Hedging Obligations" shall mean respect to any Person, the obligations of such Person under any Hedging Agreement.

"Historical Financial Statements" shall mean (a) audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of, and related audited consolidated statements of operations, comprehensive earnings (loss), shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for, the fiscal years ended December 30, 2017, December 29, 2018 and December 28, 2019 and (b) an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of, and related unaudited consolidated statements of operations and cash flows of the Company and its subsidiaries for the nine month period ended September 26, 2020.

"HMT" shall have the meaning provided in the definition of the term "Sanctions".

"IFRS" shall have the meaning provided in the definition of the term "GAAP".

"Immaterial Subsidiary" shall mean, at any date of determination, any Restricted Subsidiary of the Company now existing or hereafter acquired or formed (a) whose total assets (when combined with the assets of such Restricted Subsidiary's Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such determination date were an amount equal to or less than 5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary's Subsidiaries, after eliminating intercompany obligations) for such Test Period were an amount equal to or less than 5% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP.  Schedule 1.01C sets forth each Restricted Subsidiary that is an Immaterial Subsidiary that has not executed this Agreement as a Guarantor on and as of the Second Restatement Effective Date.

~~"Impacted Loans" shall have the meaning provided in Section 3.05(a).~~

"Increase Date" shall have the meaning provided in Section 2.15(b).

"Increase Loan Lender" shall have the meaning provided in Section 2.15(b).

"Incremental FILO Facility" shall have the meaning provided in Section 2.15(a).

"Incremental Revolving Commitment Agreement" shall have the meaning provided in Section 2.15(e).

"Incur" or "incur" shall mean create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness.  The term "Incurrence" or "incurrence" when used as a noun shall have a correlative meaning.

"Incurrence-Based Amounts" shall have the meaning provided in Section 1.12(h).

"Indebtedness" shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Financing Lease Obligations) due more than twelve months after such property is acquired, except (x) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(iv) representing the net obligations under any Hedging Agreement;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person, but limited to the Fair Market Value of the assets subject to such Lien;

provided that notwithstanding the foregoing, Indebtedness shall (A) include the Indebtedness of any partnership in which such Person is a general partner, except to the extent such Indebtedness is expressly non-recourse to such Person and only to the extent such Indebtedness would be included in the calculation of the aggregate principal amount of indebtedness of such Person determined in accordance with GAAP and (B) be deemed not to include (i) Contingent Obligations incurred in the ordinary course of business,(ii) obligations under or in respect of Non-Financing Lease Obligations or other operating lease or Sale-Leaseback Transactions (except any resulting Financing Lease Obligations) and (iii) obligations owed to Supply Chain ~~Financing~~ Banks in connection with any Supply Chain Financing or similar arrangement whereby a bank or other financial institution purchases accounts payable in the ordinary course of business owed by the Company or its Subsidiaries; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. For the avoidance of doubt, the PIPE Securities shall not constitute Indebtedness hereunder.

"Indemnified Liabilities" shall have the meaning provided in Section 12.01(a).

"Indemnified Person" shall have the meaning provided in Section 12.01(a).

"Indemnified Taxes" shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other ~~Loan~~Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.

"Indenture Fixed Charges" shall mean with respect to any Person for any period, the sum of, without duplication:

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(c) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

"Independent Financial Advisor" shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

"Intellectual Property" shall mean all worldwide rights in and to (i) patents, (ii) trademarks, service marks, trade names, trade dress, trade styles, domain names and other identifiers of source or goodwill, (iii) copyrights and works subject to copyright law, (iv) computer software, data and databases, (v) industrial designs and other protections for designs, (vi) inventions, discoveries, trade secrets, know-how and other proprietary or confidential information, and (vii) issuances, registrations or applications for any of the foregoing.

"Interest Period" shall mean, as to ~~any Borrowing of a Eurocurrency~~each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date ~~of~~ such ~~Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing~~Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the ~~numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is~~date one, ~~two,~~ three or six month months thereafter~~, as~~ (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Relevant Borrower ~~may elect, or the date any Borrowing of a Eurocurrency Rate Loan is converted to a Borrowing of a U.S. Base Rate Loan or a European Base Rate Loan in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09~~in its Notice of Borrowing; provided that~~, if~~:

(i) any Interest Period that would otherwise end on a day ~~other than~~that is not a Business Day~~, such Interest Period~~ shall be extended to the next succeeding Business Day unless ~~such next succeeding~~, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, such Business Day ~~would~~ falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; provided, further, that~~;

(ii) any  Interest Period pertaining to a Term SOFR Loan or an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(~~x~~iii) no Interest Period in respect of any Revolving Loan shall extend beyond the applicable Maturity Date; and

(~~y~~iv) no Interest Period in respect of any Delayed Draw Term Loan shall extend beyond the Delayed Draw Term Loan Maturity Date.

"In-Transit Inventory" shall have the meaning provided in the definition of "Eligible In-Transit Inventory".

"In-Transit Reserves" shall have the meaning provided in the definition of "Eligible In-Transit Inventory".

"Inventory" shall mean all "inventory," as such term is defined in the UCC (or with respect to any Canadian Credit Party, the PPSA), in any such case, wherever located, in which any Person now or hereafter has rights.

"Inventory Approved Countries" shall mean the United States and Canada. For the avoidance of doubt, such list of Inventory Approved Countries shall not be construed to expand the list of approved jurisdictions of Borrowers who own Eligible Inventory beyond the United States and Canada.

"Investment and Debt Incurrence Conditions" shall mean with respect to (x) any acquisition or other Investment or (y) any Incurrence of Indebtedness that satisfies the Debt Conditions, the following:

(i) as of the date of any such acquisition, other Investment or Incurrence of Debt, and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing, and

(ii)  as of the date of any such acquisition, other Investment or Incurrence of Debt, and after giving pro forma effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such acquisition, other Investment or Incurrence of Debt occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 12.5% of the Line Cap and (y) $18,750,000, and

(iii)  the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis for such acquisition, other Investment or Incurrence of Debt shall be no less than 1.0 to 1.0; provided that this clause (iii) shall not apply if, as of the date of any such acquisition, other Investment or Incurrence of Debt, and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such acquisition, other Investment or Incurrence of Debt occurred on the first day of such 30 consecutive day period) shall have been not less than the greater of (x) 17.5% of the Line Cap and (y) $26,250,000.

"Investment Cash Equivalents" shall mean:

(a) (i) Dollars, Canadian Dollars, Euro, Pounds Sterling, yen or any national currency of any participating member state of the European Union or (ii) such local currencies held by a Foreign Subsidiary from time to time in the ordinary course of business;

(b) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above;

(e) commercial paper and variable or fixed rate notes rated at least "P-2" by Moody's or at least "A-2" by S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's with maturities of 24 months or less from the date of acquisition;

(f) marketable short-term money market and similar funds having a rating of at least "P-2" or "A-2" from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(h) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody's or S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated "AAA-" (or the equivalent thereof) or better by S&P or "Aaa3" (or the equivalent thereof) or better by Moody's (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above; and

(k) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (j) above.

In the case of Investments made by a Foreign Subsidiary (or temporarily held by the Company or the Restricted Subsidiaries as part of their cash management arrangements with a Foreign Subsidiary in the ordinary course of business or consistent with past practice) in a country outside the United States, Investment Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (a) through (g) and clauses (i), (j) and (k) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) and in this paragraph.

Notwithstanding the foregoing, Investment Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Investment Cash Equivalents under this definition will be deemed to be Investment Cash Equivalents for all purposes under this Agreement regardless of the treatment of such items under GAAP.

"Investment Grade Rating" shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or if the applicable securities, Person or corporate family are not then rated by Moody's or S&P, an equivalent rating by any other Rating Agency.

"Investment Grade Securities" shall mean:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Investment Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

"Investments" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of Section 8.11, "Investments" shall include (a) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Investment Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

~~"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

"Issuing Bank" shall mean, as the context may require, (a) BANA or any Affiliates or branches of BANA with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; (c) with respect to any Existing Letter of Credit set forth on Part A of Schedule 1.01B, the Lender which is the issuer of such Existing Letter of Credit; or (d) collectively, all of the foregoing.

"ITA" shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

"Joint Lead Arrangers" shall mean (i) Bank of America, N.A., Rabobank Nederland, Canadian Branch and Bank of Montreal, in their respective capacities as joint lead arrangers and joint bookrunners, as applicable, under the First Restatement Agreement and (ii) Bank of America, N.A. and JPMorgan Chase Bank, N.A. in their respective capacities as joint lead arrangers and joint bookrunners, as applicable, under the Second Restatement Agreement.

"Judgment Currency" shall have the meaning provided in Section 12.20.

"Junior Debt" shall mean Junior Secured Indebtedness, Subordinated Indebtedness, Unsecured Indebtedness, Disqualified Stock and Preferred Stock (other than, for the avoidance of doubt, the Pipe Securities) of the Company or any Restricted Subsidiary, in any such case, that has an outstanding principal amount in excess of $5,000,000.

"Junior Secured Indebtedness" shall mean any third party debt for borrowed money of the Company or any Restricted Subsidiary that is secured by Liens on the Collateral which rank junior in priority to the Liens on all of the Collateral securing the Obligations (it is understood that any Crossing Lien Indebtedness shall not constitute Junior Secured Indebtedness).

"Latest Maturity Date" shall mean, at any date of determination, the latest maturity date applicable to any Loan or Commitment under any Facility hereunder as of such date of determination.

"LC Collateral Account" shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the applicable Issuing Banks, in accordance with the provisions of Section 2.13(n).

"LC Commitment" shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.13.

"LC Credit Extension" shall mean, with respect to any Letter of Credit, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the Stated Amount thereof.

"LC Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

"LC Documents" shall mean all documents, instruments and agreements delivered by a Borrower or any other Person to an Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

"LC Exposure" shall mean at any time the sum of (a) the aggregate undrawn Stated Amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time.  The LC Exposure of any Tranche A Revolving Lender at any time shall mean its Pro Rata Percentage under the Tranche A Subfacility of the aggregate LC Exposure at such time.

"LC Obligations" shall mean the sum (without duplication) of (a) all amounts owing by Borrowers in respect of any LC Disbursements (including any bankers' acceptances or other payment obligations arising therefrom) and (b) the Stated Amount of all outstanding Letters of Credit.

"LC Participation Fee" shall have the meaning provided in Section 2.05(c)(i).

"LC Request" shall mean a request by a Borrower in accordance with the terms of Section 2.13(b) in form and substance reasonably satisfactory to the applicable Issuing Bank.

"LC Sublimit" shall mean an amount equal to the lesser of (a) $65,000,000 and (b) the Tranche A Revolving Commitment.

"LCA Election" shall have the meaning provided in Section 1.14.

"LCA Test Date" shall have the meaning provided in Section 1.14.

"Lender" shall mean each financial institution listed on Schedule 2.01(a) or (b), as applicable, as well as any Person that becomes a "Lender" hereunder pursuant to Section 3.04 or 12.04.

"Lender Loss Sharing Agreement" shall mean the Lender Loss Sharing Agreement entered into by each Lender as of the Original Closing Date and each other Lender becoming party to this Agreement via an Assignment and Assumption Agreement or otherwise after the Original Closing Date, in form and substance reasonably acceptable to the Administrative Agent.

"Letter of Credit" shall mean any letters of credit issued or to be issued by the Issuing Banks to a Borrower under the Tranche A Subfacility pursuant to Section 2.13.

"Letter of Credit Expiration Date" shall mean the fifth Business Day prior to the Tranche A Maturity Date.

~~"LIBOR" shall have the meaning provided in clause (i) of the definition of the term "Eurocurrency Rate".~~

~~"LIBOR Quoted Currency" shall mean each of the following currencies:  Dollars; Pounds Sterling; and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto.~~

~~"LIBOR Replacement Date" has the meaning specified in Section 3.05(c).~~

 ~~"LIBOR Screen Rate" means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

~~"LIBOR Successor Rate" has the meaning specified in Section 3.05(c).~~

~~"LIBOR Successor Rate Conforming Changes" means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of U.S. Base Rate and European Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of "Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).~~

"Lien" shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Requirement of Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, or any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes, including the PPSA) of any jurisdiction; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

"Limited Condition Transaction" shall mean (a) any Incurrence or issuance of, or prepayment, repayment, redemption, repurchase, defeasance, acquisition, satisfaction and discharge, refinancing or similar payment of, Indebtedness or Capital Stock, (b) any Permitted Acquisition (or proposed Permitted Acquisition) by the Company or any Restricted Subsidiary permitted by this Agreement, (c) the making of any disposition, (d) the making of any Investment (including any Permitted Acquisition) and (e) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the preceding clauses (a) through (d), including any transaction that, if consummated, would constitute a transaction of the type described in any of the preceding clauses (a) through (d), in each case of clauses (a) through (d), so long as they are transactions the consummation of which is not expressly subject to a condition precedent that requires the availability of, or obtaining, debt financing from a third party.

"Line Cap" shall mean an amount that is equal to the lesser of (a) the then applicable Revolving Commitments plus the Tranche B Revolving Loans then outstanding and (b) the then applicable Borrowing Bases.

"Loans" shall mean advances made to or at the instructions of a Borrower pursuant to Section 2 hereof and may constitute Revolving Loans, Swingline Loans or Delayed Draw Term Loans.

"Local Time" shall mean Chicago time.

"Margin Stock" shall have the meaning provided in Regulation U.

"Master Agreement" shall have the meaning provided in the definition of "Swap Contract."

"Material Adverse Effect" shall mean any circumstance or condition affecting the business or financial condition of the Company and its Restricted Subsidiaries taken as a whole that would, individually or in the aggregate, reasonably be expected to materially adversely affect, (x) the ability of the Company and the other Credit Parties, taken as a whole, to perform their obligations under the Credit Documents or (y) the rights and remedies of the Administrative Agent, the Collateral Agent, Issuing Banks or the Lenders under the Credit Documents.

"Material Real Property" shall mean all Real Property (including fixtures thereon) owned in fee by a U.S. Credit Party or Canadian Credit Party that either (A) has a Fair Market Value of no less than $5,000,000, determined on the Second Restatement Effective Date with respect to properties owned by them on the Second Restatement Effective Date, or on the date of acquisition for properties acquired thereafter or, with respect to any properties under construction or improvement, on the date of substantial completion thereof, or (B) constitutes Eligible Fee-Owned Real Estate.

"Material Subsidiary" shall mean each Restricted Subsidiary of the Company that is not an Immaterial Subsidiary.  For the avoidance of doubt, all Credit Parties (other than the Company) shall be deemed to constitute "Material Subsidiaries".

"Maturity Date" shall mean, (a) with respect to any Tranche A Revolving Loans or Swingline Loans, the Tranche A Maturity Date, (b) with respect to the Tranche B Revolving Loans, the Tranche B Maturity Date and (b) with respect to any Delayed Draw Term Loans, the Delayed Draw Maturity Date.

"Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

"Mortgage" shall mean a mortgage, debenture, leasehold mortgage, deed of trust, deed of immovable hypothec, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors.

"Mortgaged Property" shall mean Real Property (including any fixtures thereon) owned by a U.S. Credit Party or Canadian Credit Party that is subject to a Mortgage.

"Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA with respect to which a Credit Party has, or may have, any obligation or liability, including on account of an ERISA Affiliate.

"NAIC" shall mean the National Association of Insurance Commissioners.

"Net Income" shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

"Net Orderly Liquidation Value" shall mean, as of any date of determination, with respect to any Inventory or Equipment, the "net orderly liquidation value" of such Inventory or Equipment, expected to be realized at an orderly, negotiated sale of such Inventory or Equipment and determined from the most recent Appraisal of the Borrowers' Inventory or Equipment received by the Administrative Agent, less the amount estimated by the appraiser for marshaling, reconditioning, carrying, sales expenses, operating expenses, administration expenses and commissions designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the Cost of such Inventory or Equipment.

"Net Proceeds" shall mean~~s~~ (a) with respect of any Asset Sale of Non-ABL Collateral, the aggregate Investment Cash Equivalents proceeds received by the Company or any of the Restricted Subsidiaries, including any Investment Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale of Non-ABL Collateral, net of the direct costs relating to such Asset Sale of Non-ABL Collateral and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any deduction of appropriate amounts to be provided by the Company or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (b) with respect to any incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness, the cash proceeds of such incurrence or issuance, net of all taxes and fees (including legal, accounting and investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence or issuance.

"Non-ABL Collateral" shall mean any Eligible Capex Equipment or Eligible Capex Real Property that is the subject of a Delayed Draw Financed Capital Expenditure.

"Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

"Non-Financing Lease Obligations" shall mean a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP.  For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

~~"Non-LIBOR Quoted Currency" shall mean any currency other than a LIBOR Quoted Currency.~~

"Note" shall mean each Tranche A Revolving Note, Tranche B Revolving Note, Swingline Note or Delayed Draw Term Loan Note, as applicable.

"Notice of Borrowing" shall mean a notice substantially in the form of Exhibit A-1 hereto.

"Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit A-2 hereto or such other form as may be agreed by the Administrative Agent and the Company.

"Notice Office" shall mean with respect to the Revolving Facility, Bank of America, N.A., 110 N Wacker Drive, 8th Floor, Mailcode: IL4-110-08-03, Chicago, IL  60606; Attention: Monirah Masud (email: monirah.masud@bofa.com); or such other offices or persons as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

"Obligations" shall mean (x) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party, now existing or hereafter incurred under, or arising out or in connection with, this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest (including interest accruing after the commencement of any proceedings under any applicable Debtor Relief Laws in any jurisdiction, regardless of whether allowed or allowable in such proceeding, including, for the avoidance of doubt, any such interest which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any proceedings under any applicable Debtor Relief Laws in any jurisdiction would become due) on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, all sums chargeable to the Borrowers or any other Credit Party or for which any Borrower or any other Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (including, indemnities, fees, interest and other amounts accruing after the commencement of any proceedings under any applicable Debtor Relief Laws in any jurisdiction, regardless of whether allowed or allowable in such proceeding), whether or not evidenced by any note or other instrument, now existing or hereafter incurred under, arising out of or in connection with, this Agreement and each other Credit Document to which any Credit Party is a party and the due compliance by the Credit Parties with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and (y) all Secured Bank Product Obligations and the due performance and compliance with all terms, conditions and agreements contained therein; provided, however, that for purposes of the Credit Party Guarantee and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term "Obligations" shall not, as to any Guarantor, include any Excluded Swap Obligations of such Guarantor.  Notwithstanding anything to the contrary contained above, (x) at the option of the Company, obligations of any Credit Party under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

"OFAC" shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

"Ontario Pension Plan" shall mean a "registered pension plan," as defined in subsection 248(1) of the ITA, which contains a "defined benefit provision," as defined in subsection 147.1(1) of the ITA, and which is registered under the Pension Benefits Act (Ontario), but excluding any plan that provides only a "target benefit" or any "multi-employer pension plan," both as defined in the Pension Benefits Act (Ontario), where employer contributions to such target benefit or multi-employer pension plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan.

"Original Closing Date" shall mean February 11, 2016.

"Original Credit Agreement" has the meaning set forth in the recitals to this Agreement.

"Other Relevant Rate Successor Rate" has the meaning provided in Section 3.05(b).

"Other Taxes" shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document; provided, however, that Other Taxes shall not include any Excluded Taxes.

"Outstanding Amount" shall mean (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any LC Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Relevant Borrower of Unreimbursed Amounts.

"Outstanding Balance" of any Account at any time shall mean the Dollar Equivalent of the then outstanding face amount thereof.

"Overadvance" shall have the meaning provided in Section 2.17.

"Overadvance Loan" shall mean a U.S. Base Rate Loan made when an Overadvance exists or is caused by the funding thereof under the Tranche A Subfacility.

"Participant" shall have the meaning provided in Section 12.04(f).

"Participating Member State" shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" shall have the meaning provided in Section 4.02(a).

"Patriot Act" shall have the meaning provided in Section 12.15.

"Payment in Full Date" shall mean the date on which all Obligations (other than (i) any Secured Bank Product Obligations and (ii) any contingent indemnification obligations or other contingent obligations not then due and payable) have been paid in full, all Commitments have terminated or expired and no Letter of Credit is outstanding (other than any Letter of Credit that is (x) Cash Collateralized by Cash Collateral held in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank, in an amount equal to 103.0% of the LC Exposure with respect to such Letter of Credit or (y) backstopped on terms reasonably satisfactory to the applicable Issuing Bank).

"Payment Office" shall mean with respect to the Revolving Facility the office of the Administrative Agent located at Bank of America, N.A, 110 N Wacker Drive, 8th Floor, Mailcode: IL4-110-08-03, Chicago, IL  60606; Attention: Monirah Masud (monirah.masud@bofa.com); or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

"PCMLTFA" shall mean Proceeds of Crime (Money Laundering) and Terrorist Financing Act of Canada.

"Perfection Certificate" shall mean the Perfection Certificate substantially in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 8.01(c).

"Permitted Acquisition" shall mean the acquisition by the Company or any Restricted Subsidiary of an Acquired Entity or Business; provided that (i) the board of directors (or similar governing body) of the Person to be so acquired, or the board of directors of the Person that owns the assets to be so acquired, as the case may be, either (x) shall have approved such acquisition or (y) shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn), (ii) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 8.10, a Guarantor, (iii) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Creditors, being granted a security interest in any Capital Stock or any assets so acquired, (iv) after giving pro forma effect to such acquisition, no Event of Default under either Section 10.01 or Section 10.05 shall have occurred and be continuing and (v) immediately after giving pro forma effect to such acquisition, the Company and its Restricted Subsidiaries shall be in compliance with Section 9.09.

"Permitted Acquisition Consideration" shall mean, in connection with any Permitted Acquisition or other acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication:  (a) the purchase consideration paid or payable for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Contingent Obligations, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness assumed in connection with such Permitted Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by the Company or its Restricted Subsidiaries.

"Permitted Asset Swap" shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets constituting Real Property or Equipment or a combination of Related Business Assets constituting Real Property or Equipment and Investment Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person; provided that any Investment Cash Equivalents received must be applied in accordance with Section 9.02 hereof; provided, further, that the assets received are pledged as Collateral to the extent required by the Collateral and Guarantee Requirement.

"Permitted Discretion" shall mean the Administrative Agent's reasonable credit judgment (from the perspective of an asset-based Lender) in establishing Reserves exercised in good faith in accordance with customary business practices for similar asset based lending facilities, based upon its consideration of any factor that it reasonably believes (i) could adversely affect the quantity, quality, mix or value of Collateral included in the Borrowing Base (including any applicable Requirements of Law that may inhibit collection of a receivable), the enforceability or priority of the Collateral Agent's Liens thereon, or the amount that the Administrative Agent, the Collateral Agent, the Lenders or the Issuing Banks could receive in liquidation of any Collateral included in the Borrowing Base; (ii) that any collateral report or financial information delivered by any Borrower or Guarantor is incomplete, inaccurate or misleading; or (iii) could create a Default or Event of Default.

"Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

"Permitted Investments" shall have the meaning provided in Section 9.05.

"Permitted Liens" shall have the meaning provided in Section 9.01.

"Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, unlimited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

"PIPE Securities" shall mean (i) $85.0 million of outstanding Series A exchangeable preferred shares or other Preferred Stock issued by the U.S. Parent Borrower and exchangeable for Capital Stock of the Company and (ii) $30.0 million of outstanding Series B exchangeable preferred shares or other Preferred Stock issued by the U.S. Parent Borrower and exchangeable for Capital Stock of the Company.

"Plan" shall mean any pension plan as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Code or Title IV of ERISA and is maintained or contributed to by (or to which there is an obligation to contribute of) a Credit Party or with respect to which a Credit Party has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

"Pounds Sterling", "Sterling" and "£" shall mean the lawful currency of the United Kingdom.

"PPSA" shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent's Lien on any applicable Collateral are governed by the personal property security Requirements of Law of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security Requirements of Law (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

~~"Pre-Adjustment Successor Rate" has the meaning specified in Section 3.05(c).~~

"Preferred Stock" shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

"Prime Rate" shall mean the rate of interest announced by BANA from time to time as its prime rate. Such rate is set by BANA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by BANA shall take effect at the opening of business on the day specified in the announcement.

"Priority Lien" shall have the meaning provided in the definition of the term "Canadian Priority Payables".

"Pro Rata Percentage" of any Lender at any time shall mean (i) the percentage of the total Tranche A Revolving Commitments represented by such Lender's Tranche A Revolving Commitment, (ii) the percentage of the total Tranche B Revolving Commitments represented by such Lender's Tranche B Revolving Commitment or (iii) the percentage of the total Delayed Draw Term Loan Commitments represented by such Lender's Delayed Draw Term Loan Commitment, as applicable. The Pro Rata Percentages of each Lender under each Facility and Subfacility as of the First Amendment Effective Date are set forth opposite the name of such Lender on Schedule 2.01(a) or (b), as applicable, or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

"Progress Payments" shall mean, solely with respect to Delayed Draw Financed Capital Expenditures consisting of or applicable to Equipment, a payment plan agreed with an applicable Equipment vendor whereby payments in respect of such Equipment are made in a series of installments.  For the avoidance of doubt, Progress Payments may be required to be made prior to the delivery and/or installation of the Equipment applicable thereto.

"Protective Advances" shall have the meaning provided in Section 2.18.

"PTE" shall mean~~s~~ a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Purchase Money Obligations" shall mean Indebtedness incurred to finance or refinance the acquisition or leasing by the Company or a Restricted Subsidiary of such asset, including additions and improvements or the installation, construction, improvement or restoration of such asset and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets); provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 365 days after such acquisition or lease of, or the completion of construction of, such asset by the Company or Restricted Subsidiary.

"QFC" shall have the meaning provided in Section 12.24(b).

"Qualified Equity Interests" shall mean any Equity Interests that are not Disqualified Stock.

~~"Rate Determination Date" shall mean two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).~~

"Rating Agencies" shall mean Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

"RDPRM" shall mean~~s~~ Registre Des Droits Personneles et Réels Mobiliers de Quebec.

"Real Property" of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

"Recipient" shall have the meaning provided in Section 4.02(b).

"Refinancing Indebtedness" shall have the meaning provided in Section 9.04(xi).

"Refunding Capital Stock" shall have the meaning provided in Section 9.03(b)(i).

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

"Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

"Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

~~"Related Adjustment" means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~

~~(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

"Related Business Assets" shall mean assets (other than Investment Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

"Related Real Estate Documents" shall mean (i) a Mortgage and, if applicable, fixture filings; (ii) a mortgagee title insurance policy (or unconditional commitment to issue such policy), insuring the Collateral Agent's interest under the Mortgage, in a form and by an insurer reasonably acceptable to the Collateral Agent in an amount not to exceed the Fair Market Value of the Mortgaged Property under the Mortgage, which must be fully paid on such effective date; (iii) solely with respect to a Mortgage on Real Property located in the United States, a new ALTA survey or (b) an existing as-built survey of the Mortgaged Property (together with a no change affidavit) sufficient for the title company to remove the standard survey exceptions and issue the survey-related endorsements (to the extent such endorsements are available at commercially reasonable rates); (iv) solely with respect to a Mortgage on Real Property located in Canada, and only to the extent required by the applicable title company to remove the standard survey exceptions and issue the survey-related endorsements (to the extent such endorsements are available at commercially reasonable rates), either (a) an existing as-built survey of the Mortgaged Property (together with a no change affidavit), or (b) if insufficient, a new survey prepared by a qualified land surveyor; (v) solely with respect to a Mortgage on Real Property located in the United States, a life-of-loan flood hazard determination and, if the Mortgaged Property is located in a flood plain, an acknowledged notice to borrower and evidence of flood insurance in accordance with Section 8.03; (vi) a mortgage opinion, addressed to the Collateral Agent and the Secured Creditors covering the due authorization, execution, delivery and enforceability of the applicable Mortgage and such other customary matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request (if not covered by title insurance), and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; (vii) evidence reasonably satisfactory to the Administrative Agent that the applicable Credit Parties have delivered to the title company such standard and customary affidavits, certificates, information, instruments of indemnification (including so-called "gap" indemnification) and other documents as may be reasonable necessary to cause the title company to issue the title insurance policies as contemplated by clause (ii) above; and (viii) evidence reasonably satisfactory to the Administrative Agent of payment by the Company or other applicable Credit Party of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other real estate documents and the issuance of the title policies contemplated by clause (ii) above.

"Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or seeping into, through or upon the Environment or within, from or into any building or other occupied structure or facility.

"Relevant Borrower" shall mean, with respect to any Borrowing, the Borrower requesting such Borrowing or with respect to any Letter of Credit, the Borrower requesting the issuance of same.

~~"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.~~

"Relevant Party" shall have the meaning provided in Section 4.02(b).

"Relevant Rate" shall mean with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Pounds Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, EURIBOR and (e) Canadian Dollars, the Canadian B/A Rate, as applicable.

"Rent Reserve" shall mean with respect to any facility, warehouse, distribution center or depot where any Inventory or Equipment subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, three months gross rent at such facility, warehouse, distribution center or depot and (b) in the case of any other such location, an amount reasonably determined by the Administrative Agent in its Permitted Discretion in accordance with the provisions of Section 2.22 in respect of the liabilities owed to the applicable bailee or warehouseman.

"Replaced Lender" shall have the meaning provided in Section 3.04.

"Replacement Lender" shall have the meaning provided in Section 3.04.

"Required Class Lenders" shall mean, with respect to any Class of Loans or Commitments, Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount (with the aggregate amount of each Tranche A Revolving Lender's risk participation and funded participation in LC Obligations and Swingline Loans being deemed "held" by such Tranche A Revolving Lender for purposes of this definition) and (ii) aggregate unused Commitments held by Non-Defaulting Lenders of such Class at such time as of any date of determination.

"Required Lenders" (a) prior to the Second Restatement Effective Date, has the meaning given to such term in the Original Credit Agreement (as restated by the First Restatement Agreement) and (ii) at any time thereafter, means Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount (with the aggregate amount of each Tranche A Revolving Lender's risk participation and funded participation in LC Obligations and Swingline Loans being deemed "held" by such Tranche A Revolving Lender for purposes of this definition) and (ii) aggregate unused Commitments held by Non-Defaulting Lenders at such time as of any date of determination.

"Required Reserve Notice" shall mean (a) so long as no Event of Default has occurred and is continuing, at least three Business Days' advance notice to the Company, and (b) if an Event of Default has occurred and is continuing, one Business Days' advance notice to the Company (or no advance notice to the Company, as may reasonably be determined to be appropriate by the Administrative Agent in its Permitted Discretion to protect the interests of the Lenders).  Notwithstanding the preceding sentence, changes to the Reserves solely for purposes of (a) correcting mathematical or clerical errors or (b) imposing restrictions to account for the limitations on Account Debtors in certain Account Debtor Approved Countries during any Cash Dominion Period, shall not be subject to such notice period.

"Requirement of Law" shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, official administrative pronouncement, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rescindable Amount" shall have the meaning provided in Section 2.02(g).

"Reserves" shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria (including the Collateral and Guarantee Requirement and the Additional Account Security Actions), such reserves as the Administrative Agent from time to time establishes or modifies in its Permitted Discretion in accordance with the provisions of Section 2.22, including, without limitation, Dilution Reserves, Rent Reserves, Hedge Reserves, Amortization Reserves, Debt Maturity Reserve, the FILO Reserve Shortfall (in accordance with the last sentence of this definition) and the Canadian Priority Payables Reserve, and In-Transit Reserves.  If at any time prior to the Tranche B Maturity Date, the aggregate principal amount of Tranche B Revolving Loans outstanding exceeds the Tranche B Borrowing Base, then the Administrative Agent shall be entitled to establish a reserve against the Tranche A Borrowing Base in an amount equal to the FILO Reserve Shortfall; provided that, if after the establishment of such reserve, the Tranche B Borrowing Base exceeds the aggregate principal amount of Tranche B Revolving Loans outstanding at such time, then the Administrative Agent will remove such reserve. For the avoidance of doubt, the Administrative Agent may from time to time establish or modify reserves with respect to Supply Chain Financings in its Permitted Discretion in accordance with the provisions of Section 2.22; it being understood that if reserves are established in respect of Supply Chain Financings such Bank Products shall remain in the same order of priority under the waterfall set forth in Section 10.11 as in effect on the First Amendment Effective Date.

"Resolution Authority" shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Responsible Officer" shall mean, with respect to any Person, its chief executive officer, president, chief financial officer or any vice president, treasurer, chief accounting officer, controller or other officer of such Person having substantially the same authority and responsibility  and, as to any certificate (other than (i) the Borrowing Base Certificate and (ii) the solvency certificate), delivered on the Second Restatement Effective Date, any secretary or assistant secretary of such Person; provided that, with respect to compliance with financial covenants, and the certificate required to be delivered pursuant to clause (iv) of the definition of "Distribution Conditions",  "Responsible Officer" shall mean the chief executive office, chief financial officer, treasurer, chief accounting officer or controller of the Company, or any other officer of the Company having substantially the same authority and responsibility.

"Restricted Investment" shall mean any Investment other than a Permitted Investment.

"Restricted Junior Debt Prepayments" shall mean principal payments on, and redemptions, defeasances and other acquisitions or retirements for value of, any Junior Debt, in each case, prior to any scheduled repayment or sinking fund payment with respect thereto or maturity thereof, other than Junior Debt permitted under clauses (vii), (viii) or (ix) of Section 9.04 or any other intercompany obligations.

"Restricted Payment" shall have the meaning provided in Section 9.03(a).

"Restricted Subsidiary" shall mean each Subsidiary other than any Unrestricted Subsidiary.  Unless the context otherwise requires, "Restricted Subsidiaries" shall mean the Restricted Subsidiaries of the Company.  The U.S. Credit Parties and the Canadian Credit Parties (other than the Company) shall at all times constitute Restricted Subsidiaries of the Company.

"Returns" shall have the meaning provided in Section 7.09.

"Revaluation Date" shall mean (a) with respect to any Tranche A Revolving Loan, each of the following:  (i) each date of a Borrowing denominated in a currency other than Dollars, (ii) each date of a continuation of a Loan denominated in a currency other than Dollars pursuant to Section 2.08, and (iii) such additional dates as set forth in Section 1.06(a); and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in a currency other than Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in a currency other than Dollars, (iv) in the case of all Existing Letters of Credit denominated in a currency other than Dollars, the Second Restatement Effective Date, and (v) such additional dates as set forth in Section 1.06(a).

"Revolving Borrowing" shall mean a Tranche A Revolving Borrowing and/or a Tranche B Revolving Borrowing, as the context may require.

"Revolving Commitment" shall mean, the Tranche A Revolving Commitment and/or the Tranche B Revolving Commitment, as the context may require.  The aggregate amount of the Revolving Lenders' Revolving Commitments on the First Amendment Effective Date is $250,000,000.

"Revolving Commitment Increase" shall have the meaning provided in Section 2.15(a).

"Revolving Commitment Increase Notice" shall have the meaning provided in Section 2.15(b).

"Revolving Exposure" shall mean the Tranche A Revolving Exposure and/or the Tranche B Revolving Exposure, as the context may require.

"Revolving Facility" shall have the meaning provided in the recitals hereto.

"Revolving Lender" shall mean each Tranche A Revolving Lender and/or each Tranche B Revolving Lender, as the context may require. Each Revolving Lender (or any Affiliate or branch of any such Lender that is acting on behalf of such Lender) that is not resident in Canada or is deemed not to be resident in Canada for purposes of the ITA, shall be a financial institution that deals at arm's length with the Canadian Borrowers for purposes of the ITA.

"Revolving Loans" shall mean Tranche A Revolving Loans and/or Tranche B Revolving Loans, as the context may require.

"RP/RDP Suspension Period" shall have the meaning provided in the last paragraph of Section 9.03.

"S&P" shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

"Sale-Leaseback Transaction" shall mean any arrangement providing for the leasing by the Company or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

"Sanction(s)" shall mean any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury ("HMT") or the federal government of Canada.

"SARON" shall mean, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

"SARON Adjustment" shall mean, with respect to SARON, negative 0.0571% per annum.

"Scheduled Unavailability Date" shall have the meaning provided in Section 3.05(c)(ii).

"SEC" shall mean the Securities and Exchange Commission or any successor thereto.

"Second Amendment" shall mean the Second Amendment to the Second Amended and Restated Credit Agreement dated as of July 2, 2021, among the Borrowers, Administrative Agent, the Term Loan Administrative Agent and the Lenders.

"Second Restatement Agreement" shall mean the Second Restatement Agreement, dated as of December 31, 2020, by and among the Credit Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Swingline Lender and the Lenders party thereto.

"Second Restatement Effective Date" shall mean December 31, 2020, the date on which the conditions precedent to effectiveness set forth in the Second Restatement Agreement are satisfied.

"Section 8.01 Financials" shall mean the quarterly and annual financial statements required to be delivered pursuant to Sections 8.01(a) and (b).

"Secured Bank Product Obligations" shall mean all obligations in respect of Bank Product Debt (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any applicable Debtor Relief Laws in any jurisdiction would become due and including any interest, fees and other amounts accruing after the commencement of any proceeding under any applicable Debtor Relief Laws in any jurisdiction, whether or not such interest, fees and other amounts are allowed or allowable claims in such proceeding) owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than BANA and its Affiliates or branches) specified by such provider in writing to the Administrative Agent in a notice substantially in the form of Exhibit N hereto, which amount may be established or increased (by further written notice by the Company to the Administrative Agent from time to time) as long as no Default or Event of Default then exists.

"Secured Bank Product Provider" shall mean each Cash Management Bank, each Secured Hedge Bank and each Secured Supply Chain Bank; provided that such provider who is not BANA delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 11.12; provided, further, that (x) in the case of any Bank Product in existence on the Second Restatement Effective Date that is provided by a Person (other than BANA) who is, as of the Second Restatement Effective Date, a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Person who is, as of the Second Restatement Effective Date, a Lender, an Agent or a Joint Lead Arranger, such written notice required by the immediately preceding proviso shall be delivered to the Administrative Agent on or prior to the Second Restatement Effective Date and (y) in the case of any Bank Product not in existence on the Second Restatement Effective Date that is provided by a Secured Hedge Bank or a Secured Bank Product Provider (other than the Administrative Agent at the time of the creation of the relevant Bank Product), such written notice required by the immediately preceding proviso shall be delivered to the Administrative Agent within 30 calendar days (or such later date as is agreed by the Administrative Agent and the Company) after the creation of the relevant Bank Product.

"Secured Creditors" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and each Secured Bank Product Provider.

"Secured Hedge Bank" shall mean any Person that is a counterparty to a Hedging Agreement with a Credit Party or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) was a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, an Agent, or a Joint Lead Arranger at the time it entered into such Hedging Agreement or on the Second Restatement Effective Date or (ii) becomes a Lender, an Agent or an Affiliate of a Lender or an Agent after it has entered into such Hedging Agreement.

"Secured Reserved Hedge" shall mean any Secured Bank Product Obligations arising under a Hedging Agreement with a Secured Hedge Bank with respect to which the Company and the Secured Bank Product Provider thereof shall have notified the Administrative Agent, by notice substantially in the form of Exhibit N hereto, of the intent to include such Secured Bank Product Obligations as permitted to be repaid under clause Seventh of the default waterfall set forth in Section 10.11 and with respect to which the Administrative Agent in its Permitted Discretion in accordance with the provisions of Section 2.22 establishes a Hedge Reserve in respect thereof in an amount equal to the Swap Termination Value in respect thereof so long as no Overadvance would result from establishment of a Hedge Reserve for such amount and for all other Secured Reserved Hedges.

"Secured Supply Chain Bank" shall mean each Supply Chain Bank that is a party to any Secured Supply Chain Financing.

"Secured Supply Chain Financing" shall mean any Supply Chain Financing that is entered into by and between the Borrower or any Restricted Subsidiary and any Secured Supply Chain Bank, including any such Supply Chain Financing that is in effect on the First Amendment Effective Date.

"Secured Supply Chain Financing Obligations" shall mean~~s~~ all obligations of the Company and its Restricted Subsidiaries in respect of any Secured Supply Chain Financing.

~~"Secured Supply Chain Bank" shall mean each Supply Chain Bank that is a party to any Secured Supply Chain Financing.~~

"Secured Unreserved Hedge" shall mean any Secured Bank Product Obligations arising under a Hedging Agreement other than a Secured Reserved Hedge.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Security Agreements" shall mean (i) the Canadian Security Agreements and (ii) the U.S. Security Agreement.

"Security Document" shall mean and include each Canadian Security Document, each U.S. Security Document, the charges or other similar security documents entered into in Inventory Approved Countries and/or Account Debtor Approved Countries, as the context may require, and, after the execution and delivery thereof, any other document pursuant to which a Lien is granted to a Collateral Agent to secure the Obligations.

"Senior Funded Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) the sum of (x) all Loans then outstanding hereunder and (y) all Financing Lease Obligations of the Company and its Restricted Subsidiaries, in each case, as of the last day of the Test Period most recently completed on or prior to such date of determination minus up to $25,000,000 of all Investment Cash Equivalents (in each case, (i) free and clear of all Liens, other than Permitted Liens, and (ii) that are held in a Deposit Account maintained with a Lender in the United States or Canada over which the Collateral Agent holds a perfected first-priority security interest) included on the consolidated balance sheet of the Company as of the last day of such Test Period to (b) Consolidated EBITDA of the Company and the Restricted Subsidiaries for such Test Period.

"Settlement Date" shall have the meaning provided in Section 2.14(a).

"Significant Asset Sale" shall mean each Asset Sale (and any Casualty Event) with respect to Collateral resulting in net cash proceeds in excess of 10% of the Borrowing Base.

"Similar Business" shall mean (a) any business engaged or proposed to be engaged in by the Company or any of the Restricted Subsidiaries on the Second Restatement Effective Date and any reasonable extension thereof and (b) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and the Restricted Subsidiaries are engaged or proposed to be engaged on the Second Restatement Effective Date.

~~"SOFR" with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~

"SOFR" shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

"SOFR Adjustment" shall mean, with respect to each of Daily Simple SOFR and Term SOFR, 0.10%.

"Solvent" shall mean, at the time of determination (a) each of the Fair Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (b) such Person and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (c) such Person and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature. Defined terms used in the foregoing definition shall have the meanings set forth in the solvency certificate delivered on the Second Restatement Effective Date pursuant to clause (o) of Article IV of the Second Restatement Agreement.

"SONIA" shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

"SONIA Adjustment" shall mean, with respect to SONIA, 0.0326% per annum.

"Special Notice Currency" shall mean at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

"Specified Existing Revolving Commitment Class" shall have the meaning provided in Section 2.19(a).

"Spot Rate" shall mean, on any day with respect to any currency, the exchange rate that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate, as determined by the Administrative Agent and posted on a daily basis to the electronic loan platform maintained by the Administrative Agent and accessible by the parties hereto (the "Electronic Platform"), for the purchase of the first currency with the second currency as in effect during the preceding business day in the Administrative Agent's principal foreign exchange trading office for the first currency; provided that in the case of clause (b) only, if such exchange rate is not posted to the Electronic Platform on any day with respect to any currency, the Spot Rate on such day with respect to such currency shall be equal to the Spot Rate for such currency on the most recent preceding date on which a Spot Rate with respect to such currency was posted to the Electronic Platform.

"Stated Amount" of any Letter of Credit shall mean, unless otherwise specified herein, the stated amount of such Letter of Credit in effect at such time.

"Subfacility" shall mean the Tranche A Subfacility and/or the Tranche B Subfacility, as the context may require.

"Subordinated Indebtedness" shall mean any third party debt for borrowed money of the Company or any Restricted Subsidiary that is contractually subordinated in right of payment to the Obligations.

"Subordinated Intercompany Note" shall mean the Subordinated Intercompany Note, dated as of the Second Restatement Effective Date, substantially in the form of Exhibit L hereto, executed by the Company, each Restricted Subsidiary of the Company and each other Credit Party, together with any joinders thereto.

"Subsidiary" shall mean, as to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Subsidiary Guarantor" shall have the meaning provided in the definition of  the term "Collateral and Guarantee Requirement".

"Successor Company" shall have the meaning provided in Section 9.11(a).

"Successor Person" shall have the meaning provided in Section 9.11(b).

"Successor ~~U.S. Parent Borrower~~Rate" shall have the meaning provided in Section ~~9.11~~3.05(~~a~~d)(ii).

"Successor ~~Rate~~U.S. Parent Borrower" shall have the meaning provided in Section ~~3.05~~9.11(~~d)(ii~~a).

"Supermajority Tranche A Revolving Lenders" shall mean Non-Defaulting Lenders holding more than 66-2/3% of the sum of the (i) total Outstanding Amount under the Tranche A Subfacility (with the aggregate amount of each Tranche A Revolving Lender's risk participation and funded participation in LC Obligations and Swingline Loans being deemed "held" by such Tranche A Revolving Lender for purposes of this definition) and (ii) aggregate unused Tranche A Revolving Commitments held by Non-Defaulting Lenders at such time as of any date of determination.

"Supermajority Tranche B Revolving Lenders" shall mean Non-Defaulting Lenders holding more than 66-2/3% of the sum of the (i) total Outstanding Amount under the Tranche B Subfacility and (ii) aggregate unused Tranche B Revolving Commitments held by Non-Defaulting Lenders at such time as of any date of determination.

"Supplier" shall have the meaning provided in Section 4.02(b).

"Supply Chain Bank" shall mean~~s~~ any Person that, at the time it enters into a Supply Chain Financing (or on the First Amendment Effective Date), is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any such Person, in each case, in its capacity as a party to such Supply Chain Financing.

"Supply Chain Financing" shall mean any agreement under which any bank, financial institution or other Person may from time to time provide to the Company or any Restricted Subsidiary of the Company letters of credit, guarantees or other credit support or financial accommodation in respect of trade payables of the Company or any Restricted Subsidiary of the Company (including the acquisition of the receivables corresponding to such trade payables pursuant to "supply chain" or other similar financing) so long as (i) other than in the case of Secured Supply Chain Financing Obligations, such Indebtedness is unsecured and (ii) such Indebtedness represents amounts not in excess of those which the Company or any of its Restricted Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

"Supported QFC" shall have the meaning provided in Section 12.24.

"Swap Contract" shall mean~~s~~ (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Obligation" shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Swap Termination Value" shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

"Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans under the Tranche A Subfacility pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07.

"Swingline Exposure" shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Tranche A Revolving Lender at any time shall equal its Pro Rata Percentage under the Tranche A Subfacility of the aggregate Swingline Exposure at such time.

"Swingline Lender" shall mean BANA and its permitted successors and permitted assigns.

"Swingline Loan" shall mean any Loan made by the Swingline Lender pursuant to Section 2.12.

"Swingline Note" shall mean each swingline note substantially in the form of Exhibit B-2 hereto.

"Swiss Francs" or "Fr." shall mean the lawful currency of Switzerland.

"Syndication Agent" shall mean JPMorgan Chase Bank, N.A., in its capacity as syndication agent.

"TARGET Day" shall mean~~s~~ any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

"TARGET2" shall mean~~s~~ the Trans European Automated Real Time Gross Settlement Express Transfer payment system which utilized a single shared platform and which was launched on November 19, 2007.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax with respect thereto.

"Term Loan Administrative Agent" shall have the meaning provided in the preamble hereto.

"Term SOFR" shall mean:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a U.S. Base Rate Loan on any date, a per annum rate determined in accordance with the immediately preceding clause (a) for a one month Interest Period;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

"Term SOFR Loan" shall mean a Loan that bears interest at a rate based on clause (a) of the definition of "Term SOFR".  All Term SOFR Loans must be denominated in U.S. Dollars.

"Term SOFR Replacement Date" has the meaning specified in Section 3.05(b)(ii).

"Term SOFR~~"~~ Screen Rate" shall mean~~s~~ the forward-looking SOFR term rate ~~for any period that is approximately (as reasonably determined by~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of "Interest Period" and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).

"Term  ~~Loan Administrative Agent" shall have~~ SOFR Successor Rate" has the meaning ~~provided in the preamble hereto~~specified in Section 3.05(b)(ii).

"Test Period" shall mean each period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 8.01.

"Third Amendment" shall mean the Third Amendment to the Second Amended and Restated Credit Agreement dated as of February 25, 2022, among the Borrowers, Administrative Agent, the Term Loan Administrative Agent, the Lenders, the Issuing Banks and the Swingline Lender.

"Third Amendment Effective Date" shall mean the date upon which the conditions set forth in Article IV of the Third Amendment are satisfied, which date is February 25, 2022.

"Threshold Amount" shall mean $20,000,000.

"Total Excess Availability" shall mean, at any time, the amount equal to (i) the Line Cap at such time minus (ii) the sum of, without duplication (A) the Dollar Equivalent of the aggregate Revolving Loans and Swingline Loans then outstanding and (B) the Dollar Equivalent of the aggregate LC Exposure at such time.

"Tranche" shall mean, solely with respect to the Delayed Draw Term Loans, each Delayed Draw Equipment Tranche and each Delayed Draw Real Property Tranche.  For the avoidance of doubt, (i) each Borrowing of Delayed Draw Term Loans hereunder shall constitute a separate Tranche of Loans made under the Agreement, (ii) with respect to any Borrowing of Delayed Draw Term Loans made on the same Delayed Draw Term Loan Advance Date which finances Delayed Draw Financed Capital Expenditures consisting of, or related to, both Eligible Capex Equipment and Eligible Capex Real Property, such borrowing shall be divided into a separate Delayed Draw Equipment Tranche and Delayed Draw Real Property Tranche, respectively and (iii) there may be no more than ~~eight~~twelve (12) Tranches outstanding under the Delayed Draw Term Loan Facility.

"Tranche A Borrowing Base" shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of

(a) (I) other than with respect to any Acquired Canadian No Field Examination Account, (A) (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 90%, and (y) at all other times, 85%, in each case, of the aggregate Outstanding Balance of Eligible Canadian Accounts of the Canadian Borrowers (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (B) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts of the Canadian Borrowers at such time plus (C) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts of the Canadian Borrowers at such time and (II) solely with respect to any Acquired Canadian No Field Examination Account, 65% of the aggregate Outstanding Balance of such Eligible Canadian Accounts; plus

(b) (I) other than with respect any Acquired U.S. No Field Examination Account, (A) (x) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, 90%, and (y) at all other times, 85%, in each case, of the aggregate Outstanding Balance of Eligible U.S. Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (B) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts of the U.S. Borrowers at such time plus (C) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts of the U.S. Borrowers at such time and (II) solely with respect to any Acquired U.S. No Field Examination Account, 65% of the aggregate Outstanding Balance of such Eligible U.S. Accounts; plus

(c) (I) other than with respect to any Acquired Canadian No Appraisal Inventory, the lesser of (i) the lesser of 75% of the Cost or Fair Market Value of Eligible Canadian Inventory (other than Eligible Canadian Supplies and Packaging Inventory) at such time and (ii) (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 92.5%, and (y) at all other times, 90%, in each case, of the Net Orderly Liquidation Value of Eligible Canadian Inventory (other than Eligible Canadian Supplies and Packaging Inventory) at such time and (II) solely with respect to any Acquired Canadian No Appraisal Inventory, 40% of the Cost of such Eligible Canadian Inventory (other than Eligible Canadian Supplies and Packaging Inventory) at such time; plus

(d) (I) other than with respect to any Acquired U.S. No Appraisal Inventory, the lesser of (i) 75% of the lesser of the Cost or Fair Market Value of Eligible U.S. Inventory (other than Eligible U.S. Supplies and Packaging Inventory) at such time and (ii) (x) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, 92.5%, and (y) at all other times, 90%, in each case, of the Net Orderly Liquidation Value of Eligible U.S. Inventory (other than Eligible U.S. Supplies and Packaging Inventory) at such time and (II) solely with respect to any Acquired U.S. No Appraisal Inventory, 40% of the Cost of such Eligible U.S. Inventory (other than Eligible U.S. Supplies and Packaging Inventory); plus

(e) other than with respect to any Acquired Canadian No Appraisal Inventory, the lesser of (i) 50% of the Cost or Fair Market Value of Eligible Canadian Supplies and Packaging Inventory at such time and (ii) (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 87.5%, and (y) at all other times, 85%, in each case, of the Net Orderly Liquidation Value of Eligible Canadian Supplies and Packaging Inventory at such time; plus

(f) other than with respect to any Acquired U.S. No Appraisal Inventory, the lesser of (i) 50% of the Cost or Fair Market Value of Eligible U.S. Supplies and Packaging Inventory at such time and (ii) (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 87.5%, and (y) at all other times, 85%, in each case, of the Net Orderly Liquidation Value of Eligible U.S. Supplies and Packaging Inventory at such time; plus

(~~e~~g) until such time as a Crossing Lien Borrowing Base Removal Election is made, the lesser of (x) 75% of the appraised Fair Market Value of Eligible Canadian Real Estate (the "Canadian Real Estate Component"), plus 85% of the appraised Net Orderly Liquidation Value of the Eligible Canadian Equipment (the "Canadian Equipment Component"), and (y) $~~50,000,000~~60,000,000 (taken together with amounts included in clause (~~f~~h) below) (the "Canadian Fixed Asset Amount"); provided that, commencing with the Tranche A Borrowing Base calculation delivered for March 31, 2021:  (i) the Canadian Real Estate Component shall be reduced quarterly based on a 15-year straight-line depreciation schedule, (ii) the Canadian Equipment Component shall be reduced quarterly based on a 7-year straight-line depreciation schedule and (iii) the Canadian Fixed Asset Amount shall be reduced quarterly pursuant to the depreciation schedule set forth as Schedule 1.01D hereto (it being understood that the Canadian Real Estate Component, Canadian Equipment Component and Canadian Fixed Asset Amount shall not be reduced quarterly during the period commencing on the Third Amendment Effective Date and ending on September 30, 2022 (i.e. there shall be no such reductions for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022)); provided, further that, if a Fixed Asset Reappraisal Event occurs and the Company chooses to have the Tranche A Borrowing Base calculated based on the updated information set forth in the relevant Appraisals (and including only (i) the Eligible Equipment so appraised and (ii) and Eligible Fee-Owned Real Estate so appraised and subject to the environmental assessments referred to in Section 8.02(d)), then, commencing with the Tranche A Borrowing Base calculation delivered immediately after the date of such Fixed Asset Reappraisal Event until such time as a further additional Appraisal and environmental assessment is completed, if ever, on the applicable assets, the amortization of the Canadian Real Estate Component and the Canadian Equipment Component shall be reset so that (i) the Canadian Real Estate Component shall be reduced quarterly based on a 15-year straight-line depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event and the Canadian Equipment Component shall be reduced quarterly based on a 7-year straight-line depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event and (ii) the Canadian Fixed Asset Amount shall be reduced pursuant to an updated depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event of the type set forth as Schedule 1.01D (it being understood that, if a Fixed Asset Reappraisal Event occurs during the period commencing on the Third Amendment Effective Date and ending on September 30, 2022, then the Canadian Real Estate Component, Canadian Equipment Component and Canadian Fixed Asset Amount shall not be reduced quarterly during such period (i.e. there shall be no such reductions for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022), which will reflect the then current mix of Eligible Canadian Real Estate and Eligible Canadian Equipment; plus

(~~f~~h) until such time as a Crossing Lien Borrowing Base Removal Election is made, the lesser of (x) 75% of the appraised Fair Market Value of Eligible U.S. Real Estate (the "U.S. Real Estate Component"), plus 85% of the appraised Net Orderly Liquidation Value of the Eligible U.S. Equipment (the "U.S. Equipment Component"), and (y) $~~50,000,000~~60,000,000 (taken together with amounts included in clause (~~e~~g) above) (the "U.S. Fixed Asset Amount"); provided that, commencing with the Tranche A Borrowing Base calculation delivered for March 31, 2021:  (i) the U.S. Real Estate Component shall be reduced quarterly based on a 15-year straight-line depreciation schedule, (ii) the U.S. Equipment Component shall be reduced quarterly based on a 7-year straight-line depreciation schedule and (iii) the U.S. Fixed Asset Amount, shall be reduced quarterly pursuant to the depreciation schedule set forth as Schedule 1.01D hereto (it being understood that the U.S. Real Estate Component, U.S. Equipment Component and U.S. Fixed Asset Amount shall not be reduced quarterly during the period commencing on the Third Amendment Effective Date and ending on September 30, 2022 (i.e. there shall be no such reductions for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022)); provided further that, if a Fixed Asset Reappraisal Event occurs and the Company chooses to have the Tranche A Borrowing Base calculated based on the updated information set forth in the relevant Appraisals (and including only (i) the Eligible Equipment so appraised and (ii) Eligible Fee-Owned Real Estate so appraised and subject to the environmental assessments and flood documents referred to in Section 8.02(d)), then, commencing with the Tranche A Borrowing Base calculation delivered immediately after the date of such Fixed Asset Reappraisal Event until such time as a further additional Appraisal and environmental assessment is completed, if ever, on the applicable assets, the amortization of the U.S. Real Estate Component and the U.S. Equipment Component shall be reset so that (i) the U.S. Real Estate Component shall be reduced quarterly based on a 15-year straight-line depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event and the U.S. Equipment Component shall be reduced quarterly based on a 7-year straight-line depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event and (ii) the U.S. Fixed Asset Amount shall be reduced pursuant to an updated depreciation schedule commencing with the first full fiscal quarter to occur after the date of any such Fixed Asset Reappraisal Event of the type set forth as Schedule 1.01D (it being understood that, if a Fixed Asset Reappraisal Event occurs during the period commencing on the Third Amendment Effective Date and ending on September 30, 2022, then the U.S. Real Estate Component, U.S. Equipment Component and U.S. Fixed Asset Amount shall not be reduced quarterly during such period (i.e. there shall be no such reductions for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022), which will reflect the then current mix of Eligible U.S. Real Estate and Eligible U.S. Equipment; plus

(~~g~~i) 100% of the unrestricted Borrowing Base Cash Equivalents of the Canadian Borrowers (to the extent held in segregated Deposit Accounts in Canada maintained with BANA or any other Lender reasonably satisfactory to the Administrative Agent and, in each case, subject to Deposit Account Control Agreements in favor of the Collateral Agent) so long as, if such segregated Deposit Accounts are maintained with Lenders other than BANA, the Administrative Agent receives daily reports of the cash balances under such segregated Deposit Accounts reasonably acceptable to the Administrative Agent; plus

(~~h~~j) 100% of the unrestricted Borrowing Base Cash Equivalents of the U.S. Borrowers (to the extent held in Deposit Accounts in the United States (x) maintained with BANA and (y) subject to Deposit Account Control Agreements in favor of the Collateral Agent); minus

(~~i~~k) the FILO Reserve Shortfall for such calculation period (if applicable) and any other Reserves (to the extent not deducted in calculating the Tranche B Borrowing Base) established or modified from time to time by the Administrative Agent in the exercise of its Permitted Discretion in accordance with the provisions of Section 2.22;

The Tranche A Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate (or, if applicable, a subsequent Borrowing Base Reallocation Notice) delivered to the Administrative Agent pursuant to Section 8.12(a), adjusted as necessary (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale or the acquisition of any assets in a Permitted Acquisition or similar Investment (or any event or circumstance which, pursuant to the eligibility rules set forth in the definitions of Eligible Account, Eligible Equipment, Eligible Inventory, Eligible Supplies and Packaging Inventory, Eligible Insured and Letter of Credit Backed Accounts or Eligible Fee-Owned Real Estate, renders any such Account, Equipment, Inventory or Real Property eligible or ineligible for inclusion in the Tranche A Borrowing Base after delivery of the most recent Borrowing Base Certificate).  The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall reasonably determine and the Administrative Agent will notify the Company in writing promptly after making any such correction.

For the avoidance of doubt, at any time on or prior to the Delayed Draw Term Loan Termination Date (x) the U.S. Equipment Component and the Canadian Equipment Component shall exclude any Eligible Capex Equipment that is the subject of a Delayed Draw Financed Capital Expenditure and (y) the U.S. Real Estate Component and the Canadian Real Estate Component shall exclude any Eligible Capex Real Property that is the subject of a Delayed Draw Financed Capital Expenditure.

"Tranche A Line Cap" shall mean, at any time, an amount that is equal to the lesser of (a) the Tranche A Revolving Commitments and (b) the Tranche A Borrowing Base.

"Tranche A Maturity Date" shall mean the earlier of (i) December 31, 2025 and (ii) the Payment in Full Date.

"Tranche A Revolving Availability Period" shall mean the period from and including the Second Restatement Effective Date to but excluding the earlier of (i) the Tranche A Maturity Date and (ii) the date of termination of the Tranche A Revolving Commitments.

"Tranche A Revolving Borrowing" shall mean a Borrowing comprised of Tranche A Revolving Loans.

"Tranche A Revolving Commitment" shall mean, with respect to each Tranche A Revolving Lender, the commitment, if any, of such Lender to make Tranche A Revolving Loans hereunder up to the amount set forth and opposite such Lender's name on Schedule 2.01(a) under the caption "Tranche A Revolving Commitment," or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Tranche A Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The aggregate amount of the Tranche A Revolving Lenders' Tranche A Revolving Commitments on the First Amendment Effective Date is $250,000,000 less the aggregate principal amount of Tranche B Revolving Loans outstanding on the First Amendment Effective Date.  For the avoidance of doubt, the Tranche A Revolving Commitment of each Tranche A Revolving Lender shall be increased by such Tranche A Revolving Lender's Pro Rata Percentage under the Tranche B Subfacility of each reduction in the aggregate principal amount outstanding of Tranche B Revolving Loans under Sections 2.04(a)(II) and 2.09(a); provided that such increases shall not increase the aggregate Tranche A Revolving Commitment above $250,000,000.

"Tranche A Revolving Exposure"  shall mean, with respect to any Tranche A Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Tranche A Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the aggregate amount of such Lender's Swingline Exposure.

"Tranche A Revolving Lender" shall mean any Lender under the Tranche A Subfacility.

"Tranche A Revolving Loan" shall mean advances made to or at the instructions of a Borrower pursuant to Section 2.01(a) hereof under the Tranche A Subfacility, Protective Advances and/or Overadvance Loans, as the context may require.

"Tranche A Revolving Note" shall mean each revolving note substantially in the form of Exhibit B-1 hereto.

"Tranche A Revolving Unused Line Fee" shall have the meaning provided in Section 2.05(a).

"Tranche A Subfacility" shall have the meaning provided in the recitals hereto.

"Tranche B Borrowing Base" shall mean, at the time of any determination, an amount equal to the sum of the Dollar amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), without duplication, of

(a) other than with respect to any Acquired Canadian No Field Examination Account,(A) (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 10%, and (y) at all other times, 15%, in each case, of the aggregate Outstanding Balance of Eligible Canadian Accounts of the Canadian Borrowers (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (B) 10% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts of the Canadian Borrowers at such time plus (C) 10% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts of the Canadian Borrowers at such time; plus

(b) other than with respect any Acquired U.S. No Field Examination Account, (A) (x) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, 10%, and (y) at all other times, 15%, in each case, of the aggregate Outstanding Balance of Eligible U.S. Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (B) 10% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts of the U.S. Borrowers at such time plus (C) 10% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts of the U.S. Borrowers at such time; plus

(c) other than with respect to any Acquired Canadian No Appraisal Inventory, (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 7.5%, and (y) at all other times, 10%, in each case, of the Net Orderly Liquidation Value of Eligible Canadian Inventory (other than Eligible Canadian Supplies and Packaging Inventory) at such time; plus

(d) other than with respect to any Acquired U.S. No Appraisal Inventory, (x) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, 7.5%, and (y) at all other times, 10%, in each case, of the Net Orderly Liquidation Value of Eligible U.S. Inventory (other than Eligible U.S. Supplies and Packaging Inventory)  at such time; plus

(e) other than with respect to any Acquired Canadian No Appraisal Inventory, (x) during the period commencing May 1 of any calendar year and ending on September 30 of such year, 12.5%, and (y) at all other times, 15%, in each case, of the Net Orderly Liquidation Value of Eligible Canadian Supplies and Packaging Inventory at such time; plus

(f) other than with respect to any Acquired U.S. No Appraisal Inventory, (x) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, 12.5%, and (y) at all other times, 15%, in each case, of the Net Orderly Liquidation Value of Eligible U.S. Supplies and Packaging Inventory at such time; plus

(~~e~~g) any Reserves (to the extent not deducted in calculating the Tranche A Borrowing Base) established or modified from time to time by the Administrative Agent in the exercise of its Permitted Discretion in accordance with Section 2.22.

The Tranche B Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 8.12(a), adjusted as necessary (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale or the acquisition of any assets in a Permitted Acquisition or similar Investment (or any event or circumstance which, pursuant to the eligibility rules set forth in the definitions of Eligible Account, Eligible Inventory, Eligible Supplies and Packaging Inventory, or Eligible Insured and Letter of Credit Backed Accounts, renders any such Account or Inventory eligible or ineligible for inclusion in the Tranche B Borrowing Base after delivery of the most recent Borrowing Base Certificate).  The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall reasonably determine and the Administrative Agent will notify the Company in writing promptly after making any such correction. For the avoidance of doubt, the Tranche B Borrowing Base shall not include any Acquired Canadian No Field Examination Account, Acquired U.S. No Field Examination Account, Acquired Canadian No Appraisal Inventory or any Acquired U.S. No Appraisal Inventory.

Notwithstanding anything to the contrary herein, (a) the advance rate with respect to Eligible Canadian Inventory under the Tranche B Subfacility, when aggregated with the advance rate with respect to Eligible Canadian Inventory under the Tranche A Subfacility, shall at no time exceed 100% of the lesser of (i) the Cost or Fair Market Value of Eligible Canadian Inventory at such time and (ii) the Net Orderly Liquidation Value of Eligible Canadian Inventory ~~and~~, (b) the advance rate with respect to Eligible U.S. Inventory under the Tranche B Subfacility, when aggregated with the advance rate with respect to Eligible U.S. Inventory under the Tranche A Subfacility, shall at no time exceed 100% of the lesser of (i) the Cost or Fair Market Value of Eligible U.S. Inventory at such time and (ii) the Net Orderly Liquidation Value of Eligible U.S. Inventory~~.~~, (c) the advance rate with respect to Eligible Canadian Supplies and Packaging Inventory under the Tranche B Subfacility, when aggregated with the advance rate with respect to Eligible Canadian Supplies and Packaging Inventory under the Tranche A Subfacility, shall at no time exceed 100% of the lesser of (i) the Cost or Fair Market Value of Eligible Canadian Supplies and Packaging Inventory at such time and (ii) the Net Orderly Liquidation Value of Eligible Canadian Supplies and Packaging Inventory and (d) the advance rate with respect to Eligible U.S. Supplies and Packaging Inventory under the Tranche B Subfacility, when aggregated with the advance rate with respect to Eligible U.S. Supplies and Packaging Inventory under the Tranche A Subfacility, shall at no time exceed 100% of the lesser of (i) the Cost or Fair Market Value of Eligible U.S. Supplies and Packaging Inventory at such time and (ii) the Net Orderly Liquidation Value of Eligible U.S. Supplies and Packaging Inventory.

"Tranche B Maturity Date" shall mean the date that is the earlier of (i) ~~two (2) years after the First Amendment Effective Date~~April 15, 2024 and (ii) the Payment in Full Date.

"Tranche B Revolving Borrowing" shall mean a Borrowing comprised of Tranche B Revolving Loans.

"Tranche B Revolving Commitment" shall mean, with respect to each Tranche B Revolving Lender, the commitment, if any, of such Lender to make Tranche B Revolving Loans hereunder up to the amount set forth and opposite such Lender's name on Schedule 2.01 under the caption "Tranche B Revolving Commitment," or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Tranche B Revolving Commitment, as applicable, as the same shall be terminated and permanently reduced to $0 on the First Amendment Effective Date pursuant to Section 2.07 after giving effect to the borrowing of all Tranche B Revolving Loans on such date.  The aggregate amount of the Lenders' Tranche B Revolving Commitments on the First Amendment Effective Date is $20,000,000.

"Tranche B Revolving Exposure" shall mean, with respect to any Tranche B Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Tranche B Revolving Loans of such Lender.

"Tranche B Revolving Lender" shall mean any Lender under the Tranche B Subfacility.

"Tranche B Revolving Loans" shall mean advances made to or at the request of a U.S. Borrower pursuant to Section 2.01(a)(ii) hereof under the Tranche B Subfacility.

"Tranche B Revolving Note" shall mean each revolving note substantially in the form of Exhibit B-4 hereto.

"Tranche B Subfacility" shall have the meaning provided in the recitals hereto.

"Transaction" shall mean, collectively, (i) the execution, delivery and entering into the Second Restatement Agreement and the other applicable Credit Documents on the Second Restatement Effective Date, (ii) the effectiveness of the Delayed Draw Term Loan Commitments and the advancing of any Delayed Draw Term Loans hereunder on any Delayed Draw Term Loan Advance Date and (iii) the payment of all Transaction Costs.

"Transaction Costs" shall mean the fees, premiums and expenses payable by the Company and its Subsidiaries in connection with the transactions described in the definition of the term "Transaction."

"Treasury Capital Stock" shall have the meaning provided in Section 9.03(b)(i).

"Triumph Acquisition" shall mean the acquisition of certain assets by SunOpta Grains and Foods Inc. pursuant to that certain Asset Purchase Agreement dated April 15, 2021 by and among The Hain Celestial Group, Inc., Hain-Celestial Canada, ULC and SunOpta Grains and Foods Inc.~~.~~

"Triumph Eligible Inventory" shall have the meaning set forth under the definition of "Eligible Inventory".

"Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a U.S. Base Rate Loan,  ~~Eurocurrency Rate Loan,~~ European Base Rate Loan ~~or~~, B/A Equivalent Loan, Term SOFR Loan, Alternative Currency Term Rate Loan or Alternative Currency Daily Rate Loan.

"UCC" shall mean the Uniform Commercial Code in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of any Requirement of Law, the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York governs, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

"UK Financial Institutions" shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"United States" and "U.S." shall each mean the United States of America.

"Unreimbursed Amount" shall have the meaning provided in Section 2.13(d).

"Unrestricted Subsidiary" shall mean (i) each Subsidiary of the Company listed on Schedule 1.01A and (ii) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 8.11 subsequent to the Second Restatement Effective Date; provided, however, that no Borrower shall be designated as an Unrestricted Subsidiary.

"Unsecured Indebtedness" shall mean any third party unsecured debt for borrowed money of the Company or any Restricted Subsidiary.

"Unused Line Fee Rate" shall mean (i) with respect to the Tranche A Subfacility, 0.25% per annum and (ii) with respect to the Delayed Draw Term Loan Facility, 0.375% per annum.

"Unused Line Fees" shall have the meaning provided in Section 2.05(a).

"U.S. Base Rate" at any time shall mean the highest of (i) the Prime Rate, (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Rate ~~and~~, (iii) ~~the Eurocurrency Rate for a Eurocurrency Rate Loan~~Term SOFR with a one-month interest period commencing on such day plus 1.00%~~; provided that, in no event shall the U.S. Base Rate be less than 1.00%.  For purposes of this definition, the Eurocurrency Rate shall be determined using the Eurocurrency Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurocurrency Rate~~ and (iv) 1.00%.  Any change in the U.S. Base Rate due to a change in the Prime Rate, the Federal Funds Rate or such ~~Eurocurrency Rate~~Term SOFR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or such ~~Eurocurrency Rate~~Term SOFR, respectively.  If the U.S. Base Rate is being used as an alternat~~iv~~e rate of interest pursuant to Section 3.05 hereof, then the U.S. Base Rate shall be the greate~~r~~st of clauses (i) ~~and~~, (ii) and (iv) above and shall be determined without reference to clause (iii) above.

"U.S. Base Rate Loan" shall mean each Revolving Loan or Delayed Draw Term Loan that is designated or deemed designated as a U.S. Base Rate Loan by the applicable Borrower at the time of the incurrence thereof or conversion thereto.

"U.S. Borrowers" shall mean the U.S. Parent Borrower and each Domestic Subsidiary of the Company that executes a counterpart hereto and to any other applicable Credit Document to become a Borrower, whether on the Second Restatement Effective Date or after the Second Restatement Effective Date in accordance with Section 2.21.

"U.S. Collateral" shall mean all the "Collateral" (or equivalent term) as defined in the U.S. Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by any U.S. Credit Parties pursuant to any U.S. Security Document.

"U.S. Collection Account" shall have the meaning provided in Section 8.12(c)(ii).

"U.S. Collection Bank" shall have the meaning provided in Section 8.12(c)(ii).

"U.S. Credit Party" shall mean each U.S. Borrower and each U.S. Subsidiary Guarantor.

"U.S. Dilution Reserve" shall mean, at any date, (i) (x) the amount (stated in percentage terms) by which the consolidated Dilution Ratio of Eligible U.S. Accounts exceeds (A) five percent (5%), or (B) during the period commencing on May 1 of any calendar year and ending on September 30 of such year, two and a half percent (2.5%), in each case multiplied by (y) the Eligible U.S. Accounts (other than Eligible Investment Grade Accounts) on such date; and (ii) (x) the amount (stated in percentage terms) by which the consolidated Dilution Ratio of Eligible U.S. Accounts exceeds two and a half percent (2.5%) multiplied by (y) the Eligible Investment Grade Accounts of U.S. Borrowers on such date.

"U.S. Dollars" or "Dollars" and the sign "$" shall each mean freely transferable lawful money (expressed in dollars) of the United States.

"U.S. Dominion Account" shall have the meaning provided in Section 8.12(c)(i).

"U.S. Equipment" shall mean Equipment owned by the U.S. Borrowers.

"U.S. Equipment Component" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"U.S. Fixed Asset Amount" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"U.S. Government Accounts" shall have the meaning provided in the definition of "Eligible Accounts".

"U.S. Government Securities Business Day" shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

"U.S. Parent Borrower" shall have the meaning provided in the recitals hereto and shall include, if applicable, any Successor U.S. Parent Borrower.

"U.S. Real Estate" shall mean Real Property owned by the U.S. Borrowers.

"U.S. Real Estate Component" shall have the meaning provided in the definition of the term "Tranche A Borrowing Base".

"U.S. Security Agreement" shall mean the U.S. Security Agreement, dated as of the Original Closing Date, by and between the Collateral Agent and each of the U.S. Credit Parties.

"U.S. Security Documents" shall mean the U.S. Security Agreement and, after the execution and delivery thereof, each Mortgage executed and delivered by any U.S. Credit Party with respect to any Real Property of such U.S. Credit Party and each other document executed and delivered by any U.S. Credit Party pursuant to which a Lien is granted (or purported to be granted) in favor of the Collateral Agent to secure the Obligations, and each document, if any, executed and delivered by any U.S. Credit Party pursuant to the Additional Account Security Actions.

"U.S. Subsidiary Guarantor" shall mean each Domestic Restricted Subsidiary (other than the U.S. Borrowers) in existence on the Second Restatement Effective Date (other than any Excluded Subsidiary), as well as each Domestic Restricted Subsidiary established, created or acquired after the Second Restatement Effective Date which becomes a party to this Agreement as a Guarantor in accordance with the Collateral and Guarantee Requirement.

"U.S. Tax Compliance Certificate" shall have the meaning provided in Section 4.01(c).

"VAT" shall have the meaning provided in Section 4.02(a).

"Voting Stock" of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

"Weekly Reporting Event" shall mean the occurrence of a date when (a) Total Excess Availability shall have been less than the greater of (i) 12.5% of the Line Cap and (ii) $18,750,000, in either case at any time, until such date as (b) Total Excess Availability shall have been at least equal to the greater of (i) 12.5% of the Line Cap and (ii) $18,750,000 for a period of 30 consecutive calendar days.

"Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments or principal resulting from prepayments following Incurrence of such Indebtedness).

"Wholly-Owned Restricted Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

"Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director's qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Company and any Restricted Subsidiary under applicable Requirements of Law).

"Write-Down and Conversion Powers" shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

"WURA" shall mean the Winding-Up and Restructuring Act (Canada), as amended.

1.02. Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require.  All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Unless otherwise expressly provided herein, (a) all references to documents, instruments, agreements (including the Credit Documents and organizational documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.  Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.03. Uniform Commercial Code and PPSA.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Credit Party, such definition or correlative terms (if existing) under the PPSA shall be defined in accordance with the PPSA) from time to time:  "Chattel Paper," "Tangible Chattel Paper," "Electronic Chattel Paper," "Supporting Obligations," "Commercial Tort Claims", "Letter of Credit Rights," "Contract," "control," "Deposit Account" (which shall specifically include any Account with a deposit function), "Securities Account," "Commodities Account", "Document" ("document of title" as defined in the PPSA), "Equipment," "General Intangibles ("intangibles" as defined in the PPSA)," "Investment Property," "Fixture," "Proceeds," "Location" and "Instrument."

1.04. Exchange Rates; Currency Equivalent.

(a) The Administrative Agent or the Issuing Bank, as applicable, shall use the Spot Rates as of each Revaluation Date for the purpose of calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies for such purposes until the next Revaluation Date to occur.  The Company shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Credit Parties or shown in the Company's financial records, and, shall deliver financial statements and calculate financial covenants in Dollars.

(b) Wherever in this Agreement (in connection with a Borrowing, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit), an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Revolving Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be, based on the then applicable Spot Rate.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to  ~~the rates in the definition of the term "Eurocurrency Rate"~~any reference rate referred to herein or with respect to any ~~comparable or successor rate thereto.~~rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.05. Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the Requirements of Law of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) "personal property" shall be deemed to include "movable property," (b) "real property" shall be deemed to include "immovable property," (c) "tangible property" shall be deemed to include "corporeal property," (d) "intangible property" shall be deemed to include "incorporeal property," (e) "security interest," "mortgage" and "lien" shall be deemed to include a "hypothec," "prior claim" and a "resolutory clause," (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to "perfection" of or "perfected" Liens shall be deemed to include a reference to an "opposable" or "set up" Liens as against third parties, (h) any "right of offset," "right of setoff" or similar expression shall be deemed to include a "right of compensation," (i) "goods" shall be deemed to include "corporeal movable property" other than Chattel Paper, documents of title, instruments, money and securities, (j) an "agent" shall be deemed to include a "mandatary," (k) "construction liens" shall be deemed to include "legal hypothecs," (l) "joint and several" shall be deemed to include "solidary," (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault," (n) "beneficial ownership" shall be deemed to include "ownership on behalf of another as mandatary," (o) "easement" shall be deemed to include "servitude," (p) "priority" shall be deemed to include "prior claim," (q) "survey" shall be deemed to include "certificate of location and plan," (r) "fee simple title" shall be deemed to include "absolute ownership" and (s) "ground lease" shall be deemed to include "emphyteutic lease."  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Requirement of Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d'une loi applicable).

1.06. Currency Fluctuations.

(a) If at any time following one or more fluctuations in the exchange rate of an Alternative Currency against the Dollar, (a) the Dollar Equivalent of Tranche A Revolving Exposure exceeds the Line Cap, or (b) the Dollar Equivalent of any part of the Tranche A Revolving Exposure exceeds any other limit set forth herein for such Tranche A Revolving Exposure, the Company shall within three (3) Business Days of written notice of same from the Administrative Agent or, if an Event of Default has occurred and is continuing, within one (1) Business Day after written notice of the same from the Administrative Agent (i) make the necessary payments or repayments to reduce such Tranche A Revolving Exposure to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Administrative Agent deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Administrative Agent.  Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent's sole discretion, make the necessary Spot Rate calculations to determine whether any such excess exists on such date.

(b) For purposes of any determination under Section 8, Section 9 (other than Section 9.12) or Section 10 or any determination under any other provision of this Agreement (other than as specifically set forth in Section 1.04 or Section 1.06(a)) requiring the use of a current exchange rate, all amounts Incurred or proposed to be Incurred in currencies other than Dollars shall be translated into Dollars at the Spot Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Section 9 with respect to the amount of any Indebtedness, Lien, Investment, Asset Sale (or other disposition of property of assets permitted by this Agreement), Restricted Payment or Restricted Junior Debt Prepayment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Investment is Incurred or Asset Sale (or other disposition of property of assets permitted by this Agreement), Restricted Payment or Restricted Junior Debt Prepayment is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, if such Indebtedness is Incurred as Refinancing Indebtedness in respect of any Indebtedness denominated in a foreign currency, and such Incurrence of Refinancing Indebtedness would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Spot Rate in effect on the date of the Incurrence of such Refinancing Indebtedness, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Incurrence of Refinancing Indebtedness plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.06(b) shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien or Investment may be Incurred or any Asset Sale (or other disposition of property of assets permitted by this Agreement), Restricted Payment or Restricted Junior Debt Prepayment may be made at any time under such Sections.  For purposes of Section 9.12, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 8.01 Financials.

1.07. [Reserved].

1.08. Additional Alternative Currencies.

(a) The Company may from time to time request that ~~Eurocurrency Rate~~Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of the term "Alternative Currency"; provided that such requested currency is ~~a lawful~~an Eligible ~~c~~Currency ~~(other than Dollars) that is readily available and freely transferable and convertible into Dollars~~.  In the case of any such request with respect to the making of ~~Eurocurrency Rate~~Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Local Time, 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion).  In the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof.  Each Lender (in the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., Local Time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency Rate~~Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Bank, as the case may be, to permit ~~Eurocurrency Rate~~Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making ~~Eurocurrency Rate Loans in~~Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of ~~Eurocurrency Rate~~Alternative Currency Loans; and if the Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the Issuing Banks may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.

1.09. Change of Currency.

(a)  Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Second Restatement Effective Date shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10. Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.11. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Where reference is made to "the Company and its Restricted Subsidiaries, on a consolidated basis" or similar language, such consolidation shall not include any Subsidiaries of the Company other than Restricted Subsidiaries.

(c) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board's Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at "fair value" as defined therein.

(d) For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Net Income until such disposition shall have been consummated.

1.12. Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Total Assets, Consolidated EBITDA, Distribution Conditions or Investment and Debt Incurrence Conditions, but excluding the financial maintenance covenant in Section 9.12 hereof), including the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio shall be calculated in the manner prescribed by this Section 1.12.  In addition, subject to Section 1.14, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to "Test Period" for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which Section 8.01 Financials have been delivered.

(b) For purposes of calculating any financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA), Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the applicable Test Period or subsequent to such Test Period and on or prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or Investment Cash Equivalents, on the last day of the applicable Test Period).  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then such financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA) shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable Test Period.

(c) Whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings and synergies resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized; provided that any pro forma adjustments in respect of cost savings and synergies shall (a) be reasonably identifiable and factually supportable, (b) be limited to those which are expected to be realized within 12 months of the applicable date of such calculation and (c) not exceed, for any Test Period (other than charges, accruals, reserves, costs, expenses, cost savings, synergies or other amounts related to the transactions and events described on Schedule 1.01E hereto, which such charges, accruals, reserves, costs, expenses, cost savings, synergies or other amounts shall not be subject to such 20.0% cap), an amount, when taken together with the aggregate amounts added pursuant to clauses (d) and (m) of the definition of the term "Consolidated EBITDA" for such Test Period, equal to 20.0% of Consolidated EBITDA for such Test Period prior to giving effect to any adjustments pursuant to this paragraph and clauses (d) and (m) of the definition of the term "Consolidated EBITDA" for such Test Period.

(d) In the event that the Company or any of its Restricted Subsidiaries Incurs (including by assumption or guarantee) or refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Incurrence or refinancing of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Fixed Charge Coverage Ratio, in which case such Incurrence or refinancing of Indebtedness will be given effect, as if the same had occurred on the first day of the applicable Test Period); provided that the foregoing shall not apply to any calculation of the Consolidated Fixed Charge Coverage Ratio pursuant to Section 9.12.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Company to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a eurocurrency interbank offered rate,~~ or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

(f) Any such pro forma calculations may include, without limitation, (1) all adjustments of the type described in the definition of "Consolidated EBITDA" to the extent such adjustments, without duplication, continue to be applicable to such Test Period, and (2) adjustments calculated in accordance with Regulation S-X under the Securities Act.

(g) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any Fixed Amount, Incurrence-Based Amount or, except as described in Section 1.12(a), any other financial ratio, test, covenant, calculation or measurement, such Fixed Amount, Incurrence-Based Amount or other financial ratio, test, covenant, calculation or measurement shall be calculated at the time such action is taken (subject to Section 1.14), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such Fixed Amount, Incurrence-Based Amount or other financial ratio, test, covenant, calculation or measurement occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(h) Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any Consolidated Secured Leverage Ratio, any Consolidated Total Leverage Ratio or any Consolidated Fixed Charge Coverage Ratio test) (any such amounts, the "Fixed Amounts") substantially concurrently, simultaneously or contemporaneously with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test any Consolidated Secured Leverage Ratio, any Consolidated Total Leverage Ratio or any Consolidated Fixed Charge Coverage Ratio test) (any such amounts, the "Incurrence-Based Amounts"), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

(i) Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is Incurred, any Lien is Incurred or other transaction is undertaken in reliance on an Incurrence-Based Amount, such Incurrence-Based Amount shall be calculated without regard to the Incurrence of any letter of credit facility immediately prior to, simultaneously or contemporaneously with, or in connection therewith.

1.13. Divisions.  For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.14. Certain Calculations and Tests.  Notwithstanding anything in this Agreement or any Credit Document to the contrary, for purposes of (i) determining compliance with any provision in this Agreement or any Credit Document that requires the calculation of any financial ratio or test (including, without limitation, Section 9.12 hereof, any Incurrence test and/or the Distribution Conditions or Investment and Debt Incurrence Conditions, but excluding determinations with respect to compliance with (x) any Total Excess Availability requirement thereunder and (y) the Availability Conditions for purposes of Credit Extensions), (ii) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) testing any cap expressed as a percentage of Consolidated EBITDA or Consolidated Total Assets and any other availability of a Fixed Amount or Incurrence-Based Amount, in each case in connection with a transaction permitted hereunder, undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, at the election of the Company (such election to exercise such option in connection with any Limited Condition Transaction, an "LCA Election"), will be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the "LCA Test Date"), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Tests Period ending on or prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or Fixed Amount or Incurrence-Based Amount, such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with.  For the avoidance of doubt, if the Company has made an LCA Election and (x) any of the ratios or "baskets" for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, Fixed Amount or Incurrence-Based Amount (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such Fixed Amount or Incurrence-Based Amount or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio, Fixed Amount or Incurrence-Based Amount availability on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or "basket" availability shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.  For the further avoidance of doubt, in the absence of an LCA Election, unless specifically stated in this Agreement to be otherwise, all determinations of (x) compliance with any financial ratio or test (including, without limitation, Section 9.12 hereof, any Incurrence test and/or the Distribution Conditions or Investment and Debt Incurrence Conditions) and/or any cap expressed as a percentage of Consolidated EBITDA or Consolidated Total Assets, (y) any representation and warranties, or any requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (z) any availability test under any "baskets", shall be made as of the applicable date of the consummation of such transaction.

Section 2 Amount and Terms of Credit.

2.01. Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make (i) under the Tranche A Subfacility, Tranche A Revolving Loans to the Borrowers, at any time and from time to time during the Tranche A Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met or (ii) under the Tranche B Subfacility, Tranche B Revolving Loans to the U.S. Borrowers, in a single drawing on the First Amendment Effective Date, in an aggregate principal amount outstanding that will not result in the Availability Conditions not being met.  Tranche A Revolving Loans will be available under the Tranche A Subfacility in Dollars and any Alternative Currency and Tranche B Revolving Loans will be available under the Tranche B Subfacility in Dollars.  Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Tranche A Revolving Loans. All Borrowers shall be jointly and severally liable as borrowers for all Borrowings under the Revolving Facility of each Borrower regardless of which Borrower received the proceeds thereof.

(b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Delayed Draw Term Lender agrees, severally and not jointly, to make Delayed Draw Term Loans to the U.S. Parent Borrower from time to time (but in no event on more than ~~eight~~twelve (12) occasions) in Dollars on or prior to the Delayed Draw Term Loan Commitment Termination Date, in an aggregate principal amount not to exceed the amount of such Lender's Delayed Draw Term Loan Commitment.  Any principal amount of any Delayed Draw Term Loan that is repaid or prepaid may not be reborrowed.  Upon each Delayed Draw Term Lender's making of its portion of the Delayed Draw Term Loan on the Delayed Draw Term Loan Advance Date, the Delayed Draw Term Loan Commitment of such Delayed Draw Term Lender shall be terminated.

2.02. Loans.

(a) Each (i) Tranche A Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Tranche A Revolving Loans made by the Tranche A Revolving Lenders in accordance with their Pro Rata Percentage of the Tranche A Revolving Commitments, (ii) Tranche B Revolving Loan shall be made as part of a Borrowing consisting of Tranche B Revolving Loans made by the Tranche B Revolving Lenders in accordance with their Pro Rata Percentage of the Tranche B Revolving Commitments and (iii) Delayed Draw Term Loan shall be made as part of a Borrowing consisting of Delayed Draw Term Loans in an amount equal to the Delayed Draw Term Loan Advance Amount applicable thereto and shall be made by the Delayed Draw Term Lenders in accordance with their Pro Rata Percentage of the Delayed Draw Term Loan Commitments and each such Borrowing shall consist of a separate Tranche of Loans made hereunder; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans and Base Rate Loans) comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or (ii) equal to the remaining available balance of the applicable Commitments.  The Tranche B Revolving Loans shall be fully funded in a single drawing on the First Amendment Effective Date. The Tranche B Revolving Loans shall be repaid in accordance with Section 2.04(a)(II) and may be prepaid in accordance with Section 2.09(a). Once the Tranche B Revolving Loans have been funded on the First Amendment Effective Date, they may not be reborrowed.  Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender of its Commitment to make any such Loan to the extent not so made by such branch or Affiliate.

(b) Subject to Section 3.01, (i) each Borrowing of Tranche A Revolving Loans, (x) if made to U.S. Borrowers, shall be made as ~~either~~ U.S. Base Rate Loans ~~or Eurocurrency Rate Loans denominated in U.S. Dollars~~ , European Base Rate Loans, Term SOFR Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans or (y) if made to Canadian Borrowers, shall be made as B/A Equivalent Loans in Canadian Dollars or, solely as provided in Section 2.08(e), U.S. Base Rate Loans, (ii) each Borrowing of Tranche B Revolving Loans shall be made to the U.S. Borrowers only and shall be made as either (x) U.S. Base Rate Loans or (y) ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in U.S. Dollars~~, (iii) each Delayed Draw Term Loan shall be made to the U.S. Parent Borrower only and shall be made as either (x) U.S. Base Rate Loans or (y) ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in U.S. Dollars~~, (iv) each Borrowing of Loans denominated in Dollars shall be comprised entirely of Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans, (v) each Borrowing of Tranche A Revolving Loans denominated in Canadian Dollars shall be comprised entirely of B/A Equivalent Loans, (vi) each Borrowing of Tranche A Revolving Loans denominated in Euro~~,~~ shall be comprised entirely of European Base Rate Loans or Alternative Currency Term Rate Loans, (vii) each Borrowing of Tranche A Revolving Loans denominated in Pounds Sterling and Swiss Francs shall be comprised entirely of European Base Rate Loans or ~~Eurocurrency~~Alternative Currency Daily Rate Loans and (viii) each Borrowing of Tranche A Revolving Loans denominated in any other Alternative Currencies shall be comprised entirely of B/A Equivalent Loans, European Base Rate Loans ~~or Eurocurrency~~, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, in each case as the Relevant Borrower may request pursuant to Section 2.03.  Each applicable Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to fund on such Lender's behalf; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan to each applicable Lender in accordance with the terms of this Agreement or cause the Borrowers to pay additional amounts pursuant to Section 3.01.  Borrowings of more than one Type may be outstanding at the same time; provided, further, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in (x) more than twenty Borrowings of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans ~~or~~and Alternative Currency Daily Rate Loans in the aggregate or (y) more than ten Borrowings of B/A Equivalent Loans outstanding hereunder at any one time (which number of Borrowings of ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans and/or B/A Equivalent Loans may be increased or adjusted by agreement between the Company and the Administrative Agent in connection with any Extended Revolving Loans/Extended Revolving Commitments).  For purposes of the foregoing, Borrowings having different Interest Periods or Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds as the Administrative Agent may designate not later than 2:00 p.m., Local Time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Relevant Borrower in the applicable Notice of Borrowing maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Relevant Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars), the Bank of Canada Overnight Rate (for Canadian Dollars) or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (for other Alternative Currencies), and for each day thereafter, the U.S. Base Rate (for Borrowings denominated in Dollars) and the Bank of Canada Overnight Rate (for Canadian Dollars), or the European Base Rate (for other Alternative Currencies).

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the applicable Maturity Date.

(f) If an Issuing Bank shall not have received from the Relevant Borrower the payment required to be made by Section 2.13(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Tranche A Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof under the Tranche A Subfacility.  Each such Tranche A Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Tranche A Revolving Lender shall have received such notice later than 12:00 (noon), Local Time, on any day, not later than 11:00 a.m., Local Time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage under the Tranche A Subfacility of such LC Disbursement (it being understood that the Dollar Equivalent such amount shall be deemed to constitute a Base Rate Loan of such Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Tranche A Revolving Lenders.  The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.13(e) prior to the time that any Tranche A Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Tranche A Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear.  If any Tranche A Revolving Lender shall not have made its Pro Rata Percentage under the Tranche A Subfacility of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Relevant Borrower, as applicable, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Relevant Borrower, a rate per annum equal to the interest rate applicable to Tranche A Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars), the Bank of Canada Overnight Rate (for Canadian Dollars) or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (for other Alternative Currencies), and for each day thereafter, the U.S. Base Rate (for LC Disbursements denominated in Dollars, the Bank of Canada Overnight Rate (for LC Disbursements denominated in Canadian Dollars) or the European Base Rate (for other Alternative Currencies).

(g) Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due.

(h) With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the "Rescindable Amount"): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Banks, as the case may be, severally agrees  to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(i) A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.02 shall be conclusive, absent manifest error.

(j) With respect to SOFR, Term SOFR, Daily Simple SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate or Canadian B/A Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03. Borrowing Procedure.  (I) To request a Borrowing under any Facility (other than the Tranche B Subfacility), the Relevant Borrower shall notify the Administrative Agent of such request by telecopy or electronic transmission (i) in the case of a Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans, not later than 12:00 p.m., Local Time, ~~three~~two (2) Business Days before the date of the proposed Borrowing, (ii) in the case of a Borrowing of U.S. Base Rate Loans (other than Swingline Loans), not later than 12:00 p.m., Local Time, on the Business Day of the proposed Borrowing, (iii) in the case of a Borrowing of B/A Equivalent Loans, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing ~~or~~, (iv) in the case of a Borrowing of Alternative Currency Loans, not later than 11:00 a.m., Local time, three Business Days (or five Business Days in the case of a Special Notice Currency) before the date of the proposed Borrowing or (v) in the case of a Borrowing of European Base Rate Loans, not later than 11:00 a.m., Local Time, on the day of the proposed Borrowing.

(II) Subject to satisfaction of each of the conditions set forth in Article IV of the First Amendment, the Tranche B Revolving Loans shall be funded on the First Amendment Effective Date. To request a Borrowing under the Tranche B Subfacility, the U.S. Borrowers shall notify the Administrative Agent of such request by telecopy or electronic transmission (i) in the case of a Borrowing of Eurocurrency Rate Loans (as defined in this Agreement immediately prior to the Third Amendment Effective Date), not later than 12:00 p.m., Local Time, three Business Days before the First Amendment Effective Date, and (ii) in the case of a Borrowing of U.S. Base Rate Loans, not later than 12:00 p.m., Local Time, on the First Amendment Effective Date.

(III) Each such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such Borrowing (it being understood that the Tranche B Revolving Loans will be fully funded on the First Amendment Effective Date);

(b) the date of such Borrowing (which shall be the First Amendment Effective Date in the case of the Tranche B Revolving Loans), which shall be a Business Day;

(c) whether such Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of ~~Eurocurrency~~Term SOFR Loans, a Borrowing of Alternative Currency Term Rate Loans, a Borrowing of Alternative Currency Daily Rate Loans, a Borrowing of B/A Equivalent Loans or a Borrowing of European Base Rate Loans;

(d) in the case of a Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, the initial Interest Period or Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" or "Contract Period," as applicable;

(e) the location and number of the account to which funds are to be disbursed;

(f) the Facility under which the Loans are to be borrowed;

(g) the currency of the Borrowing (which shall be U.S. Dollars in the case of the Tranche B Revolving Loans);

(h) with respect to Delayed Draw Term Loans only, whether such Borrowing shall consist of a Delayed Draw Equipment Tranche or a Delayed Draw Real Property Tranche;

(i) with respect to a Delayed Draw Equipment Tranche or a Delayed Draw Real Property Tranche only, (x) the Delayed Draw Equipment Tranche Documentation or Delayed Draw Real Property Tranche Documentation, as applicable, and (y) a calculation of the Delayed Draw Term Loan Advance Amount applicable thereto; and

(j) that the conditions set forth in Article IV of the Second Restatement Agreement, Article IV of the First Amendment or Section 6, as applicable, are satisfied or waived as of the date of the notice.

(IV)  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of U.S. Base Rate Loans.  If no Interest Period or Contract Period is specified with respect to any requested Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, then the Relevant Borrower shall be deemed to have selected an Interest Period or Contract Period of one month's duration.  If no currency is specified, then the requested Borrowing shall be made in Dollars for U.S. Borrowers and Canadian Dollars for the Canadian Borrowers; provided that, for the avoidance of doubt, Borrowings of Tranche B Revolving Loans shall be made only in Dollars to U.S. Borrowers.  Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

2.04. Evidence of Debt; Repayment of Loans.

(a) (I) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Tranche A Revolving Lender, the then unpaid principal amount of each Tranche A Revolving Loan of such Tranche A Revolving Lender and (ii) to each Swingline Lender the then unpaid principal amount of each applicable Swingline Loan, in each case, on the Tranche A Maturity Date.

(II) Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Tranche B Revolving Lender, in quarterly installments on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day, a principal amount in respect of the Tranche B Revolving Loans equal to the amount set forth in the below grid under the heading "Quarterly Amortization Payment" (ratably reduced by the amount of any voluntary prepayments of the outstanding Tranche B Revolving Loans consummated prior to any such date). For the avoidance of doubt, any Tranche B Revolving Loans that are repaid may not be reborrowed.  At the option of the U.S. Borrowers, such quarterly amortization amounts may be repaid with Borrowings under the Tranche A Subfacility in an aggregate principal amount equal to the quarterly amortization amount then due (or shall be deemed repaid with then outstanding Tranche A Revolving Loans in an aggregate principal amount equal to the quarterly amortization amount then due).  For the avoidance of doubt, each reduction in the aggregate principal amount outstanding of Tranche B Revolving Loans resulting from the amortization payments set forth in this Section 2.04(a)(II) shall increase the Tranche A Revolving Commitment (and outstanding balance of Tranche A Revolving Loans) of each Tranche A Revolving Lender by such Tranche A Revolving Lender's Pro Rata Percentage under the Tranche B Subfacility.

Amortization Date	Quarterly Amortization Payment
~~June 30~~March 31, ~~2022~~2023	$2,500,000.00
~~September~~June 30, ~~2022~~2023	$2,500,000.00
~~D~~Se~~c~~ptember ~~31~~30, ~~2022~~2023	$2,500,000.00
December 31, 2023	$2,500,000.00
March 31, 2024	$2,500,000.00
Tranche B Maturity Date	$~~12,500,000.00~~7,500,000.00

(III) The U.S. Parent Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Delayed Draw Term Lender, the then unpaid principal amount of the Delayed Draw Term Loans of such Delayed Draw Term Lender on the Delayed Draw Maturity Date.

(b) Each individual outstanding Delayed Draw Equipment Tranche will be aggregated into one Delayed Draw Equipment Tranche and shall be repaid with a cumulative consecutive monthly installment on the last day of each month, commencing ~~with the first full fiscal month to occur after the 18-month anniversary of the Second Restatement Effective Date~~on March 31, 2023, and continuing on the last day of each calendar month thereafter. Each such installment shall be in an amount equal to the then-outstanding aggregate principal amount of all Delayed Draw Equipment Tranches funded hereunder, multiplied by 1/84, as reasonably determined by the Administrative Agent. Each individual outstanding Delayed Draw Real Property Tranche will be aggregated into one Delayed Draw Real Property Tranche and shall be repaid with a cumulative consecutive monthly installment on the last day of each month, commencing ~~with the first full fiscal month to occur after the 18-month anniversary of the Second Restatement Effective Date~~on March 31, 2023, and continuing on the last day of each calendar month thereafter.  Each such installment shall be in an amount equal to the then-outstanding aggregate principal amount of all Delayed Draw Real Property Tranches funded hereunder, multiplied by 1/180, as reasonably determined by the Administrative Agent.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the currency thereof and the Interest Period or Contract Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.  The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(e) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Relevant Borrowers shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1, Exhibit B-2,  Exhibit B-3 or Exhibit B-4, as applicable.

2.05. Fees.

(a) Unused Line Fees.  (i) With respect to the Tranche A Subfacility, the Borrowers thereunder shall, jointly and severally, pay to the Administrative Agent, for the account of the Tranche A Revolving Lenders (other than any Defaulting Lender), a fee in Dollars equal to the Unused Line Fee Rate with respect to the Tranche A Subfacility multiplied by the average daily amount by which the Tranche A Revolving Commitments (other than Tranche A Revolving Commitments of a Defaulting Lender) the sum of (x) the aggregate principal amount of Tranche A Revolving Loans (other than Swingline Loans) then outstanding and (y) the aggregate Stated Amount of outstanding Letters of Credit available to be drawn during any fiscal quarter (such fee, the "Tranche A Revolving Unused Line Fee") and (ii) with respect to the Delayed Draw Term Loan Facility, the U.S. Parent Borrower shall pay to the Administrative Agent, for the account of the Delayed Draw Term Lenders (other than any Defaulting Lender), a fee in Dollars equal to the Unused Line Fee Rate with respect to the Delayed Draw Term Loan Facility multiplied by the amount of Delayed Draw Term Loan Commitments then remaining outstanding (other than Delayed Draw Term Loan Commitments of a Defaulting Lender) (the "Delayed Draw Unused Line Fee" and, together with the Tranche A Revolving Unused Line Fee, the "Unused Line Fees").  The Tranche A Revolving Unused Line Fee shall accrue commencing on the first day following the Second Restatement Effective Date until the last day of the Tranche A Revolving Availability Period, and will be payable in arrears on each Adjustment Date and on the Tranche A Maturity Date.  The Delayed Draw Unused Line Fee shall accrue commencing on the first day following the Second Restatement Effective Date until the Delayed Draw Term Loan Commitment Termination Date, and will be payable in arrears on each Adjustment Date and on the Delayed Draw Term Loan Commitment Termination Date.  Each Unused Line Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) Administrative Agent Fees.  The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c) LC and Fronting Fees.  The Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each applicable Tranche A Revolving Lender a participation fee (the "LC Participation Fee") in the applicable currencies of such Tranche A Revolving Lender's LC Exposure, which fee shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on ~~Eurocurrency Rate Loans~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans, B/A Equivalent Loans or European Base Rate Loans, as applicable,  pursuant to Section 2.06, on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Second Restatement Effective Date to but excluding the later of the date on which such Lender's Tranche A Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee ("Fronting Fee") in  the applicable currencies of such Issuing Bank's LC Exposure, which shall accrue at the rate of 0.125% per annum (or such other amount as the Issuing Bank and the Relevant Borrower may agree) on the outstanding daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Second Restatement Effective Date to but excluding the later of the date of termination of the Tranche A Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank's standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Relevant Borrower and such Issuing Bank from time to time.  LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on each Adjustment Date and on the Tranche A Maturity Date, commencing with April 1, 2016; provided that all such fees shall be payable on the date on which the Tranche A Revolving Commitments terminate and any such fees accruing after the date on which the Tranche A Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request).  Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable on demand (together with backup documentation supporting such reimbursement request).  All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days (or 365 days, in the case of such fees payable in respect of Letters of Credit denominated in Canadian Dollars outstanding under the Tranche A Subfacility) and shall be payable for the actual number of days elapsed.

(d) Subject to Section 2.10(a), all fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to each Issuing Bank.  Once paid, none of the fees shall be refundable under any circumstances.

2.06. Interest on Loans.

(a) Subject to the provisions of Section 2.06(~~e~~g), the Loans comprising each Borrowing of U.S. Base Rate Loans, including each Swingline Loan, shall bear interest at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(g), the Loans comprising each Borrowing of Term SOFR Loans shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Subject to the provisions of Section 2.06(g), the Loans comprising each Borrowing of Alternative Currency Daily Rate Loans shall bear interest at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Margin in effect from time to time.

(~~b~~d) Subject to the provisions of Section 2.06(~~e~~g), the Loans comprising each Borrowing of ~~Eurocurrency~~Alternative Currency Term Rate Loans shall bear interest at a rate per annum equal to the ~~Eurocurrency~~Alternative Currency Term Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(~~c~~e) Subject to the provisions of Section 2.06(~~e~~g), the Loans comprising each Borrowing of B/A Equivalent Loans shall bear interest at a rate per annum equal to the Canadian B/A Rate for the Contract Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(~~d~~f) Subject to the provisions of Section 2.06(~~e~~g), the Loans comprising each Borrowing of European Base Rate Loans shall bear interest at a rate per annum equal to the European Base Rate plus the Applicable Margin in effect from time to time.

(~~e~~g) Notwithstanding the foregoing, if an Event of Default under Section 10.01 or Section 10.05 shall have occurred and is continuing and any principal of or interest on any Loan or any fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2.00% plus the rate applicable to U.S. Base Rate Loans.

(~~f~~h) Accrued interest on (x) each Base Rate Loan shall be payable in arrears on each Adjustment Date and on the applicable Maturity Date ~~and~~, (y) each ~~Eurocurrency Rate~~Alternative Currency Daily Rate Loan shall be payable in arrears on each Adjustment Date and on the applicable Maturity Date, and (z) each Term SOFR Loan, Alternative Currency Term Rate Loan and B/A Equivalent Loan shall be payable on the last day of each Interest Period or Contract Period, as applicable, and on the applicable Maturity Date; provided that, if any Interest Period or Contract Period, as applicable, exceeds three months, accrued interest shall be payable on the respective dates that fall every three months after the beginning of such Interest Period or Contract Period, and (x) in the case of Tranche A Revolving Loans, shall be payable on the last day of the Tranche A Revolving Availability Period, (y) in the case of Tranche B Revolving Loans, shall be payable on the Tranche B Maturity Date or (z) in the case of Delayed Draw Term Loans, on the Delayed Draw Maturity Date, as applicable; provided that (i) interest accrued pursuant to clause (e) of this Section 2.06 shall be payable on demand and, absent demand, on each Adjustment Date and upon termination of the Tranche A Revolving Commitments, on the Tranche B Maturity Date or on the Delayed Draw Maturity Date, as applicable, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the end of the Tranche A Revolving Availability Period, Tranche B Maturity Date or the Delayed Draw Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan or B/A Equivalent Loan prior to the end of the current Interest Period or Contract Period, as applicable, therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

~~(g) All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the European Base Rate Loans denominated in Pounds Sterling or Eurocurrency Rate Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365  days, and in each case shall be payable for the actual number of days elapsed.~~

(i) All computations of interest for U.S. Base Rate Loans (including U.S. Base Rate Loans determined by reference to Term SOFR) and European Base Rate Loans and for Loans denominated in Alternative Currencies (other than Alternative Currency Loans with respect to SARON) shall be made on the basis of a year of 365 or 366 days (and in the case of SONIA, on the basis of a year of 365 days only), as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  All other computations of fees and interest, including those with respect to Term SOFR Loans and Alternative Currency Loans determined by reference to SARON, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

(~~h~~j) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or any other period, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(~~i~~k) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of the Obligations of the Canadian Borrowers pursuant to this Agreement and the other Credit Documents shall be governed by or subject to the Requirements of Law of any jurisdiction of Canada or the federal Requirements of Law of Canada, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Credit Parties to the Administrative Agent or any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the applicable Lenders and the Canadian Credit Parties and the amount of such payment or collection shall be refunded by the Administrative Agent and such Lenders to the Canadian Borrowers.  For the purposes of this Agreement and each other Credit Document to which any Canadian Borrowers are a party, the effective annual rate of interest payable by the Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by and for the account of the Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

2.07. Termination and Reduction of Commitments.

(a) (i) Except as otherwise provided in Section 2.19, the Tranche A Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Tranche A Maturity Date, (ii) the Tranche B Revolving Commitments shall terminate and be automatically and permanently reduced to $0 upon the making of the Tranche B Revolving Loans on the First Amendment Effective Date pursuant to Section 2.01(a)(ii) and (iii) the Delayed Draw Term Loan Commitments shall automatically terminate at 5:00 p.m. New York City time on the Delayed Draw Term Loan Commitment Termination Date.

(b) The Company may at any time terminate, or from time to time reduce, the Tranche A Revolving Commitments or, on or prior to the Delayed Draw Term Loan Commitment Termination Date, the Delayed Draw Term Loan Commitments; provided that (i) any such reduction shall be in an amount that is an integral multiple of the Borrowing Multiple, (ii) the Tranche A Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Loans under the Tranche A Subfacility in accordance with Section 2.09, the Tranche A Revolving Exposure would exceed the Tranche A Revolving Commitments, and (iii) in the case of a reduction of Tranche A Revolving Commitments, the Company shall not reduce the aggregate amount of Tranche A Revolving Commitments before the Delayed Draw Term Loan Termination Date if such reduction would result in the sum of the Tranche A Revolving Commitments plus Tranche B Revolving Loans outstanding at the time of such reduction being less than $200,000,000.

(c) [Reserved].

(d) The Company shall notify the Administrative Agent of any election to terminate or reduce any Class of Commitments under any Facility under paragraph (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Any effectuated termination or reduction of the Commitments shall be permanent.  Each termination or reduction of the Commitments shall be made among the Lenders based on each Lender's Pro Rata Percentage under the applicable Facility, Facilities, Subfacility or Subfacilities within any Class of the Commitments; provided that, notwithstanding the foregoing, (1) the Company may allocate any termination or reduction of Tranche A Revolving Commitments among Classes of Tranche A Revolving Commitments at its direction, (2) the Company may allocate any termination or reduction of Tranche A Revolving Commitments among initial Tranche A Revolving Commitments and Extended Revolving Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect of any Class of Extended Revolving Commitments without any termination or reduction of the remaining Commitments with respect to the Existing Revolving Loan Commitments from which such Extended Revolving Commitments were converted or extended) and (3) in connection with the establishment on any date of any Extended Revolving Commitments pursuant to Section 2.19, the Existing Revolving Loan Commitments of any one or more Lenders providing any such Extended Revolving Commitments on such date shall be reduced in an amount equal to the amount of Existing Revolving Loan Commitments so extended on such date (or, if agreed by the Company and the Lenders providing such Extended Revolving Commitments, by any greater amount so long as (A) a proportionate reduction of the Existing Revolving Loan Commitments has been offered to each Lender to whom the applicable Extension Request has been made (which may be conditioned upon such Lender becoming an Extending Lender), and (B) the Company prepays the Existing Revolving Loans of such Class of Existing Revolving Loan Commitments owed to such Lenders providing such Extended Revolving Commitments to the extent necessary to ensure that, after giving pro forma effect to such repayment or reduction, the Existing Revolving Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Loan Commitments of such Class after giving pro forma effect to such reduction) (provided that (x) after giving pro forma effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Loan Commitment thereof (such revolving credit exposure and Existing Revolving Loan Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender's Extended Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.10(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving pro forma effect to any conversion or exchange pursuant to Section 2.19 of Existing Revolving Loan Commitments and Existing Revolving Loans into Extended Revolving Commitments and Extended Revolving Loans respectively, and prior to any reduction being made to the Commitment of any other Lender).

2.08. Interest Elections.

(a) Each Borrowing (and, for the avoidance of doubt with respect to this Section 2.08, each Tranche of Delayed Draw Term Loans shall constitute a "Borrowing") initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, shall have an initial Interest Period or Contract Period as specified in such Notice of Borrowing.  Thereafter, the Relevant Borrower may elect to convert such Borrowing, with respect to the applicable Facility, as applicable, to a different Type or to continue such Borrowing and, in the case of a Borrowing of ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loans or B/A Equivalent Loans, may elect Interest Periods or Contract Periods, as applicable, therefor, all as provided in this Section 2.08.  The Relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in (x) more than twenty Borrowings of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans in the aggregate or (y) more than ten Borrowings of B/A Equivalent Loans, outstanding hereunder at any one time (which number of Borrowings of ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans and/or B/A Equivalent Loans may be increased or adjusted by agreement between the Company and the Administrative Agent in connection with any Extended Revolving Loans/Extended Revolving Commitments).  This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Relevant Borrower shall notify the Administrative Agent of such election by electronic transmission by the time that a Notice of Borrowing would be required under Section 2.03 if such Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2, unless otherwise agreed to by the Administrative Agent and the relevant Borrower.

(c) Each written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:

(i) the Borrowing (and, if applicable, the Tranche) to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of ~~Eurocurrency~~Term SOFR Loans, a Borrowing of Alternative Currency Term Rate Loans, a Borrowing of Alternative Currency Daily Rate Loans, a Borrowing of European Base Rate Loans or a Borrowing of B/A Equivalent Loans;

(iv) the currency of the resulting Borrowing; and

(v) if the resulting Borrowing is a Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, the Interest Period or Contract Period, as applicable, to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" or "Contract Period," as applicable.

If any such Notice of Conversion/Continuation requests a Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans but does not specify an Interest Period or Contract Period, then the Relevant Borrower shall be deemed to have selected an Interest Period or Contract Period of one month's duration.  No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of ~~the applicable~~U.S. Base Rate Loans.  If a Notice of Conversion/Continuation with respect to a Borrowing of Alternative Currency Term Rate Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month.  If a Notice of Conversion/Continuation with respect to a Borrowing of B/A Equivalent Loans is not timely delivered prior to the end of the Contract Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Contract Period such Borrowing shall be converted to a Borrowing of U.S. Base Rate Loans.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Borrowing of ~~Eurocurrency~~Term SOFR Loans,  Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, as applicable, and (ii) unless repaid, each Borrowing of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, as applicable, shall be converted to a Borrowing of the applicable Base Rate Loans, at the end of the Interest Period or Contract Period applicable thereto.

2.09. Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments.  Any Borrower shall have the right, at any time and from time to time to prepay, without premium or penalty, any Borrowing under any Facility or Subfacility (including, at the U.S. Parent Borrower's option, a specific Tranche or specific Tranches under the Delayed Draw Term Loan Facility), in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple.

(b) Mandatory Prepayments.

 (i) In the event of the termination of all the Tranche A Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all the outstanding Tranche A Revolving Borrowings and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to each applicable Issuing Bank the LC Exposure in accordance with Section 2.13(j).

 (ii) (I) In the event of any partial reduction of the Tranche A Revolving Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Company and the Tranche A Revolving Lenders of the Tranche A Revolving Exposure, as applicable, after giving effect thereto and (B) except as permitted by Section 2.17 or Section 2.18, if, with respect to a partial reduction of Tranche A Revolving Commitments, the Tranche A Revolving Exposure exceeds the Tranche A Line Cap and/or Revolving Exposure exceeds the Line Cap then in effect, after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, first, repay or prepay Swingline Loans (if any), second, repay or prepay Tranche A Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit (if any) in accordance with the procedures set forth in Section 2.13(j), in each case, in an amount sufficient to eliminate such excess.

 (II) If the Tranche B Revolving Loans under the Tranche B Subfacility exceed the Tranche B Borrowing Base then in effect, then then the Administrative Agent shall be entitled to establish a Reserve with respect to the Tranche A Borrowing Base in an amount equal to the FILO Reserve Shortfall in accordance with the last sentence of the definition of "Reserve".

 (iii) Except as permitted by Section 2.17 or Section 2.18, on each date required pursuant to Section 1.06(a), the Borrowers shall apply an amount equal to such excess in respect of the Tranche A Subfacility to prepay the Tranche A Revolving Loans and any interest accrued thereon, first, repay or prepay Swingline Loans, second, repay or prepay Tranche A Revolving Borrowings under the Tranche A Subfacility, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in each case, in an amount required pursuant to Section 1.06(a) to eliminate such excess.

(iv) If any Asset Sale of Non-ABL Collateral occurs in respect of Non-ABL Collateral occurs, in each case, which results in the realization by the Company or any Restricted Subsidiary of any Net Proceeds, the U.S. Parent Borrower shall, no later than five Business Days after receipt thereof, prepay an aggregate principal amount of Delayed Draw Term Loans equal to 100% of such Net Proceeds; provided, however, that, with respect to any Net Proceeds received under an Asset Sale of Non-ABL Collateral described in this Section 2.09(b)(iv), at the election of the U.S. Parent Borrower, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Proceeds in Eligible Capex Equipment or Eligible Capex Real Property, as applicable, so long as within 365 days (or within 180 days following the end of such 365 day period if any portion of such Net Proceeds are not so used within such 365 day period but are contractually committed within such 365 day period to be used) after the receipt of such Net Proceeds, such purchase shall have been consummated; and provided further, however, that any Net Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Delayed Draw Term Loans as set forth in this Section 2.09(b)(iv).

(v) Upon the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted to be incurred or issued pursuant to Section 9.04), the U.S. Parent Borrower shall prepay an aggregate principal amount of Delayed Draw Term Loans equal to 100% of the Net Proceeds received therefrom one Business Day after receipt thereof by the Company or such Restricted Subsidiary.

(vi) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the applicable Borrowers shall, without notice or demand, immediately replace or Cash Collateralize Letters of Credit outstanding in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(vi) At all times after the occurrence and during the continuance of a Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all same day funds credited to the Dominion Accounts as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the Borrowers' Swingline Loans; third, to the principal balance of the Swingline Loan outstanding until the same has been prepaid in full; fourth, to interest then due and payable on the Tranche A Revolving Loans and other amounts due and payable pursuant to Sections 3.02 and 4.01, on a pro rata basis; fifth, to the principal balance of the Tranche A Revolving Loans until the same have been prepaid in full; sixth, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); and seventh, to interest then due and payable on the Tranche B Revolving Loans and other amounts due and payable pursuant to Sections 3.02 and 4.01; eighth to the principal balance of the Tranche B Revolving Loans until the same have been prepaid in full; ninth returned to the Relevant Borrower or to such party as otherwise required by applicable Requirements of Law.

(c) Application of Prepayments.

 (i) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Relevant Borrower shall select the Borrowing or Borrowings under the applicable Facility or Facilities (and (x) with respect to the Revolving Facility, the applicable Subfacility and (y) with respect to the Delayed Draw Term Loan Facility, the applicable Tranche or Tranches) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this paragraph (i) of Section 2.09(c).

 (ii) With regard to mandatory prepayments, amounts to be applied pursuant to this Section 2.09 to the prepayment of Tranche A Revolving Loans, shall be applied, as applicable, first to reduce outstanding Base Rate Loans, if and as applicable, and any amounts remaining after each such application shall be applied to prepay ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans and B/A Equivalent Loans, if and as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Tranche A Revolving Loans required to be prepaid under Section 2.09(b) shall be in excess of the amount of the Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of the Relevant Borrower, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans or B/A Equivalent Loans, as applicable, on the last day of the then next-expiring Interest Period or Contract Period for ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans, as applicable (with all interest accruing thereon for the account of the Relevant Borrower) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10~~)~~. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(d) Notice of Prepayment.  The Relevant Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telecopy or electronic transmission of any prepayment of any Facility pursuant to Section 2.09(a), (i) in the case of prepayment of a Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans, not later than 12:00 p.m., Local Time, ~~three~~two (2) Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of Alternative Currency Loans, not later than 12:00 p.m., Local Time, four (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) Business Days before the date of prepayment, (iii) in the case of prepayment of a Borrowing of B/A Equivalent Loans, not later than 12:00 p.m., Local Time, three Business Days before the date of prepayment, (~~iii~~iv) in the case of prepayment of a Borrowing of European Base Rate Loans, not later than 12:00 p.m., Local Time, on the date of prepayment, (~~iv~~v) in the case of prepayment of a Borrowing of U.S. Base Rate Loans, not later than 12:00 p.m., Local Time, on the date of prepayment and (~~v~~vi) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., Local Time, on the date of prepayment.  Each such notice shall specify (x) the prepayment date and (y) the principal amount of each Borrowing or portion thereof to be prepaid and the Facility or Facilities (including whether under the Revolving Facility or Delayed Draw Term Loan Facility) and the Subfacility or Subfacilities under which such prepayment is being made (or, with respect to the Delayed Draw Term Loan Facility, the Tranche or Tranches under which such prepayment is being made at the U.S. Parent Borrower's option); provided that such Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within ten Business Days after receiving written demand therefor.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied to the Loans of any Lender included in the prepaid Borrowing under the applicable Facility or Facilities on the basis of such Lender's Pro Rata Percentage under the applicable Facility, Facilities, Subfacility or Subfacilities of such Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

2.10. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 4.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to (x) 2:00 p.m., Local Time), with respect to payments denominated in Dollars, (y) 2:00 p.m., Local Time, with respect to payments denominated in Canadian Dollars and (z) 2:00 p.m., Local Time, with respect to payments denominated in other Alternative Currencies, in each case, on the date when due, in immediately available funds, without setoff or counterclaim.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Office in such Alternative Currency and in immediately available funds not later than the Local Times specified by the Administrative Agent on the dates specified herein.  If, for any reason, any Borrower is prohibited by any Requirement of Law from making any required payment hereunder in such Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the payment amount.  Any amounts received after the required time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 4.01 and 12.01 shall be made to the Administrative Agent for the benefit of the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 10.11 hereof, as applicable, ratably among the parties entitled thereto.

(c) Except as otherwise set forth herein, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Loans of any Class and/or the participations in letter of credit obligations or swingline loans held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.05, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans of such Class or participations in letter of credit obligations or swingline loans, as applicable, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender's Loans of such Class or participations in letter of credit obligations or swingline loans, as applicable, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of their respective Loans of the applicable Class or participations in letter of credit obligations or swingline loans, as applicable; provided that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (w) any optional prepayment made, at the U.S. Parent Borrower's option, in respect of a specific Tranche or specific Tranches of outstanding Delayed Draw Term Loans, but not in respect of all outstanding Tranches of Delayed Draw Term Loans, (x) any payment made by the Company, any Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in LC Obligations or Swingline Loans to any assignee or participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.  Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.11. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.05(a);

(b) such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.10(e);

(c) if any Swingline Loans are outstanding, or any LC Exposure exists at the time a Tranche A Revolving Lender becomes a Defaulting Lender, then (i) all or any part of such LC Exposure of such Defaulting Lender and such Tranche A Revolving Lender's Pro Rata Percentage under the Tranche A Subfacility of any Swingline Exposure outstanding at such time will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages under the Tranche A Subfacility; provided that (A) each Non-Defaulting Lender's Tranche A Revolving Exposure may not in any event exceed the Tranche A Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Company, any Borrower, any Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender and (C) the conditions to Credit Extensions forth in Section 6 (other than Section 6.01) shall be satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), (ii) to the extent that all or any portion (the "unreallocated portion") of the Defaulting Lender's LC Exposure and Swingline Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.11(c)(i) above or otherwise, the Borrowers shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender's Pro Rata Percentage under the Tranche A Subfacility of outstanding Swingline Exposure (after giving pro forma effect to any partial reallocation pursuant to clause (i) above) and (y) second, Cash Collateralize such Defaulting Lender's LC Exposure (after giving pro forma effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 2.13(j) for so long as such LC Exposure is outstanding, (iii) if the Borrowers Cash Collateralize any portion of such Defaulting Lender's LC Exposure pursuant to the requirements of this Section 2.11(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.05(c) with respect to such Defaulting Lender's LC Exposure during the period such Defaulting Lender's LC Exposure is Cash Collateralized, (iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.11(c), then the fees payable to the Lenders pursuant to Section 2.05(c) shall be adjusted in accordance with such Non-Defaulting Lenders' Pro Rata Percentage under the Tranche A Subfacility and the Borrowers shall not be required to pay any fees to the Defaulting Lender pursuant to Section 2.05(c) with respect to such Defaulting Lender's LC Exposure during the period that such Defaulting Lender's LC Exposure is reallocated, or (v) if any Defaulting Lender's LC Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.11(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all fees payable under Section 2.05(c) with respect to such Defaulting Lender's LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is Cash Collateralized and/or reallocated;

(d) (i) no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless such Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Tranche A Revolving Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with the requirements of Section 2.11(c) above or otherwise in a manner reasonably satisfactory to such Issuing Bank; and

(e) no Swingline Lender will be required to fund any Swingline Loans unless the Swingline Lender is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Tranche A Revolving Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.11(c) above.

(f) The Company, Administrative Agent and applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata Percentages under the applicable Facility, Facilities, Subfacility or Subfacilities shall be reallocated without exclusion of such Lender's Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Percentages under the applicable Facility, Facilities, Subfacility or Subfacilities and any amount that has been deposited in accordance with Section 2.13(j) to Cash Collateralize any LC Exposure shall be automatically released and returned to the Company or the Relevant Borrower.  Unless expressly agreed in writing by the Company, the Administrative Agent and applicable Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(g) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise received by the Administrative Agent for that Defaulting Lender pursuant to Sections 12.10(c) and (d)), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Bank and any Swingline Lender hereunder; third, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize, in accordance with Section 2.13(j), the Issuing Banks' potential future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company or any of its Restricted Subsidiaries pursuant to any Bank Product with such Defaulting Lender as certified by a Responsible Officer of the Company to the Administrative Agent (with a copy to the Defaulting Lender) prior to such date of payment; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company or any other Credit Party as a result of any judgment of a court of competent jurisdiction obtained by the Company or any other Credit Party against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans or a payment of any unreimbursed LC Disbursements, such payment shall be applied solely to pay the relevant Loans of, and unreimbursed LC Disbursements owed to, the relevant Non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.11(g).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 2.13(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.12. Swingline Loans.

(a) Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans in Dollars to a Borrower from time to time during the Tranche A Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans under the Tranche A Subfacility exceeding $20,000,000, (ii) the Tranche A Revolving Exposures exceeding the Tranche A Line Cap or (iii) the Revolving Exposures exceeding the Line Cap; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans.  To request a Swingline Loan, an applicable Borrower shall notify the Administrative Agent of such request by telephonic (followed immediately by an electronic request) or electronic transmission, not later than 12:00 p.m., Local Time (in the case of Swingline Loans), on the day of a proposed Swingline Loan. Each such notice shall be revocable (prior to the release of the requested funds) and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from a Borrower.  The applicable Swingline Lender shall make each Swingline Loan available to the Relevant Borrower by means of a credit to the general deposit account of such Borrower with the applicable Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a LC Disbursement as provided in Section 2.13(e), by remittance to the Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.  No Borrower shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.

(c) Prepayment.  Each Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving notice thereof pursuant to Section 2.09(d).

(d) Participations.  The Swingline Lender may by written notice given to the Administrative Agent at any time (but, in any event shall weekly, or such other time as determined by the Administrative Agent) not later than 12:00 noon, Local Time on any Business Day require the Tranche A Revolving Lenders, to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding, which request may be made regardless of whether the conditions set forth in Section 6 have been satisfied.  Such notice shall specify the aggregate amount of Swingline Loans in which such Tranche A Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to such Tranche A Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage under the Tranche A Subfacility of such Swingline Loan or Loans.  Each Tranche A Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Pro Rata Percentage under the Tranche A Subfacility of such Swingline Loan or Loans.  Each Tranche A Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche A Revolving Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender's Tranche A Revolving Exposure to exceed such Lender's Tranche A Revolving Commitment).  Each Tranche A Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Tranche A Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Tranche A Revolving Lenders.  The Administrative Agent shall notify the Relevant Borrower of any participation in a Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to any Swingline Lender.  Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Tranche A Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.  If and to the extent any Tranche A Revolving Lender shall not have so made its transfer to the Administrative Agent as required by this paragraph, such Tranche A Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate, or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (for other Alternative Currencies), and for each day thereafter, the U.S. Base Rate or the European Base Rate (for other Alternative Currencies).

(e) If the Tranche A Maturity Date shall have occurred at a time when Extended Revolving Commitments are in effect, then on the Tranche A Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Tranche A Maturity Date); provided that, if on the occurrence of the Tranche A Maturity Date (after giving effect to any repayments of Tranche A Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Commitments which will remain in effect after the occurrence of the Tranche A Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on the Tranche A Maturity Date.

2.13. Letters of Credit.

(a) General.  Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit in Dollars or in one or more Alternative Currencies for its account or for the account of any of its Restricted Subsidiaries in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Tranche A Revolving Availability Period (provided that the Relevant Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Restricted Subsidiary that is not a Borrower).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Relevant Borrower to, or entered into by the Relevant Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Existing Letters of Credit listed on Part C of Schedule 1.01B shall be deemed issued under the Tranche A Subfacility. Subject to the terms and conditions set forth herein, each of the Existing Letters of Credit listed in Schedule 1.01B shall continue to be outstanding under this Agreement as Letters of Credit in the same stated amounts as under the Original Credit Agreement (as restated by the First Restatement Agreement) so long as they are within each Issuing Bank's LC Sublimit after giving effect to the Second Restatement Agreement. Letters of Credit issued after the Second Restatement Effective Date shall be issued by of the Issuing Banks at the Borrower's request, so long as each such Letter of Credit is within such Issuing Banks' LC Sublimit as of date of the requested issuance.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Relevant Borrower shall hand deliver or telecopy or transmit by electronic communication a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m., Local Time, on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank).  A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank:  (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require.  A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended, renewed or extended, (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension and (z) such other matters as the applicable Issuing Bank may reasonably require.  If requested by the applicable Issuing Bank, the Relevant Borrower also shall submit a letter of credit application substantially on such Issuing Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Relevant Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension) (A) the LC Exposure shall not exceed the LC Sublimit, (B) the total Tranche A Revolving Exposures shall not exceed the Tranche A Line Cap and (C) the total Revolving Exposures shall not exceed the Line Cap.  Unless the Administrative Agent and applicable Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than Dollars or an Alternative Currency.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (other than with respect to foreign guarantees which may expire on a date later than one year from the date of issuance) and (ii) unless Cash Collateralized or otherwise credit supported in accordance with Section 2.13(j), the Letter of Credit Expiration Date.  Notwithstanding the foregoing, each Letter of Credit may, upon the request of the Relevant Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months (or such longer period of time as may be agreed by the applicable Issuing Bank) or less (but not beyond the date that is after the Letter of Credit Expiration Date unless such Letter of Credit is Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank; provided that no Lender shall be required to fund participations in any Letter of Credit after the Tranche A Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each applicable Tranche A Revolving Lender, and each such Tranche A Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage under the Tranche A Subfacility of the aggregate amount available to be drawn under such Letter of Credit; provided that any participation of any Letter of Credit issued in an Alternative Currency other than those specifically listed in the definition of the term "Alternative Currency" shall be made in Dollars.  In consideration and in furtherance of the foregoing, each Tranche A Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage under the Tranche A Subfacility of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Relevant Borrower on the date due as provided in paragraph (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Relevant Borrower or for any reason (the "Unreimbursed Amount").  Each Tranche A Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Tranche A Revolving Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Relevant Borrower shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement within one Business Day after the Relevant Borrower's receipt of notice of such LC Disbursement from the applicable Issuing Bank; provided that, whether or not the Relevant Borrower submits a Notice of Borrowing, such Borrower shall be deemed to have requested (except to the extent such Borrower makes payment to reimburse such LC Disbursement when due or otherwise notifies the Administrative Agent and relevant Issuing Bank that it intends to make a payment to reimburse such LC Disbursement) a Borrowing of Base Rate Loans of the applicable currency in an amount necessary to reimburse such LC Disbursement.  If such Borrower fails to make such payment by the date due in accordance with the preceding sentence, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Tranche A Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Pro Rata Percentage under the Tranche A Subfacility.  Promptly following receipt of such notice, each such Tranche A Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage under the Tranche A Subfacility of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Tranche A Revolving Lenders; provided that any such payment by a Tranche A Revolving Lender of its Pro Rata Percentage under the Tranche A Subfacility of the unreimbursed LC Disbursement with respect to any Letter of Credit issued in an Alternative Currency other than those specifically listed in the definition of the term "Alternative Currency" shall me made in Dollars.  In the case of a Letter of Credit denominated in an Alternative Currency, the relevant Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) the such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the applicable Issuing Bank promptly following receipt of the notice of drawing that such Borrower will reimburse the applicable Issuing Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Tranche A Revolving Lenders have made payments pursuant to this paragraph to reimburse any Issuing Bank, distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear.  Any payment made by a Tranche A Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Relevant Borrower of its obligation to reimburse such LC Disbursement.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the third sentence in this Section 2.13(e) and (B) the Dollar amount paid by the applicable Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in such Alternative Currency equal to the drawing, then such Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.

(f) Obligations Absolute.

 (i) Subject to the limitations set forth below, the obligation of the Borrowers to reimburse LC Disbursements as provided in clause (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of an Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable judgement or another independent tribunal having jurisdiction).  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Requirement of Law) suffered by the Borrowers that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in strict compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary,  or refuse to accept and make payment upon such documents, if such documents are not in strict compliance with the terms of such Letter of Credit.

 (ii) No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document.  No Issuing Bank makes to the Lenders any express or implied warranty, representation or guarantee with respect to the Collateral, such documents or any Credit Party.  No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.

(g) Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Relevant Borrower by electronic transmission of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Tranche A Revolving Lenders under the Tranche A Subfacility with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).

(h) Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Tranche A Revolving Loans that are Base Rate Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due and payable pursuant to paragraph (e) of this Section 2.13, then Section 2.06(e) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Tranche A Revolving Lender pursuant to paragraph (e) of this Section 2.13 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank.  Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior written notice to the Lenders, the Administrative Agent and the Company.  Any Issuing Bank may be replaced at any time by agreement between the Company and the Administrative Agent; provided that so long as no Event of Default under Section 10.01 or Section 10.05 is then continuing, such successor Issuing Bank shall be reasonably acceptable to the Company.  One or more Lenders may be appointed as additional Issuing Banks in accordance with clause (k) below.  The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank.  At the time any such resignation or replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c).  From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require.  After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.  If at any time there is more than one Issuing Bank hereunder, the Company may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

 (i) If any Event of Default shall occur and be continuing, on the Business Day that the Company receives written notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrowers shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 103.00% of the LC Exposure as of such date.  The Administrative Agent shall promptly release and return any such Cash Collateral to the Company (in no event later than two (2) Business Days) once all Events of Default are cured or waived.

 (ii) To the extent the Fronting Exposure associated with any Defaulting Lender cannot be reallocated pursuant to Section 2.11, the Borrowers shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize such Fronting Exposure; provided that any amount deposited to Cash Collateralize any Fronting Exposure associated with any Defaulting Lender shall be automatically released and returned to the Company or the Relevant Borrower at the time the Company, the Administrative Agent and the applicable Issuing Bank agree in writing that such Defaulting Lender is no longer a Defaulting Lender.

(iii) Section 2.09 and Section 2.11 set forth certain additional circumstances under which Cash Collateral may be, or is required to be, delivered under this Agreement.

(iv) Each deposit of Cash Collateral pursuant to this Agreement shall be held by the Administrative Agent in the LC Collateral Account as collateral for the payment and performance of the obligations of the Relevant Borrowers under this Agreement.  The Administrative Agent shall have a first priority perfected Lien (subject to Permitted Liens) and exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account.  Other than any interest earned on the investment of such deposits of Cash Collateral, which investments shall be made only in Investment Cash Equivalents and at the direction of the Company and at the Company's risk and expense, such deposits of Cash Collateral shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers.  Except as otherwise provided in this Agreement, the Administrative Agent shall promptly (and in no event later than the next Business Day) release and return any Cash Collateral to the Company or the Relevant Borrower once the event or circumstance giving rise to the requirement of any Credit Party to deposit such Cash Collateral is no longer continuing.

(k) Additional Issuing Banks.  The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement.  Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) No Issuing Bank shall be under an obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Second Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Second Restatement Effective Date and which such Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.

(m) No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

 (i) The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated "The SunOpta Inc. LC Collateral Account."  Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.

 (ii) The balance from time to time in such LC Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided.  Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and, with respect to amounts deposited in connection with the events described in clause (i) of such Section 2.13(j) only, second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.  All funds in "The SunOpta Inc. LC Collateral Account" may be invested in accordance with the provisions of Section 2.13(j).

(o) Extended Commitments.  If the Tranche A Maturity Date shall have occurred at a time when Extended Revolving Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit  on such terms as may be agreed between the Relevant Borrower and the applicable Issuing Bank.  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Tranche A Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Tranche A Maturity Date.

2.14. Settlement Amongst Lenders.

(a) The amount of each Lender's Pro Rata Percentage of outstanding Tranche A Revolving Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Tranche A Revolving Loans (including Swingline Loans) and repayments of Tranche A Revolving Loans (including Swingline Loans) received by the Administrative Agent as of 12:00 p.m., Local Time, on the first Business Day (such date, the "Settlement Date") following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Tranche A Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Tranche A Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Tranche A Revolving Lender its applicable Pro Rata Percentage under the Tranche A Subfacility of repayments, and (ii) each Tranche A Revolving Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Tranche A Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Tranche A Revolving Loans made by each Lender with respect to Tranche A Revolving Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender's applicable Pro Rata Percentage of Tranche A Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Tranche A Revolving Lenders and is received prior to 1:00 p.m., Local Time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Local Time, that day; and, if received after 1:00 p.m., Local Time, then no later than 11:00 a.m., Local Time, on the next Business Day.  The obligation of each Tranche A Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Tranche A Revolving Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, (x) for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars) or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (for other Alternative Currencies), and (y) for each day thereafter, the U.S. Base Rate (for amounts due by U.S. Borrowers or Canadian Borrowers denominated in Dollars), the Bank of Canada Overnight Rate (for amounts due by the Canadian Borrowers in Canadian Dollars) or the European Base Rate (for Alternative Currencies).

2.15. Revolving Commitment Increase.

(a) Subject to the terms and conditions set forth herein, after the Second Restatement Effective Date, the Company shall have the right to request, by written notice to the Administrative Agent, (x) an increase in the Tranche A Revolving Commitments under the Tranche A Revolving Facility or (y) after all Obligations in respect of the Tranche B Subfacility have been irrevocably paid in full, Revolving Commitments under a first-in last-out facility (an "Incremental FILO Facility") (each, a "Revolving Commitment Increase") (for the avoidance of doubt, the Company may not request any increase in the Delayed Draw Term Loan Commitments under the Delayed Draw Term Loan Facility) in an aggregate amount such that, after giving effect to any such Revolving Commitment Increase, the aggregate principal amount of all then outstanding Revolving Commitments does not exceed $350,000,000; provided that (i)(A) any Revolving Commitment Increase pursuant to clause (x) above (a "Tranche A Revolving Commitment Increase") shall be on the same terms (including the applicable Maturity Date) and pursuant to the documentation applicable to the Tranche A Subfacility, except as set forth under the second sentence of Section 2.15(d) and except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Company and the Increase Loan Lenders and (B) any Revolving Commitment Increase for an Incremental FILO Facility shall have terms as may be agreed among the Company and the Increase Loan Lenders (which terms (other than advance rates, revolving or term nature of the facility, pricing, interest rate margins, discounts, premiums, rate floors, and fees) shall be reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental FILO Facility or the covenant set forth in Section 9.12 is made more restrictive on the Company, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added, or such covenant is made more restrictive, for the benefit of the Lenders, and payments on any such Incremental FILO Facility pursuant to Section 10.11 shall be subordinated to payment of all other Obligations other than Secured Bank Product Obligations that are not Secured Reserved Hedges)), (ii) any Revolving Commitment Increase shall be in a minimum amount of $15,000,000 or, if less than $15,000,000 is available, the amount left available and (iii) the aggregate amount of Commitments at any time outstanding under an Incremental FILO Facility shall not exceed $25,000,000.

(b) Each notice submitted pursuant to this Section 2.15 (a "Revolving Commitment Increase Notice") requesting a Revolving Commitment Increase shall specify (i) the amount of the increase in the Revolving Commitments being requested and (ii) if such Revolving Commitment Increase will take the form of an Incremental FILO Facility.  Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Company) promptly notify the applicable Revolving Lenders and each such Revolving Lender may (subject to the Company's consent, which consent the Company may exercise in its sole discretion (it is understood that the Company shall not be obligated to notify any existing Revolving Lender of any request for a Revolving Commitment Increase or consent to any existing Revolving Lender's participation in any such Revolving Commitment Increase) have the right to elect to have its Revolving Commitment increased by its Pro Rata Percentage under the Revolving Facility (it being understood and agreed that (x) a Lender may elect to have its Revolving Commitment increased in excess of its Pro Rata Percentage under the Revolving Facility in its discretion if any other Lender declines to participate in the Revolving Commitment Increase and (y) the Company may elect to offer, or consent to, an increase in the Revolving Commitments of any Lender on a basis that is less than its Pro Rata Percentage under the Revolving Facility) of the requested increase in Revolving Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolving Commitment unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolving Commitment Increase Notice within five (5) Business Days after such Lender's receipt of such request, such Lender shall be deemed to have declined to participate in such Revolving Commitment Increase; (ii) if any Lender declines to participate in any Revolving Commitment Increase or the Company does not consent to or request the participation of a Revolving Lender in any such Revolving Commitment) and, as a result, commitments from additional financial institutions are required in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment (such additional financial institutions "Additional Lenders") shall be subject to the written consent of the Administrative Agent, the Swingline Lender and the applicable Issuing Banks (in each case, such consent not to be unreasonably withheld, conditioned or delayed) if such consent would be required under Section 12.04 for an assignment of the commitments to such Additional Lender; (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase; and (iv) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent.  In the event that any Lender or other Person agrees to participate in any Revolving Commitment Increase (each an "Increase Loan Lender"), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Company, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the "Increase Date"); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions:  (1) no Event of Default would exist after giving effect thereto; (2) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Company, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Company, the Administrative Agent, and the Increase Loan Lenders; (3) the Borrowers shall execute and deliver or cause to be executed and delivered to the Administrative Agent, to the extent required by the Lenders and Additional Lenders providing such Revolving Commitment Increases, customary closing certificates, legal opinions, good standing certificates, resolutions and organizational documents of the type and form delivered on the Original Closing Date; (4) the representations and warranties contained in Section 7 shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality) as of the Increase Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (5) the Borrowers shall have paid to the Administrative Agent and the Increase Loan Lenders all fees and expenses required to be paid in connection with any such Revolving Commitment Increase to the Administrative Agent and the Lenders providing such Revolving Commitment Increase shall have been paid to the extent due and owing and, with respect to expenses, to the extent invoices have been received no later than three Business Days prior to the proposed Increase Date.

(c) On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01(a) shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iv) Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolving Commitment Increase and requesting a Note.

(d) Except as described in Section 2.15, the terms and provisions of the Tranche A Revolving Commitment Increase shall be identical to the Tranche A Revolving Loans and the Tranche A Revolving Commitments and, for purposes of this Agreement and the other Credit Documents, all Tranche A Revolving Loans made under the Tranche A Revolving Commitment Increase shall be deemed to be Tranche A Revolving Loans.  Without limiting the generality of the foregoing, (i) (x) the pricing applicable to the Tranche A Revolving Commitment Increase shall be on terms as agreed with the Increase Loan Lenders but the Applicable Margins and the Unused Line Fee Rate with respect to the Tranche A Subfacility under the then existing Revolving Commitment Increase shall be increased to be consistent with that for such Revolving Commitment Increase and (y) the pricing applicable to an Incremental FILO Facility, shall be on terms as agreed with the Increase Loan Lenders thereunder but shall not include any "most favored nation" pricing provisions, (ii) the Tranche A Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Tranche A Revolving Loans, (iii) after giving effect to such Revolving Commitment Increases, Revolving Commitments shall be reduced or increased (as applicable) based on each Lender's Pro Rata Percentage under the applicable Revolving Facility and (iv) other than as set forth in the second parenthetical in clause (i) of Section 2.15(a) with respect to any Incremental FILO Facility, the Revolving Commitment Increase shall rank equal in right of payment and security with and shall benefit from the same guarantees as the existing Revolving Loans.

(e) Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an "Incremental Revolving Commitment Agreement") and the other Credit Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.15.

(f) The Incremental FILO Facility may have a separate borrowing base against assets of a type included in the Tranche A Borrowing Base, as agreed by the Borrower, the Administrative Agent and the lenders providing the Incremental FILO Facility. To the extent the Incremental FILO Facility is a revolving facility and there are at any time after the effectiveness of such facility, commitments thereunder to be borrowed against, any Revolving Borrowing under this Agreement shall be required to be made first under the Incremental FILO Facility until there is no longer any borrowing availability thereunder (including to the extent that the amount of any borrowing availability is capped by the size of a borrowing base) prior to being permitted be made under the Tranche A Revolving Commitments. There shall be no more than one tranche of Incremental FILO Facility outstanding under this Agreement at any time (it being understood that a Revolving Commitment Increase could be in the form of additional commitments in respect of the FILO tranche then in effect subject to the limitations herein). The Incremental FILO Facility shall provide that as between (x) Revolving Borrowings (for the avoidance of doubt, not including Borrowings under the Incremental FILO Facility) and Delayed Draw Term Loans then outstanding and all Secured Bank Product Obligations on account of Secured Reserved Hedges with Secured Hedge Banks and (y) the Incremental FILO Facility, all proceeds from the liquidation or other realization of the Collateral shall be applied, first to obligations owing under, or with respect to, Revolving Borrowings (for the avoidance of doubt, not including Borrowings under the Incremental FILO Facility) and Delayed Draw Term Loans then outstanding and all Secured Bank Product Obligations on account of Secured Reserved Hedges with Secured Hedge Banks and second to the Incremental FILO Facility. To the extent the Incremental FILO Facility utilizes advance rates, no advance rates applicable to such Incremental FILO Facility, when aggregated with the applicable advance rates set forth in the definition of "Tranche A Borrowing Base" hereunder, shall be greater than 100%. No Borrower may prepay loans under the Incremental FILO Facility or terminate or reduce the commitments in respect of the Incremental FILO Facility at any time that other Loans or Commitments and/or reimbursement obligations pursuant to Section 2.13(e) are outstanding, unless (A) the Distribution Conditions are satisfied before and after giving effect to such prepayment and (B) no Event of Default shall have occurred and be continuing.

(g) The Company may elect for all or a portion of any Revolving Commitment Increase to be made available as a Dutch Subfacility (as defined in the First Restatement Agreement) and, in the event of such election, the Administrative Agent and the Lenders agree to reinstate the Dutch Mechanics in a form substantially consistent with the Dutch Mechanics as they existed immediately prior to the Second Restatement Effective Date and to enter into a Dutch Security Agreement and such other Security Documents reasonably necessary to reinstate the Dutch Mechanics.

2.16. Borrower Representative.  Each Borrower hereby designates the Company as its representative and agent for all purposes under the Credit Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Banks or any Lender.  The Company hereby accepts such appointment.  The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Company on behalf of any Borrower.  The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Company on behalf of such Borrower.  Each of the Administrative Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Company for any or all purposes under the Credit Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Company shall be binding upon and enforceable against it.

2.17. Overadvances.  If (i) the Dollar Equivalent of the aggregate Tranche A Revolving Exposure exceeds the Tranche A Line Cap and/or (ii)  the Dollar Equivalent of the aggregate Revolving Exposure outstanding exceeds the Line Cap (an "Overadvance"), in each case, at any time, the excess amount shall be payable by the applicable Borrowers in accordance with Section 2.09(b)(ii), but all such Revolving Exposure shall nevertheless constitute Obligations secured by the Collateral and entitled to the benefits of the Credit Documents.  The Administrative Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Line Cap or (b) when the Administrative Agent discovers an Overadvance not previously known by it to exist, so long as from the date of such discovery, the Overadvance (i) does not increase by more than $3,500,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the Dollar Equivalent of the aggregate outstanding Tranche A Revolving Exposure to exceed the aggregate Tranche A Revolving Commitments and/or the Revolving Exposure to exceed the aggregate Revolving Commitments.  The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default.  In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made.  Required Lenders may at any time revoke the Administrative Agent's authority to make further Overadvance Loans by written notice to the Administrative Agent.  Absent such revocation, the Administrative Agent's determination that funding of an Overadvance Loan is appropriate shall be conclusive.

2.18. Protective Advances.  The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Company, at any time, to make U.S. Base Rate Loans to the Borrowers under the Tranche A Subfacility (each such loan, a "Protective Advance" and, together, the "Protective Advances") (a) in an aggregate amount, together with the aggregate amount of all Overadvance Loans under the Tranche A Subfacility, not to exceed 10% of the Line Cap, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations under the Tranche A Subfacility; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that the Dollar Equivalent of the aggregate amount of outstanding Protective Advances plus the Dollar Equivalent of the outstanding amount of Tranche A Revolving Exposure shall not exceed the aggregate Tranche A Revolving Commitments.  Each applicable Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage under the Tranche A Subfacility.  Required Lenders may at any time revoke the Administrative Agent's authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent.  Absent such revocation, the Administrative Agent's determination that funding of a Protective Advance is appropriate shall be conclusive.  The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Collateral Agent's Liens on any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.

2.19. Extensions of Loans and Commitments.

(a) The Company may at any time and from time to time request that all or a portion of the Tranche A Revolving Commitments (including any previously extended Tranche A Revolving Commitments), existing at the time of such request (each, an "Existing Revolving Commitment" and any related Tranche A Revolving Loans, "Existing Revolving Loans"; each Existing Revolving Commitment and related Existing Revolving Loans together being referred to as an "Existing Revolving Class"), be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, "Extended Revolving Commitments" and any related Revolving Loans, "Extended Revolving Loans") and to provide for other terms consistent with this Section 2.19.  Prior to entering into any Extension Amendment with respect to any Extended Revolving Commitments, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Tranche A Revolving Lenders with such request offered equally to all Tranche A Revolving Lenders) (an "Extension Request") setting forth the proposed terms of the Extended Revolving Commitments  to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Commitments (such Tranche, the "Specified Existing Revolving Commitment Class"), except that (w) all or any of the final maturity and/or termination dates of such Extended Revolving Commitments  may be delayed to later dates than the final maturity and/or termination dates of the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the Unused Line Fee Rate applicable to Tranche A Revolving Commitments with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments, and (2) the Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Commitments, shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Specified Existing Revolving Commitment Class, as applicable (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and repayment procedures of the Tranche A Revolving Commitments of the Specified Existing Revolving Commitments Class) and (II) subject to the applicable limitations set forth in Section 2.07, permanent repayments of Extended Revolving Loans (and corresponding permanent reduction in the related Extended Revolving Commitments), shall be permitted as may be agreed between the Company and the Lenders thereof.  No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Commitments of any Existing Revolving Class converted or exchanged into Extended Revolving Loans or Extended Revolving Commitments.  Any series of Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and from any other Extended Revolving Commitments (together with any other Extended Revolving Commitments so established on such date).

(b) The Company shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which the Tranche A Revolving Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.19.  Any Lender (an "Extending Lender") wishing to have all or a portion of its Tranche A Revolving Commitments (or any earlier Extended Revolving Commitments), subject to such Extension Request converted or exchanged into Extended Revolving Commitments, shall notify the Administrative Agent (an "Extension Election") on or prior to the date specified in such Extension Request of the amount of its Tranche A Revolving Commitments (and/or any earlier Extended Revolving Commitments), which it has elected to convert or exchange into Extended Revolving Commitments(subject to any minimum denomination requirements imposed by the Administrative Agent).  Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. Each Revolving Lender being extended shall have the opportunity to participate in such extension on the same terms as each other Revolving Lender. In the event that the aggregate amount of Tranche A Revolving Commitments (and any earlier extended Extended Revolving Commitments) subject to Extension Elections exceeds the amount of Extended Revolving Commitments, requested pursuant to the Extension Request, Tranche A Revolving Commitments (or earlier extended Extended Revolving Commitment),  subject to Extension Elections shall be converted to or exchanged to Extended Revolving Commitments, on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Tranche A Revolving Commitments and earlier extended Extended Revolving Commitments, included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment.  Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, unless expressly agreed by the holders of each affected Existing Revolving Commitment of the Specified Existing Revolving Commitment Class, such Extended Revolving Commitment shall not be treated more favorably than all Existing Revolving Commitments of the Specified Existing Revolving Commitment Class for purposes of the obligations of a Lender in respect of Swingline Loans and Letters of Credit, except that the applicable Extension Amendment may provide that the last day for making Swingline Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the Swingline Lender and/or each Issuing Bank shall have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Revolving Commitments shall be established pursuant to an amendment (an "Extension Amendment") to this Agreement (notwithstanding anything to the contrary set forth in Section 12.10, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Commitments established thereby), executed by the Credit Parties, the Administrative Agent and the Extending Lenders.  In connection with any Extension Amendment, the Company shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent and addressed to the Administrative Agent and the applicable Extending Lenders (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby and covering customary matters and (ii) to the effect that such Extension Amendment, including the Extended Revolving Loans and Extended Revolving Commitments, provided for therein, does not breach or result in a default under this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Class of Existing Revolving Commitments is converted or exchanged to extend the related scheduled maturity or termination date(s) in accordance with paragraph (a) above (an "Extension Date"), the aggregate principal amount of such Existing Revolving Commitments, shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments,  so converted or exchanged by such Lender on such date (or by any greater amount as may be agreed by the Company and such Lender), and such Extended Revolving Commitments, shall be established as a separate Class of Revolving Commitments from the Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date)and (ii) if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding, such Existing Revolving Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Loans (and related participations), in the same proportion as such Extending Lender's Revolving Commitments to Extended Revolving Commitments.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Commitments of a given Class, to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Company and such affected Lender may (and hereby are authorized to), in its sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a "Corrective Extension Amendment") within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion or exchange and extension of Existing Revolving Commitments (and related Revolving Exposure) in such amount as is required to cause such Lender to hold Extended Revolving Commitments (and related Revolving Exposure), of the applicable Extension Series into which such other commitments or Revolving Loans were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, and (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Company and such Lender may agree.

(f) No conversion or exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.19 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

2.20. [Reserved].

2.21. Subsidiary Borrowers.

(a) The Company may at any time, upon not less than 5 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be reasonably agreed by the Administrative Agent), designate any one or more Domestic Subsidiaries or Canadian Subsidiaries of the Company that have assets of the type eligible for inclusion in the Borrowing Base (an "Applicant Borrower") as a U.S. Borrower or Canadian Borrower, respectively, to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit J or such other form as may be agreed by the Company and the Administrative Agent (acting reasonably) (a "Borrower Designation Request and Assumption Agreement").  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, constitutional documents, incumbency certificates, opinions of counsel, other documents required to be delivered pursuant to the Collateral and Guarantee Requirement, valuations and other documents, instruments or information (including any "know-your-customer" information reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent)), in each case similar in scope and substance to the same type of documents delivered on the Second Restatement Effective Date or First Restatement Effective Date (as applicable), as may be required by the Administrative Agent or the Required Lenders, and Notes signed by such new Borrowers to the extent any Lenders so require.  If the Administrative Agent agrees that an Applicant Borrower shall have satisfied all of the requirements of this Section 2.21 and, therefore, be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, other documents required to be delivered pursuant to the Collateral and Guarantee Requirement, opinions of counsel and other documents, instruments or information, the Administrative Agent shall send a notice in substantially the form of Exhibit K (a "Borrower Designation Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a U.S. Borrower, if the Applicant Borrower is a Domestic Subsidiary or a Canadian Borrower, if the Applicant Borrower is a Canadian Subsidiary, for purposes hereof, whereupon each of the Lenders agrees to permit such Applicant Borrower to become a Borrower for all purposes of this Agreement (including to receive Loans hereunder, on the terms and conditions set forth herein); provided that no Notice of Borrowing may be submitted by or on behalf of such Applicant Borrower until one Business Day after such effective date.

(b) The Company may from time to time, upon not less than 5 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be reasonably agreed by the Administrative Agent), terminate any Domestic Subsidiary's or Canadian Subsidiary's status as a Borrower; provided that there are no outstanding Revolving Loans or LC Obligations payable by such Borrower or other amounts payable by such Borrower on account of any Credit Extensions made to it, as of the effective date of such termination (unless such Loans and other Obligations have been assumed by another Borrower).  Following the termination of any Subsidiary's status as a Borrower hereunder, such Subsidiary shall, subject to the Collateral and Guarantee Requirement, remain a Subsidiary Guarantor and shall remain subject to the terms of this Agreement.  The Administrative Agent will promptly notify the Lenders of any such termination of a Borrower's status.

2.22. Reserves.

(a) The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Reserves; provided that, as a condition to the establishment of any new category of Reserves, or any increase in Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Company.  The amount of any Reserve established or modified by the Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies that are the basis for such Reserve, as reasonably determined, without duplication, by the Administrative Agent; provided that circumstances, conditions, events or contingencies existing or arising prior to the Second Restatement Effective Date and, in each case, disclosed in writing in any Field Examination or Appraisal delivered to the Administrative Agent in connection herewith or otherwise known to the Administrative Agent prior to the Second Restatement Effective Date shall not be the basis for any establishment of any Reserves after the Second Restatement Effective Date, unless (x) such circumstances, conditions, events or contingencies shall have changed in a material respect since the Second Restatement Effective Date or (y) the Administrative Agent has identified, or been made aware of, such circumstances, conditions, events or contingencies prior to the Second Restatement Effective Date and advised the Company that a future Reserve may be taken therefor.

(b) Upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Reserve or increase, and the Company may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.  In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Reserve or such change no longer exists or has otherwise been adequately addressed by the Credit Parties.  Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of the term "Eligible Accounts", "Eligible Equipment", "Eligible Fee-Owned Real Estate", "Eligible In-Transit Inventory", "Eligible Insured and Letter of Credit Backed Account",  "Eligible Inventory", "Eligible Supplies and Packaging Inventory" or "Eligible Investment Grade Accounts" and vice versa, or reserves or criteria deducted in computing the Cost or Fair Market Value or the Outstanding Balance or the Net Orderly Liquidation Value of any Eligible Account, Eligible Equipment, Eligible Fee-Owned Real Estate, Eligible In-Transit Inventory, Eligible Insured and Letter of Credit Backed Account, Eligible Inventory, Eligible Supplies and Packaging Inventory or Eligible Investment Grade Accounts, as the case may be, and vice versa.

Section 3 Yield Protection, Illegality and Replacement of Lenders.

3.01. Increased Costs, Illegality, etc.

(a) In the event that  any Lender, shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto:

(i) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or B/A Equivalent Loan because of any change since the ~~Second Restatement~~Third Amendment Effective Date in any Requirements of Law (whether or not having the force of a law) or in the official interpretation or administration thereof and including the introduction of any new Requirements of Law, official guideline or request, such as, but not limited to:  (A) any Tax imposed on any Lender (except Indemnified Taxes or Other Taxes indemnifiable under Section 4.01 or any Excluded Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the ~~Eurocurrency~~Term SOFR Rate, Alternative Currency Term Rate, Alternative Currency Daily Rate or Canadian B/A Rate, as applicable; or

(ii) at any time, that the making or continuance of any ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or B/A Equivalent Loans has been made (x) unlawful by any Requirement of Law, (y) impossible by compliance by any Lender, in good faith with any governmental request (whether or not having force of a Requirement of Law) or (z) impracticable as a result of a contingency occurring after the ~~Second Restatement~~Third Amendment Effective Date which materially and adversely affects the ~~London interbank market for such Eurocurrency Rate Loan or the Canadian~~applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice in writing to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice to the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans or B/A Equivalent Loans shall no longer be available until such time as the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Relevant Borrower with respect to ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans or B/A Equivalent Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrowers, (y) in the case of clause (ii) above, each Borrower, jointly and severally, agrees to pay, as applicable, to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice setting forth the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, shall be submitted to the Company by such Lender and shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto), (z) in the case of clause (ii) above, the Borrowers shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by a Requirement of Law.

(b) At any time that any ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or B/A Equivalent Loan is affected by the circumstances described in Section 3.01(a)(i), the Relevant Borrower may, and in the case of a ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or ~~a~~ B/A Equivalent Loan affected by the circumstances described in Section 3.01(a)(ii), the Relevant Borrower shall either (x) if the affected ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or B/A Equivalent Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent written notice on the same date that the Relevant Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.01(a)(i) or (ii) or (y) if the affected ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan, Alternative Currency Daily Rate Loan or B/A Equivalent Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such ~~Eurocurrency~~Term SOFR Loan, Alternative Currency Term Rate Loan ~~into a Base~~, Alternative Currency Daily Rate Loan~~,~~ or B/A Equivalent Loan into the applicable Base Rate Loan at the end of the applicable Interest Period or Contract Period (or in the case of an Alternative Currency Daily Rate Loan, immediately), or such earlier date as may be required by applicable Requirement of Law, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender determines that after the Second Restatement Effective Date the introduction of or any change in any applicable Requirement of Law, guideline, directive or request (whether or not having the force of a law) concerning capital adequacy or liquidity, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then, each Borrower, jointly and severally, agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital or liquidity.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 3.01(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Company, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III ((x) and (y) collectively referred to as "Dodd-Frank and Basel III"), shall be deemed to be a change after the Second Restatement Effective Date in a Requirement of Law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 3.01); provided, however, that no Lender or Issuing Bank shall be entitled to seek compensation under this Section 3.01 based on the occurrence of a change in a Requirement of Law arising solely from Dodd-Frank and Basel III, unless such Lender or Issuing Bank is generally seeking compensation from other borrowers in the asset-based lending market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.01.

(e) Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 3.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of such Lender's or Issuing Bank's intention to claim compensation under this Section 3.01; provided, however, that, if the introduction or change referred to in Section 3.01(a)(ii) or 3.01(c) giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof; or (ii) such Lender or Issuing Banks is not charging such costs or reduced return to its borrowers generally with respect to which it has the right to charge such costs.

3.02. Compensation.  Each Borrower, jointly and severally, agrees to compensate each Revolving Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans but excluding loss of the Applicable Margin or other anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans occurs on a date which is not the last day of an Interest Period or Contract Period with respect thereto (including as a result of the notice of prepayment, termination or reduction, as applicable, being revoked by the Relevant Borrower); (iii) if any prepayment of any ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans or B/A Equivalent Loans is not made on any date specified in a notice of termination or reduction given by the Company (including as a result of such notice of termination or reduction being revoked by the Relevant Borrower); (iv) if any Borrower shall fail to make a payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency or (v) as a consequence of (x) any other default by any Borrower to repay its ~~Eurocurrency~~Term SOFR Loans, Alternative Currency Term Rate Loans or B/A Equivalent Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 3.01(b).

3.03. Change of Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 4.01 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 4.01.

3.04. Replacement of Lenders.  (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 4.01 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.10(b), the Company shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent's consent would be required for an assignment to such Replacement Lender pursuant to Section 12.04); provided that (i) at the time of any replacement pursuant to this Section 3.04, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to Section 12.04(c) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Company, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of each Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 12.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the register pursuant to Section 12.04(e) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 4.01, 11.07 and 12.01), which shall survive as to such Replaced Lender.  In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes the Company to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.

3.05. Inability to Determine Rates.

(a) If in connection with any request for a ~~Eurocurrency Rate~~Term SOFR Loan, an Alternative Currency Loan or B/A Equivalent Loan or a conversion ~~to or~~of Base Rate Loans to Term SOFR Loans, Alternative Currency Loans or B/A Equivalent Loans or a continuation ~~thereof~~of any of such Loans, as applicable, (i)  the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the  interbank Eurocurrency market~~, in consultation with the Borrower, (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable ~~amount and Interest Period of such Eurocurrency Rate Loan~~Agreed Currency has been determined in accordance with Section 3.05(b) and the circumstances under clause (i) of Section 3.05(b)  or the Scheduled Unavailability Date, or SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) ~~(x)~~ adequate and reasonable means do not otherwise exist for determining the ~~Eurocurrency Rate (in clauses (i) or (ii) thereof) for any~~Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period or Contract Period, as applicable, with respect to a proposed ~~Eurocurrency Rate Loan~~Term SOFR Loan, an Alternative Currency Loan or a B/A Equivalent Loan  or in connection with an existing or proposed Base Rate Loan ~~and (y) the circumstances described in Section 3.05(c)(i) do not apply (in each case with respect to this clause (i), "Impacted Loans")~~, or (ii) the Administrative Agent or the Required Lenders determine, in consultation with the Borrower, that for any reason the ~~Eurocurrency Rate (in clauses (i) or (ii) thereof) for any requested Interest Period~~Relevant Rate with respect to a proposed ~~Eurocurrency Rate Loan~~Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurocurrency Rate~~ Loan, the Administrative Agent will promptly so notify the Relevant Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency~~Loans in the affected currencies, as applicable, or to convert Base Rate Loans ~~(not based on Canadian B/A Rate)~~to Term SOFR Loans, Alternative Currency  Loans or B/A Equivalent Loans, shall be suspended~~, (~~ in each case to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Loans or B/A Equivalent Loans or Interest Period~~s)~~, Contract Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurocurrency Rate~~Term SOFR component of the U.S. Base Rate ~~and~~, or the Alternative Currency Term Rate or Alternative Currency Daily Rate, as applicable, component of the European Base Rate Loan, the utilization of the ~~Eurocurrency Rate (in clauses (i) or (ii) thereof)~~Term SOFR  component in determining the U.S. Base Rate ~~and~~or the Alternative Currency Term Rate or Alternative Currency Daily Rate, as applicable, component in determining the European Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.05(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of ~~Eurocurrency Rate Loans (not based on Canadian B/A Rate) (~~Alternative Currency Loans to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Loans or Interest Period~~s )~~or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ~~applicable~~U.S. Base Rate Loans in the Dollar Equivalent of the amount specified therein~~.~~ and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to U.S. Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Borrower's election, shall either (1) be converted into a Borrowing of U.S. Base Rate Loans in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Term SOFR Loan or Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.05(a), the Administrative Agent, in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.05(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Requirements of Law  has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Notice Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.~~

(~~c~~b) Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent reasonably determines, in consultation with the Borrower  (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (in consultation with the Borrower) (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining ~~LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not~~the Relevant Rate for an Agreed Currency because none of the one month, three month or six month interest periods of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority (or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate ~~or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator~~ ) has made a public statement or publication of information identifying a specific date after which ~~LIBOR or the LIBOR~~one month, three month and six month interest periods of the Relevant Rate for an Agreed Currency (including any forward-looking term rate thereof) or the Term SOFR Screen Rate shall or will no longer be representative of the underlying market and economic reality that such Relevant Rate is intended to measure, or made available, or permitted to be used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator  that is satisfactory to the Administrative Agent~~,~~ that will continue to provide ~~LIBOR after such specific date~~such interest period(s) of the Relevant Rate for such Agreed Currency (the latest date on which one month, three month and six month interest periods of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely (such specific date, the "Scheduled Unavailability Date");

~~(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or~~

~~(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.05, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

then, ~~in the case of clauses (i)-(iii) above~~(x) with respect to Term SOFR, on a date and time ~~reasonably~~ determined by the Administrative Agent, in consultation with the Borrower, (any such date, the "~~LIBOR~~Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and ~~shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and,~~ solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, ~~LIBOR~~Term SOFR will be replaced hereunder and under any Credit Document with, ~~subject to the proviso below, the first available alternative set forth in the order below~~Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be ~~reasonably~~ determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the "~~LIBOR~~Term SOFR Successor Rate"~~;~~), and ~~any such rate before giving effect to the Related Adjustment, the "Pre-Adjustment Successor Rate"):~~

(y) with respect to any (A) Relevant Rate (other than Term SOFR) or (B) any then current Successor Rate if the events or circumstances of the type described in Section 3.05(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect (or if Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date), reasonably promptly after such determination by the Administrative Agent (              ~~(x)              Term SOFR plus the Related Adjustment; and~~

 ~~(y)  SOFR plus the Related Adjustment;~~

~~and~~ in ~~the case of clause (iv) above, the Company and~~consultation with the Borrower) or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing ~~LIBOR under this Agreement and under any other Credit Document~~the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with ~~the definition of "LIBOR Successor Rate" and~~ this Section 3.05 with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an "Other Relevant Rate Successor Rate", and together with the Term SOFR Successor Rate, a "Successor Rate"), and any such amendment ~~will~~shall become effective at 5:00 p.m.~~,~~ on the fifth Business Day after the Administrative Agent shall have ~~notified~~posted such proposed amendment to all Lenders and the Company ~~of the occurrence of the circumstances described in clause (iv) above~~ unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to ~~the implementation of a LIBOR Successor Rate pursuant to such clause;~~such amendment.

~~provided that, if the Administrative Agent reasonably determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of ~~(x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR~~the implementation of any Successor Rate.

Any ~~LIBOR~~ Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrower.

Notwithstanding anything else herein, if at any time any ~~LIBOR~~ Successor Rate as so determined would otherwise be less than zero, the ~~LIBOR~~ Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Credit Documents.

In connection with the implementation of a ~~LIBOR~~ Successor Rate, the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes, in consultation with the Borrower, from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor Rate~~ Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

If at any time, including in connection with the implementation of a Successor Rate, (i) the then-current Relevant Rate is a term rate (including Term SOFR and any Alternative Currency Term Rate), and either (A) any tenor for such Relevant Rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Relevant Rate has provided a public statement or publication of information announcing that any tenor for such Relevant Rate is not or will not be representative, then the Administrative Agent, in consultation with the Borrower, may modify the definition of "Interest Period", "Contract Period" or any similar or analogous definitions for any Relevant Rate settings at or after such time to remove any tenor of such Relevant Rate that is unavailable or non-representative for such Relevant Rate (including any Successor Rate) settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Relevant Rate (including a Successor Rate) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Relevant Rate (including any Successor Rate), then the Administrative Agent may, in consultation with the Borrower, modify the definition of "Interest Period", "Contract Period" or any similar or analogous definition, for all Relevant Rate settings at or after such time to reinstate any such previously removed tenor for such Relevant Rate (including any Successor Rate) settings.

(c) For purposes of this Section 3.05, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders in respect of a Relevant Rate for such Alternative Currency.

 ~~If the events or circumstances of the type described in Section 3.05(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of "LIBOR Successor Rate."~~

~~(d) (i) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.05(c)(i)-(iii), as applicable, if the Administrative Agent reasonably determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.05(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.05(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent reasonably determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.05 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate.~~

~~(ii) Notwithstanding anything to the contrary herein, if the events or circumstances of the type described in Section 3.05(c)(i)-(iv) have occurred with respect to the applicable reference rate for a LIBOR Quoted Currency other than Dollars, then the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the reference rate for such non-Dollar LIBOR Quoted Currency or any then current LIBOR Successor Rate for such non-Dollar LIBOR Quoted Currencies in accordance with this Section 3.05 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the applicable non-Dollar LIBOR Quoted Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the non-Dollar LIBOR Quoted Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an "Adjustment;" and any such proposed rate for a non-Dollar LIBOR Quoted Currency for, a "Successor Rate"). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~

~~(e) If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate or Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.05 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the U.S. Base Rate or the European Base Rate, as applicable, until the applicable LIBOR Successor Rate or Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice with respect to Dollar denominated Eurocurrency Rate Loans, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.  Upon receipt of such notice with respect to non-Dollar denominated Eurocurrency Rate Loans, (i) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected non-Dollar LIBOR Quoted Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Company's election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Company by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Company shall be deemed to have elected clause (1) above.~~

Section 4  Taxes.

4.01. Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Requirements of Law.  If any Taxes are required by applicable Requirements of Law to be withheld or deducted by any applicable withholding agent from such payments, (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Credit Party as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.01) have been made, the Lender (or the Administrative Agent if the Administrative Agent receives the payment for its own account) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority.  In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.  As soon as practicable after the payment of any Indemnified Taxes or Other Taxes described in this Section 4.01 by the Credit Parties, the Credit Parties will furnish to the Administrative Agent certified copies of tax receipts evidencing such payment by the applicable Credit Party or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The Credit Parties jointly and severally agree, to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted in respect of any payment to the Administrative Agent or such Lender under any Credit Document, and any Other Taxes (including any Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 4.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Administrative Agent or Lender (or by the Administrative Agent on behalf of a Lender) shall be conclusive absent manifest error.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the applicable Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax.  In addition, each Lender shall deliver to the applicable Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 4.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the applicable Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrowers or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent in writing of its inability to do so.

(c) Without limiting the generality of the foregoing, (I) (x) each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the U.S. Parent Borrower and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement, (i) two accurate and complete original signed copies of (A) Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or (B) Internal Revenue Service Form W-8ECI (or successor form); (ii) in the case of a Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate substantially in the form of Exhibit C (any such certificate, a "U.S. Tax Compliance Certificate") and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form); (iii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, Form W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 4.01(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)); or (iv) two accurate and complete original signed copies of any other form prescribed by applicable U.S. federal income tax law (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents; and (y) each Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to the U.S. Parent Borrower and the Administrative Agent, on or prior to the date on which it becomes a party to this Agreement, two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States backup withholding and (II) each Lender to the Canadian Borrowers shall deliver to the Company and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement two accurate and complete original signed copies of either (x) Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States federal backup withholding or (y) an applicable Internal Revenue Service Form W-8 certifying such Lender's non-U.S. status.  A Lender shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender's obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from payments made to such Lender under any Credit Document.  Solely for purposes of the preceding sentence, "FATCA" shall include any amendment made to FATCA after the Second Restatement Effective Date.

(d) Notwithstanding any other provision of this Section 4.01, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(e) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 4.01(b) or 4.01(c).

(f) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 4.01(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 4.01(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Nothing in this Section 4.01(f) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(g) For the avoidance of doubt, for purposes of this Section 4.01, the term "Lender" shall include any Issuing Bank and any Swingline Lender.

4.02. VAT.

(a) All amounts expressed to be payable under a Credit Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Credit Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). In this Section 4.02, the following expressions shall have the following meanings: (i) "Finance Party" shall mean any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document; (ii) "Party" shall mean any party to this Agreement and (iii) "VAT" shall mean (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

(b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Credit Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Credit Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)  (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)  (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c) Where a Credit Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d) Any reference in this Section 4.02 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in article 11 of Council Directive 2006/112/EC as amended (or as implemented by any relevant member state of the European Union)).

(e) In relation to any supply made by a Finance Party to any Party under a Credit Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

Section 5 Conditions Precedent to Second Restatement Effective Date .

5.01. Second Restatement Effective Date.  The amendment and restatement of the Original Credit Agreement (as restated by the First Restatement Agreement) contemplated hereby shall not become effective until the date on which each of the conditions set forth in Article IV of the Second Restatement Agreement is satisfied (or waived in accordance with Section 12.10).

Section 6 Conditions Precedent to All Credit Events.  The obligation of each Lender and each Issuing Bank to make any Credit Extension shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below; provided that, the following conditions shall not apply to any Borrowings under any Incremental FILO Facility or Revolving Commitment Increase, the conditions of which are set forth in Section 2.15:

6.01. Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested (other than pursuant to Section 2.02(f)) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).

6.02. Availability.  The Availability Conditions on the proposed date of such Credit Extension (other than Delayed Draw Term Loans) shall be satisfied.

6.03. No Default.  No Default or Event of Default shall exist at the time of, or result from, such funding or issuance.

6.04. Representations and Warranties.  Each of the representations and warranties made by any Credit Party set forth in Section 7 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).

6.05. First Delayed Draw Term Loan Advance.  Solely with respect to the first Borrowing of Delayed Draw Term Loans, immediately after giving effect thereto, the Company shall be in compliance with Section 9.12(b).

6.06. Eligible Currency. In the case of a Credit Extension to be denominated in an Alternative Currency, such currency shall currently be an Eligible Currency.

The acceptance of the benefits of each Credit Extension shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 6 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders).  All of the Notes, certificates, legal opinions and other documents and papers referred to in Article IV of the Second Restatement Agreement and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

Section 7 Representations and Warranties.  In order to induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to make the Credit Extensions hereunder, each Credit Party, as applicable, makes the following representations and warranties.

7.01. Organizational Status.  The Company and each of its Restricted Subsidiaries (i) is a duly organized or incorporated and validly existing organization in good standing under the law of the jurisdiction of its organization or incorporation (to the extent such concept exists and is applicable under the Requirements of Law of the relevant jurisdiction), (ii) has the organizational power and authority to own its property and assets and to transact the business in which it is engaged, except to the extent that any failure to have such organizational power and authority would not reasonably be expected to have a Material Adverse Effect and (iii) is, to the extent such concepts exists and is applicable under the Requirements of Law of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

7.02. Power and Authority.  Each Credit Party has the corporate, partnership, limited liability company, unlimited liability company or similar organizational power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company, unlimited liability company or similar organizational action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents.  Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be  subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03. No Violation.  Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, other than any Requirement of Law the violation of which could not reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (any such term, covenant, condition or provision, a "Contractual Requirement"), the violation of which could reasonably be expected to result in a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

7.04. Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Second Restatement Effective Date (or with respect to any Person that becomes a Credit Party after the Second Restatement Effective Date, on or prior to the date such Person becomes a Credit Party) and which remain in full force and effect on the Second Restatement Effective Date (or with respect to any Person that becomes a Credit Party after the Second Restatement Effective Date, on or prior to the date such Person becomes a Credit Party), (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents to the extent required by the Collateral and Guarantee Requirement and (z) periodic reports under the Exchange Act), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.

7.05. Financial Statements; Financial Condition.

(a) The Historical Financial Statements have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial positions and results of operations of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated.  Since the Second Restatement Effective Date, there has been no Material Adverse Effect.

(b) On and as of the Second Restatement Effective Date, after giving effect to the consummation of the Transactions (including the incurrence of the Loans made on the Second Restatement Effective Date), the Company and its consolidated Subsidiaries, taken as a whole, are Solvent.

7.06. Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened (i) with respect to any Credit Document or (ii) that either individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

7.07. True and Complete Disclosure.  (i) None of the written information or written factual data (taken as a whole) heretofore or contemporaneously furnished by the Company or any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent or any Lender on or before the Second Restatement Effective Date (including all such information contained in any confidential information memorandum (and all information incorporated by reference therein) and in the Credit Documents) for purposes of, or in connection with, this Agreement, the other Credit Documents or any transaction contemplated herein or therein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to the date the representation and warranty in this Section 7.07 is being made) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.07(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature.

7.08. Use of Proceeds; Margin Regulations.

(a) All proceeds of the (i) Tranche A Revolving Loans incurred after the Second Restatement Effective Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Restricted Payments, Restricted Junior Debt Prepayments and any other purpose not prohibited hereunder, (ii) Tranche B Revolving Loans incurred on the First Amendment Effective Date will be used for general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Restricted Payments, Restricted Junior Debt Prepayments and any other purpose not prohibited hereunder and (iii) Delayed Draw Term Loans shall be used solely to finance Capital Expenditures consisting of the acquisition, development, construction, installation, repair, restoration, replacement, relocation, renewal, upgrade, expansion or improvement of, or investment in, or addition or accession to, Eligible Capex Equipment or Eligible Capex Real Property, and fees and expenses related thereto (each, a "Delayed Draw Financed Capital Expenditure"). For the avoidance of doubt, the proceeds of the Delayed Draw Term Loans shall not be used to make any maintenance-related Capital Expenditures.

(b) No Credit Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.09. Tax Returns and Payments.  Except where the failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:  (i) the Company and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for Taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Restricted Subsidiaries and (ii) the Company and each of its Restricted Subsidiaries have paid all Taxes payable by them (including in its capacity as a withholding agent), other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Company or any of its Restricted Subsidiaries, threatened in writing by any authority regarding any Taxes relating to the Company or any of its Restricted Subsidiaries.

7.10. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect.  Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable Requirement of Law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(b) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Company or any Restricted Subsidiary, threatened, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

7.11. The Security Documents.

(a) The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors legal, valid and enforceable security interests and Liens (except to the extent that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Requirements of Law generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) in and on all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest or Lien can be created under applicable Requirements of Law, and (i) in the case of the U.S. Security Agreement and the U.S. Collateral described therein, as a result of the filing of UCC financing statements listing each applicable U.S. Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state's office (or other similar governmental entity) in the Location of such Credit Party, the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected  security interest in and Lien on all right, title and interest in all of the U.S. Collateral (as described in the U.S. Security Agreement), subject to no other Liens other than Permitted Liens, to the extent perfection can be accomplished by filing of financing statements under applicable Requirements of Law in such Location, (ii) in the case of each Canadian Security Agreement and the Canadian Collateral described therein, proper filings of PPSA financing statements and other required filings and registrations required by any Canadian Security Agreement have been made to create a fully perfected security interest in and Lien on all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable Requirements of Law through these actions and (iii) as a result of the execution of each Deposit Account Control Agreement, the Collateral Agent for the benefit of the Secured Creditors has a first priority perfected security interest and Lien in each Deposit Account subject thereto.

(b) Upon delivery, if any, in accordance with the Collateral and Guarantee Requirement, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable (except to the extent that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Requirements of Law generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage Lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local Requirement of Law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

7.12. Title to Real Estate.  Each Canadian Credit Party and each U.S. Credit Party has good and indefeasible title to (or valid leasehold interests in) all of its Eligible Fee-Owned Real Estate and Mortgaged Property, free of Liens except Permitted Liens or any defects in title which do not constitute Liens or that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7.13. Subsidiaries.  On and as of the Second Restatement Effective Date, the Company has (i) no Subsidiary that is a FSHCO or CFC and (ii) no Subsidiaries other than those Subsidiaries listed on Schedule 7.13.  Schedule 7.13 correctly sets forth, as of the Second Restatement Effective Date, the percentage ownership (direct and indirect) of the Company in each class of Capital Stock of each of its Subsidiaries and also identifies the direct owner thereof.  There are no Canadian Subsidiaries that are owned, directly or indirectly, by the U.S. Parent Borrower.

7.14. Compliance with Statutes; Sanctions; Patriot Act; Anti-Corruption Laws.

(a) Each of the Company and each of its Restricted Subsidiaries, and, to the knowledge of the Company, each of their respective officers, is in compliance in all material respects with Anti-Terrorism Laws, Sanctions, the Patriot Act and AML Legislation. Each of the Company and each of its Restricted Subsidiaries is in compliance with all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer or employee thereof, is a Person that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) a Canadian Blocked Person, (iii) included on OFAC's List of Specially Designated nationals, HMT's Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iv) located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of any Loans or Letters of Credit hereunder will be used, by any Credit Party or any of its Subsidiaries for the purpose of funding any operations in, financing any investments or activities in or making any payments in violation of Sanctions, the Special Economics Measures Act (Canada), Anti-Terrorism Laws, AML Legislation and any similar Requirements of Law of Canada or the FCPA.

(c) The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 ("FCPA"), the UK Bribery Act 2010, any Canadian counterpart thereto applicable to the Company or such Subsidiary, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

7.15. Investment Company Act.  None of the Company or any Restricted Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and required to be registered as such.

7.16. Environmental Matters.

The Company and each Restricted Subsidiary and their respective operations and facilities are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with the requirements of all applicable permits, licenses and other approvals required to be issued under such Environmental Laws, except where the failure to comply with Environmental Laws or to obtain, maintain or comply with such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.  There are no pending or, to the knowledge of the Company, threatened Environmental Claims which would reasonably be expected to result in liability to the Company or any Restricted Subsidiaries or with respect to any Real Property currently or to the knowledge of any Credit Party, formerly owned, leased or operated by the Company or any Restricted Subsidiaries, which would in each case be reasonably expected to have a Material Adverse Effect.  To the knowledge of any Credit Party, there are no facts, activities, circumstances, conditions or occurrences that would be reasonably expected (i) to form the basis of an Environmental Claim against or result in liability to the Company or any Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Company or any Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any Restricted Subsidiaries under any Environmental Law and that in any such case which would reasonably be expected to have a Material Adverse Effect.

7.17. Labor Relations.  Except as would not reasonably be expected to have a Material Adverse Effect, (a) as of the Second Restatement Effective Date, there are no strikes, lockouts, slowdowns or other labor disputes pending against the Company or any Restricted Subsidiaries or, to the knowledge of each Credit Party, threatened against the Company or any Restricted Subsidiaries, (b) to the knowledge of each Credit Party, there are no questions concerning union representation with respect to the Company or any Restricted Subsidiaries, (c) the hours worked by and payments made to employees of the Company or any Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local, or foreign Requirement of Law dealing with such matters and (d) to the knowledge of each Credit Party, no wage and hour department investigation has been made of the Company or any Restricted Subsidiaries.

7.18. Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each other Restricted Subsidiary owns or has the right to use all Intellectual Property used in, held for use in and otherwise necessary for the present conduct of their respective businesses.  To the knowledge of each Credit Party, the operation of their respective businesses by the Company and each other Restricted Subsidiary does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as such would not reasonably expected to have a Material Adverse Effect.

7.19. Borrowing Base Certificate.  At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account or Eligible Insured and Letter of Credit Backed Account, the Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory, Eligible Supplies and Packaging Inventory and/or Eligible In-Transit Inventory, the Equipment reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Equipment and the Real Property reflected therein as eligible for inclusion in the Borrowing Base constitute Eligible Fee-Owned Real Estate, in each case as of the fiscal month end (or week end) date for which such Borrowing Base Certificate is calculated.

7.20. Canadian Pension Plans.  As of the Second Restatement Effective Date, there are no Canadian Pension Plans maintained, contributed or administered by any Canadian Credit Party or in respect of which any Canadian Credit Party has any liability or obligation.

7.21. Cash Management Provisions.  As of the Second Restatement Effective Date, the Company is in compliance with Section 8.12(c) of the Original Credit Agreement.

Section 8 Affirmative Covenants.  The Company and each other Restricted Subsidiary hereby covenants and agrees that on and after the Second Restatement Effective Date until the Payment in Full Date:

8.01. Information Covenants.  The Company will furnish to the Administrative Agent for further distribution to each Lender:

(a) Quarterly Financial Statements.  Within 45 after the end of each of the first three fiscal quarters of each fiscal year (or such later date as may be permitted by the SEC for the filing of its Quarterly Report on Form 10-Q with the SEC, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year; provided that if the SEC extends such period beyond 60 days from the end of the applicable fiscal quarter, any resulting differences between the Quarterly Report and the deliverables described in clauses (i) and (ii) of this Section 8.01(a) shall not constitute a Default hereunder), (i) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal quarterly accounting period and the related unaudited consolidated statements of operations, comprehensive earnings (loss), shareholders' equity and cash flows for such fiscal quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding fiscal quarterly accounting period in the prior fiscal year, or in the case of the balance sheet, setting forth the comparable figures as of the end of the prior fiscal year, certified by a Responsible Officer of the Company (in such capacity as a Responsible Officer and not in an individual capacity) that they fairly present, in all material respects and in accordance with GAAP, the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b) Annual Financial Statements.  Within 90 days after the end of each fiscal year (or such later date as may be permitted by the SEC for the filing of its Annual Report on Form 10-K with the SEC, but in any event not later than 120 days after the end of each fiscal year; provided that if the SEC extends such period beyond 120 days from the end of the applicable fiscal year, (i) such financial statement delivered in accordance with this Section 8.01(b) shall be unaudited and (ii) the Company's audited financial statements shall be as filed with the SEC in compliance with the then applicable SEC timeline), (i) the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations, comprehensive earnings (loss), shareholders' equity and cash flows for such fiscal year setting forth comparative figures, or as of the end of, for the preceding fiscal year, together with an opinion from Ernst & Young LLP or other independent certified public accountants of recognized national standing (which opinion (1) may be addressed to the board of directors and the shareholders of the Company and (2) shall be without a "going concern" or like qualification nor any qualification as to the scope of such audit), (ii) the unaudited consolidating balance sheet of each of (x) the U.S. Parent Borrower and the Domestic Subsidiaries and (y) the Canadian Parent Borrower and the Canadian Subsidiaries as of the end of such fiscal year and the related unaudited consolidating statements of operations, comprehensive earnings (loss), shareholders' equity and cash flows by jurisdiction for the United States and Canada for such fiscal year setting forth comparative figures for the preceding fiscal year, or in the case of the balance sheet, setting forth the comparable figures as of the end of the prior fiscal year, and (iii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

(c) Perfection Certificate Update.  At the time of delivery of the Section 8.01(b) annual financials, a certificate from a Responsible Officer certifying that there have been no changes to Schedules 1(a) and 2(a) of the Perfection Certificate since the Second Restatement Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(c), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the Collateral and Guarantee Requirement) and whether the Company and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to the Collateral and Guarantee Requirement in connection with any such changes.

(d) Annual Budget.  Concurrently with the delivery of annual financial statements pursuant to Section 8.01(b), a consolidated annual plan, prepared in accordance with the Company's normal accounting procedures applied on a consistent basis, for the next fiscal year, containing quarterly detail, including projected quarterly borrowing base levels for the fiscal year.

(e) Officer's Certificates.  At the time of the delivery of the Section 8.01 Financials, a Compliance Certificate from a Responsible Officer of the Company, certifying on behalf of the Company that, to such Responsible Officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth (i) the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, whether or not a Financial Covenant Triggering Event shall have occurred (ii) until the Delayed Draw Term Loan Termination Date, reasonably detailed calculations with respect to the Senior Funded Leverage Ratio for such period and (iii) a list of all Restricted Subsidiaries of the Company specifying whether each such Subsidiary is a "Material Subsidiary" or an "Immaterial Subsidiary" for purposes of this Agreement.

(f) Notices.  Promptly after any Responsible Officer of the Company or any of its Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or of any other debt instrument in excess of the Threshold Amount, (ii) any litigation or governmental investigation or proceeding pending against the Company or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings.  (i) Promptly upon filing thereof, (x) copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC, the Ontario Securities Commission or any analogous Governmental Authority in any relevant jurisdiction by the Company or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentiality with the SEC, the Ontario Securities Commission or any analogous Governmental Authority in any relevant jurisdiction) and (y) copies of all financial statements, proxy statements, notices and reports that the Company or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Company and/or any of the Restricted Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent for further delivery to the Lenders pursuant to this Agreement).

(h) Financial Statements of Unrestricted Subsidiaries.  If following the Second Restatement Effective Date, any Subsidiary (other than an Immaterial Subsidiary) is designated as an Unrestricted Subsidiary, then simultaneously with the delivery of each set of Section 8.01 Financials, a reconciliation reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated or consolidating financial statements.

(i) Monthly Financial Statements.  At any time when Total Excess Availability is less than the greater of (i) 17.5% of the Line Cap and (ii) $35,000,000, upon the written request of the Administrative Agent, within 10 calendar days after the end of each fiscal month, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal month and the related unaudited consolidated statement of operations, for such fiscal month and, with respect to the consolidated statement of operations only, the elapsed portion of the fiscal year ended with the last day of such fiscal month, certified by a Responsible Officer of the Company that they fairly present, in all material respects and in accordance with GAAP, the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes; provided that the requirements to deliver monthly financial statements pursuant to this clause (i) shall terminate upon the date that Total Excess Availability shall have been at least equal to the greater of (x) 17.5% of the Line Cap and (y) $35,000,000 over a period of 30 consecutive calendar days.

(j) Pension Plan Notices.  The Company shall deliver to the Administrative Agent upon request (i) a complete copy of the most recent annual report (on Internal Revenue Service Form 5500 series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by the Company or a Restricted Subsidiary, (ii) copies of the annual actuarial report (including applicable schedules) with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority, (iii) copies of annual financial statements or reports in respect of Canadian Pension Plan funds delivered to the appropriate Canadian pension authorities, and (iv) all documents relating to collective pension schemes and agreements relating to individual pensions, such as pension regulations, letters of pension, agreements with pension agencies (including business sector and company pension funds and insurers), notices or letters regarding possible exemption from compulsory participation in a pension scheme, and premium statements during the then-most recent three years.

(k) Other Information.  (x) Subject to the limitation set forth in Section 12.14, from time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Restricted Subsidiaries (including in relation to any Canadian Pension Plans) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, including a listing of each Credit Party's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging; provided that neither the Company nor any Restricted Subsidiary will be required to disclose any information or documents (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Requirements of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(y)  To the extent that any Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation or otherwise becomes subject to the Beneficial Ownership Regulation, in each case, at any time after the Second Restatement Effective Date, (i) promptly following any reasonable request therefor, provide such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation and (ii) promptly after request therefor, provide a representation and warranty to such requesting Administrative Agent or any Lender that the information included in any Beneficial Ownership Certifications delivered pursuant to clause (i) above is true and correct in all material respects as of the date of its delivery.

(l) Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information (including, in the case of certifications required pursuant to clause (a) and (b) above, the certifications accompanying any such report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or after written notice from the Company or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov within the time periods set forth in this Section 8.01.  Information required to be delivered pursuant to this Section may also be delivered by electronic communications permitted by Section 12.03.

8.02. Books, Records and Inspections.

(a) The Company and any Restricted Subsidiary will keep proper books of record and accounts in which full, true and correct entries are made in conformity with GAAP (or applicable local standards) in all material respects.

(b) The Company will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, the Company and during normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers' expense to the extent provided in clause (c) below, inspect, audit and make extracts from any Borrower's corporate, financial or operating records, and discuss with its officers and employees and, in the presence of the Company, any Borrower or a Subsidiary of the Company, independent accountants (subject to such accountants' customary policies and procedures) such Borrower business, financial condition, assets and results of operations; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default; provided, further that neither the Company nor any Restricted Subsidiary will be required to disclose, permit the inspection, audit, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives or contractors) is prohibited by applicable Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.  In addition to the foregoing, the Administrative Agent shall be permitted to conduct one Field Examination and one Appraisal with respect to any Accounts or Inventory comprising the Borrowing Base during any 12-month period; provided, further, that (i) if at any time during such 12-month period Total Excess Availability is less than the greater of (x) 15.0% of the Line Cap and (y) $22,500,000 for a period of 5 consecutive Business Days during such 12-month period, one additional Field Examination and one additional Appraisal will be permitted in such 12-month period and (ii) if an Event of Default has occurred and is continuing, there shall be no limit on the number of additional Field Examinations and Appraisals that shall be permitted at the Administrative Agent's request; it being understood that such Field Examination or Appraisal once commenced, may be completed at, subject to Section 12.01, the Borrowers' expense notwithstanding the cessation of such Event of Default.  Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to share any results of any Field Examination with any Borrower.  The Company acknowledges that all Field Examinations and Appraisals are conducted by or for the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them.

(c) Subject to Section 12.01(a), reimburse the Administrative Agent for any reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower's books and records, (ii) if an Event of Default has occurred and is continuing, any examination per fiscal year of any Borrower's books and records (without duplication of the examination referred to in clause (i) above) and (iii) Field Examinations and Appraisals of Collateral comprising the Borrowing Base in each case subject to the limitations on such examinations, audits and Appraisals permitted under the preceding paragraph and the succeeding paragraph.

(d) The Company may at its option and its sole cost and expense, no more than four times after the Second Restatement Effective Date and on or prior to the date that is four years after the Second Restatement Effective Date, elect to effect a reappraisal of the Eligible Equipment and Eligible Fee-Owned Real Estate (a "Fixed Asset Reappraisal Event") by delivering written notice to the Administrative Agent requesting the retention by the Administrative Agent of appraisers reasonably satisfactory to them to commence Appraisals covering any Eligible Fee-Owned Real Estate and all Eligible Equipment to be included in the Borrowing Base calculation going forward; provided that any reappraisal of Eligible Fee-Owned Real Estate that is consummated after the Second Restatement Effective Date shall be accompanied by (i) a life-of-loan flood hazard determination and, if such Eligible Fee-Owned Real Estate is located in a flood zone in the U.S., an acknowledged notice to borrower and evidence of flood insurance in accordance with Section 8.03 and (ii) Phase I environmental assessments in accordance with the ASTM E1527-13 standard and in form and substance reasonably satisfactory to the Administrative Agent. Such life-of-loan flood hazard determination and environmental assessments shall be at the Company's sole cost and expense. All reports of appraisers, life-of-loan flood hazard determinations and all environmental assessments must be provided directly to the Administrative Agent who shall be entitled to rely thereon.  Following the completion of any such additional Appraisals (and life-of-loan flood hazard determinations and environmental assessments in connection with any Fixed Asset Reappraisal Event occurring after the Second Restatement Effective Date), the Company may choose to have the Borrowing Base calculated based on the updated information set forth in such Appraisals (and including only (i) the Eligible Equipment so appraised and (ii) Eligible Fee-Owned Real Estate so appraised and subject to such environmental assessments), until such time as a further additional Appraisal and environmental assessment is completed, if ever, on the applicable assets; provided that, the Company may not elect to conduct a Fixed Asset Reappraisal Event unless, on the date of such election, (i) the Consolidated Fixed Charge Coverage Ratio for the most recently completed Test Period to occur on or prior to such date of election is no less than 1.0 to 1.0 and (ii) no Default or Event of Default exists and is continuing on such date.  For the avoidance of doubt, (i) even if the Company chooses not to cause the Tranche A Borrowing Base to be calculated based on such updated Appraisals, only the assets so appraised shall be included in future Tranche A Borrowing Base calculations and the Administrative Agent may establish Reserves with respect to such assets in its Permitted Discretion, and (ii) following such notice of a Fixed Asset Reappraisal Event, once such Appraisals and environmental assessments have commenced, the Company shall not have the option to discontinue such Appraisals and environmental assessments. The Company acknowledges that all environmental assessments with respect to Eligible Fee-Owned Real Estate and all Appraisals are conducted by or for the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them.

8.03. Maintenance of Property; Insurance.

(a) The Company and each Restricted Subsidiary will, (i) keep all tangible property necessary to the business of the Company and such Restricted Subsidiary in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to so keep such property in good working order and condition would not reasonably be expected to have a Material Adverse Effect, (ii) maintain with financially sound and reputable insurance companies (as determined in good faith by the Company) insurance on all such property and the businesses of the Company and such Restricted Subsidiary against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts (after giving effect to any self-insurance reasonably and customary for  similarly situated Persons who are engaged in the same or similar businesses as the Company and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons (in the good faith determination of the Company) and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Company and such Restricted Subsidiary and (iii) furnish to the Administrative Agent, upon its reasonable request therefor, evidence as to its compliance with the foregoing clause (ii).

(b) If the improvements on a Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws (including as a result of re-zoning), then the Relevant Borrower shall, or shall cause the applicable Credit Party to (i) maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable Requirements of Law promulgated pursuant to the Flood Insurance Laws and (ii) subject to the proviso in clause (f) of the definition of "Collateral and Guarantee Requirement", deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent and the Tranche A Revolving Lenders, including, without limitation, evidence of annual renewals of such insurance.

(c) The Company and each Restricted Subsidiary will at all times keep its property constituting Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company and/or such Restricted Subsidiaries) (i) shall be endorsed to the Administrative Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional loss payee or additional insured, as applicable), (ii) shall, in the case of Canadian Collateral, include an Insurance Bureau of Canada, Form 3000, mortgagee endorsement, and (iii) if agreed by the insurer (which agreement the Relevant Borrower shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof (or, with respect to non-payment of premiums, 10 days' prior written notice) by the respective insurer to the Collateral Agent; provided that the requirements of this Section 8.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers' compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as the Collateral Agent may approve; and (y) self-insurance programs.

(d) If the Company or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Section 8.03, after any applicable grace period, the Administrative Agent shall have the right (but shall be under no obligation), after 10 Business Days' notice to the Company, to procure such insurance and the Credit Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

8.04. Existence; Franchises.  The Company and any Restricted Subsidiary will (a) do all things necessary to preserve and keep in full force and effect the Company's existence and (b) in the case of the Company and such Restricted Subsidiaries, its and their rights, franchises, licenses, permits, and Intellectual Property, in each case under this clause (b), to the extent the failure to do so would reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 8.04 shall prevent (i) sales and licenses of assets and other transactions by the Company or such Restricted Subsidiaries in accordance with Section 9.02 or Section 9.11, (ii) the abandonment  or allowing the expiration or lapse by the Company or such Restricted Subsidiaries of any rights, franchises, licenses, permits, or Intellectual Property that the Company reasonably determines are no longer material to the operations of the Company and such Restricted Subsidiaries taken as a whole, or (iii) the withdrawal by the Company or such Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or unlimited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.05. Compliance with Statutes, etc. The Company and any Restricted Subsidiary will comply with all applicable Requirements of Law, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including applicable Requirements of Law relating to ERISA, Canadian Employee Benefits Legislation, OFAC, FCPA, Anti-Terrorism Laws, AML Legislation and Patriot Act), except in each case such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06. Compliance with Environmental Laws.  The Company and any Restricted Subsidiary will comply with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property by the Company or any Restricted Subsidiary, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Company), except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Restricted Subsidiary will generate, use, treat, store, Release or permit the generation, use, treatment, storage, or Release of Hazardous Materials at, on or under any Real Property by the Company or any Restricted Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in compliance with all Environmental Laws or where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

8.07. ERISA.  As soon as reasonably practicable and, in any event, within ten (10) Business Days after the Company or any Restricted Subsidiary knows of the occurrence of any of the following, the Company will deliver to the Administrative Agent a certificate setting forth a reasonable level of detail as to such occurrence and the action, if any, that the Company, such Restricted Subsidiary or, to the knowledge of the Company, an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Company, such Restricted Subsidiary, the Plan administrator or, to the extent available, such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by the Company, such Restricted Subsidiary or, to the extent available, such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto:  that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; or (b) the Company, any Restricted Subsidiary or, to the knowledge of the Company, any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect.

8.08. Payment of Taxes.  Each of the Company and any Restricted Subsidiary will pay and discharge all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Restricted Subsidiary not otherwise permitted under Section 9.01(iv); provided that neither the Company nor any Restricted Subsidiary shall be required to pay any such Tax or claim which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP, or where the failure to pay such Tax or claim would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

8.09. Use of Proceeds.  Each Borrower will use the proceeds of the Loans only as provided in Section 7.08. No part of the proceeds of any Loans or Letters of Credit hereunder will be used, by any Credit Party or any of its Subsidiaries for the purpose of funding any operations in, financing any investments or activities in or making any payments in violation of Sanctions, the Special Economics Measures Act (Canada), Anti-Terrorism Laws, AML Legislation and any similar Requirements of Law of Canada or the FCPA.

8.10. Additional Security; Further Assurances; etc.

(a) Each Borrower and each Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary or a Canadian Subsidiary, but excluding any Excluded Subsidiary, will promptly grant to the Collateral Agent for the benefit of the Secured Creditors perfected security interests in such Collateral of such Borrower and such Restricted Subsidiaries as are not covered by Security Documents then in effect, in order to comply with the Collateral and Guarantee Requirement.

(b) Subject to the provisions of the Collateral and Guarantee Requirement and the other limitations set forth in this Agreement or the applicable Security Documents, with respect to any Person that is or becomes after the Second Restatement Effective Date a Wholly-Owned Restricted Subsidiary  that is either a Domestic Subsidiary or a Canadian Subsidiary, or any such Wholly-Owned Restricted Subsidiary that ceases to constitute an Excluded Subsidiary, but excluding any Excluded Subsidiary, the applicable Credit Party that is the parent of such Wholly-Owned Restricted Subsidiary or such Wholly-Owned Restricted Subsidiary, as applicable, shall within 30 days (other than with respect to Real Property, which actions shall be required only to the extent, and pursuant to the timing, required by clause (f) of this Section 8.10) (or such longer period as the Administrative Agent may reasonably agree) of such event, (i) cause such new Subsidiary (A) to execute a joinder agreement to this Agreement, in the form attached as Exhibit E hereto, to join as a Guarantor hereto and a joinder agreement to each applicable Security Agreement, substantially in the form annexed thereto, or, if applicable, each additional Security Document  in lieu of such joinder, provided that such additional Security Document shall be substantially similar in form and substance to such applicable Security Agreement and (B) to take all actions, if any, reasonably necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by the Collateral and Guarantee Requirement in accordance with all applicable law, including the filing of financing statements as required by the Collateral and Guarantee Requirement; and (ii) at the reasonable request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent, the Collateral Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 8.10(b) (provided that the Administrative Agent agrees that any such opinion that is similar in scope and substance to the opinion of the applicable counsel to the Credit Parties delivered on the Second Restatement Effective Date with respect to the Security Documents delivered on the Original Closing Date shall be reasonably acceptable to the Administrative Agent).

(c) Subject to the limitation set forth in the Collateral and Guarantee Requirement and the other limitations set forth in this Agreement or the applicable Security Documents, each of the Credit Parties will, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent, promptly, upon the reasonable request of the Administrative Agent, at Company's expense, any document or instrument supplemental to or confirmatory of the Security Documents required by the Collateral and Guarantee Requirement that are deemed by the Administrative Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect to the Canadian Credit Parties under applicable law in Canada) and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d) Each of the Credit Parties agrees that each action required by clauses (a) through (c) of this Section 8.10 shall be completed as soon as reasonably practicable, after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise reasonably agree), as the case may be; provided that, without limiting  any requirement to take any Additional Account Security Action set forth in the definition of the term "Eligible Accounts" solely for the purpose of determining the eligibility of Accounts originated by any Borrower that are owed from Account Debtors located in any Account Debtor Approved Country (other than the United States or Canada) for inclusion in the Borrowing Base, it being understood that in no event will the Credit Parties be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.10.

(e) (i) During the continuance of a Cash Dominion Period and (ii) after delivery of a written notice thereof by the Administrative Agent to the Company, to request Account Debtor notifications in the relevant Account Debtor Approved Countries (including Account Debtor notifications in respect of Eligible Costco Foreign Accounts, if requested by the Administrative Agent in its sole discretion), the Relevant Borrowers shall provide notice to the Account Debtors in such requested Account Debtor Approved Countries of the Collateral Agent's security interest in the Accounts owing by such Account Debtors.

(f) Subject to the limitation set forth in the Collateral and Guarantee Requirement and the other limitations set forth in this Agreement or the applicable Security Documents, with respect to any Material Real Property acquired by any U.S. Credit Party or any Canadian Credit Party after the Second Restatement Effective Date (or, in each such case, with respect to any Person that is or becomes after the Second Restatement Effective Date a U.S. Credit Party or a Canadian Credit Party, any Material Real Property owned by such Credit Party as to the date such Person became a Credit Party), within 90 days after such acquisition (or designation or formation as a Credit Party) (or with respect to any Material Real Property under construction or improvement, within 90 days after substantial completion thereof) (or such later date as the Administrative Agent may agree in its reasonable discretion) such Credit Party shall (i) grant to the Collateral Agent for the benefit of the Secured Creditors security interests in and Mortgages on such Material Real Property pursuant to documentation substantially in the form of Mortgage delivered to the Collateral Agent with respect to the Mortgaged Properties set forth on Schedule 5.15 as of the Second Restatement Effective Date or in such other form as is reasonably satisfactory to the Administrative Agent (each, an "Additional Mortgage"), which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of recordation thereof, and (ii) record or file, and cause each such Credit Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Creditors) required to be granted pursuant to the Additional Mortgages and pay, and cause each such Credit Party to pay, in full, all recording and similar taxes, fees and other charges required to be paid in connection with such recording or filing, and deliver to the Collateral Agent all Related Real Estate Documents in connection with such additional Mortgaged Properties.

8.11. Designation of Unrestricted Subsidiaries.  The Company may at any time after the Second Restatement Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Distribution Conditions shall be satisfied on a pro forma basis, (iii) in the case of any Borrower designated as an Unrestricted Subsidiary, all Loans outstanding to such Borrower shall be repaid in full or assumed by another Borrower and all Letters of Credit issued for the account of such Borrower shall have expired or been terminated or assumed by another Borrower, (iv) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Subsidiary), and such Investment shall be permitted under Section 9.05, (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for the purpose of any Contractual Requirement governing any Indebtedness with a principal amount in excess of the Threshold Amount, (vi) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall comply with the provisions of Section 8.10 with respect to such designated Restricted Subsidiary, (vii) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Company or any Restricted Subsidiary or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except as permitted by Section 9.05 and (ix) the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by Responsible Officer, certifying to the best of such officer's knowledge, compliance with the requirements of the preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (ii).  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Company's Investment in such Subsidiary.

8.12. Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates.  By the 20th calendar day after the end of each fiscal month of the Company, the Company shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate as of the close of business of the previous month; provided that, if a Weekly Reporting Event shall have occurred and be continuing, the Company shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that any Borrowing Base Certificates delivered on a weekly basis will be limited to updating the balances of the Accounts as of the most recently ended week.  All information (including calculation of Total Excess Availability) in a Borrowing Base Certificate shall be certified by the Company.  The Administrative Agent may from time to time adjust any such report to the extent any information or calculation is inaccurate or does not comply with this Agreement in accordance with the definition of "Borrowing Base", "Tranche A Borrowing Base" and "Tranche B Borrowing Base".

(b) Records and Schedules of Accounts.

(i) Each Borrower shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, and the Company shall submit to the Administrative Agent sales, collection, reconciliation and other reports at the time of delivery of each Borrowing Base Certificate.  The Company shall also provide to the Administrative Agent, at the time of delivery of each Borrowing Base Certificate, a summary aged trial balance of all Accounts as of the end of the preceding month.

 (ii) During (A) any Cash Dominion Period, whether or not a Default or Event of Default exists or (B) the continuance of an Event of Default, the Administrative Agent shall have the right, in the name of the Administrative Agent, any designee of the Administrative Agent or any Credit Party, to verify the validity, amount or any other matter relating to any Accounts of the Credit Parties by mail, telephone or otherwise.  The Credit Parties shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(c) Cash Management.

 (i) (A) The U.S. Parent Borrower opened an account maintained by the ~~U.S.~~ Administrative Agent at BANA in the United States, under its sole dominion and control (the "U.S. Dominion Account") and (B) the Company opened an account maintained by the Administrative Agent at BANA in Canada, under its sole dominion and control (the "Canadian Dominion Account" and, together with the U.S. Dominion Account, the "Dominion Accounts").

 (ii) The U.S. Credit Parties moved their Deposit Accounts into which the proceeds or products of Collateral are deposited with BANA (the "U.S. Collection Bank") in the United States (and closed any Deposit Accounts (other than Excluded Accounts) owned by them at any other financial institution and into which the proceeds or products of Collateral may have been deposited unless reasonably agreed by the Administrative Agent), and entered into a Deposit Account Control Agreement reasonably satisfactory to the Administrative Agent, with respect to each such Deposit Account (collectively, the "U.S. Collection Accounts").  All U.S. Collection Accounts shall be maintained with BANA.  No U.S. Credit Party shall after the Second Restatement Effective Date, open or establish any Deposit Account into which the proceeds or products of Collateral may be deposited with any financial institution, other than BANA.  Each U.S. Credit Party shall instruct all Account Debtors of the U.S. Credit Parties to remit all payments to the "P.O. Boxes" or "Lockbox Addresses" of the U.S. Collection Bank (or to remit such payments to the U.S. Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the U.S. Collection Bank and deposited in a U.S. Collection Account.  Each U.S. Credit Party hereby agrees that all cash that constitutes proceeds or products of Collateral initially received by such U.S. Credit Party in any Deposit Account  that is not a U.S. Collection Account will be promptly transferred into a U.S. Collection Account. There shall be at all times at least one Collection Account in the U.S. Each Deposit Account Control Agreement relating to a U.S. Collection Account shall (unless otherwise reasonably agreed by the Administrative Agent) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such U.S. Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to the U.S. Dominion Account.  Subject to the terms of the respective Security Document and to Section 10.11, all amounts received in the U.S. Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(b)(vi).

 (iii) The Canadian Credit Parties entered into a Deposit Account Control Agreement reasonably satisfactory to the Administrative Agent, with respect to each Deposit Account (other than Excluded Accounts) owned by them in the Canada and into which the proceeds or products of Collateral may have been deposited and existing as of such date (collectively, the "Canadian Collection Accounts".  Each Canadian Credit Party shall instruct all Account Debtors of the Canadian Credit Parties to remit all payments to the "P.O. Boxes" or "Lockbox Addresses" of the depositary banks maintaining Canadian Collection Accounts (or to remit such payments to the applicable depositary bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by such depositary banks and deposited in a Canadian Collection Account.  Each Canadian Credit Party hereby agrees that all cash that constitutes proceeds or products of Collateral initially received by such Canadian Credit Party in any Deposit Account that is not a Canadian Collection Account will be promptly (and, in any event within two Business Days) transferred into a Canadian Collection Account. There shall be at all times at least one Collection Account in Canada.  Each Deposit Account Control Agreement relating to a Canadian Collection Account shall (unless otherwise reasonably agreed by the Administrative Agent ) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such Canadian Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to the Canadian Dominion Account.  Subject to the terms of the respective Security Document and to Section 10.11, all amounts received in the Canadian Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(b)(vi).

 (iv) During the continuance of a Cash Dominion Period, at the request of the Administrative Agent, each of the relevant Credit Parties shall provide the Administrative Agent with an accounting of the contents of the Collection Accounts not maintained at BANA, which shall identify, to the reasonable satisfaction of the Administrative Agent, the proceeds from the Collateral which were deposited into a Collection Account and swept into a Dominion Account.

 (v) The Credit Parties may close Deposit Accounts and/or open or acquire new Deposit Accounts, subject to the limitations set forth above, and the use of commercially reasonable efforts to execute and deliver to the Administrative Agent appropriate Deposit Account Control Agreements (except with respect to Excluded Accounts) consistent with the provisions of this Section 8.12, within ninety (90) days of the opening or acquisition thereof (as may be extended by the Administrative Agent acting reasonably), it being understood that no such new Deposit Account shall qualify as a U.S. Collection Account until such Deposit Account Control Agreement is obtained.  So long as no Cash Dominion Period is continuing, the Credit Parties may direct the manner of disposition of funds in the Collection Accounts (including transfers to the Excluded Accounts) and any amounts remaining on deposit in any Dominion Account shall promptly be transferred by the Administrative Agent or relevant depositary bank to a Collection Account specified by the Company and may not be used by the Administrative Agent to prepay the Loans or other Obligations thereafter unless and until a new Cash Dominion Period shall occur.

 (vi) The Dominion Accounts shall at all times be under the sole dominion and control of the Collateral Agent.  Each Credit Party hereby acknowledges and agrees that (i) such Credit Party has no right of withdrawal from the Dominion Accounts, except as specified in clause (v) above, (ii) the funds on deposit in the Dominion Accounts shall at all times continue to be Collateral for all of the Obligations, and (iii) the funds on deposit in the Dominion Accounts shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 8.12, during the continuation of a Cash Dominion Period, any Credit Party receives or otherwise has dominion and control of any proceeds or collections of Collateral (other than amounts constituting proceeds of Indebtedness (including the Loans)), such proceeds and collections shall be held in trust by such Credit Party for the Secured Creditors, shall not be commingled with any of such Credit Party's other funds or deposited in any account of such Credit Party and shall promptly be deposited into the Dominion Accounts or dealt with in such other fashion as such Credit Party may be instructed by the Administrative Agent.

(d) Administration of Deposit Accounts.  Schedule 8.12(d) sets forth, as of the Second Restatement Effective Date, all Deposit Accounts (other than Excluded Accounts) maintained by the Credit Parties, including all Dominion Accounts.  The applicable Credit Party shall be the sole account holder of each Deposit Account (other than any Excluded Account) into which the proceeds or products of any Collateral are, or are intended to be, deposited and shall not allow any other Person to have a perfected Lien (other than Permitted Liens) on any Deposit Account or any property deposited therein.  On each date on which Section 8.01 Financials are required to be delivered to the Administrative Agent, each Credit Party shall notify the Administrative Agent of any opening or closing of a Deposit Account (other than any Excluded Account) into which the proceeds or products of any Collateral are, or are intended to be, deposited and, with the consent of the Administrative Agent, will amend Schedule 8.12(d) to reflect the same.

(e) Inventory, Equipment and Real Estate.  Each Borrower shall keep accurate and complete records of its Inventory, Equipment and Real Property, in all material respects, including costs and daily withdrawals and additions, and shall submit to the Administrative Agent Inventory, Equipment, Real Property and reconciliation reports at the time of delivery of each Borrowing Base Certificate.

Section 9 Negative Covenants.  The Company and any Restricted Subsidiary hereby covenant and agree that on and after the Second Restatement Effective Date and until the Payment in Full Date:

9.01. Liens.  Each of the Company and any Restricted Subsidiary shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as "Permitted Liens"):

(i) Liens created pursuant to the Credit Documents (including Liens on Secured Bank Product Obligations);

(ii) pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax, and other social security Requirements of Law or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or similar obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(iii) Liens imposed by Requirement of Law, such as landlords', carriers', warehousemen's, materialmen's, repairmen's, mechanics' and similar Liens, in each case for sums not yet overdue for a period of more than 90 days or remain payable without penalty or being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the book of such person in accordance with GAAP or other Liens arising out of judgments or awards not constituting an Event of Default under Section 10;

(iv) Liens for Taxes, assessments or other governmental charges not yet overdue or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(v) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Second Restatement Effective Date;

(vi) Liens securing obligations relating to any Indebtedness permitted to be Incurred pursuant to Section 9.04(ii) or (xxv), so long as after giving effect to the incurrence of any such Indebtedness, the Consolidated Secured Leverage Ratio of the Company is less than 5.50:1.00; provided that, to the extent such Liens are intended to be secured by any Collateral (other than Investment Cash Equivalents), then the Liens on the Collateral securing such Indebtedness shall either (A)(x) rank junior in priority to the Liens on the Collateral securing the Obligations and (y) be subject to the First Lien/Second Lien Intercreditor Agreement or (B) only after the Delayed Draw Term Loan Termination Date, (x) to the extent such Liens are intended to be secured by the ABL Priority Collateral, rank junior in priority to the Liens on such ABL Priority Collateral securing the Obligations and (y) be subject to the ABL/Fixed Asset Intercreditor Agreement; it being understood that if such Indebtedness is secured by Fixed Asset Priority Collateral constituting Real Property, then the Obligations need not be secured by junior Liens on such Real Property;

(vii) Liens securing obligations relating to any Indebtedness permitted to be Incurred pursuant to clause (v) of Section 9.04 hereof; provided that such Liens extend only to the assets so purchased, leased or improved and any accessions or extensions thereof;

(viii) Liens existing on the Second Restatement Effective Date or pursuant to agreements in existence on the Second Restatement Effective Date and set forth in Schedule 9.01(viii) (which may include Liens on (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof), including Liens securing any Refinancing Indebtedness secured by such Liens;

(ix) (a) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any of the Restricted Subsidiaries (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof); and (b) Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of the Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, to the extent such Liens are intended to be secured by the Collateral (other than Investment Cash Equivalents), then such Liens on the Collateral securing such obligations shall (x) to the extent such Liens are intended to be secured by ABL Priority Collateral, rank junior in priority to the Liens on such ABL Priority Collateral securing the Obligations and (y) be subject to the ABL/Fixed Asset Intercreditor Agreement;

(x) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vii), (viii), (ix) and this clause (x); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof)), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount, of the Indebtedness described under clauses (vii), (viii), (ix) and this clause (x) at the time the original Lien became a Permitted Lien under this Agreement and (ii) an amount necessary to pay any fees and expenses, including original issue discount, upfront fees or similar fees and premiums (including tender premiums, and accrued and unpaid interest related to such modification, refinancing, refunding, extension, renewal or replacement);

(xi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.05; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xii) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xiv) Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(xv) (A) Liens on the Collateral securing Indebtedness permitted to be incurred pursuant to Section 9.04(iii)(x) hereof and any related guarantees thereof; provided that the Liens on the Collateral securing such Indebtedness shall (i) rank junior in priority to the Liens on the Collateral securing the Obligations and (ii) be subject to the First Lien/Second Lien Intercreditor Agreement and (B) Liens on the Collateral securing Indebtedness permitted to be incurred pursuant to Section 9.04(iii)(y) hereof and any related guarantees thereof; provided that the Liens on the Collateral securing such Indebtedness shall, to the extent such Liens attach to ABL Priority Collateral, (i) rank junior in priority to the Liens on such ABL Priority Collateral securing the Obligations and (ii) be subject to the ABL/Fixed Asset Intercreditor Agreement; it being understood that if such Indebtedness is secured by Fixed Asset Priority Collateral constituting Real Property, then the Obligations need not be secured by junior Liens on such Real Property;

(xvi) easements, rights-of-way, encroachments, covenants, conditions, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of the Company, taken as a whole;

(xvii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement and the Security Documents;

(xviii) Liens arising from UCC, PPSA or other similar  financing statement filings regarding operating leases or consignments entered into by the Company and the Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary UCC, PPSA or other similar financing statements or similar public filings made in respect of Non-Financing Lease Obligations, consignment arrangements, bailee arrangements or other similar obligations;

(xix) licenses and sublicenses granted by the Company or a Restricted Subsidiary and leases and subleases (by the Company or any Restricted Subsidiary as lessor or sublessor) to third parties in the ordinary course of business not materially interfering with the business of the Company, taken as a whole;

(xx) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC (or equivalent statute) or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC (or equivalent statute);

(xxi) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(xxii) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxiii) Liens securing financings of insurance premiums, which such Liens attach solely to the insurance policies financed and the proceeds thereof;

(xxiv) Liens on brokerage accounts incurred in the ordinary course of business securing obligations to settle trades made by the Company or any Restricted Subsidiary;

(xxv) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof;

(xxvi) deposits with public utilities or to any municipalities or governmental or other public authorities when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities to the Company or any Restricted Subsidiary;

(xxvii) Liens on assets of non-Credit Parties to solely secure Indebtedness of non-Credit Parties permitted pursuant to Section 9.04;

(xxviii) Liens in favor of the Company or any Restricted Subsidiary subject to the requirement to deliver a Subordinated Intercompany Note to the extent required by clauses (vii) or (viii) of Section 9.04;

(xxix) Liens on Investment Cash Equivalents or other property (other than Investment Cash Equivalents or property constituting Collateral) arising in connection with the defeasance or discharge of Indebtedness; provided that such defeasance or discharge is not prohibited by this Agreement;

(xxx) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is issued;

(xxxi) other Liens securing obligations in an aggregate amount not to exceed, as of the date incurred (and taking into account any other Liens incurred under this clause (xxxi) and outstanding on such date), the greater of (A) $30,000,000 and (B) 25.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended, measured as of the date such Lien is Incurred based upon the Section 8.01 Financials most recently delivered on or prior to the date such Lien is Incurred; provided that, to the extent such Liens are intended to be secured by the Collateral (other than Investment Cash Equivalents), then such Liens on the Collateral securing such obligations shall either (A)(x) rank junior in priority to the Liens on the Collateral securing the Obligations and (y) be subject to the First Lien/Second Lien Intercreditor Agreement or (B)(x) to the extent such Liens are intended to be secured by the ABL Priority Collateral, rank junior in priority to the Liens on such ABL Priority Collateral securing the Obligations and (y) shall be subject to the ABL/Fixed Asset Intercreditor Agreement;

(xxxii) Liens solely on specific items of inventory or other goods and proceeds of any Person securing such Person's accounts payable or similar trade obligations in respect of bankers' acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xxxiii) Liens on Equipment of the Company or any of the Restricted Subsidiaries granted in the ordinary course of business to the Company's clients;

(xxxiv) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxxv) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(xxxvi) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; and

(xxxvii) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment.

For purposes of this Section 9.01, "Indebtedness" shall be deemed to include interest on such Indebtedness.  For purposes of determining compliance with this Section 9.01, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this Section 9.01; provided that the Company will be entitled to divide and classify (or later reclassify) any Permitted Lien in more than one of the types of Permitted Lien described under this Section 9.01.

In connection with the granting of Liens of the type described in this Section 9.01 by the Company and any Restricted Subsidiary, the Administrative Agent shall, and shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

9.02. Asset Sales.  Each of the Company and any Restricted Subsidiary shall not consummate an Asset Sale, except the Company and any Restricted Subsidiary may dispose any of its assets or property, so long as (w) a new Borrowing Base Certificate is delivered substantially concurrently with the closing of any Significant Asset Sale, (x) no Event of Default has occurred and is continuing, or would result therefrom, on the date that the definitive documentation with respect to such Asset Sale is executed, (y)  each such sale the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined by the Company at the time the Company or such Restricted Subsidiary contractually agrees to such Asset Sale) of the assets sold or otherwise disposed of and (z) except in the case of a Permitted Asset Swap (subject to the next paragraph), at least 75% of the consideration received by the Company or such Restricted Subsidiary, on a per transaction basis, shall be in the form of Investment Cash Equivalents (taking into account the amount of Investment Cash Equivalents, the principal amount of any promissory notes and the Fair Market Value, as determined by the Company, in good faith, of any other consideration) and is paid at the time of the closing of such disposition; provided, however, that for purposes of this clause (z), the following shall be deemed to be Investment Cash Equivalents:  (A) any liabilities (as shown on Company's or such Restricted Subsidiary's most recent balance sheet provided hereunder or in the footnotes thereto, or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Company and the Restricted Subsidiaries shall have been validly released by all applicable creditors or indemnified in writing, (B) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Investment Cash Equivalents (to the extent of the Investment Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Asset Sale, and (C) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y), not to exceed, as of the date of receipt (and taking into account all other Designated Non-Cash Consideration received under this clause (y) and then outstanding on such date), the greater of (A) $25,000,000 and (B) 4.0% of Consolidated Total Assets, measured on the date of receipt of such Designated Non-Cash Consideration based upon the Section 8.01 Financials most recently delivered on or prior to the date of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Permitted Asset Swaps referenced in clause (z) of the preceding paragraph shall only be permitted under this Agreement, and be exempted from the 75% Investment Cash Equivalents consideration requirement in such clause (z), only if an updated Borrowing Base Certificate is delivered to the Administrative Agent concurrently with the consummation of such Permitted Asset Swap, which adjusts the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 8.12(a) as necessary to reflect the impact of any Permitted Asset Swap of Eligible Fee-Owned Real Estate and/or Eligible Equipment that was part of the Borrowing Base immediately prior to such Permitted Asset Swap.  For the avoidance of doubt, no new Eligible Fee-Owned Real Estate and/or Eligible Equipment received in exchange for existing Eligible Fee-Owned Real Estate and/or Eligible Equipment of the Credit Parties will be included in the Borrowing Base unless and until a Fixed Asset Reappraisal Event occurs pursuant to Section 8.02(d).

9.03. Restricted Payments and Restricted Junior Debt Prepayments.

(a) Each of the Company and any Restricted Subsidiary shall not:

(i) declare or pay any dividend or make any payment or distribution on account of the Company's or any of the Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(A) dividends or distributions by the Company or any Restricted Subsidiary payable solely in Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary;

(B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including in connection with any merger, amalgamation or consolidation;

(as such payments and other actions set forth in clauses (i) and (ii) above (other than any exceptions thereto) being collectively referred to as "Restricted Payments");

(iii) make any Restricted Junior Debt Prepayment; or

(iv) make any Restricted Investment, with the only exception under this covenant being clause (xi) of Section 9.03(b).

(b) Section 9.03(a) shall not prohibit:

(i) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Junior Debt of the Company or any Restricted Subsidiary, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any Restricted Subsidiary to the extent contributed to the Company or such Restricted Subsidiary (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(ii) the prepayment, redemption, defeasance, repurchase, exchange or other acquisition or retirement of (1) Junior Debt of the Company, any Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of a substantially concurrent sale of, new Indebtedness of the Company, any Borrower or any Subsidiary Guarantor or (2) Disqualified Stock of the Company, any Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of a substantially concurrent sale of, new Indebtedness of the Company, any Borrower or any Subsidiary Guarantor that, in each case, is Incurred in compliance with Section 9.04, so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Junior Debt or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any reasonable premium to be paid (including reasonable tender premiums), defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock, plus additional amounts permitted to be Incurred under Section 9.04;

(B) (x) if the Junior Debt was subordinated to the Obligations, then such new Indebtedness shall be subordinated to the Obligations at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, (y) if the Junior Debt was secured by a Lien, then such new Indebtedness shall not be secured by a Lien on assets senior in priority to the Liens securing such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, unless otherwise permitted to be secured under a different prong or pursuant to a separate exception under Section 9.01 and (z) if the Junior Debt was unsecured, then such new Indebtedness shall be unsecured, unless otherwise permitted to be secured under a different prong or pursuant to a separate exception under Section 9.01;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date or final mandatory redemption date equal to or later than the final scheduled maturity date of the Junior Debt or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Obligations); and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Junior Debt or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Obligations).

(iii) any Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former employee, director, officer, manager or consultant (including trustees, administrators, executors, powers of attorney, heirs, assignees, estates and beneficiaries of any of the foregoing) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with such repurchase, retirement or other acquisition) including any Equity Interest rolled over or purchased by management, directors or employees of the Company in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause does not exceed $5,000,000, in any fiscal year following the Second Restatement Effective Date (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager or consultant (including trustees, administrators, executors, powers of attorney, heirs, assignees, estates and beneficiaries of any of the foregoing) of the Company or any of its Subsidiaries that occurs after the Second Restatement Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of this Section 9.03; plus (B) the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Second Restatement Effective Date; less (C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iii); and provided further that (x) cancellation of Indebtedness owing to the Company or any of the Restricted Subsidiaries from any future, present or former employee, director, officer, manager or consultant (including trustees, administrators, executors, powers of attorney, heirs, assignees, estates and beneficiaries of any of the foregoing) of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company and (y) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (x) and (y), shall not be deemed to constitute a Restricted Payment for purposes of this Section 9.03 or any other provision of this Agreement;

(iv) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares;

(v) reasonable and customary indemnities to directors, officers and employees in the ordinary course of business;

(vi) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon the exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or other convertible, exchangeable or exercisable instruments if such Equity Interests represent a portion of the exercise price of such instruments or required withholding or similar taxes;

(vii) the Company or any Subsidiary may make payments of dividends or distributions on Disqualified Stock or Preferred Stock (other than the PIPE Securities) issued in accordance with Section 9.04;

(viii) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption or prepayment notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment or prepayment would have complied with the provisions of Section 9.03; provided that it is understood that the Administrative Agent, in its Permitted Discretion, may establish a Reserve during such 60-day period in an amount not to exceed the amount of such declared but unpaid dividend or distribution;

(ix) any Restricted Payment (including dividends and other payments in respect of Capital Stock) or Restricted Junior Debt Prepayment; provided that the Distribution Conditions are satisfied both before and after giving effect to such Restricted Payment or Restricted Junior Debt Prepayment;

(x) any Restricted Payment or Restricted Junior Debt Prepayments with the Available Equity Amount Basket; and

(xi) other Restricted Payments, Restricted Junior Debt Prepayments and Restricted Investments in an aggregate amount, as of the date made, taken together with any other Restricted Payments made pursuant to this clause (xi) (in the case of Restricted Investments incurred under this clause (xi) and outstanding on such date (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or Investment Cash Equivalents)) and Restricted Junior Debt Prepayments made pursuant to under this clause (xi), following the Second Restatement Effective Date, not to exceed the greater of (x) $20,000,000 and (y) 25.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended, measured as of the date of such Restricted Payment, Restricted Junior Debt Prepayment or Restricted Investment, as applicable, based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Restricted Payment, Restricted Junior Debt Prepayment or Restricted Investment, as applicable.

Notwithstanding the foregoing or anything to the contrary in this Agreement, beginning on the Delayed Draw Term Loan Advance Date and ending on the Delayed Draw Term Loan Termination Date (the "RP/RDP Suspension Period"), the Company shall and shall only permit any Restricted Subsidiary to, make any Restricted Payment or Restricted Junior Debt Prepayments pursuant to clause (ix) of this Section 9.03(b), only to the extent that (A) as of the date of any such Restricted Payment or Restricted Junior Debt Prepayments and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (B) as of the date of any such Restricted Payment or Restricted Junior Debt Prepayments and after giving effect thereto, the Total Excess Availability on such date, and during the immediately preceding 30 consecutive day period (assuming such Restricted Payment occurred on the first day of such 30 consecutive day period) shall have been not less than (x) solely with respect to dividend payments or distributions on the PIPE Securities, 22.5% of the Line Cap and (y) with respect to any other Restricted Payment (including dividends and other payments in respect of Capital Stock) or Restricted Junior Debt Prepayment made pursuant to clause (ix), 50.0% of the Line Cap.

9.04. Indebtedness.  Each of the Company and any Restricted Subsidiary shall not, directly or indirectly, Incur any Indebtedness or issue any Disqualified Stock and each Restricted Subsidiary that is not a Credit Party shall not issue Preferred Stock, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Indebtedness of the Company or any Restricted Subsidiary; provided that (A) after giving effect to the Incurrence of any such Indebtedness, the Consolidated Total Leverage Ratio of the Company is less than 6.00:1.00 and (B) any such Indebtedness (the aggregate principal amount of which is in excess of $20,000,000) which does not mature prior to the that is 91 days after the Latest Maturity Date shall be subject to the Debt Maturity Reserve); provided that, if the amortization schedule of any such Indebtedness requires annual principal payments exceeding the Amort Cap prior to the date that is 91 days after the Latest Maturity Date, then the Administrative Agent shall have the right, in its Permitted Discretion in accordance with Section 2.22, to establish Amortization Reserves with respect to amortization payments in excess of the Amort Cap against the assets included in the Borrowing Base on the date that is 91 days prior to each due date of such Indebtedness amortization payments and (C) if such Indebtedness is Incurred or guaranteed by a non-Credit Party, the aggregate amount such Indebtedness Incurred or guaranteed by a non-Credit Party pursuant to this Section 9.04(ii) shall not exceed, as of the date of such Incurrence (and taking into account any other Indebtedness Incurred under this clause (C) and then outstanding), the greater of (x) $25,000,000 and (y) 4.0% of Consolidated Total Assets, measured as of the date of such Incurrence based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Incurrence (the conditions in clauses (B) and (C) are herein referred to as the "Debt Conditions");

(iii) solely after the Delayed Draw Term Loan Termination Date, (x) Indebtedness (and guarantees thereon) of the Company or any Credit Party and (y) after (or in connection with) a Crossing Lien Event, Crossing Lien Indebtedness (and guarantees thereon) of the Company or any Credit Party in an aggregate amount not to exceed $300,000,000 at any time outstanding; provided that, any such Indebtedness (the aggregate principal amount of which is in excess of $20,000,000) which does not mature prior to the date that is 91 days after the Latest Maturity Date shall be subject to the Debt Maturity Reserve); provided further that, if the amortization schedule of any such Indebtedness requires annual principal payments exceeding the Amort Cap prior to the date that is 91 days after the Latest Maturity Date, then the Administrative Agent shall have the right, in its Permitted Discretion in accordance with Section 2.22, to establish Amortization Reserves with respect to amortization payments in excess of the Amort Cap against the assets included in the Borrowing Base on the date that is 91 days prior to each due date of such Indebtedness amortization payments;

(iv) Indebtedness of the Company and the Restricted Subsidiaries in existence on the Second Restatement Effective Date and listed on Schedule 9.04(iv) ("Existing Indebtedness");

(v) Indebtedness (including Financing Lease Obligations and Purchase Money Obligations) and Disqualified Stock Incurred or issued by the Company or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, restoration, lease or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, within 270 days of such purchase, restoration, lease or improvement, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets,  in an aggregate principal amount, together with any Refinancing Indebtedness incurred to refinance any other Indebtedness incurred under this clause (v), not to exceed, as of the date of such Incurrence (and taking into account any other Indebtedness Incurred under this clause (v) and then outstanding), the greater of (A) $150,000,000 and (B) 25.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended, measured as of the date of such Incurrence or issuance based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Incurrence or issuance;

(vi) Indebtedness Incurred by the Company or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, bank guarantees, workers' compensation claims, self-insurance obligations, bankers' acceptances, warehouse receipts, guarantees, statutory, export or import indemnities, customs, revenue bonds or similar instruments issued or created, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(vii) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Credit Party is subordinated in right of payment to the Guarantee by the Company (including pursuant to the Subordinated Intercompany Note) (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Credit Party shall be deemed to be expressly subordinated in right of payment to the Guarantee by the Company unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Credit Party incurs such Indebtedness to a Restricted Subsidiary that is not a Credit Party, such Indebtedness is subordinated in right of payment to the Obligations (including pursuant to the Subordinated Intercompany Note) (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Credit Party shall not be deemed to be expressly subordinated in right of payment to the Obligations, unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (viii);

(ix) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of the Restricted Subsidiaries) or any pledge of such Capital Stock constituting a Permitted Lien (but not foreclosure thereon) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause (ix);

(x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) and other Bank Product Debt;

(xi) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under clauses (ii), (iii), (iv) and (v) of this Section 9.04 and this clause (xi) and clause (xxv) of this Section 9.04, or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness Incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided that such Refinancing Indebtedness (A) other than with respect to any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under clause (v) of this Section 9.04, shall have a maturity equal to or later than the earlier of the maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased and the Latest Maturity Date and a Weighted Average Life to Maturity equal to or greater than the then-remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the Latest Maturity Date), (B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Revolving Loans, such Refinancing Indebtedness is subordinated in right of payment to the Revolving Loans at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and (C) shall not include (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Credit Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Credit Party; or (ii) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, in either case, that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(xii)  (A) any guarantee by a Credit Party of Indebtedness or other obligations of any other Credit Party so long as the incurrence of such Indebtedness incurred by such other Credit Party is permitted under the terms of this Agreement, or (B) any guarantee by a Restricted Subsidiary that is not a Credit Party of Indebtedness of a Credit Party;

(xiii) (A) Indebtedness consisting of Indebtedness issued by the Company or any of the Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof (including trustees, administrators, executors, powers of attorney, heirs, assignees, estates and beneficiaries), in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in clause (iii) of Section 9.03 or (B) Indebtedness representing deferred compensation to employees of the Company or any of the Restricted Subsidiaries incurred in the ordinary course of business;

(xiv) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any other Credit Party not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness then outstanding and Incurred pursuant to this clause (xiv), does not at any one time outstanding exceed, as of the date of such Incurrence, the greater of (A) $30,000,000 and (B) 25.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended, measured as of the date of such Incurrence or issuance based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Incurrence or issuance;

(xv) Indebtedness arising from agreements of the Company or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(xvi) obligations in respect of self-insurance and performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is extinguished within ten Business Days of its incurrence;

(xviii) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(xix) Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Company or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of $7,500,000 and (B) 1.20% of Consolidated Total Assets, measured as of the date of such Incurrence or issuance based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Incurrence or issuance;

(xx) obligations or commitments to public utilities or to any municipalities or governmental or other public authorities in connection with the maintenance of or supply of services or utilities to the Company or any Restricted Subsidiary;

(xxi) endorsement of instruments or other payment items by the Company or any Restricted Subsidiary for deposit;

(xxii) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxiii) Indebtedness incurred by a Restricted Subsidiary in connection with bankers' acceptances or discounted bills of exchange for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm's length commercial terms;

(xxiv) the Incurrence of Indebtedness of Restricted Subsidiaries of the Company that are not Credit Parties in an amount outstanding under this clause (xxiv) not to exceed, determined as of the date of such Incurrence and taking into account any other Indebtedness Incurred under this clause (xxiv) and then outstanding, the greater of (A) $10,000,000 and (B) 1.60% of Consolidated Total Assets, measured as of the date of such Incurrence or issuance based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Incurrence or issuance; and

(xxv) other Indebtedness, the Incurrence of which complies with the Investment and Debt Incurrence Conditions.

For purposes of determining compliance with this Section 9.04, (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxv) of this Section 9.04, the Company, in its sole discretion, may classify (or later reclassify) such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) as one or more types of Indebtedness described in the above clauses; provided that the Company will be entitled to divide and classify (or later reclassify) an item of Indebtedness in more than one of the types of Indebtedness described under this Section 9.04.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, shall not be deemed to be an Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 9.04 or Section 9.01 hereof.  Any Refinancing Indebtedness and any Indebtedness permitted to be incurred under this Agreement to refinance Indebtedness Incurred pursuant to clauses (ii), (iii), (iv), (v), (xiv) and (xxv) of this Section 9.04 shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

Notwithstanding anything to the contrary, no Credit Party shall, directly or indirectly, Incur any Indebtedness that is contractually subordinated or junior in right of payment to any Indebtedness of the such Credit Party unless such Indebtedness is expressly subordinated in right of payment to the Obligations to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of such Credit Party.

9.05. Investments. Each of the Company and any Restricted Subsidiary shall not, directly or indirectly, make any Investment (other than any Restricted Investment permitted to be made pursuant to Section 9.03), except that the following Investments shall be permitted (each, a "Permitted Investment"):

(i) any Investment in the Company or any other Credit Party;

(ii) any Investment by any Restricted Subsidiary that is not a Credit Party in any other Restricted Subsidiary that is not a Credit Party;

(iii) any Investment in Investment Cash Equivalents or Investment Grade Securities;

(iv) any Investment subject to compliance with the Investment and Debt Incurrence Conditions on a pro forma basis after giving effect to such Investment;

(v) any Investments in Restricted Subsidiaries that are not Credit Parties in an aggregate amount, measured at the time such Investment is made (and valued at the Fair Market Value thereof at the time made), that would not exceed the sum of (I) the greater of (x) $25,000,000 and (y) 4.0% of Consolidated Total Assets, measured as of the date of such Incurrence based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment minus (II) the aggregate amount, measured at the time such Investment is made, of all Investments (valued at the Fair Market Value of such Investments at the time such Investments are made) made pursuant to the proviso to Section 9.05(vi); provided, however, that if any Investment pursuant to this clause (v) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (v)); provided, further, that, notwithstanding the foregoing, any  Investment in Subsidiaries that are not Credit Parties shall be permitted without restriction so long as (x) such Investments are part of a series of transactions that results in all proceeds of the intercompany Investments being invested substantially contemporaneously in (or distributed to) any Borrower or any Guarantor or (y) such Investments constitute intercompany Investments, reorganizations and related activities related to tax planning and reorganization so long as after giving effect thereto, the Lien of the Secured Creditors on the Collateral, taken as a whole, is not impaired in any material respect (it being understood that the contribution of the Equity Interests of one or more "first-tier" Foreign Subsidiaries to a newly created "first-tier" Foreign Subsidiary shall be permitted);

(vi) Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisition Consideration relating to all such Permitted Acquisitions made or provided by a Credit Party to acquire any Restricted Subsidiary that does not become a Credit Party or merge, consolidate or amalgamate into a Credit Party or any assets that shall not, immediately after giving pro forma effect to such Permitted Acquisition, be owned by a Credit Party, shall not exceed (A) the greater of (x) $25,000,000 and (y) 4.0% of Consolidated Total Assets, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment minus (B) the aggregate amount, measured at the time such Investment is made, of all Investments (valued at the Fair Market Value of such Investments at the time such Investments are made) made pursuant to Section 9.05(v); provided, however, that if any Investment pursuant to this clause (vi) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (vi);

(vii) any Investment in securities or other assets, including earnouts not constituting Investment Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 9.02 or any other disposition of assets not constituting an Asset Sale;

(viii) any Investment existing on the Second Restatement Effective Date and listed on Schedule 9.05(viii) or made pursuant to binding commitments in effect on the Second Restatement Effective Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Second Restatement Effective Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (i) as required by the terms of such Investment or binding commitment as in existence on the Second Restatement Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (ii) as otherwise permitted under this Agreement;

(ix) Hedging Obligations and Secured Bank Product Obligations permitted under Section 9.04(x);

(x) any Investment in a Similar Business, an Unrestricted Subsidiary or a joint venture having an aggregate Fair Market Value taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed, as of the date such Investment is made, the greater of (A) $20,000,000 and (B) 3.20% of Consolidated Total Assets, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment (in each case, determined on the date such Investment is made, with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (x) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (x);

(xi) guarantees of Indebtedness permitted under Section 9.04, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Company or any Restricted Subsidiary in compliance with Section 9.01;

(xii) (i) advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (A) $2,000,000 and (B) 0.32% of Consolidated Total Assets, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment outstanding at any one time, in the aggregate; and (ii) loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Company;

(xiii) [reserved];

(xiv) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Company or any of the Restricted Subsidiaries;

(xv) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(xvi) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business;

(xvii) Investments in the ordinary course of business or consistent with past practice consisting of UCC Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(xviii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xviii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or have not been subsequently sold or transferred for cash or marketable securities), not to exceed, as of the date such Investment is made, the greater of (A) $15,000,000 and (B) 25.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date such Investment is made, calculated as of the date such Investment is made (in each case determined as of the date such Investment is made, with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(xix) Investments received in compromise or resolution of litigation, arbitration or other disputes;

(xx) Investments by the Company and the Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(xxi) any Investment acquired by the Company or any of the Restricted Subsidiaries (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer) or (iii) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(xxii) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company;

(xxiii) Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or other assets or purchases of contract rights or licenses or contributions of Intellectual Property, in each case, in the ordinary course of business or consistent with past practice;

(xxiv) obligations or commitments to public utilities or to any municipalities or governmental or other public authorities in connection with the maintenance of or supply of services or utilities to the Company or any Restricted Subsidiary;

(xxv) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(xxvi) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Company or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company, to the extent the applicable Restricted Payment is a permitted by Section 9.03;

(xxvii) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(xxviii) Investments in joint ventures of the Company or any of the Restricted Subsidiaries existing on the Second Restatement Effective Date having an aggregate Fair Market Value not to exceed the greater of (A) $10,000,000 and (B) 1.60% of Consolidated Total Assets, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment, at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(xxix) Investments made in connection with crop financing and related activities, including advances or loans to growers, (i) in the ordinary course of business or consistent with past practice (which shall not be limited in amount) plus (ii) in an amount having an aggregate Fair Market Value not to exceed the greater of (A) $10,000,000 and (B) 1.60% of Consolidated Total Assets, measured as of the date of such Investment based upon the Section 8.01 Financials most recently delivered on or prior to the date of such Investment, at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(xxx) any Investment using the Available Equity Amount Basket.

For purposes of this Section 9.05, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (i) through (xxx) above, or is otherwise entitled to be incurred or made pursuant to Section 9.03, the Company will be entitled to classify (or later reclassify) such Investment (or portion thereof) in one or more of such categories set forth above or under Section 9.03; provided that the Company will be entitled to divide and classify (or later reclassify) an Investment in more than one of the types of Investment described under this Section 9.05.

9.06. Transactions with Affiliates.  Each of the Company and any Restricted Subsidiary shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5,000,000, other than any such Affiliate Transaction on terms that are not materially less favorable to the Company or any such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company such Restricted Subsidiary with an unrelated Person on an arm's-length basis, except:

(i) transactions between or among the Company or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction to the extent not prohibited by this Agreement;

(ii) Restricted Payments permitted by Section 9.03 and Investments permitted by Section 9.05;

(iii) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable fees, expenses and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current, former or future employees, directors, officers, managers, distributors or consultants of the Company or any of the Restricted Subsidiaries;

(iv) transactions in which the Company or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

(v) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Agreement which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vi) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant;

(vii) payments on Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Company and the Restricted Subsidiaries and Preferred Stock (cancellation thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Company in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with such employees, directors, officers, managers or consultants which, in each case, are approved by the Company in good faith;

(viii) the pledge of Equity Interests of any Unrestricted Subsidiary;

(ix) payments to or from and transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(x) transactions permitted by, and complying with, the provisions of Section 9.11;

(xi) transactions between the Company or any of the Restricted Subsidiaries and any Person, the sole affiliation to the Company or any of the Restricted Subsidiaries of which is that a director of such Person is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person

(xii) Intellectual Property licenses in the ordinary course of business;

(xiii) any contributions to the common equity capital of the Company;

(xiv) any agreement or arrangement as in effect as of the Second Restatement Effective Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Second Restatement Effective Date); and

(xv) any issuance of Capital Stock, any redemption or other payment in respect of the PIPE Securities or such Capital Stock, or any payment of registration or other expenses to or on behalf of any investor in the PIPE Securities or such Capital Stock, in each case pursuant to the terms of the PIPE Securities or such other agreements and documents entered into in connection therewith.

9.07. Modifications of Debt Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.  Each of the Company and any Restricted Subsidiary shall not:

(a) amend or modify any documentation governing any Junior Debt that has an outstanding principal amount at the time of such amendment or modification in excess of the Threshold Amount, to the extent that any such amendment or modification, taken as a whole, would be materially adverse to the interests of the Lenders; or

(b) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents in the relevant jurisdiction), as applicable, to the extent that any such amendment, modification or change, taken as a whole, would be materially adverse to the interests of the Lenders.

9.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary that is not a Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary that is not a Credit Party to:

(i) (A) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or owned by the Company or any Restricted Subsidiary or (B) pay any Indebtedness owed to any Credit Party;

(ii) make loans or advances to any Credit Party; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b) The restrictions in Section 9.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i) applicable Requirements of Law;

(ii) this Agreement and the other Credit Documents;

(iii) contractual encumbrances existing on the Second Restatement Effective Date;

(iv) purchase money obligations for property acquired in the ordinary course of business and Financing Lease Obligations that impose restrictions of the nature discussed in clause (iii) of Section 9.08(a) hereof on the property so acquired;

(v) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(vi) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(vii) Indebtedness and Liens otherwise permitted to be incurred pursuant to Section 9.01 and Section 9.04.

(viii) customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(ix) customary provisions contained in contracts, leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business

(x) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(xi) any encumbrance or restriction with respect to a Restricted Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(xii) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Second Restatement Effective Date pursuant to Section 9.04 hereof; provided that, in the judgment of the Company, such incurrence will not materially impair any Credit Party's ability to make payments under the Obligations when due;

(xiii) provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(xiv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any Restricted Subsidiary;

(xv) customary provisions restricting assignment of any agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xvi) restrictions arising in connection with cash or other deposits permitted pursuant to Section 9.01; and

(xvii) restrictions on cash or other deposits or net worth imposed by (i) customers, lenders or suppliers or (ii) other third parties under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens; or

(xviii) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 9.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvii) of this Section 9.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

9.09. Business; Fiscal Year.

(a) The Company and the Restricted Subsidiaries, taken as a whole, shall not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Company and the Restricted Subsidiaries, taken as a whole, on the Second Restatement Effective Date and other business activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, such business.

(b) The Company shall not change its fiscal year; provided that the Company may, upon written notice to, and consent by, the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Company and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.10. Negative Pledges.

(a) Each of the Company and any Restricted Subsidiary shall not enter into or permit to exist any Contractual Obligation that restricts in any way the ability of any Credit Party to grant any Lien on its assets in favor of the Secured Creditors with respect to the Obligations or under the Security Documents, other than pursuant to any intercreditor agreement contemplated by this Agreement.

(b) The restrictions in Section 9.10(a) shall not apply to Contractual Obligations restricting the ability of any Credit Party to grant any Lien on its assets in favor of the Secured Creditors with respect to the Obligations or under the Security Documents that exists under or by reason of:

(i) applicable Requirements of Law;

(ii) this Agreement and the other Credit Documents;

(iii) other contractual encumbrances existing on the Second Restatement Effective Date;

(iv) purchase money obligations for property acquired in the ordinary course of business and Financing Lease Obligations that impose restrictions of the nature discussed in clause (iii) of Section 9.08(a) hereof on the property so acquired;

(v) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(vi) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(vii) Indebtedness and Liens otherwise permitted to be incurred pursuant to Section 9.01 and Section 9.04.

(viii) customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(ix) customary provisions contained in contracts, leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business

(x) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(xi) any encumbrance or restriction with respect to a Restricted Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(xii) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Second Restatement Effective Date pursuant to Section 9.04 hereof; provided that, in the judgment of the Company, such incurrence will not materially impair any Credit Party's ability to make payments under the Obligations when due;

(xiii) provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(xiv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any Restricted Subsidiary;

(xv) customary provisions restricting assignment of any agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xvi) restrictions arising in connection with cash or other deposits permitted pursuant to Section 9.01; and

(xvii) restrictions on cash or other deposits or net worth imposed by (i) customers, lenders or suppliers or (ii) other third parties under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(xviii) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 9.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvii) of this Section 9.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

9.11. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Neither the Company nor the U.S. Parent Borrower may consolidate, amalgamate or merge with or into or wind up into (whether or not the Company or the U.S. Parent Borrower, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person, unless:

(i) in the case of any such consolidation, amalgamation, merger, winding up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets or properties of (A) the Company, the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a Person organized or existing under the Requirements of Law of Canada or any province thereof (such surviving Person being herein called the "Successor Company") or (B) the U.S. Parent Borrower, the U.S. Parent Borrower is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Parent Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a Person organized or existing under the law of the United States, any state thereof, or the District of Columbia (such surviving Person being herein called the "Successor U.S. Parent Borrower").

(ii) the Successor Company (if other than the Company) or the Successor U.S. Parent Borrower (if other than the U.S. Parent Borrower), as applicable, expressly assumes all the obligations of the Company or the U.S. Parent Borrower, as applicable, under this Agreement and the other applicable Credit Documents pursuant to an assumption agreement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default or Event of Default exists;

(iv) any Guarantee provided by the Company or the U.S. Parent Borrower, as applicable, shall remain in full force and effect; and

(v) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of the Company or the U.S. Parent Borrower, as applicable, shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, merger, winding up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets or properties);

(b) Except as permitted by Section 9.04 or otherwise not constituting an Asset Sale, no Credit Party (other than the Company or the U.S. Parent Borrower) may consolidate, amalgamate or merge with or into or wind up into (whether or not such Credit Party, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person, unless:

(i) such Credit Party is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Credit Party) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a Person organized or existing under the law of the jurisdiction of organization of such Credit Party, or, in the case of any such Credit Party that is a Domestic Subsidiary, the laws of the United States, any state thereof, or the District of Columbia or, in the case of any such Credit Party that is a Canadian Subsidiary, the law of Canada or any province thereof (such surviving Person, as the case may be, being herein called a "Successor Person");

(ii) the Successor Person (if other than such Credit Party) expressly assumes all the obligations of such Credit Party under this Agreement and the other applicable Credit Documents pursuant to an assumption agreement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default or Event of Default exists;

(iv) any Guarantee provided by such Credit Party shall remain in full force and effect; and

(v) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of such Credit Party shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, merger, winding up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets or properties);

(c) Notwithstanding clause (iii) of Section 9.11(a) or clause (iii) of Section 9.11(b):

(i) any Restricted Subsidiary that is not a Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary;

(ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Company, any Borrower or any Subsidiary Guarantor (or to a Restricted Subsidiary that is not a Subsidiary Guarantor if that Restricted Subsidiary becomes a Subsidiary Guarantor); and

(iii) (x) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in Canada or any province or territory thereof and (y) the U.S. Parent Borrower may merge with an Affiliate of the U.S. Parent Borrower solely for the purpose of reincorporating the U.S. Parent Borrower in the United States, any state thereof, or the District of Columbia, in the case of each of clauses (x) and (y), so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

(d) Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of any Credit Party in accordance with Section 9.11(a) or (b), the Successor Company, Successor U.S. Parent Borrower or Successor Person, as applicable, formed by such consolidation or into or with which such Credit Party is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to such Company, such U.S. Parent Borrower or such other Credit Party, as applicable, shall refer instead to the Successor Company, Successor U.S. Parent Borrower or Successor Person, as applicable, and not to such Company, such U.S. Parent Borrower or such other Credit Party, as applicable), and may exercise every right and power of such Company, such U.S. Parent Borrower or such other Credit Party, as applicable, as applicable, under this Agreement with the same effect as if such successor Person had been named as the Company, such U.S. Parent Borrower or such other Credit Party, as applicable, herein; provided that a predecessor Credit Party shall not be relieved from the obligation to pay the Obligations except in the case of a sale, assignment, transfer, conveyance or other disposition of all of such predecessor Credit Party's assets that meets the requirements of Section 9.11(a) or (b), as applicable.

9.12. Financial Covenants.

(a) The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any Test Period to be lower than 1.00 to 1.00; provided that such Consolidated Fixed Charge Coverage Ratio will only be tested as of the last day of the Test Period ending immediately prior to the date on which a Financial Covenant Triggering Event shall have occurred and shall continue to be tested as of the last day of each Test Period thereafter until such Financial Covenant Triggering Event is no longer continuing.

(b) On and after the ~~first Delayed Draw Term Loan Advance~~Third Amendment Effective Date and until the Delayed Draw Term Loan Termination Date only, the Company will not permit its Senior Funded Leverage Ratio for any Test Period in the table set forth below prior to the Delayed Draw Term Loan Termination Date, to exceed~~, (i) beginning with the first fiscal quarter ending after the first Delayed Draw Term Loan Advance Date and ending with the fiscal quarter ending on or about December 31, 2021, 3.75 to 1.00, (ii) beginning with the fiscal quarter ending on or about March 31, 2022 and ending on the fiscal quarter ending on or about December 31, 2022, 3.50 to 1.00 and (iii) beginning with the fiscal quarter ending on or about March 31, 2023 and until the Delayed Draw Term Loan Termination Date, 3.25 to 1.00.~~ the corresponding maximum ratio set forth in the column opposite such Test Period in the table below:

Test Period Ended	Senior Funded Leverage Ratio
December 31, 2021	3.75:1.00
March 31, 2022	5:50: 1.00
June 30, 2022	5:50: 1.00
September 30, 2022	5.50: 1.00
December 31, 2022	5.00: 1.00
March 31, 2023	4.75: 1.00
June 30, 2023	4.75: 1.00
September 30, 2023	4.25: 1.00
December 31, 2023	4:25: 1.00
March 31, 2024	3:50: 1.00
June 30, 2024	3:50: 1.00
September 30, 2024 and quarterly thereafter until the Delayed Draw Term Loan Termination Date	3.25: 1.00

9.13. Canadian Pension Plans.  No Credit Party shall:

(a) establish, sponsor, maintain, contribute or have any liability or obligation under any Canadian Pension Plan; or

(b) consummate any transaction that would result in any Person not already a Subsidiary becoming a Subsidiary if such Person sponsors, maintains or contributes or has any liability or obligation under one or more Canadian Pension Plans, without the prior consent of the Administrative Agent.

Section 10 Events of Default.  Upon the occurrence of any of the following specified events (each, an "Event of Default"):

10.01. Payments.  Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

10.02. Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect (without duplication of any materiality standard set forth in any such representation or warranty) on the date as of which made or deemed made; or

10.03. Covenants.  The Company or any Restricted Subsidiary shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.04(a) (as to the existence of the Company), 8.09, 8.12(c) or Section 9 (for the avoidance of doubt, any default under Section 9.12(a) or Section 9.12(b) shall constitute an Event of Default with respect to the Revolving Loans and the Delayed Draw Term Loans,

(b) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 8.12(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Weekly Reporting Event, in which case such period shall be two (2) Business Days), or

(c) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02), and such default shall continue unremedied for a period of 30 days after the earlier of (x) written notice thereof is received by the Company from the Administrative Agent or the Required Lenders or (y) a Responsible Officer of such defaulting party gains knowledge of such default; or

10.04. Default Under Other Agreements.  (i) The Company or any Restricted Subsidiary shall (x) fail to make any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) fail to observe or perform any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which failure or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Company or any Restricted Subsidiary shall be declared to be (or shall become) due and payable prior to the stated maturity thereof; provided that, (A) it shall not be a Default or an Event of Default under this Section 10.04 unless the principal amount of  any Indebtedness as described in the preceding clauses (i) and (ii) is at least equal to the Threshold Amount and (B) the preceding clauses (i) and (ii) of this Section 10.04 shall not apply to (x) Indebtedness that becomes due as a result of a sale, transfer or other disposition (including as a result of a Casualty Event) of the property or assets securing such Indebtedness, if such sale, transfer or other disposition is otherwise permitted hereunder, (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Administrative Agent and the Lenders under Section 10.10), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to prepay, defease, repurchase or redeem in the absence of any default thereunder or (z) Indebtedness in respect of any Hedging Agreement that becomes due pursuant to a termination event or equivalent event (other than an event that, pursuant to the terms of such Hedging Agreement, constitutes a default or event of default in accordance with the terms thereof ) under the terms of such Hedging Agreement; or

10.05. Bankruptcy, etc.  The Company or any Material Subsidiaries  shall, to the extent applicable, commence a voluntary case or proceeding concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or commence any analogous case, proceeding, step or procedure under any other Debtor Relief Law of any jurisdiction (including pursuant to the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or the Insolvency Act of 1986); or an involuntary case or proceeding under the Bankruptcy Code or under any other Debtor Relief Law is commenced against the Company or any Material Subsidiary in any jurisdiction, and the petition or proceeding is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or similar officer is appointed for, or takes charge of, all or substantially all of the property of the Company or any Material Subsidiary, or there is commenced against the Company or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the company or any Material Subsidiary is adjudicated, or is deemed for purposes of any applicable Debtor Relief Law to be, insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Material Subsidiary suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Company or any Material Subsidiary for the purpose of effecting any of the foregoing; or

10.06. ERISA.  (a) An ERISA Event has occurred which has resulted or could reasonably be expected to result in a Material Adverse Effect or (b) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, applicable Requirement of Law which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

10.07. Credit Documents.  (i) Any Credit Document shall cease to be, or shall be asserted in writing by any Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto, other than as a result of acts or omissions by any Administrative Agent, the Collateral Agent or any Lender or upon the occurrence of the Payment in Full Date or (ii) any of the Security Documents shall for any reason cease to be in full force and effect (other than as a result of acts or omissions by any Administrative Agent, the Collateral Agent or any Lender or the satisfaction in full of the Obligations), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to the Canadian Credit Parties under applicable Requirements of Law) security interest in, and Lien on, all of the Collateral (other than immaterial Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (subject to (x) the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01) other than (x) as a result of a release of Collateral permitted under Section 12.12, (y) as a result of the failure of any Administrative Agent or the Collateral Agent to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Credit Documents or (2) file initial UCC or PPSA financing statements; provided that it shall not be a Default or Event of Default under this Section 10.07 if the Credit Document or Security Document at issue was not required by virtue of the requirements of the Collateral and Guarantee Requirement to have been executed and delivered by any Credit Party; or

10.08. Guarantees.  Any Credit Party Guarantee or any provision thereof shall cease to be in full force or effect as to any Credit Party, or any Guarantor shall deny or disaffirm such Credit Party's obligations under the Credit Party Guarantee to which it is a party; or

10.09. Judgments.  One or more judgments or decrees for the payment of money shall be entered against the Company or any Restricted Subsidiary involving in the aggregate for the Company and any Restricted Subsidiary a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company (as determined in good faith by the Company) and such judgments and decrees either shall be final and non-appealable and not satisfied or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees for the payment of money (to the extent not paid or fully covered by such insurance company) equals or exceeds the Threshold Amount; or

10.10. Change of Control.  A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written request of the Required Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):  (i) declare the Revolving Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Credit Party Guarantee, (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Tranche A Revolving Loans under the Tranche A Subfacility (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6.01 are satisfied).

10.11. Application of Funds.  After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent, the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith (other than in respect of Secured Bank Product Obligations, the Tranche B Subfacility and any Incremental FILO Facility, if any);

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations, the Tranche B Subfacility and any Incremental FILO Facility, if any);

Third, to interest then due and payable on the Swingline Loans;

Fourth, to the principal balance of the Swingline Loans and Protective Advances outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans (other than any Loans under the Tranche B Subfacility and any Incremental FILO Facility, if any), Delayed Draw Term Loans, and other amounts due pursuant to Sections 3.01, 3.02 and 4.01 pro rata;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings (other than any Loans under the Tranche B Subfacility and any Incremental FILO Facility, if any) then outstanding, to the principal amount of Delayed Draw Term Loans then outstanding and all Secured Bank Product Obligations on account of Secured Reserved Hedges with Secured Hedge Banks pro rata;

Eighth, to the payment of all Obligations of the Credit Parties with respect to the Tranche B Subfacility and any Incremental FILO Facility, if any, that are then due and payable to the applicable Administrative Agents, the Collateral Agent, each Issuing Bank, the Swingline Lender, the Lenders and other Secured Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date;

Ninth, to all Secured Unreserved Hedges, other Secured Bank Product Obligations and other Obligations pro rata; and

Tenth, the balance, if any, as required by any intercreditor agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor.  If a Secured Creditor fails to deliver such calculation within five (5) Business Days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 10.11, the Credit Parties shall remain liable for any deficiency.  Notwithstanding the foregoing provisions, this Section 10.11 is subject to the provisions of any intercreditor agreement.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 10.11.

10.12. Certain Remedies.  (a) In the case of an Event of Default under Section 10.03(a) in respect of a failure to observe or perform the covenant under Section 9.12(a) or Section 9.12(b), at any time thereafter during the continuance of such event, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, at the same or different times; provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice: (i) declare the Revolving Commitments terminated, whereupon the Revolving Commitment of each Lender, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the Revolving Loans, Swingline Loans, Protective Advances and Overadvances then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans, Swingline Loans, Protective Advances and Overadvances so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law); (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Company to Cash Collateralize the LC Obligations (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Company, it will Cash Collateralize the LC Obligations).

(b) In the case of an Event of Default under Section 10.03(a) in respect of a failure to observe or perform the covenant under Section 9.12(a) or Section 9.12(b), at any time thereafter during the continuance of such event, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company, take either or both of the following actions, at the same or different times; provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice: (i) declare the Delayed Draw Term Loan Commitments terminated, whereupon the Delayed Draw Term Loan Commitment of each Lender, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind and/or (ii) declare the Delayed Draw Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Delayed Draw Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law).

Section 11 The Administrative Agent.

11.01. Appointment and Authorization.

(a) Each Lender hereby irrevocably designates and appoints (i) BANA as Administrative Agent and Collateral Agent for such Lender, (ii) JPMorgan Chase Bank, N.A. as Term Loan Administrative Agent and Syndication Agent for such Lender, (iii) JPMorgan Chase Bank, N.A., as Documentation Agent for such Lender and (iv) Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Joint Lead Arrangers for such Lender, each to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein.  The Term Loan Administrative Agent, the Syndication Agent, the Documentation Agent and Joint Lead Arrangers shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Lender, a Swingline Lender or an Issuing Bank hereunder.  The Agents shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents.  Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders (including in its capacity as a Secured Bank Product Provider) hereby further authorizes the Administrative Agent and/or the Collateral Agent to enter into the Lender Loss Sharing Agreement, the ABL/Fixed Asset Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and any other intercreditor agreement and any respective amendments thereto on behalf of such Lender.  Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent and/or the Collateral Agent to bind each Lender to the actions required by such Lender under the terms of the Lender Loss Sharing Agreement and any intercreditor agreement. In addition, (i) each of the Lenders and each Issuing Bank hereby authorizes the Collateral Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, and (ii) to the extent required under the Requirements of Law of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent and Collateral Agent any required powers of attorney to execute any Security Document governed by the Requirements of Law of such jurisdiction on such Lender's or Issuing Bank's behalf.

(c) The provisions of this Section 11 (other than Sections 11.09 and 11.11) are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

11.02. Delegation of Duties.  The Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction.

11.03. Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 10) or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction in connection with its duties expressly set forth herein, (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, or (c) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent-Related Person is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent to liability or that is contrary to any Credit Document or applicable Requirement of Law.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

11.04. Reliance by the Agents.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent or Collateral Agent.  Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Article IV of the Second Restatement Agreement, each Lender that has signed the Second Restatement Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Second Restatement Effective Date specifying its objection thereto.

11.05. Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and Fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default."  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent and Collateral Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 10; provided, however, that unless and until the Administrative Agent or Collateral Agent has received any such direction, the Administrative Agent and Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

11.06. Credit Decision; Disclosure of Information by the Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

11.07. Indemnification of the Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of the such Agent) (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent's (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf such Agent) own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the such Agent is not reimbursed for such expenses by or on behalf of the Borrowers.  The undertaking in this Section shall survive termination of the Revolving Commitments, the payment of all other Obligations and the resignation of the Agents.

11.08. Administrative Agent and Collateral Agent in Its Individual Capacity.  BANA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though BANA was not the Administrative Agent or the Collateral Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, BANA or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent and Collateral Agent shall be under no obligation to provide such information to them.  With respect to its Loans, BANA shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, and the terms "Lender" and "Lenders" include BANA in its individual capacity.

11.09. Successor Administrative Agent.

(a) Any Agent may resign upon 30 days' prior written notice to the Lenders and to the Company.  Such Agent may be replaced by the Required Lenders if it or one of its Affiliates shall become a Defaulting Lender.  If an Agent under any Facility resigns or is replaced, the Agents under the other Facilities shall also be deemed to have resigned and need to be replaced.  If an Agent resigns or is replaced under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent or collateral agent, as applicable, for the Lenders under each Facility, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 10.01 or 10.05 (which consent of the Company shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint (if it resigns but not if it is replaced), after consulting with the Lenders and with the consent of the Company at all times other than during the existence of an Event of Default under Section 10.01 or 10.05 (with respect to the Company), a successor agent from among the Lenders under each Facility; provided that any such successor agent shall be either a domestic office of a commercial bank organized under the Requirements of Law of the United States or any State thereof, or a United States branch of a bank that is organized under the Requirements of Law of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Administrative Agent" and/or "Collateral Agent" shall mean such successor agent and the retiring or replaced Agent's appointment, powers and duties as Agent shall be terminated.  After any retiring or replaced Agent's resignation or replacement hereunder as Agent, the provisions of this Section 11 and Section 12.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring or replaced Agent's notice of resignation or its replacement, the retiring or replaced Agent's resignation or replacement shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or each Issuing Bank under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed).

(b) Any resignation or replacement by BANA as administrative agent pursuant to this Section 11.09 shall also constitute its resignation or replacement as lender of the Swingline Loans to the extent that BANA is acting in such capacity at such time.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring or replaced lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

11.10. Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05 and 12.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 12.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

11.11. Collateral and Guarantee Matters.  The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, to take any action permitted by Section 12.13.

Upon request by the Administrative Agent or the  Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's or the Collateral Agent's, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Credit Party Guarantee pursuant to Section 12.13; provided that such authorization shall not in any event be or become a condition to the effectiveness of any such release or subordination if the provisions of Section 12.13 are otherwise satisfied.

11.12. Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of such agreement, agrees to be bound by this Section 11.  Each such Secured Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider's Secured Bank Product Obligations.

11.13. The Collateral Agent.  The Collateral Agent and any agent, employee or attorney-in-fact appointed by the "collateral agent" pursuant to Section 11.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the "collateral agent," shall be entitled to the benefits of all provisions of this Section 11 and Section 12 as though such agent, employee or attorney-in-fact were the "collateral agent" under the Credit Documents, as set forth in full herein with respect thereto.

11.14. Withholding Taxes.  To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 4.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 11.14.  The agreements in this Section 11.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, for purposes of this Section 11.14, the term "Lender" shall include any Issuing Bank and any Swingline Lender.

11.15. Quebec Representative. Without limiting the powers of the Collateral Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the Requirements of Law of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Credit Party, each of the Secured Creditors hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the "Attorney"), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec.  The Attorney shall:  (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Creditors and Credit Parties.  Any person who becomes a Secured Creditor shall, by its execution of an Assignment and Acceptance Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Creditor, all actions taken by the Attorney in such capacity.  The substitution of the Collateral Agent pursuant to the provisions of this Section 11.15 also constitutes the substitution of the Attorney.

11.16. Appointment of Collateral Agent as security trustee for UK Security Agreements.  For the purposes of any Liens or Collateral created under the UK Security Agreements, the following additional provisions shall apply, in addition to the provisions set out  in Section 11 or otherwise hereunder.

(a) In this Section 11.16, the following expressions shall have the following meanings:

(i) "Appointee" shall mean any receiver, administrator or other insolvency officer appointed in respect of any Credit Party or its assets.

(ii) "Charged Property" shall mean the assets of the Credit Parties subject to a security interest under the UK Security Agreements.

(iii) "Delegate" shall mean any delegate, agent, attorney or co-trustee appointed by the Collateral Agent (in its capacity as security trustee).

(iv) "UK Security Agreements" shall mean each security document executed by any Credit Party and governed by English law in favour of the Collateral Agent.

(b) The Secured Creditors appoint the Collateral Agent to hold the security interests constituted by the UK Security Agreements on trust for the Secured Creditors on the terms of the Credit Documents and the Collateral Agent accepts that appointment.

(c) The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Credit Documents; and (ii) its engagement in any kind of banking or other business with any Credit Party.

(d) Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Credit Party.

(e) The Collateral Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Credit Documents or mandatorily required by applicable law.

(f) The Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Security Agreements and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(g) The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the UK Security Agreements as may be conferred by the instrument of appointment of that person.

(h) The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(i) The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment.  All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.

(j) Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together "Rights") of the Collateral Agent (in its capacity as security trustee) under the UK Security Agreements, and each reference to the Collateral Agent (where the context requires that such reference is to the Collateral Agent in its capacity as security trustee) in the provisions of the UK Security Agreements which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k) Each Secured Creditor confirms its approval of the UK Security Agreements and authorizes and instructs the Collateral Agent: (i) to execute and deliver the UK Security Agreements; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the UK Security Agreements together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Creditors under the UK Security Agreements.

(l) The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m) Each other Secured Creditor confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Security Agreement and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Creditors; and (b) the Land Registry (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n) Except to the extent that a UK Security Agreement otherwise requires, any moneys which the Collateral Agent receives under or pursuant to a UK Security Agreement may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.

(o) On a disposal of any of the Charged Property which is permitted under the Credit Documents, the Collateral Agent shall (at the cost of the Credit Parties) execute any release of the UK Security Agreements or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Collateral Agent considers desirable.

(p) The Collateral Agent shall not be liable for:

(i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a UK Security Agreement;

(ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Security Agreement;

(iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Credit Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Credit Document; or

(iv) any shortfall which arises on enforcing a UK Security Agreement.

(q) The Collateral Agent shall not be obligated to:

(i) obtain any authorization or environmental permit in respect of any of the Charged Property or a UK Security Agreement;

(ii) hold in its own possession a UK Security Agreement, title deed or other document relating to the Charged Property or a UK Security Agreement;

(iii) perfect, protect, register, make any filing or give any notice in respect of a UK Security Agreement (or the order of ranking of a UK Security Agreement), unless that failure arises directly from its own gross negligence or willful misconduct; or

(iv) require any further assurances in relation to a UK Security Agreement.

(r) In respect of any UK Security Agreement, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s) In respect of any UK Security Agreement, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(t) Every appointment of a successor Collateral Agent under a UK Security Agreement shall be by deed.

(u) Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Collateral Agent in relation to the trusts constituted by this Agreement.

(v) In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

The perpetuity period under the rule against perpetuities if applicable to this Agreement and any UK Security Agreement shall be 80 years from the date of this Agreement.

11.17. Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the "Creditor Party"), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Creditor Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Creditor Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Creditor Party irrevocably  waives any and all defenses, including any "discharge for value" (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Creditor Party promptly upon determining that any payment made to such Creditor Party comprised, in whole or in part, a Rescindable Amount.

Section 12 Miscellaneous.

12.01. Payment of Expenses, etc.

(a) The Credit Parties hereby jointly and severally agree to:  (i) pay all reasonable and documented out-of-pocket costs and expenses (A) of the Agents and the Joint Lead Arrangers and Issuing Banks (without duplication)  limited, in the case of legal fees, to the reasonable fees and disbursements of one primary counsel in each of the U.S., Canada, the U.K. and the Netherlands and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective), (B) of the Agents and the Joint Lead Arrangers (without duplication) in connection with their syndication efforts with respect to this Agreement, (C) of the Agents in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings and (D) of the Agents in connection with Collateral monitoring, Collateral reviews and Appraisals and Field Examinations (limited, as set forth in Section 8.12); and (ii) indemnify each Agent, each Joint Lead Arranger, each Lender, each Issuing Bank and their respective Affiliates and branches, and the officers, directors, employees, controlling persons, agents, advisors and other representatives of each of the foregoing (each, an "Indemnified Person") from and hold each of them harmless against any and all liabilities (including Environmental Liabilities), losses, damages, claims and expenses to which any such Indemnified Person may become subject, in each case arising out of or in connection with (w) any claim, litigation, investigation or proceeding relating to the Credit Documents, (x) any use or proposed use of proceeds hereunder and any of the other transactions contemplated hereby and (y) to reimburse each such Indemnified Person upon demand for any reasonable and documented fees, disbursements and other charges of counsel (limited to one firm of counsel for all Indemnified Persons (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict has retained its own counsel, another firm of counsel for such affected Indemnified Person) and, to the extent required, one firm of local counsel in each relevant jurisdiction for all Indemnified Persons) incurred in connection with investigating or defending any of the foregoing (collectively, the "Indemnified Liabilities"); provided that the foregoing indemnity will not, as to any Indemnified Person, apply to liabilities, losses, damages, claims and expense to the extent that (x) such liability, loss, damage, claim or expense resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Person, any Affiliate or branch of such Indemnified Person or any of their respective officers, directors, employees, controlling persons, agents, advisors and other representatives, as determined by a court of competent jurisdiction in a final and non-appealable decision, (y) in the case of any claim, litigation, investigation or proceeding initiated by the Company or one of its Subsidiaries against any Agent, any Joint Lead Arranger, any Lender or any Issuing Bank, such liability, loss, damage, claim or expense resulted from a breach by such Agent, such Joint Lead Arranger, such Lender or Issuing Bank, as applicable, or its Affiliates or any of its or their respective officers, directors, employees, controlling persons, agents, advisors and other representatives of the obligations of such Agent, such Joint Lead Arranger, such Lender or such Issuing Bank, as applicable, hereunder as determined by a court of competent jurisdiction in a final and non-appealable decision or (z) such liability, loss, damage, claim or expense resulted from any claim, investigation, litigation or proceeding solely between and among Indemnified Persons and not arising from any act or omission by the Company or any of its Affiliates; provided that the Agents, the Joint Lead Arrangers and the Issuing Banks to the extent fulfilling their respective roles as an Agent, Joint Lead Arranger or Issuing Bank hereunder and in their capacities as such, shall remain indemnified in such claim, investigation, litigation or proceeding to the extent the exception set forth in clause (x) of the immediately preceding proviso does not apply to such Person at such time.  For the avoidance of doubt, this Section 12.01(a)(ii) shall not apply to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim.

(b) (i) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, in the absence of gross negligence, willful misconduct or bad faith on the part of such Agent or Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (ii) no Agent, Indemnified Person or Credit Party or any Subsidiary or Affiliate thereof shall be liable for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this clause (b)(ii) shall limit the Credit Parties' indemnification obligations pursuant to clause (a) above to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification under clause (a) above.

12.02. Right of Setoff.  In addition to any rights now or hereafter granted under applicable Requirements of Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, in whatever currency) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness (in whatever currency) at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Company or any Restricted Subsidiaries against and on account of the Obligations of the Credit Parties that are at such time due and owing to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents.

12.03. Notices.

(a) Except as otherwise expressly provided herein or in any other Credit Document, all notices and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, or delivered:  (x) if to any Credit Party, c/o SunOpta Inc., ~~2233 Argentia Road, Suite 401, Mississauga, Ontario L5~~7078 Shady Oak Road, Eden Prairie, MN ~~2X7~~55344, Attention: Scott Huckins, Chief Financial Officer, (email: Scott.Huckins@sunopta.com) with a copy to Jill Barnett, Chief Administrative Officer (email: Jill.Barnett@sunopta.com); and (y) if to any Lender, at its address specified in writing to the Administrative Agent, at the Notice Office; or, (z) if to any Administrative Agent or the Collateral Agent, at the addresses set forth in Schedule 12.03 and at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall, when mailed, sent by electronic transmission or sent by overnight courier, be effective five (5) Business Days after deposit in the mails, one (1) Business Day after delivery to the overnight courier, or when received in the case of electronic transmission, except that notices and communications to the Administrative Agent and the Credit Parties shall not be effective until received by the Administrative Agent or the Company, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.  Each of the Administrative Agent and the Company may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

12.04. Benefit of Agreement; Assignments; Participations, etc.

(a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agents, the Lenders, the Issuing Banks and their respective successors and permitted assigns, (a) except as otherwise set forth herein or in any other Credit Document, no Borrower shall have the right to assign its rights or delegate its obligations under any Credit Documents; and (b) except that any assignment, transfer, participation or other disposition by a Lender of its rights and obligations under this Agreement or the other Credit Documents must be made in compliance with this Section 12.04.  The Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with this Section 12.04.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee, participant or assignee of such Lender.

(b) A Lender may assign to an Eligible Assignee any of its rights and obligations under the Credit Documents, as long as (a) in the case of a partial assignment, is in a minimum principal amount of (x) in the case of Revolving Loans and Revolving Commitments, $5,000,000 and (y) in the case of Delayed Draw Term Loan Commitments and Delayed Draw Term Loans of any Tranche, $1,000,000 (in each case, unless otherwise agreed by Administrative Agent and the Company in their reasonable discretion) and integral multiples of $100,000 in excess of each such amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (x) in the case of Revolving Commitments, $5,000,000 and (y) in the case of Delayed Draw Term Loan Commitments, $1,000,000 (in each case, unless otherwise agreed by the Administrative Agent and the Company in their reasonable discretion); and (c) except as otherwise provided in Section 3.04, the parties to each such assignment shall execute and deliver an Assignment and Assumption Agreement to the Administrative Agent for acceptance and recording.  Assignments of Loans or Commitments under one Facility without a pro rata assignment of Loans or Commitments under the other Facilities shall be prohibited. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Credit Documents to secure obligations of such Lender to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

(c) Upon delivery to the Administrative Agent of an assignment notice in the form of Exhibit I and a processing fee of $3,500 (unless otherwise agreed by the Administrative Agent in its discretion or otherwise not payable due to the operation of Section 3.04), the assignment shall become effective as specified in the notice, if it complies with this Section 12.04.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Credit Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements for issuance of replacement and/or new Notes, if applicable, but the Company shall have no obligation to issue any new Notes unless and until the Note of the transferor Lender shall have been returned to, and cancelled by, the Company or a lost note affidavit reasonably satisfactory to the Company has been obtained.  The transferee Lender shall comply with Section 4 and deliver, upon request, an administrative questionnaire satisfactory to the Administrative Agent.

(d) No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person.  The Administrative Agent has no obligation to determine whether any assignee is permitted under the Credit Documents.  Except as otherwise set forth in Section 3.04, any assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Credit Documents in a manner reasonably satisfactory to the Administrative Agent and the Company, including payment by the Eligible Assignee or Defaulting Lender to the Administrative Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to the Administrative Agent) to satisfy all funding and payment liabilities of the Defaulting Lender.  Except as otherwise set forth in Section 3.04, if assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

(e) The Administrative Agent, acting as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Assumption Agreement delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender.    Entries in the register shall be conclusive, absent manifest error, and Borrowers, the Administrative Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Credit Documents, notwithstanding any notice to the contrary.  The Administrative Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Credit Party with respect to the Obligations.  The register shall be available for inspection by the Borrowers and, solely with respect to its own Loans and Commitments, any Lender, from time to time upon reasonable notice.

(f) Subject to this Section 12.04, any Lender may sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Credit Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by the Borrowers shall be determined as if it had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Credit Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Credit Documents, and the Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant.

(g) The Credit Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 4.01 (subject to the requirements and limitations of such Sections and Section 3.04) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that a Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.02 or 4.01 hereof than the applicable Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless (x) the sale of the participating interest to such Participant is made with the Company's prior written consent (which consent shall not be unreasonably withheld) or (y) such entitlement to receive a greater payment results from a change in any Requirement of Law occurring after the sale of the participation takes place.

(h) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Credit Document other than that which requires the consent of all Lenders or each affected Lender.

(i) Each Lender that sells a participation shall, acting as a non-fiduciary agent of the Borrowers (solely for Tax purposes), maintain a register in which it enters the Participant's name, address and interest in Commitments, Loans (and stated interest) and LC Obligations.  Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary.  No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant's interest is in registered form under the Code and Treasury Regulations.

12.05. No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

12.06. [Reserved].

12.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT (EXCEPT FOR SECTION 11.15, WHICH SHALL BE GOVERNED BY THE LAWS OF QUEBEC) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY TO THIS AGREEMENT CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTRY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY CREDIT DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.03.  A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENT OF LAW.  NOTWITHSTANDING THE FOREGOING AND FOR FURTHER CERTAINTY, NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING SOLELY TO THE CREDIT PARTY GUARANTEE AGAINST ANY CANADIAN CREDIT PARTY IN A CANADIAN COURT.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.08. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic transmission (i.e., a "pdf" or "tif"), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

12.09. Headings Descriptive.  The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.10. Amendment or Waiver; etc.

(a) Except as otherwise set forth in this Agreement or any other Credit Document and subject to Section 3.05(b), neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), the Credit Party Guarantee, the First Lien/Second Lien Intercreditor Agreement, the ABL/Fixed Asset Intercreditor Agreement or the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly affected thereby, extend the applicable Maturity Date of any Loans or Revolving Commitments or increase the Commitments of any Lender over the amount thereof then in effect, or reduce the rate or extend the time of payment of interest or Fees thereon or reduce or forgive the principal amount thereof or forgive the payment of such interest or Fees (it being understood that waivers or modifications of conditions precedent, Defaults or Events of Default shall not constitute a reduction or extension of the time of payment of interest or Fees thereon of any Lender), (ii) release or subordinate (other than with respect to Fixed Asset Priority Collateral pursuant to the terms of the ABL/Fixed Asset Intercreditor Agreement and Section 12.13(a)) the Lien in favor of the Collateral Agent on, all or substantially all of the Collateral under all the Security Documents, without the prior written consent of each Lender (it being understood that the occurrence of a Crossing Lien Event and each transaction consummated in connection therewith shall not constitute a release hereunder), (iii) release all or substantially all of the value of the Credit Party Guarantee without the prior written consent of each Lender or, except as otherwise expressly provided herein or in the Credit Documents or release any Borrower with respect to whom any Credit Extension is then outstanding, without the prior written consent of each Lender, (iv) reduce the amount of, or extend the payment for, any required mandatory prepayments of principal hereunder (it being understood that waivers or modifications of conditions precedent, Defaults or Events of Default, Cash Dominion Periods (or the thresholds or time periods for entering or exiting a Cash Dominion Period) shall not constitute reduction or extension of the time of payment of such principal) without the prior written consent of each Lender directly affected thereby, (v) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 10.11, or any provision of this Section 12.10(a) (except for amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Second Restatement Effective Date and amendments to effect the provisions of Sections 2.19 or 2.21), in each case, without the prior written consent of each Lender, (vi) reduce the percentage specified in the definitions of "Required Class Lenders", "Required Lenders", "Supermajority Tranche A Revolving Lenders" or "Supermajority Tranche B Revolving Lenders" without the prior written consent of each Lender (it being understood that, with the prior written consent of the Required Class Lenders of a given Class, Required Lenders, Supermajority Tranche A Revolving Lenders or Supermajority Tranche B Revolving Lenders, as applicable, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Class Lenders of such Class or Required Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Second Restatement Effective Date), (vii) [reserved], (viii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender, (ix) affect any waiver, amendment or modification of this Agreement that by its terms affects the rights and duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) without an agreement or agreements in writing entered into by the Company and the Required Class Lenders with respect to the Lenders holding Loans or Commitments of such affected Class or (x) contractually subordinate the Obligations without the consent of each Lender; provided, further, that no such change, waiver, discharge or termination shall (1) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of such Agent, (2) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (3) without the consent of an Issuing Bank or a Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the such Issuing Bank or such Swingline Lender, (4)(x) without the prior written consent of the Supermajority Tranche A Revolving Lenders, change the definition of the term "Tranche A Borrowing Base," or any component definition thereof (including, without limitation, the definitions of "Eligible Accounts", "Eligible In-Transit Inventory", "Eligible Insured and Letter of Credit Backed Accounts", "Eligible Inventory", "Eligible Supplies and Packaging Inventory", "Eligible Investment Grade Accounts", "Eligible Equipment" and "Eligible Fee-Owned Real Estate") if, as a result of such change, the amounts available to be borrowed by the Borrowers would be increased or add any new classes of eligible assets thereto; provided that, any change to a component definition of the terms enumerated in this clause (x) which are component definitions of the term "Tranche B Borrowing Base", may not be changed without the prior written consent of the Supermajority Tranche B Revolving Lenders and (y) without the prior written consent of the Supermajority Tranche B Revolving Lenders, change the definition of the term "Tranche B Borrowing Base" or any component definition thereof (including, without limitation, the definitions of "Eligible Accounts", "Eligible In-Transit Inventory", "Eligible Insured and Letter of Credit Backed Accounts" ~~and~~, "Eligible Inventory" and "Eligible Supplies and Packaging Inventory") if, as a result of such change, the amounts available to be borrowed by the U.S. Borrower would be increased or add any new classes of eligible assets thereto; provided that, any change to a component definition of the terms enumerated in this clause (y) which are component definitions of the term "Tranche A Borrowing Base", may not be changed without the prior written consent of the Supermajority Tranche A Revolving Lenders; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Tranche A Borrowing Base and/or the Tranche B Borrowing Base as provided herein, (5) without the prior written consent of each Lender in respect of the Tranche A Subfacility, (A) increase the percentages set forth in the term "Tranche A Borrowing Base" or (B) reduce the percentage specified in the definitions of "Supermajority Tranche A Revolving Lenders" (it being understood that, with the prior written consent of the Supermajority Tranche A Revolving Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Tranche A Revolving Lenders, on substantially the same basis as the extensions of Tranche A Revolving Commitments are included on the First Amendment Effective Date) and (6) without the prior written consent of each Lender in respect of the Tranche B Subfacility, (a) increase the percentages set forth in the term "Tranche B Borrowing Base" or (b) reduce the percentage specified in the definitions of "Supermajority Tranche B Revolving Lenders" (it being understood that, with the prior written consent of the Supermajority Tranche B Revolving Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Tranche B Revolving Lenders, on substantially the same basis as the extensions of Tranche B Revolving Commitments are included on the First Amendment Effective Date).

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (viii), inclusive, of the first proviso to Section 12.10(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay the outstanding Revolving Loans of such Lender in accordance with Section 3.04; provided that, unless the Commitments that are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Company shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.10(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.10, the Borrowers, the Administrative Agent, the Collateral Agent and each Lender providing (i) the relevant Revolving Commitment Increase may in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Agreement and (ii) Extended Revolving Commitments in accordance with the provisions of Section 2.19, enter into an Extension Amendment and, in each case, make any changes to this Agreement in order to effect the provisions of such Sections as permitted by such Sections; provided that after the execution and delivery by the Borrowers, the Administrative Agent, the Collateral Agent and each such Lender may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 12.10.

(d) Without the consent of any other Person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local Requirements of Law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.

(e) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable Requirements of Law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of "Supermajority Tranche A Revolving Lenders", "Supermajority Tranche B Revolving Lenders" and "Required Lenders" will automatically be deemed modified accordingly for the duration of such period); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender.

(f) Further, notwithstanding anything to the contrary contained in this Section 12.10, if following the Second Restatement Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an any error, ambiguity, omission, defect or inconsistency, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision by an agreement in writing (including, without limitation any amendment, supplement or waiver to this Agreement, any Security Document, any guarantee, any intercreditor agreement or any related document executed by any Credit Party or any other Subsidiary of the Company in connection with this Agreement or any other Credit Document if such amendment, supplement or waiver is delivered in order to cause this Agreement or such Security Agreement, guarantee, intercreditor agreement or related document, as applicable, to be consistent with this Agreement and the other Credit Documents) and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(g) Notwithstanding the foregoing, (A) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with the provision of any Revolving Commitment Increase or otherwise to effect the provisions of Section 2.15, 2.19, 2.20 or 2.21 or to update Schedule 1.01D after any Fixed Asset Reappraisal Event as described in the definition of the term "Tranche A Borrowing Base" and (B) the Company, the Administrative Agent, the Collateral Agent and the other Credit Parties may, without the input or consent of the other Lenders, (i) negotiate the form of any Mortgage or other Security Document as may be necessary or appropriate in the opinion of the Administrative Agent and the Company (x) in connection with any Additional Account Security Action, (y) to comply with the Collateral and Guarantee Requirement or (z) to otherwise comply with this Agreement, (ii) execute, deliver and perform any new Security Document or intercreditor agreement or amendment to any Security Document or intercreditor agreement or enter into any amendment to the Security Documents or intercreditor agreement as may be necessary or appropriate in the opinion of the Administrative Agent and the Company (x) in connection with any Additional Account Security Action, (y) to comply with the Collateral and Guarantee Requirement or (z) otherwise comply with this Agreement and (iii) terminate any Security Document not required by the Collateral and Guarantee Requirement.

(h) To the extent notice has been provided to the Administrative Agent pursuant to Section 2.15 with respect to any new financial maintenance covenant or any more restrictive financial maintenance covenant, this Agreement shall be automatically and without further action on the part of any Person hereunder and notwithstanding anything to the contrary in this Section 12.10  deemed modified to include such financial maintenance covenant or such more restrictive financial maintenance covenant on the date of the Incurrence of the applicable Indebtedness to the extent required by the terms of such section.

12.11. Survival.  All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 4.01, 11.07 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

12.12. Domicile of Loans.  Each Lender may transfer and carry its Revolving Loans at, to or for the account of any office, branch, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.12 would, at the time of such transfer, result in increased costs under Section 3.01 or 4.01 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

12.13. Release of Collateral or Guarantors; Subordination of Liens.

(a) The Agents, the Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other disposition of such Collateral (including as part of or in connection with any other sale, transfer or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Administrative Agent and Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party by a Person that is not a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 12.10), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under its Guarantee, (vi) as required by Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) upon the request of the Company, any asset or property of any Credit Party included in the Collateral to the extent such asset or property is not required by the Collateral and Guarantee Requirement to be included in the Collateral, so long as upon the release of the Collateral Agent's Lien on such asset or property, such property or asset is no longer included in the Borrowing Base and the Company shall continue to be in compliance with the Collateral and Guarantee Requirement.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon all interests retained by the Credit Parties, including the proceeds of any disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.  Additionally, the Agents, the Lenders and the Issuing Banks hereby irrevocably agree that each Guarantor shall be released from its Guarantee upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary.  The Agents, the Lenders and the Issuing Banks hereby further irrevocably agree, that the Liens granted to the Collateral Agent by the Credit Parties on any Fixed Asset Priority Collateral securing the Obligations may be subordinated to the Liens on such Fixed Asset Priority Collateral securing Crossing Lien Indebtedness, all without the further consent or joinder of any Lender or any Issuing Bank.  The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, immediately after any notice is given to the Administrative Agent pursuant to the definition of Crossing Lien Event, to execute and deliver (i) the ABL/Fixed Asset Intercreditor Agreement, together with any joinders thereto from time to time, (ii) customary subordination agreements in recordable form with respect to any Mortgages held by the holders of such Crossing Lien Indebtedness (or the duly authorized representative thereof) and (iii) any instruments, documents, and agreements necessary or desirable to evidence and confirm the subordination of the Liens on the Fixed Asset Priority Collateral securing the Obligations to the Liens on such Fixed Asset Priority Collateral securing such Crossing Lien Indebtedness, in each case, pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or any Issuing Bank.  The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral, in each case, pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or any Issuing Bank.  Any representation, warranty or covenant contained in any Credit Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.

(b) Upon the occurrence of the Payment in Full Date, upon request of the Company, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Creditor) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under, and terminate, any Credit Document, whether or not on the date of such release and termination there may be any (i) Secured Bank Product Obligations or (ii) any contingent indemnification obligations or other contingent obligations not then due and payable.  Any such release and termination of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

12.14. Confidentiality.

(a) Each Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender and Issuing Bank agrees to maintain the confidentiality of the Information and not to use or disclose such Information, except that each Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender and Issuing Bank may disclose the Information (i) to its Affiliates and its and its Affiliates' respective officers, directors, employees, legal counsel, independent auditors and other experts, advisors or agents who need to know such information in connection with this Agreement and are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 12.14 (or language substantially similar to this Section 12.14) (with each such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender and Issuing Bank, to the extent such Person is within its control, responsible for such Person's compliance with this Section 12.14), (ii) to the extent such Information becomes publicly available other than by reason of disclosure by any Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank or, in each case, its Affiliates or any of its or their respective officers, directors, employees, legal counsel, independent auditors or other experts, advisors or agents in violation of this Section 12.14 or any similar confidentiality agreement binding on such Person, (iii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding or otherwise as required by applicable law or compulsory legal process (in which case such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to inform the Company promptly thereof prior to disclosure thereof to the extent practicable and not prohibited by applicable law), (iv) upon the request or demand of any regulatory authority having jurisdiction over such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank, as applicable, or its Affiliates (in which case, such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to inform the Company promptly thereof prior to disclosure thereof to the extent practicable and not prohibited by applicable law), (v) to the extent such Information is received by the such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank from a third party that is not, to the knowledge of such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank (as applicable), subject to contractual or fiduciary confidentiality obligations owing to the Company, its Subsidiaries or their respective Affiliates or its or their respective officers, directors, employees, legal counsel, independent auditors and other experts, advisors or agents or to the extent such Information is developed independently by such Agent, Joint Lead Arranger, Syndication Agent, Documentation Agent, Lender or Issuing Bank without the use of confidential information in violation of this Section 12.14, (vi) to (A) any assignee or Participant in, or prospective assignee or Participant, any of its rights and obligations under this Agreement or (B) any prospective or actual counterparty (or such counterparty's affiliates and its and their respective officers, directors, employees, legal counsel, independent auditors or other experts, advisors or agents) in any swap, derivative or other transaction under which the payments are to be made by reference to the Borrowers and their obligations, the Agreement or payments hereunder; provided that in each case of the foregoing clauses (A) and (B), the relevant Person is advised of and agrees to be bound by the provisions of this Section 12.14 or other provisions at least as restrictive as this Section 12.14, (vii) for purposes of establishing a "due diligence" defense under applicable federal securities law or (viii) with the prior written consent of the Company.  For purposes of this Section 12.14, "Information" shall mean all information furnished by or on behalf of the Company and its Subsidiaries relating to the Company or its Subsidiaries or any of their businesses, other than any such information that is publicly available to any Agent, any Joint Lead Arranger, any Syndication Agent, Documentation Agent, any Lender or any Issuing Bank prior to disclosure by or on behalf of the Company and its Subsidiaries other than as a result of a breach of this Section 12.14 or similar obligation of confidentiality, including, without limitation, information delivered pursuant to Section 8.01.

12.15. USA PATRIOT ACT Notice and Beneficial Ownership Regulation.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT ACT Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the "Patriot Act"), the Beneficial Ownership Regulation (if applicable) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" policies, regulations, laws or rules and Anti-Terrorism Laws, it is required to obtain, verify, and record information that identifies the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance therewith, and each Credit Party agrees to provide such information from time to time to any Lender.

12.16. Waiver of Sovereign Immunity.  Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents and its properties and revenues, hereby irrevocably agrees that, to the extent that the Borrowers, or any of their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.  Without limiting the generality of the foregoing, the Company further agrees that the waivers set forth in this Section 12.16 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and other applicable Requirements of Law and are intended to be irrevocable for purposes of such Act and such other applicable Requirements of Law.

12.17. Canadian Anti-Money Laundering Legislation.  If the Administrative Agent has ascertained the identity of any Canadian Credit Party or any authorized signatories of any Canadian Credit Party for the purposes of the PCMLTFA and other applicable Anti-Terrorism Laws and "know your client" policies or Requirements of Law and such other Anti-Terrorism Laws applicable in Canada, as well as all applicable "know your client" policies or Requirements of Law, collectively, including any guidelines or orders thereunder, "AML Legislation"), then the Administrative Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a "written agreement" in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Credit Parties or any authorized signatories of the Canadian Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Credit Party or any such authorized signatory in doing so.

12.18. Absence of Fiduciary Relationship.  Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Joint Lead Arrangers, the Term Loan Administrative Agent, the Syndication Agents, the Documentation Agent or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) the Borrowers hereby agree not to assert any claims they may have against any Joint Lead Arranger, the Term Loan Administrative Agent, any Syndication Agent, the Documentation Agent or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty in connection with such Persons serving in such capacities under this Agreement and the other Credit Documents.  Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.

12.19. Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each, a "Communication"), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The parties hereto agree that any Electronic Signature on or associated with any Communication shall be valid and binding on the parties hereto to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the parties hereto enforceable against such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Borrowers, the other Credit Parties, the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party hereto, at its option, may create one or more copies of any Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of the such Person's business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) the Borrowers, the other Credit Parties, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  "For purposes hereof, "Electronic Record" and "Electronic Signature" shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

12.20. Judgment Currency.  If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Credit Document ("Agreement Currency") into another currency, the rate of exchange used shall be the Spot Rate for conversion into Dollars or, for conversion into another currency, the Spot Rate for the purchase of the Agreement Currency with such other currency through the Administrative Agent's principal foreign exchange trading office for the other currency during such office's preceding Business Day.  Notwithstanding any judgment in a currency ("Judgment Currency") other than the Agreement Currency, a Credit Party shall discharge its obligation in respect of any sum due under a Credit Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency.  If the purchased amount is less than the sum originally due, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss.  If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Credit Party (or to the Person legally entitled thereto).

12.21. [Reserved].

12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.23. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

12.24. Acknowledgement Regarding Any Supported QFCs.  To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.24, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" shall mean~~s~~ any of the following:  (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13 Credit Party Guarantee.

13.01. The Guarantee.  In order to induce the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Secured Bank Product Obligations in recognition of the direct benefits to be received by each Credit Party from the proceeds of the Revolving Loans and the entering into of such Secured Bank Product Obligations, each Credit Party hereby agrees with the Guaranteed Creditors as follows: until the Payment in Full Date, each Credit Party hereby unconditionally and irrevocably guarantees (other than its own Obligations) as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations to the Guaranteed Creditors.  If any or all of the Obligations of any Credit Party to the Guaranteed Creditors becomes due and payable hereunder, such Credit Party, unconditionally and irrevocably, promises to pay such Obligations to the Administrative Agent and/or the other Guaranteed Creditors or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Obligations.  This Credit Party Guarantee is a guarantee of payment and not of collection.  Until the Payment in Full Date, this Credit Party Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Guaranteed Party), then and in such event the respective Credit Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation of this Credit Party Guarantee or any other instrument evidencing any liability of any Guaranteed Party, and each Credit Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee until the Payment in Full Date.

13.02. Bankruptcy.  Additionally, each Credit Party unconditionally and irrevocably guarantees the payment of any and all of its Obligations to the Guaranteed Creditors whether or not due or payable by any Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the currency in which the obligation was originally denominated.

13.03. Nature of Liability.  The liability of each Credit Party hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guarantee of the Obligations, whether executed by any other guarantor or by any other party, and each Credit Party understands and agrees, to the fullest extent permitted under law, that the liability of such Credit Party hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Guaranteed Party or by any other party, or (b) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guarantee or undertaking (other than in connection with the Payment in Full Date), or (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief proceeding, and each Credit Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 13.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Obligations or of any security therefor, or (h) any change in the corporate existence, structure or ownership of any Credit Party or any other Person liable for any of the Obligations, or (i) any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief proceeding affecting any Credit Party, or their assets or any resulting release or discharge of any obligation of any Credit Party, or (j) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any other Credit Party, a Guaranteed Creditor, or any other Person, whether in connection herewith or in any unrelated transactions, or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Credit Party in respect of the Obligations or a Credit Party in respect of this Credit Party Guarantee or the Obligations other than the occurrence of the Payment in Full Date.

13.04. Independent Obligation.  The obligations of each Credit Party hereunder are independent of the obligations of any other guarantor, any other party or any Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Credit Party (and solely with respect to a Canadian Credit Party relating to the Credit Party Guarantee, may be brought and prosecuted in a Canadian court) whether or not action is brought against any other guarantor, any other party or any Guaranteed Party and whether or not any other guarantor, any other party or any Guaranteed Party be joined in any such action or actions.  Each Credit Party waives, in its capacity as a Guarantor, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by any Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Party.

13.05. Authorization.  To the fullest extent permitted under all law, each Credit Party authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Party Guarantee shall apply to the Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Guaranteed Party, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Guaranteed Party, other Credit Parties or other obligors;

(e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guaranteed Party to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Credit Party from its liabilities under this Credit Party Guarantee.

13.06. Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

13.07. Subordination.  Any indebtedness of any Guaranteed Party now or hereafter owing to any Credit Party is hereby subordinated to the Obligations of such Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default is then continuing, all such indebtedness of such Guaranteed Party to such Credit Party shall be collected, enforced and received by such Credit Party for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Obligations of such Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Party under the other provisions of this Credit Party Guarantee.  Without limiting the generality of the foregoing, each Credit Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Party Guarantee (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.

13.08. Waiver.

(a) Each Credit Party waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Guaranteed Party, any other guarantor or any other party, or against a Canadian Credit Party relating solely to the Credit Party Guarantee in a Canadian court, (ii) proceed against or exhaust any security held from any Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever.  For purposes of the law of the Province of Quebec, if applicable, each Credit Party waives, in its capacity as a Guarantor, the benefits of division and discussion.  Each Credit Party waives any defense (except as shall be required by applicable law and cannot be waived) based on or arising out of any defense of any Guaranteed Party, any other guarantor or any other party, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Guaranteed Party, any other guarantor or any other party, or the validity, legality or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Guaranteed Party other than payment of the Obligations to the extent of such payment.  The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent the Obligations have been paid.  Each Credit Party waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any Guaranteed Party or any other party or any security.

(b) Each Credit Party waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Party Guarantee, and notices of the existence, creation or incurring of new or additional Obligations.  Each Credit Party assumes all responsibility for being and keeping itself informed of each Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Credit Party assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise any Credit Party of information known to them regarding such circumstances or risks.

13.09. Maximum Liability.  It is the desire and intent of each Credit Party and the Guaranteed Creditors that this Credit Party Guarantee shall be enforced against such Credit Party to the fullest extent permissible under all law and public policies applied in each jurisdiction in which enforcement is sought.  If, however, and to the extent that, the obligations of any Credit Party under this Credit Party Guarantee shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable federal, state, provincial or foreign law relating to fraudulent conveyances or transfers), then the amount of such Credit Party's obligations under this Credit Party Guarantee shall be deemed to be reduced and such Credit Party shall pay the maximum amount of the Obligations which would be permissible under applicable law.

13.10. Payments.  All payments made by a Credit Party pursuant to this Section 13 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 2.06.

13.11. [Reserved].

13.12. Information.  Each Credit Party assumes all responsibility for being and keeping itself informed of each applicable Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Obligations and the nature, scope and extent of the risks that each Credit Party assumes and incurs under this guarantee, and agrees that no Guaranteed Creditor shall have any duty to advise any Credit Party of information known to it regarding those circumstances or risks.

13.13. Severability.  If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 13.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

13.14. Canadian Severability.  Notwithstanding any other provision contained herein or in any other Credit Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person's Obligations (and the Obligations of each other Canadian Credit Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

* * *

EXHIBIT B

Schedule 1.01D*

*Certain schedules and attachments referenced in the Restated Credit Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

EXHIBIT C

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Bank of America, N.A., as Administrative Agent
for the Lenders party to the Credit Agreement referred to below

Bank of America, N.A.

20975 Swenson Drive, Suite 200

Waukesha, WI 53186
Email: erin.cordes@bofa.com

Copy to: todd.wellentin@bofa.com

Attention:  [                ]

Ladies and Gentlemen:

The undersigned Relevant Borrower[s], refer[s] to the Second Amended and Restated Credit Agreement, dated as of December 31, 2020 (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among SunOpta Inc. (the "Company"), SunOpta Foods Inc., each of the other Borrowers and Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan Administrative Agent, and the other parties thereto. The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03 of the Credit Agreement:

 (i) The Business Day of the Proposed Borrowing is ________, ________.1

 (ii) The aggregate principal amount of the Proposed Borrowing is [C$] [$] [€] [£] [Fr.] __________.

 (iii) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [U.S. Base Rate Loans] [Term SOFR Loans] [Alternative Currency Term Rate Loans] [Alternative Currency Daily Rate Loans] [European Base Rate Loans] [B/A Equivalent Loans].2

_________________________________________

1 Shall be a Business Day and shall comply with the applicable advance notice requirement specified in Section 2.03 of the Credit Agreement.

2 Each Borrowing of Tranche A Revolving Loans, (x) if made to U.S. Borrowers, shall be made as U.S. Base Rate Loans, European Base Rate Loans, Term SOFR Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans or (y) if made to Canadian Borrowers, shall be made as B/A Equivalent Loans in Canadian Dollars. Each Delayed Draw Term Loan shall be made to the U.S. Parent Borrower only and shall be made as either (x) U.S. Base Rate Loans or (y) Term SOFR Loans.

 (iv) [The initial [Interest Period for the Proposed Borrowing is [one month] [three months] [six months]]3 [Contract Period for the Proposed Borrowing is [one month] [two months] [three months]]].4

 (v) The location and number of the account to which funds shall be disbursed is as follows:  [________________].

 (vi) The Loans are to be borrowed under the [Tranche A Subfacility under the Revolving Facility] [Delayed Draw Term Loan Facility].

 (vii) The Loans are to be borrowed in [Dollars] [Canadian Dollars]5  [Euros] [Sterling] [Swiss Francs].6

 (viii) [The Loans to be made pursuant to the Proposed Borrowing shall consist of a [Delayed Draw Equipment Tranche] [Delayed Draw Real Property Tranche].]7

 [(viii) (x) the [Delayed Draw Equipment Tranche Documentation] [Delayed Draw Real Property Tranche Documentation] is attached as Annex I to this Notice of Borrowing and (y) a calculation of the Delayed Draw Term Loan Advance Amount is attached as Annex II to this Notice of Borrowing.]8

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

_________________________________________

3 To be included for a Proposed Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans.

4 To be included for a Proposed Borrowing of B/A Equivalent Loans.

5 Subject to the Canadian Sublimit (i.e. C$10,000,000).

6 Borrowings under the Tranche A Subfacility under the Revolving Facility may be made in Dollars and any Alternative Currency. Borrowings under the Delayed Draw Term Loan Facility may be made in Dollars.

7 To be included for a Proposed Borrowing of Delayed Draw Term Loans only.

8 To be included with respect to a Proposed Borrowing under a Delayed Draw Equipment Tranche or a Delayed Draw Real Property Tranche only.

(A)  each of the representations and warranties made by any Credit Party contained in Section 7 of the Credit Agreement and the other Credit Documents will be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty), on and as of the date of the Proposed Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty);

(B)  no Default or Event of Default will exist at the time of, or result from, such Proposed Borrowing; [and]

[(C)  The Availability Conditions on the date of the Proposed Borrowing will be satisfied.]9

[(D) the Company is in compliance with Section 9.12(b) of the Credit Agreement.]10

[(E) [  ] is an Eligible Currency as of the date hereof].11

Very truly yours,

[SUNOPTA INC.

By: _______________________________________________
 Name:
 Title:]12

_________________________________________

9 To be included for a Proposed Borrowing of Revolving Loans only.

10 To be included solely with respect to the first Borrowing of Delayed Draw Term Loans.

11 To be included solely with respect to Credit Extensions denominated in an Alternative Currency (insert applicable Alternative Currency).

12 Use Relevant Borrower if not the Company.

EXHIBIT D

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Bank of America, N.A., as Administrative Agent
for the Lenders party to the Credit Agreement referred to below
Bank of America, N.A.

20975 Swenson Drive, Suite 200

Waukesha, WI 53186
Email: erin.cordes@bofa.com

Copy to: todd.wellentin@bofa.com

Attention:  [                    ]

Ladies and Gentlemen:

The undersigned Relevant Borrower[s], refer[s] to the Second Amended and Restated Credit Agreement, dated as of December 31, 2020 (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among SunOpta Inc. (the "Company"), SunOpta Foods Inc., each of the other Borrowers and Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan Administrative Agent, and the other parties thereto. The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that the undersigned hereby requests to [convert][continue] the Borrowing of Loans referred to below and sets forth below the information relating to such [conversion][continuation] (the "Proposed [Conversion][Continuation]") as required by Section 2.08 of the Credit Agreement:

 (i) The Proposed [Conversion][Continuation] relates to the Borrowing of Loans under the [Tranche A Subfacility under the Revolving Facility][Tranche B Subfacility under the Revolving Facility] [Delayed Draw Equipment Tranche][Delayed Draw Real Property Tranche] originally made on _____ __, 20__ (the "Outstanding Borrowing") in the principal amount of [C$] [$] [€] [£] [Fr.]________ and currently maintained as a Borrowing of [U.S. Base Rate Loans][Term SOFR Loans][Alternative Currency Term Rate Loans] with an Interest Period ending on___________ ___, 20_][Alternative Currency Daily Rate Loans][European Base Rate Loans][B/A Equivalent Loans with a Contract Period ending on __________, 20__].

 (ii) The effective date of the Proposed [Conversion][Continuation] is ____________.13

 (iii) The currency of the resulting Borrowing will be [Dollars][Canadian Dollars] [Euros] [Sterling] [Swiss Francs].14

 (iv) The Outstanding Borrowing shall be [continued/converted] into a Borrowing of [U.S. Base Rate Loans] [[Term SOFR Loans][Alternative Currency Term Rate Loans] with an Interest Period ending on___________ ___, ______][Alternative Currency Daily Rate Loans][European Base Rate Loans][B/A Equivalent Loans with a Contract Period ending __________, 20__].15

_________________________________________

13 Shall be a Business Day and shall comply with the applicable advance notice requirement specified in Section 2.08(b) of the Credit Agreement.

14 Borrowings under any Facility (other than Borrowings (i) under the Tranche B Subfacility under the Revolving Facility and the Delayed Draw Term Loan Facility, which may only be made in Dollars and (ii) made to the Canadian Borrowers under the Tranche A Subfacility of the Revolving Facility, which may only be made in Canadian Dollars) may be made in Dollars and any Alternative Currency.  No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

15 In the event that either (x) only a portion of the Outstanding Amount is to be so converted or continued or (y) the Outstanding Amount is to be divided into separate Borrowings with different Interest Periods or Contract Periods (as applicable), the applicable Borrower should make appropriate modifications to this clause to reflect same.

Very truly yours,

[SUNOPTA INC.

By: _______________________________________________
 Name:
 Title:]16

_________________________________________

16 Use Relevant Borrower if not the Company.

EXHIBIT E

EXHIBIT D

FORM OF BORROWING BASE CERTIFICATE

[__________], 20[  ]

Pursuant to Section 8.12(a) of the Second Amended and Restated Credit Agreement (as amended by the First Amendment dated April 15, 2021, the Second Amendment, dated as of July 2, 2021, the Third Amendment, dated as of [  ], 2022, and as may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement"), dated as of December 31, 2020, among SunOpta Inc. (the "Company"), SunOpta Foods Inc. (the "U.S. Parent Borrower"), each of the other Borrowers and Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan Administrative Agent, and the other parties thereto, the undersigned [Chief Financial Officer]17  of the Company hereby certifies, on behalf of the Company, and not in his personal capacity, that:

The Borrowing Base Certificate referred to in Section 8.12(a) of the Credit Agreement, which is attached hereto as Annex 118, is complete and correct in all material respects.

[signature on following page]

_________________________________________

17 May be any Responsible Officer other than any secretary or assistant secretary of the Company.

18 Annex 1 to reflect the Tranche A Borrowing Base and Tranche B Borrowing Base.

SUNOPTA INC.,
as the Company

By:  _____________________________
        Name:
        Title:

Annex 1

[See attached].